   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 1999.


                                                      REGISTRATION NO. 333-70253
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 2 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            WASTE CONNECTIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           4953                          94-3283464
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                       2260 DOUGLAS BOULEVARD, SUITE 280
                          ROSEVILLE, CALIFORNIA 95661
                                 (916) 772-2221
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             RONALD J. MITTELSTAEDT
                PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                            WASTE CONNECTIONS, INC.
                       2260 DOUGLAS BOULEVARD, SUITE 280
                          ROSEVILLE, CALIFORNIA 95661
                                 (916) 772-2221
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                        COPIES OF ALL COMMUNICATIONS TO:

            CAROLYN S. REISER, ESQ.                          STEPHEN A. RIDDICK, ESQ.
        SHARTSIS, FRIESE & GINSBURG LLP                       PIPER & MARBURY L.L.P.
         ONE MARITIME PLAZA, 18TH FLOOR                      36 SOUTH CHARLES STREET
                 (415) 421-6500                             BALTIMORE, MARYLAND 21201
        SAN FRANCISCO, CALIFORNIA 94111                           (410) 539-2530

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF               AMOUNT TO BE           AGGREGATE OFFERING            AMOUNT OF
    SECURITIES TO BE REGISTERED              REGISTERED                  PRICE              REGISTRATION FEE(1)
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value.......      3,737,500 shares            $66,807,812                $18,572.57
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE RELATED REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY APPLICABLE STATE SECURITIES COMMISSION BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                           SUBJECT TO COMPLETION

                                                                FEBRUARY 1, 1999


                                3,250,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

Waste Connections, Inc. is a regional, integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in secondary markets of the Western U.S. We are offering all of the 3,250,000 shares to be sold in this offering.


Our common stock is traded on the Nasdaq National Market under the symbol "WCNX." On January 28, 1999, the last reported sale price of our common stock on the Nasdaq National Market was $18.00 per share.


INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

                                                              PER SHARE     TOTAL
                                                              ---------    --------
Public offering price.......................................   $           $
Underwriting discounts......................................   $           $
Proceeds, before expenses, to Waste Connections.............   $           $

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We, and certain of our non-employee shareholders, have granted the underwriters an option to purchase an additional 487,500 shares at the public offering price, less underwriting discounts and commissions, to fulfill over-allotments that occur during the offering process. We will not receive any of the proceeds from the sale of shares by these shareholders.

                            ------------------------

The underwriters are severally underwriting the shares being offered. The underwriters expect to deliver the shares of common stock against payment in
Baltimore, Maryland on             , 1999.

BT ALEX. BROWN
                         CIBC OPPENHEIMER
                                                        FIRST ANALYSIS
                                               SECURITIES CORPORATION

                      PROSPECTUS DATED             , 1999.

This prospectus contains registered service marks, trademarks and trade names of the Company, including the Waste Connections, Inc. name and logo.

                               PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise specified, all references to "Waste Connections" or the "Company" mean Waste Connections, Inc. and our subsidiaries, and all references to "solid waste" mean non-hazardous solid waste.

                               WASTE CONNECTIONS


     Waste Connections is a regional, integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in secondary markets of the Western U.S. We currently own and operate 32 collection operations, eight transfer stations and two Subtitle D landfills and operate an additional seven transfer stations, one Subtitle D landfill and seven recycling facilities. As of January 29, 1999, we served more than 300,000 commercial, industrial and residential customers in ten states: California, Idaho, Kansas, Nebraska, Oklahoma, Oregon, South Dakota, Utah, Washington, and Wyoming. More than 75% of our pro forma revenues for the nine months ended September 30, 1998 were derived from exclusive arrangements.


     Waste Connections was formed in September 1997 to build a leading solid waste services company in the secondary markets of the Western U.S. We have targeted these markets because we believe that: (1) a large number of independent solid waste services companies suitable for acquisition by us are located in these markets; (2) there is less competition in these markets from large, well-capitalized solid waste services companies; and (3) these markets have strong projected economic and population growth rates. In addition, our senior management team has extensive experience in acquiring, integrating and operating solid waste services businesses in the Western U.S.

     We have developed a two-pronged strategy tailored to the competitive and regulatory factors that affect our markets. In the markets where waste collection services are performed under exclusive arrangements, we generally focus on controlling the solid waste stream by providing collection services under such arrangements. In markets where we believe that competitive and regulatory factors make owning landfills advantageous, we generally focus on providing integrated services, from collection through disposal of solid waste in landfills that we own or operate.


     Acquisitions have been and will continue to be a principal component of our growth strategy. From our initial public offering in May 1998 to January 29, 1999, we acquired 39 solid waste services businesses, including 24 collection operations, two Subtitle D landfills, 12 transfer stations and six recycling facilities. These acquisitions took Waste Connections into seven new markets in five additional states: Kansas, Nebraska, Oklahoma, Oregon and Utah. Generating internal growth and securing additional exclusive arrangements are also important components of our growth strategy.


     Waste Connections' executive offices are located at 2260 Douglas Boulevard, Suite 280, Roseville, California 95661. Our telephone number is (916) 772-2221.

                                 RECENT MERGERS

     On January 19, 1999, four wholly owned subsidiaries of Waste Connections merged into Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc. and Tacoma Recycling Company, Inc. (together, the "Murrey Companies"), and the Murrey Companies became wholly owned subsidiaries of Waste Connections. The Murrey Companies had revenues for the nine months ended September 30, 1998 of approximately $24.5 million, of which more than 75% were derived from services provided under exclusive arrangements. The Murrey Companies, which provide solid waste services to more than 65,000 customers in the Seattle-Tacoma, Washington area, own and operate five collection operations and one transfer station and operate two transfer stations and two recycling facilities. The aggregate consideration paid by Waste Connections to the shareholders of the Murrey Companies was 2,888,880 shares of common stock. The mergers were accounted for as poolings-of-interests.

     On January 8, 1999, a wholly owned subsidiary of Waste Connections merged into Roche & Sons, Inc. As a result of this merger, Roche & Sons, Inc. became a wholly owned subsidiary of Waste Connections that provides solid waste services to approximately 6,000 customers in central Utah.

                                  THE OFFERING

     The following information, and similar information throughout this prospectus relating to shares to be outstanding after this offering, assumes that the underwriters do not exercise the option granted by us and certain of our shareholders to purchase up to 487,500 additional shares. See "Plan of Distribution."


Common stock offered by Waste Connections....  3,250,000 shares
Common stock to be outstanding after this
  offering...................................  16,058,934 shares(1)
Use of proceeds..............................  Reduction of existing indebtedness and for general corporate purposes, including
                                               possible acquisitions and capital
                                               expenditures.
Nasdaq National Market symbol................  WCNX


---------------

(1) Excludes 2,678,749 shares of common stock issuable upon the exercise of warrants and options outstanding as of January 29, 1999, at a weighted average exercise price of $7.42 per share. See "Management -- Stock Option Plan," "Certain Transactions" and Note 9 of Notes to Waste Connections' Financial Statements included elsewhere in this prospectus.

                            WASTE CONNECTIONS, INC.

           SUMMARY HISTORICAL, SUPPLEMENTAL, AND PRO FORMA FINANCIAL
                               AND OPERATING DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                              NINE MONTHS ENDED
                                     PERIOD FROM          YEAR ENDED          SEPTEMBER 30, 1998
                                      INCEPTION        DECEMBER 31, 1997   ------------------------
                                 (SEPTEMBER 9, 1997)       PRO FORMA                     PRO FORMA
                                       THROUGH             COMBINED                     COMBINED AS
                                  DECEMBER 31, 1997     AS ADJUSTED(1)       ACTUAL     ADJUSTED(1)
                                 -------------------   -----------------   ----------   -----------
HISTORICAL STATEMENT OF
OPERATIONS DATA:
  Revenues.....................      $    6,237           $   90,221       $   35,336   $    75,551
  Cost of operations...........           4,703               67,694           24,007        53,855
  Selling, general and
     administrative............             619                9,735            3,518         7,415
  Depreciation and
     amortization..............             354                5,710            2,693         5,678
  Other operating expense(2)...           4,888                4,888              561           561
                                     ----------           ----------       ----------   -----------
  Income (loss) from
     operations................          (4,327)               2,194            4,557         8,042
  Other expense................          (1,071)              (2,030)          (1,427)       (1,373)
                                     ----------           ----------       ----------   -----------
  Income (loss) before income
     taxes.....................          (5,398)                 164            3,130         6,669
  Income tax (provision)
     benefit...................             332               (1,753)          (1,513)       (2,800)
  Extraordinary item(3)........              --                   --             (815)         (815)
                                     ----------           ----------       ----------   -----------
  Net income (loss)............      $   (5,066)          $   (1,589)      $      802   $     3,054
                                     ==========           ==========       ==========   ===========
  Redeemable convertible
     preferred stock
     accretion.................            (531)                (531)            (917)         (917)
                                     ----------           ----------       ----------   -----------
  Net income (loss) applicable
     to common stockholders....      $   (5,597)          $   (2,120)      $     (115)  $     2,137
                                     ==========           ==========       ==========   ===========
  Diluted net income (loss) per
     share(4)..................      $    (2.99)          $    (0.24)      $    (0.02)  $      0.21
                                     ==========           ==========       ==========   ===========
  Shares used in calculating
     diluted net income (loss)
     per share.................       1,872,567            8,839,186        7,438,658    13,793,066
                                     ==========           ==========       ==========   ===========

                                                                SEPTEMBER 30, 1998
                                                     -----------------------------------------
                                                                                  PRO FORMA
                                     DECEMBER 31,                 PRO FORMA      COMBINED AS
                                         1997         ACTUAL     COMBINED(5)    ADJUSTED(5)(6)
                                     ------------    --------    -----------    --------------
HISTORICAL BALANCE SHEET DATA:
  Cash and equivalents.............    $    820      $  1,090     $  1,781         $  1,781
  Working capital (deficit)........         836        (1,482)     (10,922)         (10,922)
  Property and equipment, net......       4,185        18,438       42,494           42,494
  Total assets.....................      18,880       114,495      151,048          151,048
  Long-term debt(7)................       6,762        40,404       59,897            5,568
  Redeemable convertible preferred
     stock.........................       7,523            --           --               --
  Total stockholders' equity
     (deficit).....................        (551)       59,822       61,397          115,726

                        (See footnotes on Pages 7 and 8)

                                                                                    NINE MONTHS
                                                                YEAR ENDED             ENDED
                                                             DECEMBER 31, 1997   SEPTEMBER 30, 1998
                                                             -----------------   ------------------
SUPPLEMENTAL STATEMENT OF OPERATIONS DATA(8):
  Revenues.................................................     $   35,111          $    59,868
  Cost of operations.......................................         27,836               43,344
  Selling, general and administrative......................          2,942                5,388
  Depreciation and amortization............................          1,725                4,333
  Other operating expense(2)...............................          4,888                  561
                                                                ----------          -----------
  Income (loss) from operations............................         (2,280)               6,242
  Other expense............................................         (1,168)              (1,947)
                                                                ----------          -----------
  Income (loss) before income taxes........................         (3,448)               4,295
  Income tax provision.....................................           (302)              (1,927)
  Extraordinary item(3)....................................             --                 (815)
                                                                ----------          -----------
  Net income (loss)........................................     $   (3,750)         $     1,553
                                                                ==========          ===========
  Redeemable convertible preferred stock accretion.........           (531)                (917)
                                                                ----------          -----------
  Net income (loss) applicable to common stockholders......     $   (4,281)         $       636
                                                                ==========          ===========
  Diluted net income (loss) per share......................     $    (0.90)         $      0.06
                                                                ==========          ===========
  Shares used in calculating diluted net income (loss) per
     share.................................................      4,761,447           10,327,538
                                                                ==========          ===========

                                                            DECEMBER 31, 1997   SEPTEMBER 30, 1998
                                                            -----------------   ------------------
SUPPLEMENTAL BALANCE SHEET DATA(8):
  Cash and equivalents.....................................      $   946             $  1,495
  Working capital (deficit)................................       (2,820)              (4,831)
  Property and equipment, net..............................       19,004               32,809
  Total assets.............................................       38,576              134,403
  Long-term debt(7)........................................       11,669               44,451
  Redeemable convertible preferred stock...................        7,523                   --
  Total stockholders' equity (deficit).....................        6,940               67,900

---------------
(1) Assumes Waste Connections' acquisitions of Arrow Sanitary Service, Inc. ("Arrow"), B&B Sanitation, Inc., Red Carpet Landfill, Inc., and Darlin Equipment, Inc. (together with B&B Sanitation, Inc. and Red Carpet Landfill, Inc., "B&B"), J&J Sanitation, Inc. and Big Red Roll Off, Inc. (together with J&J Sanitation, Inc. "J&J"), Contractor's Waste Removal, L.C. ("Contractors"), Curry Transfer & Recycling, Inc. ("Curry"), Amador Disposal Service, Inc./Mother Lode Sani-Hut, Inc. ("Amador"), Butler County Landfill, Inc./Kobus Construction, Inc. ("Butler"), Shrader Refuse and Recycling Service Company ("Shrader"), Madera Disposal Systems, Inc. ("Madera") and Waste Connections' predecessors and the mergers with the Murrey Companies (accounted for as poolings-of-interests) occurred as of January 1, 1997, adjusted to reflect the sale of the common stock offered hereby at an assumed public offering price of $18.00 per share and the application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Unaudited Pro Forma Financial Statements" included elsewhere herein.

(2) Other operating expense consists of start-up and integration costs and stock compensation charges.

(3) Extraordinary item represents the expense from early extinguishment of debt, net of income tax effects. See Note 12 of Waste Connections' historical financial statements included elsewhere herein.

(4) The pro forma combined as adjusted per share calculation for the nine months ended September 30, 1998 is before extraordinary item.

(5) Assumes the acquisitions of Amador and Butler occurred on September 30, 1998 and the mergers with the Murrey Companies are accounted for as poolings-of-interests. See "Unaudited Pro Forma Financial Statements" included elsewhere herein.

(6) Adjusted to reflect the sale of the common stock offered by Waste Connections through this prospectus at an assumed public offering price of $18.00 per share and the application of the estimated net proceeds of this offering as described in "Use of Proceeds."

(7) Excludes redeemable convertible preferred stock which converted into common stock upon our May 1998 initial public offering.

(8) Supplemental financial data gives retroactive effect to the business combination with the Murrey Companies which occurred on January 19, 1999. Generally accepted accounting principles prohibit giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. The supplemental financial data does not extend through the date of consummation; however, such information will be included in the historical consolidated financial statements of Waste Connections after financial statements covering the date of consummation of the business combination are issued.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

     If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. Discussions containing such forward-looking statements are found in the material set forth under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in the prospectus generally. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

     Limited Operating History; Integration of Acquisitions. Waste Connections was formed in September 1997 and commenced operations on October 1, 1997. Accordingly, we have only a limited operating history on which you may evaluate our business and prospects. You should consider the disclosures about Waste Connections in this prospectus in light of the risks, expenses and difficulties that companies frequently encounter in their early stages of development. Our recently assembled senior management team may not be able to manage Waste Connections successfully or to implement our operating and growth strategies.

     Our growth and future financial performance depend significantly on our ability to integrate acquired businesses into our organization and operations. Part of our strategy is to achieve economies of scale and operating efficiencies by growing through acquisitions. We may not achieve these goals unless we effectively combine the operations of acquired businesses with our existing operations. Our senior management team may not be able to integrate our completed and future acquisitions. Any difficulties Waste Connections encounters in the integration process could materially and adversely affect our business and financial results.

     Growth Strategy Implementation; Ability to Manage Growth. Our growth strategy includes expanding through acquisitions, acquiring additional exclusive arrangements and generating internal growth. Whether we can execute our growth strategy depends on several factors, including the success of existing and emerging competition, the availability of acquisition candidates, our ability to maintain profit margins in the face of competitive pressures, our ability to continue to recruit, train and retain qualified employees, the strength of demand for our services and the availability of capital to support our growth.


     From inception through January 29, 1999, we acquired 49 solid waste services related businesses. Waste Connections may grow rapidly at times, which could significantly strain our management, operational, financial and other resources. To maintain and manage our growth, we will need to expand our management information systems capabilities and our operational and financial systems and controls. We will also need to attract, train, motivate, retain and manage additional senior managers, technical professionals and other employees. Failure to do any of these things would materially and adversely affect our business and financial results.


     Availability of Acquisition Candidates. Although we have identified numerous acquisition candidates that we believe are suitable, we may not be able to acquire them at prices or on terms and conditions favorable to us. As a result, our growth would be limited.

     We compete for acquisition candidates with other entities, some of which have greater financial resources than Waste Connections. Increased competition for acquisition candidates may make fewer acquisition opportunities available to us, and may cause us to make acquisitions on less attractive terms, such as higher purchase prices. Acquisition costs may increase to levels beyond our financial capability or that would adversely affect our operating results and financial condition. Our ongoing ability to make acquisitions will depend in part on the relative attractiveness of our common stock as consideration for potential acquisition candidates. This attractiveness may depend largely on the relative market price and capital appreciation prospects of our common stock compared to the stock of our competitors. If the market price of our common stock were to decline materially over a prolonged period of time, it may be difficult to make acquisitions on attractive terms.

     Highly Competitive Industry. Our industry is highly competitive and fragmented and requires substantial labor and capital resources. Some of the markets in which we compete or will likely compete are served by one or more large, national solid waste companies, as well as by numerous regional and local solid waste companies of varying sizes and resources, some of which have accumulated substantial goodwill in their markets. We also compete with counties, municipalities and solid waste districts that maintain their own waste collection and disposal operations. These operators may have financial advantages over Waste Connections because of their access to user fees and similar charges, tax revenues and tax-exempt financing. Some of our competitors may also be better capitalized, have greater name recognition or be able to provide services at a lower cost than Waste Connections. Our inability to compete with governmental service providers and larger and better capitalized companies could materially and adversely affect our business and financial results.

     We derive a substantial portion of our revenue from services provided under exclusive municipal contracts, franchise agreements and governmental certificates. Many of these will be subject to competitive bidding at some time in the future. We also intend to bid on additional municipal contracts and franchise agreements. However, we may not be the successful bidder. In addition, some of our customers may terminate their contracts with us before the end of the contract term. Municipalities in Washington may by law annex unincorporated territory, which would remove such territory from the area covered by governmental certificates issued to us by the Washington Utilities and Transportation Commission (the "WUTC"). Such annexation would reduce the areas covered by our governmental certificates and subject more of our Washington operations to competitive bidding in the future. Moreover, legislative action could amend or repeal the laws governing governmental certificates, which could materially and adversely affect Waste Connections. If we were not able to replace revenues from contracts lost through competitive bidding or early termination or the renegotiation of existing contracts with other revenues within a reasonable time period, the lost revenues could materially and adversely affect our business and financial results.

     We face intense competition not only to provide services to customers but also to acquire other businesses within each market. Other companies have adopted or will probably adopt our strategy of acquiring and consolidating regional and local businesses. We expect that increased consolidation in the solid waste services industry will increase competitive pressures.

     Potential Inability to Finance Future Growth. We expect to finance future acquisitions through cash from operations, borrowings under our credit facility, issuing equity or debt securities and/or seller financing. If acquisition candidates are unwilling to accept, or we are unwilling to issue, shares of our common stock as part of the consideration for such acquisitions or if our common stock does not maintain a sufficient market value, we may have to use more of our cash or borrowings under our credit facility to fund acquisitions. Using cash for acquisitions limits our financial flexibility and makes us more likely to seek additional capital through future debt or equity financings. If available cash from operations and borrowings under the credit facility are not sufficient to fund acquisitions, we will need additional equity and/or debt financing. If we seek more debt, we may have to agree to financial covenants that limit our operational and financial flexibility. If we seek more equity, we may dilute the ownership interests of our then-existing stockholders. We will also need to make substantial capital expenditures to develop or acquire new landfills, transfer stations and other facilities and to maintain such properties. We may not have enough capital or be able to raise enough additional capital on satisfactory terms to meet our capital requirements.

     Our credit facility requires us to obtain the consent of the lending banks before acquiring any other business for more than $10 million in cash (including all liabilities assumed). If we are not able to obtain such consent, we may not be able to complete certain acquisitions, which could inhibit our growth. Our credit facility also contains financial covenants based on our current and projected financial condition after completing an acquisition. If we cannot satisfy these financial covenants on a pro forma basis after completing an acquisition, we would not be able to complete the acquisition without a waiver from our lending banks. Whether or not a waiver is needed, if the results of our future operations differ materially from what we expect, we may no longer be able to comply with the covenants in the credit facility. Our failure to comply with such covenants may result in a default under the credit facility, which would allow our lending banks to accelerate the date for repayment of debt incurred under the credit facility and materially and adversely affect our business and financial results.

     Dependence on Management. Waste Connections depends significantly on the services of the members of our senior management team. The departure of any of those persons might materially and adversely affect our business and financial results. We currently maintain "key man" life insurance for Ronald J. Mittelstaedt, the President, Chief Executive Officer and Chairman, in the amount of $3 million. Key members of our management have entered into employment agreements with Waste Connections with terms ranging from three to five years. We may not be able to enforce these agreements.

     Geographic Concentration. We operate in ten states: California, Idaho, Kansas, Nebraska, Oklahoma, Oregon, South Dakota, Utah, Washington and Wyoming. We expect to focus our operations on the Western U.S. for at least the foreseeable future. We estimate that more than 50% of our pro forma revenues for the nine months ended September 30, 1998 were derived from services provided in Washington. Our mergers with the Murrey Companies increased our geographic concentration in Washington. Therefore, our business and financial results would be harmed by downturns in the general economy of the Western U.S., particularly in Washington, and other factors affecting the region, such as state regulations affecting the solid waste services industry and severe weather conditions. In addition, the costs and time involved in permitting, and the scarcity of, available landfills in the Western U.S. could make it difficult for us to expand vertically in those markets. We may not complete enough acquisitions in other markets to lessen our geographic concentration.

     Seasonality of Business. Based on historic trends experienced by the businesses we have acquired, we expect our operating results to vary seasonally, with revenues typically lowest in the first quarter, higher in the second and third quarters, and lower in the fourth quarter than in the second and third quarters. This seasonality reflects the lower volume of solid waste generated during the late fall, winter and early spring months because of decreased construction and demolition activities during the winter months in the Western U.S. In addition, some of our operating costs should be generally higher in the winter months because adverse winter weather conditions slow waste collection activities, resulting in higher labor and operational costs, and greater precipitation increases the weight of collected waste, resulting in higher disposal costs, which are calculated on a per ton basis. Because we expect most of our operating expenses to remain fairly constant throughout the year, we expect operating income to be generally lower in the winter months. Our business and financial results may be materially and adversely affected by future seasonal and quarterly fluctuations.

     Government Regulation. Waste Connections is subject to extensive and evolving environmental laws and regulations. These have been enforced more and more stringently in recent years because of greater public interest in protecting the environment. These laws and regulations impose substantial costs on Waste Connections and affect our business in many ways, including as set forth below. In addition, federal, state and local governments may change the rights they grant to and the restrictions they impose on solid waste services companies, and such changes could have a material adverse effect on Waste Connections.

     To own and operate landfills, we must obtain and maintain licenses or permits and zoning, environmental and/or other land use approvals. These licenses or permits and approvals are difficult and time-consuming to obtain and renew, and elected officials and citizens' groups frequently oppose them. We may not be able to obtain and maintain the permits and approvals we need to own or operate landfills (including increasing their capacity), and failure to do so could materially and adversely affect our business and financial condition.

     Extensive regulations govern the design, operation and closure of landfills. These regulations include the regulations ("Subtitle D Regulations") that establish minimum federal requirements adopted by the U.S. Environmental Protection Agency (the "EPA") in October 1991 under Subtitle D of the Resource Conservation and Recovery Act of 1976 ("RCRA"). If Waste Connections fails to comply with these regulations, we could be required to undertake investigatory or remedial activities, curtail operations or close a landfill temporarily or permanently. Future changes to these regulations may require us to modify, supplement or replace equipment or facilities at substantial costs. If regulatory agencies fail to enforce these regulations vigorously or consistently, our competitors whose facilities do not comply with the Subtitle D Regulations or their state counterparts may obtain an advantage over us. Our financial obligations arising from any failure to comply with these regulations could materially and adversely affect our business and financial results.

     Companies in the solid waste services business are frequently subject in the normal course of business to judicial and administrative proceedings involving federal, state or local agencies or citizens' groups. Governmental agencies may impose fines or penalties on us. They may also attempt to revoke or deny renewal of our operating permits, franchises or licenses for violations or alleged violations of environmental laws or regulations, or to require us to remediate potential environmental problems relating to waste that we or our predecessors collected, transported, disposed of or stored. Individuals or community groups might also bring actions against us in connection with our operations. Any adverse outcome in these proceedings could have a material adverse effect on our business and financial results and create adverse publicity about Waste Connections.

     Potential Environmental Liability. Waste Connections is liable for any environmental damage that our solid waste facilities cause, including damage to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, and especially drinking water. We may be liable for damage resulting from conditions existing before we acquired these facilities. We may also be liable for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal that we or our predecessors arranged. Any substantial liability for environmental damage could materially and adversely affect our business and financial results.

     Each business that we acquire or have acquired may have liabilities that we fail or are unable to discover, including liabilities that arise from prior owners' failure to comply with environmental laws. As a successor owner, we may be legally responsible for these liabilities. Even if we obtain legally enforceable representations, warranties and indemnities from the sellers of such businesses, they may not cover fully the liabilities. Some environmental liabilities, even if we do not expressly assume them, may be imposed on Waste Connections under various legal theories. Our insurance program does not cover liabilities associated with any environmental cleanup or remediation of our own sites. A successful uninsured claim against Waste Connections could materially and adversely affect our business and financial results.

     Limitations on Landfill Permitting and Expansion. We currently own and operate two landfills and operate another landfill. Our ability to meet our growth objectives may depend in part on our ability to acquire, lease and expand landfills and develop new landfill sites. We may not be able to obtain new landfill sites or expand the permitted capacity of our landfills when necessary.

     In some areas in which we operate, suitable land for new sites or expansion of existing landfill sites may be unavailable. Operating permits for landfills in states where we operate must generally be renewed at least every five years. It has become increasingly difficult and expensive to obtain required permits and approvals to build, operate and expand solid waste management facilities, including landfills and transfer stations. The process often takes several years, requires numerous hearings and compliance with zoning, environmental and other requirements and is resisted by citizen, public interest or other groups. We may not be able to obtain or maintain the permits we require to expand, and such permits may contain burdensome terms and conditions. Even when granted, final permits to expand are often not approved until the remaining permitted disposal capacity of a landfill is very low. Local laws and ordinances also may affect our ability to obtain permits to expand landfills. If we were to exhaust our permitted capacity at a landfill, our ability to expand internally would be limited, and we could be required to cap and close that landfill and forced to dispose of collected waste at more distant landfills or at landfills operated by our competitors. The resulting increased costs would materially and adversely affect our business and financial results.

     Alternatives to Landfill Disposal; Waste Reduction Programs. Some areas in which we operate offer alternatives to landfill disposal, such as recycling, composting and incineration. In addition, state and local authorities increasingly require recycling and waste reduction at the source and prohibit the disposal of certain types of wastes, such as yard wastes, at landfills. These developments may reduce the volume of waste in certain areas. For example, California and several other states in which we operate have adopted plans that set goals for percentages of certain solid waste items to be recycled. These plans are being phased in over the next several years. Increased use of alternatives to landfill disposal may materially and adversely affect our business and financial results.

     Potential Inadequacy of Accruals for Closure and Post-Closure Costs. We may be required to pay closure and post-closure costs of landfills and any disposal facilities that we own or operate. We accrue for future closure and post-closure costs of our owned landfills (generally for a term of 30 years after final closure of a landfill), based on engineering estimates of consumption of permitted landfill airspace over the useful life of any such landfill. Our obligations to pay closure or post-closure costs may exceed the amount we accrued and reserved and other amounts available from funds or reserves established to pay such costs. This could materially and adversely affect our business and financial results.

     Charges Related to Capitalized Expenditures. In accordance with generally accepted accounting principles, we capitalize some expenditures and advances relating to acquisitions, pending acquisitions and landfill development projects. We expense indirect acquisition costs such as executive salaries, general corporate overhead, public affairs and other corporate services as we incur those costs. We charge against earnings any unamortized capitalized expenditures and advances (net of any portion thereof that we estimate we will recover, through sale or otherwise) that relate to any operation that is permanently shut down, any pending acquisition that is not consummated and any landfill development project that we do not expect to complete. Therefore, Waste Connections may incur charges against earnings in future periods, which could materially and adversely affect our business and financial results.

     Potential Inability to Obtain Performance or Surety Bonds, Letters of Credit or Insurance. Municipal solid waste services contracts and landfill closure obligations may require Waste Connections to obtain performance or surety bonds, letters of credit, or other means of financial assurance to secure our performance. Some of our existing solid waste collection and recycling contracts require us to obtain performance bonds, which we have obtained. In the future, if we are not able to obtain performance or surety bonds or letters of credit in sufficient amounts or at acceptable rates, we may not be able to enter into additional municipal solid waste services contracts or obtain or retain landfill operating permits. Any future difficulty we encounter in obtaining insurance could also make it more difficult for us to secure future contracts conditioned on our having adequate insurance coverage. Our failure to obtain means of financial assurance or adequate insurance coverage could materially and adversely affect our business and financial results.

     Commodity Risk On Resale of Recyclables. We provide recycling services to some of our customers. The sale prices of and demand for recyclable waste products, particularly wastepaper, are frequently volatile and may affect our operating results.

     Potential Anti-Takeover Effect of Certain Charter and By-Law Provisions and Delaware Law. Certain provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, and in the Delaware General Corporation Law may deter tender offers and hostile takeovers and delay or prevent changes in control or management of Waste Connections, including transactions in which stockholders might be paid more than current market prices for their shares. These provisions may also limit stockholders' ability to approve transactions that they believe are in their best interests.

     Immediate and Substantial Dilution. Purchasers of shares in this offering will incur immediate and substantial dilution of $16.33 per share in the net tangible book value per share of the common stock from the public offering price upon the closing of this offering. Investors will experience additional dilution when we issue common stock upon the exercise of outstanding stock options and warrants or as consideration for acquisitions. We have registered 6,644,165 additional shares of common stock since our May 1998 initial public offering to be issued from time to time in connection with future acquisitions, and have issued 3,768,207 of those shares as of the date of this prospectus. We may also make additional primary public offerings of our common stock in the future. If we issue shares of common stock in connection with future acquisitions or primary offerings, purchasers of shares of common stock in this offering may experience additional dilution.

     No Dividends. We do not intend to pay cash dividends on the common stock. In addition, our credit facility prohibits us from paying cash dividends without the consent of our lenders.

     Impact of the Year 2000. We will need to modify or replace portions of our software so that our computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and afterwards. We expect to complete those modifications and upgrades during 1999 at a total cost of approximately $100,000. We have spent part of our Year 2000 budget on replacing our billing systems in Maltby and Vancouver, Washington. Because our operations rely primarily on mechanical systems such as trucks to collect solid waste, we do not expect our operations to be significantly affected by Year 2000 issues. Our customers may need to make Year 2000 modifications to software and hardware that they use to generate records, bills and payments relating to Waste Connections. We do not rely on vendors on a routine basis except for providers of disposal services. We take waste to a site and are normally billed based on tonnage disposed. We believe that if our disposal vendors encounter Year 2000 problems, they will convert to manual billing based on scale recordings until they resolve those issues.

     In assessing our exposure to Year 2000 issues, we believe our biggest challenges lie in the following areas: Year 2000 issues at our banks, large (typically municipal) customers and acquired businesses between the time we acquire them and the time we implement our own systems. We are obtaining Year 2000 compliance certifications from our vendors, banks and customers. If Waste Connections and our vendors, banks and customers do not complete required Year 2000 modifications on time, the Year 2000 issue could materially affect our operations. We believe, however, that in the most reasonably likely worst case, the effects of Year 2000 issues on our operations would be brief and small relative to our overall operations. We have not made a contingency plan to minimize operational problems if Waste Connections and our vendors, banks and customers do not timely complete all required Year 2000 modifications.

                                USE OF PROCEEDS

     We estimate that we will receive net proceeds from the sale of the 3,250,000 shares of common stock offered through this prospectus (after deducting underwriting discounts and commissions and estimated offering expenses) of $54.3 million ($61.8 million if the underwriters exercise their over-allotment option), assuming a public offering price of $18.00 per share.


     We intend to use the net proceeds to reduce outstanding indebtedness under our credit facility with BankBoston, N.A. Approximately $57.3 million was outstanding under that facility as of December 31, 1998. Our credit facility provides for borrowing capacity of up to $125 million, presently bears interest based on either an adjusted prime rate or the Eurodollar rate plus applicable margin (the applicable rate was 7.1% as of the date of this prospectus) and will mature in 2003. We obtained the credit facility primarily to fund acquisitions and to refinance debt. The terms of the credit facility permit us to draw on it as needed for future acquisitions and capital expenditures (subject to certain restrictions) and general corporate purposes.


     We will use the balance of the estimated net proceeds, if any, for acquisitions, capital expenditures and working capital. We intend to invest unused net proceeds in short-term, interest-bearing securities until we apply them to these specific purposes. We continually evaluate potential acquisition candidates and intend to continue to pursue acquisition opportunities.

                          PRICE RANGE OF COMMON STOCK

     Our common stock has traded on the Nasdaq National Market under the symbol "WCNX" since our initial public offering on May 22, 1998. The following table shows the high and low sale prices for the common stock as reported by the Nasdaq National Market for the periods indicated.


                                                               HIGH      LOW
                                                              ------    ------
1998
Second Quarter (from May 22, 1998)..........................  $20.75    $13.75
Third Quarter...............................................   23.38     17.75
Fourth Quarter..............................................   21.13     15.88

1999
First Quarter (through January 28, 1999)....................  $19.00    $16.75



     On January 28, 1999, the last sale price of the common stock as reported by the Nasdaq National Market was $18.00 per share. On that date, there were 114 record holders of Waste Connections common stock.


                                DIVIDEND POLICY

     We have never paid cash dividends on our common stock. We do not currently anticipate paying any cash dividends on the common stock. We intend to retain all earnings to fund the operation and expansion of our business. In addition, our existing credit facility restricts the payment of cash dividends.

                                 CAPITALIZATION

     The following table sets forth, as of September 30, 1998, (1) the long-term debt and capitalization of Waste Connections on an historical basis, (2) the pro forma combined long-term debt and capitalization of Waste Connections after giving effect to certain of the Company's acquisitions accounted for as purchases and the mergers with the Murrey Companies accounted for as poolings-of-interests, and (3) the pro forma combined as adjusted long-term debt and capitalization of Waste Connections after giving effect to certain of the Company's acquisitions accounted for as purchases and the mergers with the Murrey Companies accounted for as poolings-of-interests, as adjusted to give effect to our sale of the 3,250,000 shares offered hereby, at an assumed public offering price of $18.00 per share (after deducting underwriting discounts and commissions and estimated offering expenses) and after the application of the estimated net offering proceeds as described under "Use of Proceeds." This table should be read in conjunction with our Financial Statements and Notes thereto and the Unaudited Pro Forma Financial Statements and Notes thereto, which are included elsewhere in this prospectus.

                                                         SEPTEMBER 30, 1998
                                               ---------------------------------------
                                                           (IN THOUSANDS)
                                                                          PRO FORMA
                                                           PRO FORMA       COMBINED
                                                ACTUAL     COMBINED     AS ADJUSTED(1)
                                               --------    ---------    --------------
Long-term debt, net..........................  $ 40,404    $ 59,897        $  5,568
Stockholder's equity:
  Preferred stock, $.01 par value, 10,000,000
     shares authorized; no shares issued and
     outstanding.............................        --          --              --
  Common stock, $.01 par value, 50,000,000
     shares authorized; 9,204,632 shares
     issued and outstanding actual;
     12,093,512 shares issued and outstanding
     pro forma combined; 15,343,512 shares
     issued and outstanding pro forma
     combined as adjusted(2).................        92         121             154
Additional paid-in capital...................    65,944      66,415         120,711
Deferred stock compensation(3)...............      (499)       (499)           (499)
Accumulated deficit..........................    (5,715)     (4,640)         (4,640)
                                               --------    --------        --------
Total stockholders' equity...................    59,822      61,397         115,726
                                               --------    --------        --------
          Total capitalization...............  $100,226    $121,294        $121,294
                                               ========    ========        ========

---------------
(1) A portion of the estimated net proceeds from this offering will be used to reduce our then outstanding indebtedness.

(2) Excludes 2,496,662 shares issuable on the exercise of options and warrants outstanding at September 30, 1998, at a weighted average exercise price of $4.90 per share. See "Management -- 1997 Stock Option Plan," "Certain Transactions" and Note 9 of Notes to Financial Statements included elsewhere herein.

(3) Deferred stock compensation relates to stock options granted to employees with exercise prices below the estimated fair value of the stock on the date of grant. Deferred stock compensation is being amortized to stock compensation expense over the vesting periods of the respective stock options. See Notes 1 and 9 of Notes to Financial Statements included elsewhere herein.

                                    DILUTION

     The pro forma combined negative net tangible book value of our common stock as of September 30, 1998 was $(28.7) million, or $(2.37) per share. Pro forma combined negative net tangible book value per share represents the amount of our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of September 30, 1998, after giving effect to certain of the Company's acquisitions accounted for as purchases and the mergers with the Murrey Companies (accounted for as poolings-of-interests).

     After giving effect to our sale of 3,250,000 shares in this offering at an assumed public offering price of $18.00 (and after deducting underwriting discounts and commissions and estimated offering expenses), our pro forma combined net tangible book value as of September 30, 1998 would have been approximately $25.6 million, or $1.67 per share of common stock. This represents an immediate increase in pro forma combined net tangible book value of approximately $4.04 per share to existing stockholders and an immediate dilution of pro forma combined net tangible book value of approximately $16.33 per share to new investors purchasing common stock in this offering, as illustrated in the following table:

Assumed public offering price per share.....................           $18.00
  Pro forma combined negative net tangible book value per
     share prior to this offering...........................  $(2.37)
  Increase in pro forma combined net tangible book value per
     share attributable to new investors....................    4.04
                                                              ------
Pro forma combined net tangible book value per share after
  this offering.............................................             1.67
                                                                       ------
Dilution in pro forma combined net tangible book value per
  share to new investors....................................           $16.33
                                                                       ======

     The following table sets forth, as of September 30, 1998, on a pro forma combined basis giving effect to the issuance of 3,250,000 shares of common stock offered by this prospectus, and the mergers with the Murrey Companies as if we issued these shares on September 30, 1998, the difference between existing stockholders and new investors purchasing shares of common stock in this offering with respect to the number of shares purchased from Waste Connections (before deducting underwriting discounts and commissions and estimated offering expenses), the total consideration paid and the average price per share paid:

                           SHARES PURCHASED         TOTAL CONSIDERATION       AVERAGE
                        ----------------------    -----------------------      PRICE
                          NUMBER       PERCENT       AMOUNT       PERCENT    PER SHARE
                        -----------    -------    ------------    -------    ---------
Existing
  stockholders........   12,093,512       78.8%   $112,047,000       65.7%    $ 9.27
New investors.........    3,250,000       21.2      58,500,000       34.3     $18.00
                        -----------     ------    ------------     ------
          Total.......   15,343,512      100.0%   $170,547,000      100.0%
                        ===========     ======    ============     ======

     As of September 30, 1998, stock options and warrants exercisable for 2,496,662 shares of common stock at a weighted average exercise price of $4.90 per share were outstanding. If these options and warrants are exercised, further dilution to new investors will occur. We may also issue additional shares to effect future business acquisitions or upon exercise of stock options granted in the future or other equity awards, which could result in additional dilution to then existing stockholders. See "Management -- Executive Compensation -- Stock Options and Warrants."

                     SELECTED HISTORICAL, SUPPLEMENTAL AND
                     PRO FORMA FINANCIAL AND OPERATING DATA

     The following tables present selected historical, supplemental and pro forma consolidated statements of operations and balance sheet data of Waste Connections and our predecessors for the periods indicated.

     The entities Waste Connections acquired in September 1997 from Browning-Ferris Industries, Inc. ("BFI") are collectively referred to as Waste Connections' predecessors. BFI acquired the predecessors during 1995 and 1996. Before being acquired by BFI, the predecessors operated as separate stand-alone businesses. The selected historical financial information of Waste Connections' predecessors as of December 31, 1996, for the nine months ended September 30, 1997 and for the years ended December 31, 1995 and 1996 is based on audited financial statements included elsewhere in this prospectus. The selected historical financial information of Waste Connections as of December 31, 1997, and for the period from inception (September 9, 1997) through December 31, 1997, is based on audited financial statements included elsewhere in this prospectus. The selected historical financial information of Waste Connections' predecessors as of December 31, 1993, 1994 and 1995, and for the years ended December 31, 1993 and 1994 is based on financial statements that have not been audited. Waste Connections' selected historical financial information as of September 30, 1998 and for the nine months ended September 30, 1998 is based on unaudited financial statements included elsewhere in this prospectus. Waste Connections' management believes that the unaudited financial data include all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position and operating results for the unaudited periods. Waste Connections' operating results for the nine months ended September 30, 1998 do not necessarily indicate the results that may be expected for the year ended December 31, 1998. Various factors affect the year-to-year comparability of the amounts presented. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Basis of Presentation" and "-- Results of Operations" for additional information about Waste Connections and our predecessors.

     The supplemental financial information gives retroactive effect to the business combinations of Waste Connections with the Murrey Companies (accounted for as poolings-of-interests) which occurred on January 19, 1999. Generally accepted accounting principles prohibit giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. The supplemental financial data does not extend through the date of consummation; however, such information will be included in the historical consolidated financial statements of Waste Connections after financial statements covering the date of consummation of the business combination are issued. This information is based on the audited and unaudited supplemental financial statements included elsewhere in this prospectus.

     The selected financial information of the Murrey Companies included within the supplemental financial information as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, is based on audited financial statements included elsewhere in this prospectus. The selected financial information of the Murrey Companies included within the supplemental financial information as of December 31, 1993, 1994 and 1995, and for the years ended December 31, 1993 and 1994, is based on financial statements that have not been audited. The selected financial information of the Murrey Companies included within the supplemental financial information as of September 30, 1998, and for the nine months ended September 30, 1997 and 1998, is based on unaudited financial statements included elsewhere in this prospectus. Waste Connections management believes that the unaudited financial data includes all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position and operating results for the nine months ended September 30, 1997 and 1998, and do not necessarily indicate the results that may be expected for the year ended December 31, 1998.

     The selected pro forma financial information for the nine months ended September 30, 1998 and for the year ended December 31, 1997 gives effect to the sale of the common stock offered hereby and the application of the estimated net proceeds from this offering, and the purchases of Arrow, B&B, J&J, Contractors, Curry, Amador, Butler, Shrader, Madera and Waste Connections' predecessors and the mergers with the Murrey Companies (accounted for as poolings-of-interests) as of the dates and for the periods indicated. This information is based on unaudited pro forma financial statements included elsewhere in this prospectus. The pro forma financial information does not represent what Waste Connections' results actually would have been had those events occurred on the dates indicated, and it does not project our future results.

     You should read the selected historical, supplemental and pro forma financial information with Management's Discussion and Analysis of Financial Condition and Results of Operations, the audited and unaudited Financial Statements and Notes of Waste Connections and our predecessors, the audited and unaudited Supplemental Financial Statements and Notes of Waste Connections and our predecessors, the audited and unaudited Financial Statements and Notes of the Murrey Companies, and the Unaudited Pro Forma Financial Statements and Notes included in this prospectus.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                     SELECTED HISTORICAL, SUPPLEMENTAL AND
                     PRO FORMA FINANCIAL AND OPERATING DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                              FIBRES
                                                                                              INTER-
                                                                                            NATIONAL,
                                                                                               INC.
                                                THE                             THE           PERIOD
                               FIBRES         DISPOSAL         FIBRES         DISPOSAL         FROM
                            INTERNATIONAL      GROUP       INTERNATIONAL,      GROUP        JANUARY 1,    PREDECESSORS
                                INC.          COMBINED          INC.          COMBINED         1995        ONE MONTH
                             YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      THROUGH         ENDED
                            DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,   NOVEMBER 30,   DECEMBER 31,
                                1993            1993            1994            1994           1995           1995
                            -------------   ------------   --------------   ------------   ------------   ------------
HISTORICAL STATEMENTS OF
  OPERATIONS DATA(1):
Revenues..................     $3,787         $20,794          $5,610         $22,004         $7,340          $595
Cost of operations........      2,737          16,775           4,432          18,298          5,653           527
Selling, general and
  administrative..........        553           3,559             552           3,320            823            72
Depreciation and
  amortization............        428             520             642             606            715            74
                               ------         -------          ------         -------         ------          ----
Income (loss) from
  operations..............         69             (60)            (16)           (220)           149           (78)
Interest expense..........        (78)           (390)           (191)           (548)          (162)           (1)
Other income (expense),
  net.....................          1             684              (2)            871             98             5
                               ------         -------          ------         -------         ------          ----
Income (loss) before
  income taxes............         (8)            234            (209)            103             85           (74)
Income tax (provision)
  benefit.................         --             (77)             --              --            (29)           --
                               ------         -------          ------         -------         ------          ----
Net income (loss).........     $   (8)        $   157          $ (209)        $   103         $   56          $(74)
                               ======         =======          ======         =======         ======          ====


                                               THE
                                             DISPOSAL
                                              GROUP
                                THE          COMBINED
                              DISPOSAL         FROM
                               GROUP        JANUARY 1,    PREDECESSORS
                              COMBINED         1996         COMBINED
                             YEAR ENDED      THROUGH      PERIOD ENDED
                            DECEMBER 31,     JULY 31,     DECEMBER 31,
                                1995           1996           1996
                            ------------   ------------   ------------
HISTORICAL STATEMENTS OF
  OPERATIONS DATA(1):
Revenues..................    $19,660         $8,738        $13,422
Cost of operations........     16,393          6,174         11,420
Selling, general and
  administrative..........      3,312          2,126          1,649
Depreciation and
  amortization............        628            324            962
                              -------         ------        -------
Income (loss) from
  operations..............       (673)           114           (609)
Interest expense..........       (206)           (12)          (225)
Other income (expense),
  net.....................         --          2,661           (147)
                              -------         ------        -------
Income (loss) before
  income taxes............       (879)         2,763           (981)
Income tax (provision)
  benefit.................        298           (505)            --
                              -------         ------        -------
Net income (loss).........    $  (581)        $2,258        $  (981)
                              =======         ======        =======

                           (See footnotes on page 24)

                                                                 WASTE
                                                           CONNECTIONS, INC.                  WASTE CONNECTIONS, INC.
                                           PREDECESSORS       PERIOD FROM       PRO FORMA        NINE MONTHS ENDED
                                             COMBINED          INCEPTION         COMBINED        SEPTEMBER 30, 1998
                                            NINE MONTHS      (SEPTEMBER 9,     AS ADJUSTED    ------------------------
                                               ENDED         1997) THROUGH      YEAR ENDED                  PRO FORMA
                                           SEPTEMBER 30,     DECEMBER 31,      DECEMBER 31,                COMBINED AS
                                               1997              1997            1997(2)        ACTUAL     ADJUSTED(2)
                                           -------------   -----------------   ------------   ----------   -----------
HISTORICAL STATEMENTS OF OPERATIONS
  DATA(1):
  Revenues...............................     $18,114         $    6,237        $   90,221    $   35,336   $    75,551
  Cost of operations.....................      14,753              4,703            67,694        24,007        53,855
  Selling, general and administrative....       3,009                619             9,735         3,518         7,415
  Depreciation and amortization..........       1,083                354             5,710         2,693         5,678
  Start-up and integration...............          --                493               493            --            --
  Stock compensation.....................          --              4,395             4,395           561           561
                                              -------         ----------        ----------    ----------   -----------
  Income (loss) from operations..........        (731)            (4,327)            2,194         4,557         8,042
  Interest expense.......................        (456)            (1,035)           (2,626)       (1,427)       (1,433)
  Other income (expense), net............          14                (36)              596            --            60
                                              -------         ----------        ----------    ----------   -----------
  Income (loss) before income taxes......      (1,173)            (5,398)              164         3,130         6,669
  Income tax (provision) benefit.........          --                332            (1,753)       (1,513)       (2,800)
                                              -------         ----------        ----------    ----------   -----------
  Income (loss) before extraordinary
    item.................................      (1,173)            (5,066)           (1,589)        1,617         3,869
  Extraordinary item -- early
    extinguishment of debt, net of income
    tax benefit of $165..................          --                 --                --          (815)         (815)
                                              -------         ----------        ----------    ----------   -----------
  Net income (loss)......................     $(1,173)        $   (5,066)       $   (1,589)   $      802   $     3,054
                                              =======         ==========        ==========    ==========   ===========
  Redeemable convertible preferred stock
    accretion............................                           (531)             (531)         (917)         (917)
                                                              ----------        ----------    ----------   -----------
  Net income (loss) applicable to common
    stockholders.........................                     $   (5,597)       $   (2,120)   $     (115)  $     2,137
                                                              ==========        ==========    ==========   ===========
  Basic earnings (loss) per common share:
    Income (loss) before extraordinary
      item...............................                     $    (2.99)       $    (0.24)   $     0.13   $      0.24
                                                                                ==========                 ===========
    Extraordinary item...................                             --                           (0.15)
                                                              ----------                      ----------
    Net income (loss) per common share...                     $    (2.99)                     $    (0.02)
                                                              ==========                      ==========
  Diluted earnings (loss) per common
    share:
    Income (loss) before extraordinary
      item...............................                     $    (2.99)       $    (0.24)   $     0.09   $      0.21
                                                                                ==========                 ===========
    Extraordinary item...................                             --                           (0.11)
                                                              ----------                      ----------
    Diluted net income (loss) per common
      share..............................                     $    (2.99)                     $    (0.02)
                                                              ==========                      ==========
  Shares used in calculating basic net
    income (loss) per share..............                      1,872,567         8,839,186     5,476,532    12,208,230
  Shares used in calculating diluted
    earnings (loss) per share............                      1,872,567         8,839,186     7,438,658    13,793,066
  Pro forma basic net income (loss) per
    share(3).............................                     $    (1.16)                     $     0.11
                                                              ==========                      ==========
  Shares used in calculating pro forma
    basic net income (loss) per share....                      4,372,565                       7,117,557
  Pro forma diluted net income (loss) per
    share(3).............................                     $    (1.16)                     $     0.09
                                                              ==========                      ==========
  Shares used in calculating pro forma
    diluted net income (loss) per
    share................................                      4,372,565                       8,702,393

                           (See footnotes on page 24)

                                                                               YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------------------------
                                                                  1993           1994           1995           1996
                                                              ------------   ------------   ------------   ------------
SUPPLEMENTAL STATEMENTS
  OF OPERATIONS DATA(7):
  Revenues..................................................   $  18,444      $  23,804      $  27,786      $  25,024
  Cost of operations........................................      15,562         18,829         20,859         20,465
  Selling, general and administrative.......................       1,995          1,940          2,101          2,142
  Depreciation and amortization.............................         646            818            923          1,236
                                                               ---------      ---------      ---------      ---------
  Income from operations....................................         241          2,217          3,903          1,181
  Interest expense..........................................        (287)          (321)          (198)          (284)
  Other income (expense), net...............................         296           (347)           210            309
                                                               ---------      ---------      ---------      ---------
  Income before income taxes................................         250          1,549          3,915          1,206
  Income tax provision......................................         (88)          (517)          (690)          (543)
                                                               ---------      ---------      ---------      ---------
  Net income................................................   $     162      $   1,032      $   3,225      $     663
                                                               =========      =========      =========      =========
  Basic and diluted net income per share....................   $    0.06      $    0.36      $    1.12      $    0.23
                                                               =========      =========      =========      =========
  Shares used in per share calculation......................   2,888,880      2,888,880      2,888,880      2,888,880
                                                               =========      =========      =========      =========

                                                                                  NINE MONTHS ENDED
                                                               YEAR ENDED           SEPTEMBER 30,
                                                              DECEMBER 31,    -------------------------
                                                                  1997           1997          1998
                                                              ------------    ----------    -----------
SUPPLEMENTAL STATEMENTS
  OF OPERATIONS DATA(7):
  Revenues..................................................   $   35,111     $   21,477    $    59,868
  Cost of operations........................................       27,836         16,933         43,344
  Selling, general and administrative.......................        2,942          1,653          5,388
  Depreciation and amortization.............................        1,725          1,350          4,333
  Start-up and integration..................................          493             --             --
  Stock compensation........................................        4,395             --            561
                                                               ----------     ----------    -----------
  Income (loss) from operations.............................       (2,280)         1,541          6,242
  Interest expense..........................................       (1,415)          (247)        (1,850)
  Other income (expense), net...............................          247            150            (97)
                                                               ----------     ----------    -----------
  Income (loss) before income taxes.........................       (3,448)         1,444          4,295
  Income tax provision......................................         (302)          (512)        (1,927)
                                                               ----------     ----------    -----------
  Income (loss) before extraordinary item...................       (3,750)           932          2,368
  Extraordinary item -- early extinguishment of debt, net of
    income tax benefit of $165..............................           --             --           (815)
                                                               ----------     ----------    -----------
  Net income (loss).........................................   $   (3,750)    $      932    $     1,553
                                                               ==========     ==========    ===========
  Redeemable convertible preferred stock accretion..........         (531)            --           (917)
                                                               ----------     ----------    -----------
  Net income (loss) applicable to common stockholders.......   $   (4,281)    $      932    $       636
                                                               ==========     ==========    ===========
  Basic income (loss) per common share:
    Income (loss) before extraordinary item.................   $    (0.90)    $     0.32    $      0.17
    Extraordinary item......................................           --             --          (0.10)
                                                               ----------     ----------    -----------
    Net income (loss) per common share......................   $    (0.90)    $     0.32    $      0.07
                                                               ==========     ==========    ===========
  Diluted income (loss) per common share:
    Income (loss) before extraordinary item.................   $    (0.90)    $     0.32    $      0.14
    Extraordinary item......................................           --             --          (0.08)
                                                               ----------     ----------    -----------
    Net income (loss) per common share......................   $    (0.90)    $     0.32    $      0.06
                                                               ==========     ==========    ===========
  Shares used in calculating basic net income (loss) per
    share...................................................    4,761,447      2,888,880      8,365,412
                                                               ==========     ==========    ===========
  Shares used in calculating diluted net income (loss) per
    share...................................................    4,761,447      2,888,880     10,327,538
                                                               ==========     ==========    ===========
  Pro forma basic net income (loss) per share(3)............   $    (0.52)                  $      0.16
                                                               ==========                   ===========
  Shares used in calculating pro forma basic net income
    (loss) per share........................................    7,261,445                    10,006,437
                                                               ==========                   ===========
  Pro forma diluted net income per share(3).................                                $      0.05
                                                                                            ===========
  Shares used in calculating pro forma diluted net income
    per share...............................................                                 11,591,273
                                                                                            ===========

                           (See footnotes on page 24)


                                   FIBRES       THE DISPOSAL       FIBRES       THE DISPOSAL                  THE DISPOSAL
                               INTERNATIONAL,      GROUP       INTERNATIONAL,      GROUP       PREDECESSORS      GROUP
                                    INC.          COMBINED          INC.          COMBINED       COMBINED       COMBINED
                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                    1993            1993            1994            1994           1995           1995
                               --------------   ------------   --------------   ------------   ------------   ------------
HISTORICAL BALANCE SHEET
  DATA(1):
  Cash and equivalents.......      $    3         $   196          $  321         $   203         $  184        $   961
  Working capital
    (deficit)................         494          (1,497)            155          (4,279)            90          2,498
  Property and equipment,
    net......................       1,454           2,440           3,810           2,771          4,035          2,221
  Total assets...............       3,325           7,455           6,317           7,318          9,151          6,942
  Long-term debt(6)..........       1,167           1,258           2,353              90            149          6,890
  Redeemable convertible
    preferred stock..........          --              --              --              --             --             --
  Total stockholders' equity
    (deficit)................         991            (163)          3,045          (1,486)            --         (2,067)

                                                            WASTE CONNECTIONS, INC.
                                              ---------------------------------------------------
                                                                      SEPTEMBER 30, 1998
                                                             ------------------------------------
                               PREDECESSORS                                            PRO FORMA
                                 COMBINED                                              COMBINED
                               DECEMBER 31,   DECEMBER 31,               PRO FORMA    AS ADJUSTED
                                   1996           1997        ACTUAL    COMBINED(4)     (4)(5)
                               ------------   ------------   --------   -----------   -----------
HISTORICAL BALANCE SHEET
  DATA(1):
  Cash and equivalents.......    $   102        $   820      $  1,090    $  1,781      $  1,781
  Working capital
    (deficit)................        695            836        (1,482)    (10,922)      (10,922)
  Property and equipment,
    net......................      5,069          4,185        18,438      42,494        42,494
  Total assets...............     15,291         18,880       114,495     151,048       151,048
  Long-term debt(6)..........         89          6,762        40,404      59,897         5,568
  Redeemable convertible
    preferred stock..........         --          7,523            --          --            --
  Total stockholders' equity
    (deficit)................         --           (551)       59,822      61,397       115,726

                                                                                DECEMBER 31,
                                                              -------------------------------------------------    SEPTEMBER 30,
                                                               1993      1994      1995       1996       1997          1998
                                                              ------    ------    -------    -------    -------    -------------
SUPPLEMENTAL BALANCE SHEET DATA(7):
  Cash and equivalents......................................  $   24    $  349    $   859    $    81    $   946      $  1,495
  Working capital (deficit).................................    (118)      626        (63)    (3,721)    (2,820)       (4,831)
  Property and equipment, net...............................   6,100     6,301      8,027     12,529     19,004        32,809
  Total assets..............................................   8,347     9,343     12,573     15,065     38,576       134,403
  Long-term debt(6).........................................   4,792     4,663      2,359      1,851     11,669        44,451
  Redeemable convertible preferred stock....................      --        --         --         --      7,523            --
  Total stockholders' equity................................   1,388     2,420      3,439      6,258      6,940        67,900

---------------
(1) The entities Waste Connections acquired in September 1997 from BFI are collectively referred to as Waste Connections' predecessors. BFI acquired the predecessors at various times during 1995 and 1996, and prior to being acquired by BFI, the predecessors operated as separate stand-alone businesses. Various factors affect the year-to-year comparability of the amounts presented. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Basis of Presentation" and
    "-- Results of Operations" for additional information concerning Waste Connections and our predecessors.

(2) Assumes Waste Connections' acquisitions of Arrow, B&B, J&J, Contractors, Curry, Amador, Butler, Shrader, Madera and Waste Connections' predecessors and the mergers with the Murrey Companies (accounted for as poolings-of-interests) occurred as of January 1, 1997, adjusted to reflect the sale of the common stock offered hereby at an assumed public offering price of $18.00 per share and the application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Unaudited Pro Forma Financial Statements" included elsewhere herein.

(3) Adjusted to reflect the conversion of all outstanding shares of redeemable convertible preferred stock for the period from inception through December 31, 1997, and the conversion of redeemable convertible preferred stock and all outstanding shares of redeemable common stock for the nine months ended September 30, 1998, as if such conversions had occurred as of the first day of each of the periods presented. See Note 11 of Notes to Waste Connections' Historical and Supplemental Financial Statements included elsewhere herein for an explanation of the pro forma historical per share calculations.

(4) Assumes the acquisitions of Amador and Butler occurred on September 30, 1998 and the mergers with the Murrey Companies are accounted for as poolings-of-interests. See "Unaudited Pro Forma Financial Statements" included elsewhere herein.

(5) Adjusted to reflect the sale of common stock offered by Waste Connections through this prospectus at an assumed offering price of $18.00 per share and the application of the estimated net proceeds of this offering as described in "Use of Proceeds."

(6) Excludes redeemable convertible preferred stock, which converted into common stock upon our May 1998 initial public offering.

(7) Supplemental financial data gives retroactive effect to the business combination with the Murrey Companies which occurred on January 19, 1999. Generally accepted accounting principles prohibit giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. The supplemental financial data does not extend through the date of consummation; however, such information will be included in the historical consolidated financial statements of Waste Connections after financial statements covering the date of consummation of the business combination are issued.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read this discussion in conjunction with the audited and unaudited financial statements and other financial information in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Waste Connections' actual results may differ materially from those discussed in the forward-looking statements because of various factors, including, but not limited to, those listed in "Risk Factors" and the matters discussed in this prospectus generally.

OVERVIEW

     Waste Connections is a regional, integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in secondary markets of the Western U.S.


     Waste Connections intends to continue to pursue its acquisition-based growth strategy and has acquired 49 companies since our inception in September 1997. We accounted for the mergers with the Murrey Companies and Roche & Sons, Inc. as poolings-of-interests. We accounted for the remainder of our acquisitions as purchases. Accordingly, we have included the operating results of the acquired businesses accounted for as purchases in our financial statements only from the dates that we acquired them. We expect a substantial part of our future growth to come from acquiring additional solid waste collection, transfer and disposal businesses. Additional acquisitions could continue to affect period-to-period comparisons of our operating results. We also expect to invest in collection vehicles and equipment, maintenance of existing equipment, and management information systems, which should enable us to expand internally and through acquisitions based on our existing infrastructure. We expect to fund future acquisitions through cash from operations, borrowings under our credit facility, the issuance of shares of our common stock and/or seller financing. As of January 29, 1999, we had completed the following acquisitions:


     Initial Acquisitions. In September 1997, Waste Connections joined with two other parties to bid on certain solid waste and recycling businesses offered for sale by BFI. We acquired the stock of Browning-Ferris Industries of Washington, Inc., a provider of solid waste services to more than 78,000 customers through three municipal contracts and one governmental certificate in and around Clark County, Washington, and the stock of its subsidiary, Fibres International, Inc., a provider of solid waste services to more than 24,000 customers through eight municipal contracts and one governmental certificate in King and Snohomish Counties, Washington. The acquired companies subsequently changed their names to Waste Connections of Washington, Inc. and Waste Connections International, Inc., respectively. The two other parties acquired selected BFI solid waste collection and transportation assets and operations in Idaho, and BFI's recycling assets and operations in Washington, Idaho and Oklahoma.

     California Acquisitions. Effective February 1, 1998, Waste Connections acquired the stock of Madera, an integrated solid waste services company operating in north central California. In connection with the Madera acquisition, we acquired one franchise agreement and one municipal contract, pursuant to which we serve more than 9,000 commercial, industrial and residential customers, and agreements to operate two transfer stations, one Subtitle D landfill and one recycling facility. On September 9, 1998, we acquired certain collection assets from Youngclaus Enterprises, which "tuck in" to our Madera operations. On September 22, 1998, Curry Transfer and Recycling, a wholly owned subsidiary of Waste Connections, acquired certain business assets of Harrell's Septic Service, which provides portable toilet and septic services in northwestern California and southwestern Oregon (see "Oregon Acquisitions" below). On December 30, 1998, Waste Connections acquired the stock of Amador Disposal Service, Inc. and Mother Lode

Sani-Hut, Inc., which provide solid waste collection, recycling and disposal services to approximately 11,000 customers in north central California.

     Idaho Acquisitions. On January 30, 1998, Waste Connections acquired the stock of Waste Connections of Idaho, Inc., which provides solid waste collection services to more than 10,000 customers in eastern Idaho through subscription agreements with residential customers and seven municipal contracts. Waste Connections of Idaho, Inc. was formed in September 1997 by affiliates of Waste Connections to acquire certain assets of Browning-Ferris Industries of Idaho, Inc. Effective March 1, 1998, Waste Connections of Idaho, Inc. acquired certain solid waste collection assets from Hunter Enterprises, Inc., a solid waste services company located in eastern Idaho, serving approximately 2,800 residential and commercial customers. On October 15, 1998, we acquired the assets of R&N, LLC, which provides solid waste collection and transportation services to approximately 4,300 customers in southwestern Idaho. These assets "tuck in" to our Idaho operations.

     Kansas Acquisition. On December 21, 1998, a wholly owned subsidiary of Waste Connections acquired the assets of Heartland Waste Management, Inc., which provides solid waste collection services to approximately 2,500 customers in southern Kansas and "tucks in" to our western Oklahoma operations.

     Nebraska Acquisitions. On July 31, 1998, a wholly owned subsidiary of Waste Connections merged into Shrader, which provides solid waste and recyclables collection services to more than 22,500 customers in eastern Nebraska. On August 3, 1998, Waste Connections acquired the stock of J&J, which serves an aggregate of more than 9,500 customers in eastern Nebraska. On September 18, 1998, Waste Connections of Nebraska, Inc., a wholly owned subsidiary of Waste Connections, acquired substantially all the assets of Affiliated Waste Services, L.L.C., which provides solid waste collection and transportation services to approximately 4,700 customers in eastern Nebraska. On the same date, Waste Connections of Nebraska, Inc. acquired substantially all of the assets of Wolff's Trashmasher and Haul It All Sanitary Service, two sole proprietorships that provide solid waste collection and transportation services to approximately 1,400 customers in eastern Nebraska. These assets "tuck in" to our eastern Nebraska operations.

     In addition, on January 6, 1999, we purchased the stock of Butler County Landfill, Inc. and a wholly owned subsidiary of Waste Connections purchased certain business assets of Kobus Construction, Inc. These entities provide solid waste disposal and transportation services to approximately 300 customers in eastern Nebraska.

     Oklahoma Acquisitions. On June 5, 1998, Waste Connections acquired the stock of B&B, which provides solid waste and recyclables collection and transportation, landfill and equipment leasing services to an aggregate of more than 2,600 customers in western Oklahoma.

     Oregon Acquisitions. On June 17, 1998, Waste Connections acquired the stock of Arrow, which provides solid waste and recyclables collection, transportation and handling services to more than 2,000 customers in northwestern Oregon and southwestern Washington. On June 25, 1998, Waste Connections acquired the stock of Curry and certain real estate located in Curry County, Oregon and used in that business. Curry provides solid waste and recyclables collection and transportation services to more than 5,400 customers in southwestern Oregon. On September 25, 1998, Curry acquired certain business assets of Westlane Disposal, which provides solid waste collection and transportation services to approximately 2,200 customers in southwestern Oregon. On November 5, 1998, Waste Connections acquired the stock of Siuslaw Disposal, Inc., which provides solid waste collection services to approximately 1,800 customers in southwestern Oregon. On November 12, 1998, Curry acquired certain business assets of Veneta Garbage Service, which provides solid waste collection services to approximately 1,800 customers in southwestern Oregon. On November 13, 1998, Curry acquired certain assets of B&G Sanitation, which provides solid waste collection services to approximately 1,000 customers in southwestern Oregon. On November 23, 1998, Waste Connections acquired the stock of Columbia Sanitary

Services, Inc. and Moreland Sanitary Service, Inc., which provide solid waste collection services to approximately 4,800 customers in northwestern Oregon and southwestern Washington. Arrow, Columbia Sanitary and Moreland Sanitary all "tuck in" to our southwestern Washington operations, while Veneta, B&G and Suislaw all "tuck in" to our southwestern Oregon operations.


     South Dakota and Wyoming Acquisitions. On May 8, 1998, Waste Connections acquired Sowers' Sanitation, Inc. and Sunshine Sanitation Incorporated, providers of solid waste and recyclables collection services to an aggregate of more than 7,000 customers in western South Dakota. On August 3, 1998, Waste Connections acquired certain assets of a South Dakota waste collection business owned by the shareholders of J&J, which "tuck in" to our Wyoming and South Dakota operations. (See "Nebraska Acquisitions" above). On April 8, 1998, Waste Connections of Wyoming, Inc. acquired certain solid waste collection assets from A-1 Disposal, Inc. and Jesse's Disposal, operating in northeastern Wyoming, and serving an aggregate of approximately 2,300 customers. On May 11, 1998, Waste Connections acquired T&T Disposal, Inc., a provider of solid waste and recyclables collection services to more than 500 customers in northeastern Wyoming. On January 22, 1999, a wholly owned subsidiary of Waste Connections acquired certain assets of Brecke Sanitation, which provides solid waste collection services to approximately 400 customers in western South Dakota and "tucks in" to our South Dakota operations.


     Utah Acquisitions. On June 1, 1998, Waste Connections of Utah, Inc., a wholly owned subsidiary of Waste Connections, acquired substantially all of the business assets of Contractors, a provider of solid waste collection and transportation services to more than 450 customers in central Utah. On July 27, August 10 and August 21, 1998, Waste Connections of Utah, Inc. acquired certain business assets of Miller Containers, Inc., ABC Waste, Inc., and Contractors Waste, Inc., which provide solid waste collection services to an aggregate of approximately 290 customers in central Utah and "tuck in" to our Utah operations. On September 21, 1998, Waste Connections of Utah, Inc. acquired certain assets of Country Garbage Services, Inc., which provides solid waste collection and transportation services in central Utah. On December 30, 1998, Waste Connections acquired the stock of City Sanitation, Inc., which provides solid waste collection services to more than 4,200 customers in central Utah. On January 8, 1999, a wholly owned subsidiary of Waste Connections merged into Roche & Sons, Inc. As a result of this merger, Roche & Sons, Inc. became a wholly owned subsidiary of Waste Connections that provides solid waste collection services to approximately 6,000 customers in central Utah.

     Washington Acquisitions. On September 21, 1998, a wholly owned subsidiary of Waste Connections merged into Evergreen Waste Systems, Inc. As a result of this merger, Evergreen Waste Systems, Inc. became a wholly owned subsidiary of Waste Connections that provides solid waste and recyclables collection and transportation services to more than 6,500 customers in southwestern Washington and northwestern Oregon and "tucks in" to our southwestern Washington operations.

     On January 19, 1999, four wholly owned subsidiaries of Waste Connections merged into the Murrey Companies and the Murrey Companies became wholly owned subsidiaries of Waste Connections. The Murrey Companies, which provide solid waste services to more than 65,000 customers in the Seattle-Tacoma, Washington area, had revenues for the nine months ended September 30, 1998 of $24.5 million, over 75% of which were derived from services provided under exclusive arrangements.

GENERAL

     Our revenues consist mainly of fees we charge customers for solid waste collection, transfer, disposal and recycling services. A large part of our collection revenues comes from providing commercial, industrial and residential services. We frequently perform these services under service agreements or franchise agreements with counties or municipal contracts. County franchise agreements and municipal contracts generally last from one to ten years. Our existing franchise agreements and all of our existing municipal contracts give Waste Connections the exclusive right to provide specified waste services in the specified territory during the contract term. These exclusive arrangements are awarded, at least initially, on a competitive bid basis and subsequently on a bid or negotiated basis. We also provide residential collection services on a subscription basis with individual households. More than 75% of our pro forma revenues for the nine months ended September 30, 1998 were derived from services provided under exclusive franchise agreements, long term municipal contracts and governmental certificates. Governmental certificates grant Waste Connections perpetual and exclusive collection rights in the covered areas. Contracts with counties and municipalities and governmental certificates provide relatively consistent cash flow during the terms of the contracts. Because we bill most residential customers quarterly, subscription agreements also provide a stable source of revenues for Waste Connections. Our collection business also generates revenues from the sale of recyclable commodities.

     We charge transfer station and landfill customers a tipping fee on a per ton basis for disposing of their solid waste at the transfer stations, the disposal facility we operate in Madera, California and the landfills we own and operate in Major County, Oklahoma and Butler County, Nebraska. Most of our transfer and landfill customers have entered into one to ten year disposal contracts with us, most of which provide for annual cost of living increases.

     We typically determine the prices for our solid waste services by the collection frequency and level of service, route density, volume, weight and type of waste collected, type of equipment and containers furnished, the distance to the disposal or processing facility, the cost of disposal or processing, and prices charged by competitors for similar services. The terms of our contracts sometimes limit our ability to pass on price increases. Long-term solid waste collection contracts typically contain a formula, generally based on a published price index, that automatically adjusts fees to cover increases in some, but not all, operating costs.

     Costs of operations include labor, fuel, equipment maintenance and tipping fees paid to third party disposal facilities, worker's compensation and vehicle insurance, the cost of materials we purchase for recycling, third party transportation expense, district and state taxes and host community fees and royalties. Waste Connections owns and/or operates 15 transfer stations, which reduce our costs by allowing us to use collection personnel and equipment more efficiently and by consolidating waste to gain more favorable disposal rates that may be available for larger quantities of waste.

     Selling, general and administrative ("SG&A") expenses include management, clerical and administrative compensation and overhead costs associated with our marketing and sales force, professional services and community relations expense.

     Depreciation and amortization expense includes depreciation of fixed assets over their estimated useful life using the straight line method and amortization of goodwill and other intangible assets using the straight line method.

     Waste Connections capitalizes some third party expenditures related to pending acquisitions or development projects, such as legal and engineering expenses. We expense indirect acquisition costs, such as executive and corporate overhead, public relations and other corporate services, as we incur them. We charge against net income any unamortized capitalized expenditures and advances (net of any portion that we believe we may recover, through sale or otherwise) that relate to any operation that is permanently shut down and any pending acquisition or landfill development project that is not completed. We routinely evaluate all capitalized costs, and expense those related to projects that we believe are not likely to succeed. As of September 30, 1998, Waste Connections had no capitalized expenditures relating to landfill development projects and $32,610 in capitalized expenditures relating to pending acquisitions.

     We accrue for estimated landfill closure and post-closure maintenance costs at the Red Carpet Landfill we own in Major County, Oklahoma and the Butler County Landfill we own in Butler County, Nebraska. Under applicable regulations, Waste Connections and Madera County, as operator and owner, respectively, are jointly liable for closure and post-closure liabilities with respect to the Fairmead Landfill. We have not accrued for such liabilities because Madera County, as required by state law, has established a special fund into which it deposits a portion of tipping fee surcharges to pay such liabilities. Consequently, we do not believe that Madera had any financial obligation for closure and post-closure costs for the Fairmead Landfill as of September 30, 1998. We will have additional material financial obligations relating to closure and post-closure costs of any disposal facilities we may own or operate in the future. In such case, Waste Connections will accrue for those obligations, based on engineering estimates of consumption of permitted landfill airspace over the useful life of any such landfill.

BASIS OF PRESENTATION

     The entities Waste Connections acquired in September 1997 from BFI are collectively called Waste Connections' predecessors. BFI acquired the predecessors at various times during 1995 and 1996. Before being acquired by BFI, the predecessors operated as separate stand-alone businesses.

     During the periods in which our predecessors operated as wholly owned subsidiaries of BFI, they maintained intercompany accounts with BFI for recording intercompany charges for costs and expenses, intercompany purchases of equipment and additions under capital leases and intercompany transfers of cash, among other transactions. It is not feasible to ascertain the amount of related interest expense that would have been recorded in the historical financial statements had the predecessors been operated as stand-alone entities. BFI allocated charges for interest expense to Waste Connections' predecessors as disclosed in the statement of operations data. The interest expense allocations from BFI are based on formulas that may not correspond to the balances in the related intercompany accounts. Moreover, the financial position and results of operations of the predecessors during this period may not indicate the financial position or results of operations that would have been realized had the predecessors been operated as stand-alone entities. For the periods in which the predecessors operated as wholly owned subsidiaries of BFI, the statements of operations include amounts allocated by BFI to the predecessors for SG&A expenses, which Waste Connections' management believes are reasonable.

     BFI accounted for the acquisitions of the predecessors using the purchase method of accounting and allocated the respective purchase prices to the fair values of the assets acquired and liabilities assumed. Similarly, we accounted for our acquisitions of the predecessors from BFI in September 1997 using the purchase method of accounting and allocated the purchase price to the fair value of the assets acquired and liabilities assumed. Consequently, the amounts of depreciation and amortization included in the statements of operations for the periods presented reflect the changes in basis of the underlying assets that resulted from changes in ownership that occurred during those periods. In addition, because the predecessors operated independently and were not under common control or management during these periods, and because different tax strategies may have influenced their operating results, the data may not be comparable to or indicative of their operating results after their acquisition by BFI.

RESULTS OF OPERATIONS

     The financial information for Waste Connections and our predecessors included in this section and in the audited financial statements included elsewhere in this prospectus relates to the following entities for the periods indicated:

YEAR ENDED DECEMBER 31, 1995:
The Disposal Group Combined                   Year ended December 31, 1995
Fibres International, Inc.                    January 1, 1995 through November 30, 1995 (BFI
                                              acquisition date)
Predecessors                                  One month ended December 31, 1995 (represents the
                                              results of operations of Fibres International, Inc.
                                              subsequent to the BFI acquisition date)

YEAR ENDED DECEMBER 31, 1996:
The Disposal Group Combined                   January 1, 1996 through July 31, 1996 (BFI acquisition
                                              date)
Predecessors Combined                         Period ended December 31, 1996 (represents the
                                              combined results of operations of The Disposal Group
                                              subsequent to the BFI acquisition date and the
                                              operations for the year ended December 31, 1996 of
                                              Fibres International, Inc., which was acquired by BFI
                                              in 1995)

YEAR ENDED DECEMBER 31, 1997:
Predecessors Combined                         Nine months ended September 30, 1997 (represents the
                                              combined results of operations for the nine month
                                              period of the entities acquired by BFI in 1995 and
                                              1996 described above)
Waste Connections, Inc.                       Period from inception (September 9, 1997) through
                                              December 31, 1997

     The Disposal Group Combined consists of three entities that were under common control before their acquisition by BFI: Diamond Fab and Welding Service, Inc., Buchmann Sanitary Service, Inc. and The Disposal Group.

     Because the predecessors existed for different periods, year-to-year comparisons are not meaningful and therefore we have not included discussions of SG&A, depreciation and amortization and interest expense in this prospectus.

     WASTE CONNECTIONS, INC. -- NINE MONTHS ENDED SEPTEMBER 30, 1998 VS. PREDECESSORS COMBINED -- NINE MONTHS ENDED SEPTEMBER 30, 1997

     Revenues. Revenues for the nine months ended September 30, 1998 increased $17.2 million, or 95.1% to $35.3 million from $18.1 million for the nine months ended September 30, 1997. Approximately $16.2 million of the increase resulted primarily from acquisitions closed since the beginning of 1998 and approximately $964,000 resulted from growth in the base business.

     Cost of Operations. Cost of operations for the nine months ended September 30, 1998 increased $9.3 million, or 62.7%, to $24.0 million from $14.8 million for the nine months ended September 30, 1997. The increase resulted primarily from acquisitions closed since the beginning of 1998 and a decline in expenses in the base business as a result of cost reduction measures.

     1997 VS. 1996

     Revenues. Our total revenues for 1997 were $6.2 million. The total revenues resulted primarily from the purchase of Waste Connections' predecessors on September 30, 1997. Revenues related to Waste Connections' Predecessors Combined for the nine months ended

September 30, 1997 were $18.1 million. Waste Connections' Predecessors Combined for the period ended December 31, 1996 had revenues of $13.4 million. The Disposal Group Combined had revenues of $8.7 million for the period from January 1, 1996 to July 31, 1996. The monthly revenues for Waste Connections and Waste Connections' Predecessors Combined were essentially the same in 1997 and 1996.

     Cost of Operations. The total cost of operations in 1997 was $4.7 million, or 75.4% of revenues. The total cost of operations was attributable to the purchase of Waste Connections' predecessors on September 30, 1997. Cost of operations of Waste Connections' Predecessors Combined for the nine months ended September 30, 1997 was $14.8 million, or 81.4% of revenues. Waste Connections' Predecessors Combined for the period ended December 31, 1996 had cost of operations of $11.4 million, or 85.1% of revenues. During the period from January 1, 1996 to July 31, 1996, the Disposal Group had cost of operations of $6.2 million, or 70.7% of revenues. Our cost of operations as a percentage of revenues in 1997 declined from Waste Connections' Predecessors Combined cost of operations as a percentage of revenues in 1997 and 1996, due to price increases in the fourth quarter of 1997 and operating cost savings in lease expense, environmental accrual fee allocations from BFI, franchise fees and amortization of loss contract accrual. Waste Connections' Predecessors Combined cost of operations as a percentage of revenues for the nine months ended September 30, 1997 declined from 1996 due to the rollover effect of the acquisition of The Disposal Group in 1996, which had generally higher margins than the existing businesses.

     1996 VS. 1995

     Revenues. Waste Connections' Predecessors Combined total revenues for 1996 was $13.4 million. The Disposal Group Combined total revenues for the period from January 1, 1996 to July 31, 1996 was $8.7 million. Waste Connections' Predecessors Combined had revenues of $595,000 for the period ended December 31, 1995. The Disposal Group Combined had revenues of $19.7 million for the year ended December 31, 1995. Fibres International, Inc. had revenues of $7.3 million for the period from January 1, 1995 to November 30, 1995. The monthly revenues for all of Waste Connections' predecessors declined in 1996 from 1995 because of the expiration of a municipal contract and a reduction in revenue from sales of recyclable materials due to a reduction in prices of recyclable materials.

     Cost of Operations. Waste Connections' Predecessors Combined total cost of operations for 1996 was $11.4 million, or 85.1% of revenues, and The Disposal Group Combined cost of operations for the period from January 1, 1996 to July 31, 1996 was $6.2 million, or 70.7% of revenues. Cost of operations of Waste Connections' Predecessors Combined for the period ended December 31, 1995 was $527,000 or 88.6% of revenues. Cost of operations of The Disposal Group Combined for the year ended December 31, 1995 was $16.4 million, or 83.4% of revenues. Cost of operations of Fibres International, Inc. for the period from January 1, 1995 to November 30, 1995 was $5.7 million, or 77.0% of revenues. Cost of operations as a percentage of revenues increased because of reductions in prices of recyclable materials in 1996, but that was offset by the expiration of a low margin municipal contract in 1995.

     SUPPLEMENTAL WASTE CONNECTIONS, INC. AND PREDECESSORS -- NINE MONTHS ENDED SEPTEMBER 30, 1998 VS. NINE MONTHS ENDED SEPTEMBER 30, 1997

     Revenues. Total revenues increased $38.4 million, or 178.8%, to $59.9 million for the nine months ended September 30, 1998 from $21.5 million for the nine months ended September 30, 1997. The increase was primarily attributable to acquisitions closed in 1998 with nominal contribution from volume growth.

     Cost of Operations. Total cost of operations increased $26.4 million, or 156.0%, to $43.3 million for the nine months ended September 30, 1998 from $16.9 million for the nine months ended September 30, 1997. The increase was primarily attributable to acquisitions closed in 1998. Cost of operations as a percentage of revenues declined 6.4% to 72.4% for the nine months ended September 30, 1998 from 78.8% for the nine months ended September 30, 1997. The decline in cost of operations as a percentage of revenues was a result of cost reductions at acquired businesses.

     SG&A. SG&A expenses increased $3.7 million, or 226.0%, to $5.4 million for the nine months ended September 30, 1998 from $1.7 million for the nine months ended September 30, 1997. The increase was primarily attributable to acquisitions closed in the second half of 1997 and in 1998. SG&A as a percentage of revenues increased 1.3% to 9.0% for the nine months ended September 30, 1998 from 7.7% for the nine months ended September 30, 1997. The increase in SG&A as a percentage of revenues was a result of the acquisitions, which had generally higher overhead expenses.

     Depreciation and Amortization. Depreciation and amortization expense increased $3.0 million, or 221.0%, to $4.3 million for the nine months ended September 30, 1998 from $1.4 million for the nine months ended September 30, 1997. The increase was primarily attributable to depreciation from acquired assets and increased amortization of goodwill from acquisitions. Depreciation and amortization as a percentage of revenues increased 1.0% to 7.2% for the nine months ended September 30, 1998 from 6.3% for the nine months ended September 30, 1997. The increase in depreciation and amortization as a percentage of revenues was primarily a result of amortization of goodwill associated with acquisitions.

     Interest Expense. Interest expense increased $1.6 million, or 649.0%, to $1.9 million for the nine months ended September 1998 from $247,000 for the nine months ended September 1997. The increase was primarily attributable to higher debt levels incurred to fund all or a portion of the purchase price of acquired businesses.

     1997 VS. 1996

     Revenues. Total revenues increased by $10.1 million, or 40.3%, to $35.1 million in 1997 from $25.0 million in 1996. This increase was primarily attributable to our acquisition of the predecessors from BFI on September 30, 1997, increased volumes, price increases as a result of increased disposal fees, the acquisition of the assets of Vashon Island Disposal and additional services to existing customers.

     Cost of Operations. Total cost of operations increased $7.4 million, or 36.0%, to $27.8 million in 1997 from $20.5 million in 1996. The increase was principally due to our acquisition of the predecessors from BFI on September 30, 1997, increased volume, increased disposal costs and the cost of operations of Vashon Island Disposal. Cost of operations as a percentage of revenues declined 2.5% to 79.3% from 81.8% in 1996. The percentage decrease was primarily due to operating leverage as a result of increased volumes.

     SG&A. SG&A expenses increased approximately $800,000, or 37.3%, to $2.9 million in 1997 from $2.1 million in 1996. The increase was principally due to our acquisition of the predecessors from BFI on September 30, 1997, and increased wages and contributions to the Murrey Companies' 401(k) plan. As a percentage of revenues, SG&A decreased 0.2% to 8.4% from 8.6% in 1996 as a result of operating leverage with the increased revenues.

     Depreciation and Amortization. Depreciation and amortization expense increased approximately $489,000, or 39.6%, to $1.7 million in 1997 from $1.2 million in 1996. The increase resulted from our acquisition of the predecessors from BFI on September 30, 1997, and the purchase of additional collection equipment and containers. Depreciation and amortization expense remained constant as a percentage of revenues at 4.9%.

     Interest Expense. Interest expense increased approximately $1.1 million, or 398.2%, to $1.4 million in 1997 from approximately $284,000 in 1996. The increased interest expense was a result of higher debt levels resulting from our acquisition of the predecessors from BFI on September 30, 1997 and the purchase of additional property and equipment.

     1996 VS. 1995

     Revenues. Total revenues declined by $2.8 million, or 9.9%, to $25.0 million in 1996 from $27.8 million in 1995. This decrease was primarily attributable to a decline in recycled material commodity prices, partially offset by increases in volumes of solid waste.

     Cost of Operations. Total cost of operations decreased $394,000, or 1.9%, to $20.5 million in 1996 from $20.9 million in 1995. The decrease was principally due to a decline in the cost of recycled materials, which was offset by increased operating costs associated with increased volumes of waste. Cost of operations as a percentage of revenues increased 6.7% to 81.8% from 75.1% in 1995. The percentage increase was primarily due to reduced margins in the recycling business.

     SG&A. SG&A expenses increased approximately $41,000 to $2.2 million in 1996 from $2.1 million in 1995. As a percentage of revenues, SG&A increased 1.0% to 8.6% from 7.6% in 1995 as a result of the decline in revenues in 1996.

     Depreciation and Amortization. Depreciation and amortization expense increased approximately $313,000 to $1.2 million in 1996 from $923,000 in 1995. Depreciation and amortization increased as a percentage of revenues 1.6% to 4.9% from 3.3%. The higher depreciation level was as a result of the purchase of additional collection equipment and containers.

     Interest Expense. Interest expense increased approximately $86,000, or 43.4%, to $284,000 in 1996 from approximately $198,000 in 1995. The increased interest expense resulted from higher debt levels resulting from the purchase of property and equipment.

LIQUIDITY AND CAPITAL RESOURCES

     Our business is capital intensive. Our capital requirements include acquisitions and fixed asset purchases. We expect that we will also make capital expenditures for landfill cell construction, landfill development and landfill closure activities in the future. We plan to meet our capital needs through various financing sources, including internally generated funds and debt and equity financings.


     The financial information provided in this section, unless specified as being provided on an historical basis, is from the supplemental financial statements of Waste Connection and its predecessors, which give retroactive effect to the mergers with the Murrey Companies. As of September 30, 1998, Waste Connections had a working capital deficit of $4.8 million, including cash and cash equivalents of $1.5 million. In managing our working capital, we generally apply the cash generated from our operations that remains after satisfying our working capital and capital expenditure requirements to reduce our indebtedness under our bank revolving credit facility and to minimize our cash balances. We finance our working capital requirements from internally generated funds and bank borrowings.



     At inception, Waste Connections sold 2,300,000 shares of common stock at $0.01 per share to its founders and 2,499,998 shares of Series A Preferred Stock at $2.80 per share. In May and June 1998, we received approximately $24.0 million in net proceeds from the sale of 2,300,000 shares in our initial public offering (including exercise by the underwriters of their overallotment option). As of January 29, 1999, Waste Connections had sold or issued an additional 5,708,936 shares of common stock at a weighted average value of $14.99 per share, and had options and warrants outstanding to purchase 2,678,749 shares of common stock at a weighted average exercise price of $7.42 per share. The weighted average value at which we issued shares, and the weighted average exercise price of the outstanding options and warrants, are below the assumed public offering price of $18.00 per share in this offering. Our liquidity and capital resources would be greater if we had sold shares at higher prices and issued options and warrants with higher exercise prices. In addition, our earnings per share would be higher if there were fewer shares outstanding.


     Waste Connections has a $125 million revolving credit facility with a syndicate of banks for which BankBoston, N.A. acts as agent. Virtually all of our assets, including Waste Connections' interest in the equity securities of our subsidiaries, secure our obligations under the credit facility. The credit facility matures in 2003 and bears interest at a rate per annum equal to, at our discretion, either the BankBoston Base Rate plus applicable margin, or the Eurodollar Rate plus applicable margin. The credit facility requires Waste Connections to maintain certain financial ratios and satisfy other predetermined requirements, such as minimum net worth, net income and limits on capital expenditures. It also requires the lenders' approval of acquisitions in certain circumstances. As of September 30, 1998, an aggregate of approximately $37.6 million was outstanding under our credit facility, and the interest rate on outstanding borrowings under the credit facility was approximately 6.8%.


     For the nine months ended September 30, 1998, operations provided approximately $7.9 million of net cash, most of which was provided by operating results for the period exclusive of non-cash charges and $263,000 of which was provided by a decrease in working capital (net of acquisitions) for the period.

     For the nine months ended September 30, 1998, we used $47.2 million for investing activities. Of this amount, we used $44.2 million to fund the cash portion of acquisitions and invested the remainder in trucks, management information systems and containers.

     For the nine months ended September 30, 1998, financing activities provided net cash of $39.9 million, which was provided by net borrowings under our credit facility and $24.0 million in proceeds from the sale of common stock in our initial public offering.


     Waste Connections recorded an income tax benefit of $332,000 for the period from inception (September 9, 1997) through December 31, 1997 on an historical basis. We recognized the income tax benefit because we believe we will likely use it when existing temporary differences reverse.



     We made approximately $5.5 million in capital expenditures during the year ended December 31, 1998 on an historical basis. We expect to make capital expenditures of approximately $5.5 million in 1999 in connection with our existing business. We intend to fund our planned 1999 capital expenditures principally through existing cash, internally generated funds, and borrowings under our existing credit facility. In addition, we may make substantial additional capital expenditures in acquiring solid waste collection and disposal businesses. If we acquire additional landfill disposal facilities, we may also have to make significant expenditures to bring them into compliance with applicable regulatory requirements, obtain permits or expand our available disposal capacity. We cannot currently determine the amount of these expenditures because they will depend on the number, nature, condition and permitted status of any acquired landfill disposal facilities. We believe that our credit facility, the funds we expect to generate from operations and the net proceeds of this offering will provide adequate cash to fund our working capital and other cash needs for the foreseeable future.


     Goodwill represents the excess of the purchase price over the fair value of the net assets of the acquired entity and is amortized on a straight line basis over the period of expected benefit of 40 years. Within the purchase price of an acquired company, we first assign value to the tangible assets, followed by intangible assets, including covenants not to compete and certain contracts and customer lists that are determinable both in terms of size and life. We determine value of the other intangible assets by considering, among other things, the present value of the cash flows associated with those assets.

     We continually evaluate the value and future benefits of our intangible assets. We assess the recoverability from future operations using income from operations of the related acquired businesses as a measure. Under this approach, the carrying value would be reduced if it becomes probable that our best estimate for expected future cash flows of the related business would be less than the carrying amount of the intangible assets over the remaining amortization period. As of September 30, 1998, there have been no adjustments to the carrying amounts of intangibles resulting from these evaluations. As of September 30, 1998, on an historical basis, our goodwill represented approximately 71% of our total assets and 136% of stockholder's equity.

     We derive a substantial portion of our revenues from services provided under exclusive municipal contracts and franchise agreements. Our single largest contract, with the City of Vancouver, accounted for approximately 18.1% of our revenues during the period from inception (September 9, 1997) through December 31, 1997, and 10.1% during the nine months ended September 30, 1998, on an historical basis. Approximately nine years remain under that contract. No other single contract or customer accounted for more than 7.1% of our revenues during the period from inception (September 9, 1997) through December 31, 1997, or more than 5.0% during the nine months ended September 30, 1998, on an historical basis.

INFLATION

     To date, inflation has not significantly affected our operations. Consistent with industry practice, many of our contracts allow us to pass through certain costs to our customers, including increases in landfill tipping fees and, in some cases, fuel costs. Therefore, we believe that we should be able to increase prices to offset many cost increases that result from inflation. However, competitive pressures may require us to absorb at least part of these cost increases, particularly during periods of high inflation.

SEASONALITY

     Based on historic trends experienced by the businesses we have acquired, we expect our operating results to vary seasonally, with revenues typically lowest in the first quarter, higher in the second and third quarters and lower in the fourth quarter than in the second and third quarters.

YEAR 2000 ISSUES

     We will need to modify or replace portions of our software so that our computer systems will function properly with respect to dates in the year 2000 and afterwards. We expect to complete those modifications and upgrades during 1999, at a total cost of approximately $100,000. We have spent part of our Year 2000 budget on replacing our billing systems in Maltby and Vancouver, Washington. Because our operations rely primarily on mechanical systems such as trucks to collect solid waste, we do not expect our operations to be significantly affected by Year 2000 issues. Our customers may need to make Year 2000 modifications to software and hardware that they use to generate records, bills and payments relating to Waste Connections. We do not rely on vendors on a routine basis except for providers of disposal services. We bring waste to a site and are normally billed based on tonnage received. We believe that if our disposal vendors encounter Year 2000 problems, they will convert to manual billing based on scale recordings until they resolve those issues.

     In assessing our exposure to Year 2000 issues, management believes our biggest challenges lie in the following areas: Year 2000 issues at Waste Connections' banks, large (typically municipal) customers, and acquired businesses between the time Waste Connections acquires them and the time we implement our own systems. We are obtaining Year 2000 compliance certifications from our vendors, banks and customers. If Waste Connections and our vendors, banks and customers do not complete the required Year 2000 modifications on time, the Year 2000 issue could materially affect our operations. We believe, however, that in the most reasonably likely worst case, the effects of Year 2000 issues on our operations would be brief and small relative to our overall operations. We have not made a contingency plan to minimize operational problems if we and our vendors, banks and customers do not timely complete all required Year 2000 modifications.

                                    BUSINESS

INDUSTRY OVERVIEW

     According to Waste Age, an industry trade publication, the U.S. solid waste services industry generated estimated revenues of $36.9 billion in 1997. The solid waste services industry has undergone significant consolidation and integration since 1990. We believe that, particularly in the Western U.S., the following factors have primarily caused the consolidation and integration of the waste services industry:

     - Increased Impact of Regulations. Stringent industry regulations, such as the Subtitle D regulations, have caused operating and capital costs to rise and have accelerated consolidation and acquisition activities in the solid waste collection and disposal industry. Many smaller industry participants have found these costs difficult to bear and have decided to either close their operations or sell them to larger operators. In addition, Subtitle D requires more stringent engineering of solid waste landfills, and mandates liner systems, leachate collection, treatment and monitoring systems and gas collection and monitoring systems. These ongoing costs are combined with increased financial reserve requirements for solid waste landfill operators relating to closure and post-closure monitoring. As a result, the number of solid waste landfills is declining while the average size is increasing.

     - Increased Integration of Collection and Disposal Operations. In certain markets, competitive pressures are forcing operators to become more efficient by establishing an integrated network of solid waste collection operations and transfer stations, through which they secure solid waste streams for disposal. Operators have adopted a variety of disposal strategies, including owning landfills, establishing strategic relationships to secure access to landfills and to capture significant waste stream volumes to gain leverage in negotiating lower landfill fees and securing long-term, most-favored-pricing contracts with high capacity landfills.

     - Pursuit of Economies of Scale. Larger operators achieve economies of scale by vertically integrating their operations or by spreading their facility, asset and management infrastructure over larger volumes. Larger solid waste collection and disposal companies have become more cost-effective and competitive through control of a larger waste stream and by gaining access to significant financial resources to make acquisitions.

     - Regulatory Framework in the Western U.S. In the Western U.S., waste collection services are provided largely under three types of contractual arrangements: certificates or permits, franchise agreements and municipal contracts. Certificates or permits, such as governmental certificates awarded to waste collection service providers in unincorporated areas and electing municipalities of Washington by the WUTC, typically grant the certificate holder the exclusive and perpetual right to provide specific residential, commercial and industrial waste services in a territory at specified rates. See "G certificates" below. Franchise agreements typically provide an exclusive service period of five to ten years or longer and specify the service territory, a broad range of services to be provided, and rates for the services. They also often give the service provider a right of first refusal to extend the term of the agreement. Municipal contracts typically provide a shorter service period and a more limited scope of services than franchise agreements and generally require competitive bidding at the end of the contract term. Unless customers within the areas covered by certain governmental certificates, franchise agreements and municipal contracts elect not to receive any waste collection services, they are required to pay collection fees to the company providing these services in their area. These exclusive rights and contractual arrangements create barriers to entry that can be overcome primarily through acquisitions of companies with such exclusive rights or contractual arrangements.

     Despite the ongoing consolidation, the solid waste services industry remains primarily regional in nature and highly fragmented. Based on published industry sources, approximately 27% of the total revenues of the U.S. solid waste industry is accounted for by more than 5,000 private, predominantly small, collection and disposal businesses, approximately 41% by publicly traded solid waste companies and approximately 32% by municipal governments that provide collection and disposal services. We expect the current consolidation trends in the solid waste industry to continue, because many independent landfill and collection operators lack the capital resources, management skills and technical expertise necessary to comply with stringent environmental and other governmental regulations and to compete with larger, more efficient, integrated operators. In addition, many independent operators may wish to sell their businesses to achieve liquidity in their personal finances or as part of their estate planning. We believe that the fragmented nature of the industry offers significant consolidation and growth opportunities, especially in secondary markets of the Western U.S., for companies with disciplined acquisition programs, decentralized operating strategies and access to financial resources.

STRATEGY

     Our objective is to build a leading integrated solid waste services company in secondary markets of the Western U.S. We have developed a two-pronged strategy tailored to the competitive and regulatory factors that affect our markets. First, in markets where waste collection services are provided under exclusive arrangements, or where waste disposal is municipally funded or available from multiple municipal sources, we believe that controlling the waste stream by providing collection services under exclusive arrangements is often more important to our growth and profitability than owning or operating landfills. In addition, regulations in some Western U.S. markets dictate the disposal facility to be used. The large size of many western states increases the cost of interstate and long haul disposal, heightening the effects of regulations that direct waste disposal, which may make it more difficult for a landfill to obtain the disposal volume necessary to operate profitably. In markets with these characteristics, we believe that landfill ownership or vertical integration is not critical to our success. Second, in markets where we believe that owning landfills is a strategic element to a collection operation because of competitive and regulatory factors, we generally focus on providing integrated services, from collection through disposal of solid waste in landfills that we own or operate.

     GROWTH STRATEGY

     - Expansion Through Acquisitions. We intend to expand significantly the scope of our operations by continuing to acquire solid waste operations in new markets and in existing or adjacent markets that are combined with or "tuck in" to existing operations.

       We intend to expand into new geographic regions by entering these markets through acquisitions. We use an initial acquisition in a new market as an operating base. Then we seek to strengthen the acquired operation's presence in that market by providing additional services, adding new customers and making "tuck-in" acquisitions. We next seek to broaden our regional presence by adding additional operations in markets adjacent to the new location. We are currently examining opportunities in states other than those in which we currently operate and are assessing potential acquisitions of solid waste operations in Colorado, Montana and Texas.

       We believe that many "tuck-in" acquisition opportunities exist within our current and targeted market areas. For example, we have identified more than 300 independent entities that provide collection and disposal services in the states where we currently operate. We believe that throughout the Western U.S., many independent entities are suitable for acquisition by Waste Connections and provide opportunities to increase our market share and route density.

     - Exclusive Arrangements. We derive a significant portion of our revenues from arrangements, including franchise agreements, municipal contracts and governmental certificates, under which we are the exclusive service provider in a specified market. We intend to devote significant resources to securing additional franchise agreements and municipal contracts through competitive bidding and additional governmental certificates by acquiring other companies. In bidding for franchises and municipal contracts and evaluating acquisition candidates holding governmental certificates, our management team draws on its experience in the waste industry and its knowledge of local service areas in existing and target markets. Our district managers maintain relationships with local governmental officials within their service areas, and sales representatives may be assigned to cover specific municipalities. These personnel focus on maintaining, renewing and renegotiating existing franchise agreements and municipal contracts and on securing additional agreements and contracts.

     - Internal Growth. To generate continued internal growth, we will focus on increasing market penetration in our current and adjacent markets, soliciting new commercial, industrial, and residential customers in markets where such customers may elect whether or not to receive waste collection services, marketing upgraded or additional services (such as compaction or automated collection) to existing customers and, where appropriate, raising prices. Where possible, we intend to leverage our franchise-based platforms to expand our customer base beyond our exclusive market territories. As customers are added in existing markets, our revenue per routed truck increases, which generally increases our collection efficiencies and profitability. In markets in which we have exclusive contracts, franchises and certificates, we expect internal volume growth generally to track population and business growth.

      Transfer stations are an important part of our internal growth strategy. They extend our direct-haul reach and link disparate collection operations with disposal capacity that we own, operate or contract. We currently own and/or operate 15 transfer stations. By operating transfer stations, we also engage in direct communications with municipalities and private operators that deliver waste to our transfer stations. This positions us to gain additional business in our markets if a municipality privatizes any solid waste operations it owns or rebids existing contracts, and it increases our opportunities to acquire other private collection operations that use the transfer stations.

     OPERATING STRATEGY

     - Decentralized Operations. We manage our operations on a decentralized basis. This places decision-making authority close to the customer, enabling us to identify customers' needs quickly and to address those needs in a cost-effective manner. We believe that decentralization provides a low-overhead, highly efficient operational structure that allows us to expand into geographically contiguous markets and operate in relatively small communities that larger competitors may not find attractive. We believe that this structure gives us a strategic competitive advantage, given the relatively rural nature of much of the Western U.S., and makes us an attractive buyer to many potential acquisition candidates.

       We currently deliver our services from 32 operating locations serving 12 market areas, or districts. Each district has a district manager, who has autonomous service and decision-making authority for that district and is responsible for maintaining service quality, promoting safety in the district's operations, implementing marketing programs, and overseeing day-to-day operations, including contract administration. District managers also help identify acquisition candidates and are responsible for integrating them into our operations and obtaining the permits and other governmental approvals required for us to operate the acquired business.

     - Operating Enhancements. We develop company-wide operating standards, which are tailored for each of our markets based on industry standards and local conditions. Using these standards, we track collection and disposal routing efficiency and equipment utilization. We also implement cost controls and employee training and safety procedures, and establish a sales and marketing plan for each market. We have installed a wide area network, implemented advanced management information systems and financial controls, and consolidated accounting, insurance and employee benefit functions, customer service, productivity reporting and dispatching systems. While district management operates with a high degree of autonomy, our senior officers monitor district operations and require adherence to Waste Connections' accounting, purchasing, marketing and internal control policies, particularly with respect to financial matters. Our executive officers regularly review the performance of district managers and operations. We believe that by establishing operating standards, closely monitoring performance and streamlining certain administrative functions, we can improve the profitability of existing operations.

       To improve an acquired business' operational productivity, administrative efficiency and profitability, we apply the same operating standards, information systems and financial controls to acquired businesses as our existing operations employ. Moreover, if we can internalize the waste stream of acquired operations, we can further increase operating efficiencies and improve capital utilization. Where not restricted by exclusive agreements, contracts, permits or certificates, we also solicit new commercial, industrial and residential customers in areas within and surrounding the markets served by acquired collection operations, to further improve operating efficiencies and increase the volume of solid waste collected by the acquired operations.

ACQUISITION PROGRAM

     Waste Connections currently operates in ten states in the Western U.S. We focus our acquisition efforts on markets in the Western U.S. that generally exhibit the characteristics listed below, which we believe provide significant growth opportunities for a well-capitalized market entrant and create economic and operational barriers to entry by new competitors.

     - A potential market revenue base of at least $15 million, usually in market areas with a geographically dispersed population of 75,000 or less;

     - A fragmented market with additional acquisition candidates;

     - The opportunity to acquire a significant market share;

     - Strong projected economic or population growth rates;

     - The availability of adequate disposal capacity, through acquisition or agreements with third parties; and

     - A favorable regulatory environment.

     We believe that our experienced management, decentralized operating strategy, financial strength, size and public company status make us an attractive buyer to certain solid waste collection and disposal acquisition candidates. We have developed a set of financial, geographic and management criteria to evaluate specific acquisition candidates. The factors that we consider in evaluating an acquisition candidate include:

     - The candidate's historical and projected financial performance;

     - The return on capital invested in a candidate, its margins and capital requirements and its impact on our earnings;

     - The experience and reputation of the candidate's management and customer service providers, their relationships with local communities and their willingness to continue as employees of Waste Connections;

     - The composition and size of the candidate's customer base and whether the customer base is served under franchise agreements, municipal contracts, governmental certificates or other exclusive arrangements;

     - Whether the geographic location of the candidate will enhance or expand our market area or ability to attract other acquisition candidates;

     - Whether the acquisition will increase our market share or help protect our existing customer base;

     - Any potential synergies that may be gained by combining the candidate with our existing operations; and

     - The liabilities of the candidate.

     Before completing an acquisition, we perform extensive environmental, operational, engineering, legal, human resources and financial due diligence. Our management evaluates and approves all acquisitions. Ronald J. Mittelstaedt, President, Chief Executive Officer and Chairman of the Board, is authorized to approve acquisitions for consideration of up to $1 million; the Executive Committee of the Board of Directors must approve all other acquisitions. We seek to integrate each acquired business promptly and to minimize disruption to the ongoing operations of both Waste Connections and the acquired business. We believe our senior management team has a proven track record in integrating acquisitions.

     The following table sets forth Waste Connections' acquisitions completed from our inception in September 1997 through January 29, 1999:



       ACQUIRED BUSINESS         MONTH ACQUIRED  PRINCIPAL BUSINESS      LOCATION             MARKET AREA
       -----------------         --------------  ------------------      --------             -----------
Brecke Sanitation                January 1999    Collection          Wagner, SD         Western South Dakota
Murrey Companies                 January 1999    Collection          Fife, WA           Western Washington
Roche & Sons, Inc.               January 1999    Collection          Layton, UT         Central Utah
Butler County Landfill, Inc.     January 1999    Landfill            David City, NE     Eastern Nebraska
  and Kobus Construction, Inc.
City Sanitation, Inc.            December 1998   Collection          Layton, UT         Central Utah
Amador Disposal Service, Inc.    December 1998   Collection          Ione, CA           North Central California
  and Mother Lode Sani-Hut,
  Inc.
Heartland Waste Management,      December 1998   Collection          Arkansas City, KA  Southern Kansas
  Inc.
Columbia Sanitary Services,      November 1998   Collection          Portland, OR       Northwestern Oregon and
  Inc. and Moreland Sanitary                                                            Southwestern Washington
  Service, Inc.
B&G Sanitation                   November 1998   Collection          Cottage Grove, OR  Southwestern Oregon
Veneta Garbage Service           November 1998   Collection          Veneta, OR         Southwestern Oregon
Siuslaw Disposal, Inc.           November 1998   Collection          Florence, OR       Southwestern Oregon
R&N, LLC                         October 1998    Collection          Mountain Home, ID  Southwestern Idaho
Westlane Disposal                September 1998  Collection          Florence, OR       Southwestern Oregon
Harrell's Septic Service         September 1998  Septic Services     Crescent City, CA  Northwestern California
                                                                                        and Southwestern Oregon
Evergreen Waste Systems, Inc.    September 1998  Collection          Washougal, WA      Southwestern Washington
                                                                                        and Northwestern Oregon
Wolff's Trashmasher and Haul It  September 1998  Collection          Stanton, NE        Eastern Nebraska
  All Sanitary Service
Country Garbage Services, Inc.   September 1998  Collection          Salt Lake City,    Central Utah
                                                                     UT
Youngclaus Enterprises           September 1998  Collection          Madera, CA         North Central California
Affiliated Waste Services,       September 1998  Collection          Norfolk, NE        Eastern Nebraska
L.L.C.
J&J Sanitation, Inc.             August 1998     Collection          O'Neill, NE        Eastern Nebraska
Contractors Waste, Inc.          August 1998     Collection          Salt Lake City,    Central Utah
                                                                     UT
Big Red Roll Off, Inc.           August 1998     Collection          O'Neill, NE        Eastern Nebraska
ABC Waste, Inc.                  August 1998     Collection          Salt Lake City,    Central Utah
                                                                     UT
Miller Containers, Inc.          July 1998       Collection          Salt Lake City,    Central Utah
                                                                     UT
Shrader Refuse and Recycling     July 1998       Collection          Papillion, NE      Eastern Nebraska
  Service Company
Red Carpet Landfill, Inc.        June 1998       Landfill            Enid, OK           Western Oklahoma
B&B Sanitation, Inc.             June 1998       Collection          Enid, OK           Western Oklahoma
Darlin Equipment, Inc.           June 1998       Equipment Leasing   Enid, OK           Western Oklahoma
Oregon Waste Technology          June 1998       Collection          Brookings, OR      Southwestern Oregon
Curry Transfer and Recycling     June 1998       Collection          Brookings, OR      Southwestern Oregon
Contractor's Waste Removal, L.C  June 1998       Collection          Orem, UT           Central Utah
Arrow Sanitary Services, Inc.    June 1998       Collection          Portland, OR       Northwestern Oregon and
                                                                                        Southwestern Washington
T&T Disposal, Inc.               May 1998        Collection          Gillette, WY       Northeastern Wyoming
Sunshine Sanitation              May 1998        Collection          Spearfish, SD      Western South Dakota
  Incorporated
Sower's Sanitation, Inc.         May 1998        Collection          Belle Fourche, SD  Western South Dakota
Jesse's Disposal                 April 1998      Collection          Gillette, WY       Northeastern Wyoming
A-1 Disposal, Inc.               April 1998      Collection          Gillette, WY       Northeastern Wyoming
Hunter Enterprises, Inc.         March 1998      Collection          Shelley, ID        Eastern Idaho
Madera Disposal Services Inc.    February 1998   Collection and      Madera, CA         North Central California
                                                 Landfill
Waste Connections of Idaho,      January 1998    Collection          Idaho Falls, ID    Eastern Idaho
  Inc.
Fibres International, Inc.       September 1997  Collection          Issaquah, WA       North Central Washington
                                                                                        and Central Oregon
Browning-Ferris Industries of    September 1997  Collection          Clark County, WA   Southwestern Washington
  Washington, Inc.

SERVICES

     COMMERCIAL, INDUSTRIAL AND RESIDENTIAL WASTE SERVICES

     Waste Connections serves more than 300,000 commercial, industrial and residential customers. Of these, we serve more than 94,000 under governmental certificates that grant us rights, generally perpetual and exclusive, to provide services within specified areas, more than 26,500 under exclusive franchise agreements with remaining terms ranging from seven to 18 years, and more than 118,500 under exclusive municipal contracts with generally shorter contract terms.

     We provide commercial and industrial services not performed under governmental certificates, franchise agreements or municipal contracts under one to five year service agreements. We determine fees under these agreements by such factors as collection frequency, level of service, route density, the type, volume and weight of the waste collected, type of equipment and containers furnished, the distance to the disposal or processing facility, the cost of disposal or processing and prices charged in our markets for similar service. Collection of larger volumes associated with commercial and industrial waste streams generally helps improve our operating efficiencies, and consolidation of these volumes allows us to negotiate more favorable disposal prices. Our commercial and industrial customers use portable containers for storage, enabling us to service many customers with fewer collection vehicles. Commercial and industrial collection vehicles normally require one operator. We provide one to eight cubic yard containers to commercial customers, 10 to 50 cubic yard containers to industrial customers, and 30 to 95 gallon carts to residential customers. For an additional fee, we install stationary compactors that compact waste prior to collection on the premises of a substantial number of large volume customers.

     We provide residential waste services that we do not perform under governmental certificates, franchise agreements or municipal contracts under contracts with homeowners' associations, apartment owners or mobile home park operators, or on a subscription basis with individual households. We base residential contract fees primarily on route density, the frequency and level of service, the distance to the disposal or processing facility, the cost of disposal or processing and prices charged in that market for similar services. Collection fees are paid either by the municipalities from tax revenues or directly by the residents receiving the services.

     TRANSFER STATION SERVICES

     Waste Connections has an active program to acquire, develop, own and operate transfer stations in markets proximate to our operations. Currently, we operate three transfer stations in California, two transfer stations in Nebraska, four transfer stations in Washington and six transfer stations in Oregon, which receive, compact, and transfer solid waste to be transported by larger vehicles to landfills. We believe that the transfer stations benefit Waste Connections by:

     - concentrating the waste stream from a wider area, which increases the volume of disposal at landfills that we operate and gives us greater leverage in negotiating for more favorable disposal rates at other landfills;

     - improving utilization of collections personnel and equipment; and

     - building relationships with municipalities and private operators that deliver waste, which can lead to additional growth opportunities.

     LANDFILLS

     Waste Connections seeks to identify solid waste landfill acquisition candidates to achieve vertical integration in markets where the economic and regulatory environment makes such acquisitions attractive. We believe that in some markets, acquiring landfills provides opportunities to vertically integrate our collection, transfer and disposal operations while improving operating margins. We evaluate landfill candidates by determining, among other things, the amount of waste that could be diverted to the landfill in question, whether access to the landfill is economically feasible from Waste Connections' existing market areas either directly or through transfer stations, the expected life of the landfill, the potential for expanding the landfill, and current disposal costs compared to the cost of acquiring the landfill. Where the acquisition of a landfill is not attractive, we pursue long term disposal contracts with facilities, which are typically municipally controlled.

     We operate the Fairmead Landfill and own and operate the Red Carpet Landfill and the Butler County Landfill, all of which are Subtitle D landfills.


     Fairmead Landfill. We operate the Fairmead Landfill under an operating agreement with Madera County with a remaining term of 18 years. As of January 29, 1999, the Fairmead Landfill consisted of 160 total acres, of which 77 acres were permitted for disposal. As of that date, the Fairmead Landfill had approximately 550,000 tons of unused permitted capacity remaining, with approximately 4.9 million additional tons of capacity in various stages of permitting, and was estimated to have a remaining life of 26 years at current disposal rates. The Fairmead Landfill is currently permitted to accept up to 378 tons per day of municipal solid waste.



     Red Carpet Landfill. As of January 29, 1999, the Red Carpet Landfill consisted of 82 total acres, of which 40 acres were permitted for disposal. As of that date, the Red Carpet Landfill had approximately 625,000 tons of unused permitted capacity remaining, with approximately 1.7 million additional tons of capacity in various stages of permitting, and was estimated to have a remaining life of 40 years at current disposal rates. The Red Carpet Landfill is currently permitted to accept up to 350 tons per day of municipal solid waste.



     Butler County Landfill. As of January 29, 1999, the Butler County Landfill consisted of approximately 282 acres, of which 84 acres were permitted for disposal. As of that date, the Butler County Landfill had approximately 4.0 million tons of unused permitted capacity remaining, and was estimated to have a remaining life of 28 years at current disposal rates.


     We monitor the available permitted in-place disposal capacity of the Fairmead, Red Carpet and Butler County Landfills on an ongoing basis and evaluate whether to seek to expand this capacity. In making this evaluation, we consider various factors, including the volume of waste projected to be disposed of at the landfill, the size of the unpermitted acreage included in the landfill, the likelihood that Waste Connections will be able to obtain the necessary approvals and permits required for the expansion and the costs that would be involved in developing the additional capacity. We also regularly consider whether it is advisable, in light of changing market conditions and/or regulatory requirements, to seek to expand or change the permitted waste streams or to seek other permit modifications.

     RECYCLING SERVICES

     We offer municipal, commercial, industrial and residential customers recycling services for a variety of recyclable materials, including cardboard, office paper, plastic containers, glass bottles and ferrous and aluminum metals. We operate seven recycling processing facilities and sell other collected recyclable materials to third parties for processing before resale. The profits from our resale of recycled materials are often shared between Waste Connections and the other parties to our recycling contracts. For example, certain of our municipal recycling contracts in Washington and Idaho, negotiated before we acquired those businesses, specify certain benchmark resale prices for recycled commodities. To the extent the prices we actually receive for the processed recycled commodities collected under the contract exceed the prices specified in the contract, we share the excess with the municipality, after recovering any previous shortfalls resulting from actual market prices falling below the prices specified in the contract. To reduce our exposure to commodity price risk with respect to recycled materials, we have adopted a pricing strategy of charging collection and processing fees for recycling volume collected from third parties. We believe that recycling will continue to be an important component of local and state solid waste management plans due to the public's increasing environmental awareness and expanding regulations that mandate or encourage recycling.

G CERTIFICATES

     We perform a substantial portion of our collection business in Washington under governmental certificates (referred to as "G certificates") awarded by the WUTC. G certificates apply only to unincorporated areas of Washington and municipalities that have elected to have their solid waste collection overseen by the WUTC. G certificates generally grant the holder the exclusive and perpetual right to provide certain solid waste collection and transportation services in a specified territory. The WUTC has repeatedly determined that, in enacting the statute authorizing G certificates, the Washington Legislature intended to favor grants of exclusive, rather than overlapping, service rights for conventional solid waste services. Accordingly, most G certificates currently grant exclusive solid waste collection and transportation rights for conventional solid waste services in their specified territories.

     The WUTC and the Washington Legislature have generally construed G certificates as conferring vested property rights that may be defeated, diminished or cancelled only upon the occurrence of specified events of default, the demonstrated lack of fitness of the certificate holder, or municipalities' annexation of territory covered by a certificate. Thus, a certificate holder is entitled to due process in challenging any action that affects its rights. In addition, legislation passed in 1997 requires a municipality that annexes territory covered by a G certificate either to grant the certificate holder an exclusive franchise, generally with a minimum term of seven years, to continue to provide services in the affected area, or to negotiate with the certificate holder some other compensation for the collection rights in the affected area. The statute expressly permits the certificate holder to sue the annexing municipality for measurable damages that exceed the value of a seven-year franchise agreement to provide services in the affected area. Under one of the contracts with a municipality in Washington acquired by a predecessor of Waste Connections, the predecessor purported to waive its rights to compensation or damages under the statute in return for the right to service any current or prospectively annexed areas formerly covered by its G certificate.

     In addition to awarding G certificates, the WUTC is required by statute to establish just, reasonable and compensatory rates to customers of regulated solid waste collection companies. The WUTC is charged with balancing the needs of service providers to earn fair and sufficient returns on their investments in plant and equipment against the needs of commercial and residential customers to receive adequate and reasonably priced services. Over the past decade, the WUTC has used a ratemaking methodology known as the "Lurito-Gallagher" method. This method calculates rates based on the income statements and balance sheets of each service provider, with the goal of establishing rates that reflect the costs of providing service and that motivate service providers to invest in equipment that improves operating efficiency in a cost-effective manner. The Lurito-Gallagher rate-setting methodology was adjusted in the early 1990's to better reflect the costs of providing recycling services, by accounting for providers' increasing use of automated equipment and adjusting for the cyclicality of the secondary recyclables markets. This has often resulted in more frequent rate adjustments in response to material cost shifts.

SALES AND MARKETING

     In most of our existing markets, we provide waste collection, transfer and disposal services to municipalities and governmental authorities under exclusive franchise agreements, municipal contracts and G certificates; service providers do not contract directly with individual customers. In addition, because Waste Connections has grown to date primarily through acquisitions, we have generally assumed existing franchise agreements, municipal contracts and G certificates from the acquired companies, rather than obtaining new contracts. For these reasons, our sales and marketing efforts to date have been narrowly focused. We expect to add sales and marketing personnel as necessary to solicit new customers in markets where we are not the exclusive provider of solid waste services, expand our presence into areas adjacent to or contiguous with our existing markets, and market additional services to existing customers.

COMPETITION

     The solid waste services industry is highly competitive and fragmented and requires substantial labor and capital resources. The industry presently includes four large national waste companies: Allied Waste Industries, Inc., Browning-Ferris Industries, Inc., Republic Services, Inc., and Waste Management, Inc. Casella Waste Systems, Inc., Superior Services, Inc. and Waste Industries, Inc. are other public companies with annual revenues in excess of $100 million. Certain of the markets in which Waste Connections competes or will likely compete are served by one or more large, national solid waste companies, as well as by numerous privately-held regional and local solid waste companies of varying sizes and resources, some of which have accumulated substantial goodwill in their markets. We also compete with operators of alternative disposal facilities, including incinerators, and with counties, municipalities, and solid waste districts that maintain their own waste collection and disposal operations. Public sector operations may have financial advantages over Waste Connections, because of their access to user fees and similar charges, tax revenues and tax-exempt financing.

     We compete for collection, transfer and disposal volume based primarily on the price and quality of our services. From time to time, competitors may reduce the price of their services in an effort to expand their market shares or service areas or to win competitively bid municipal contracts. These practices may cause Waste Connections to reduce the price of our services or, if we elect not to do so, to lose business. We provide a substantial portion of our residential, commercial and industrial collection services under exclusive franchise and municipal contracts and certificates, some of which are subject to periodic competitive bidding. We provide the balance of our services under subscription agreements with individual households and one to five year service contracts with commercial and industrial customers.

     Intense competition exists not only for collection, transfer and disposal volume, but also for acquisition candidates. We generally compete for acquisition candidates with publicly owned regional and large national waste management companies.

REGULATION

     INTRODUCTION

     Waste Connections' landfill operations and non-landfill operations, including waste transportation, transfer stations, vehicle maintenance shops and fueling facilities, are all subject to extensive and evolving federal, state and local environmental laws and regulations, the enforcement of which has become increasingly stringent in recent years. The environmental regulations affecting Waste Connections are administered by the EPA and other federal, state and local environmental, zoning, health and safety agencies. The WUTC regulates the portion of our collection business in Washington performed under G certificates, which generally grant Waste Connections perpetual and exclusive collection rights in certain areas. Waste Connections is currently in substantial compliance with applicable federal, state and local environmental laws, permits, orders and regulations. We do not currently anticipate any material environmental costs necessary to bring our operations into compliance (although there can be no assurance in this regard). We anticipate that regulation, legislation and regulatory enforcement actions related to the solid waste services industry will continue to increase. We attempt to anticipate future regulatory requirements and to plan in advance as necessary to comply with them.

     The principal federal, state and local statutes and regulations that apply to our operations are described below. All of the federal statutes described below contain provisions that authorize, under certain circumstances, lawsuits by private citizens to enforce the provisions of the statutes. In addition to a penalty award by the United States, some of those statutes authorize an award of attorneys' fees to parties that successfully bring such an action. Enforcement actions under these statutes may include both civil and criminal penalties, as well as injunctive relief in some instances.

     THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 ("RCRA")

     RCRA regulates the generation, treatment, storage, handling, transportation and disposal of solid waste and requires states to develop programs to ensure the safe disposal of solid waste. RCRA divides solid waste into two groups, hazardous and nonhazardous. Wastes are generally classified as hazardous if they either (i) are specifically included on a list of hazardous wastes, or (ii) exhibit certain characteristics defined as hazardous. Household wastes are specifically designated as nonhazardous. Wastes classified as hazardous under RCRA are subject to much stricter regulation than wastes classified as nonhazardous, and businesses that deal with hazardous waste are subject to regulatory obligations in addition to those imposed on handlers of nonhazardous waste.


     The EPA regulations issued under Subtitle C of RCRA impose a comprehensive "cradle to grave" system for tracking the generation, transportation, treatment, storage and disposal of hazardous wastes. The Subtitle C Regulations impose obligations on generators, transporters and disposers of hazardous wastes, and require permits that are costly to obtain and maintain for sites where such material is treated, stored or disposed. Subtitle C requirements include detailed operating, inspection, training and emergency preparedness and response standards, as well as requirements for manifesting, record keeping and reporting, corrective action, facility closure, post-closure and financial responsibility. Most states have promulgated regulations modeled on some or all of the Subtitle C provisions issued by the EPA. Some state regulations impose different, additional and more stringent obligations, and may regulate certain materials as hazardous wastes that are not so regulated under the federal Subtitle C Regulations. From the date of inception through January 29, 1999, Waste Connections did not, to our knowledge, transport hazardous wastes under circumstances that would subject Waste Connections to hazardous waste regulations under RCRA. Some of our ancillary operations (e.g., vehicle maintenance operations) may generate hazardous wastes. Waste Connections manages these wastes in substantial compliance with applicable laws.


     In October 1991, the EPA adopted the Subtitle D Regulations governing solid waste landfills. The Subtitle D Regulations, which generally became effective in October 1993, include location restrictions, facility design standards, operating criteria, closure and post-closure requirements, financial assurance requirements, groundwater monitoring requirements, groundwater remediation standards and corrective action requirements. In addition, the Subtitle D Regulations require that new landfill sites meet more stringent liner design criteria (typically, composite soil and synthetic liners or two or more synthetic liners) intended to keep leachate out of groundwater and have extensive collection systems to carry away leachate for treatment prior to disposal. Groundwater monitoring wells must also be installed at virtually all landfills to monitor groundwater quality and, indirectly, the effectiveness of the leachate collection system. The Subtitle D Regulations also require, where certain regulatory thresholds are exceeded, that facility owners or operators control emissions of methane gas generated at landfills in a manner intended to protect human health and the environment. Each state is required to revise its landfill regulations to meet these requirements or such requirements will be automatically imposed by the EPA on landfill owners and operators in that state. Each state is also required to adopt and implement a permit program or other appropriate system to ensure that landfills in the state comply with the Subtitle D Regulations. Various states in which we operate or in which we may operate in the future have adopted regulations or programs as stringent as, or more stringent than, the Subtitle D Regulations.

     RCRA also regulates underground storage of petroleum and other regulated materials. RCRA requires registration, compliance with technical standards for tanks, release detection and reporting, and corrective action, among other things. Certain of Waste Connections' facilities and operations are subject to these requirements.

     THE FEDERAL WATER POLLUTION CONTROL ACT OF 1972, AS AMENDED (THE "CLEAN WATER ACT")

     The Clean Water Act regulates the discharge of pollutants from a variety of sources, including solid waste disposal sites and transfer stations, into waters of the United States. If run-off from our transfer stations or run-off or collected leachate from Waste Connections' owned or operated landfills is discharged into streams, rivers or other surface waters, the Clean Water Act would require Waste Connections to apply for and obtain a discharge permit, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in such discharge. Also, virtually all landfills are required to comply with the EPA's storm water regulations issued in November 1990, which are designed to prevent contaminated landfill storm water runoff from flowing into surface waters. We believe that our facilities comply in all material respects with the Clean Water Act requirements. Various states in which we operate or in which we may operate in the future have been delegated authority to implement the Clean Water Act permitting requirements, and some of these states have adopted regulations that are more stringent than the federal requirements. For example, states often require permits for discharges to ground water as well as surface water.

     THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980 ("CERCLA")

     CERCLA established a regulatory and remedial program intended to provide for the investigation and cleanup of facilities where or from which a release of any hazardous substance into the environment has occurred or is threatened. CERCLA's primary mechanism for remedying such problems is to impose strict joint and several liability for cleanup of facilities on current owners and operators of the site, former owners and operators of the site at the time of the disposal of the hazardous substances, any person who arranges for the transportation, disposal or treatment of the hazardous substances, and the transporters who select the disposal and treatment facilities. CERCLA also imposes liability for the cost of evaluating and remedying any damage to natural resources. The costs of CERCLA investigation and cleanup can be very substantial. Liability under CERCLA does not depend on the existence or disposal of "hazardous waste" as defined by RCRA; it can also be based on the existence of even very small amounts of the more than 700 "hazardous substances" listed by the EPA, many of which can be found in household waste. In addition, the definition of "hazardous substances" in CERCLA incorporates substances designated as hazardous or toxic under the federal Clean Water Act, Clear Air Act and Toxic Substances Control Act. If Waste Connections were found to be a responsible party for a CERCLA cleanup, the enforcing agency could hold Waste Connections, or any other generator, transporter or the owner or operator of the contaminated facility, responsible for all investigative and remedial costs, even if others were also liable. CERCLA also authorizes the imposition of a lien in favor of the United States on all real property subject to, or affected by, a remedial action for all costs for which a party is liable. CERCLA gives a responsible party the right to bring a contribution action against other responsible parties for their allocable shares of investigative and remedial costs. Waste Connections' ability to obtain reimbursement from others for their allocable shares of such costs would be limited by our ability to find other responsible parties and prove the extent of their responsibility and by the financial resources of such other parties. Various state laws also impose liability for investigation, cleanup and other damages associated with hazardous substance releases.

     THE CLEAN AIR ACT

     The Clean Air Act generally, through state implementation of federal requirements, regulates emissions of air pollutants from certain landfills based on factors such as the date of the landfill construction and tons per year of emissions of regulated pollutants. Larger landfills and landfills located in areas where the ambient air does not meet certain requirements of the Clean Air Act may be subject to even more extensive air pollution controls and emission limitations. In addition, the EPA has issued standards regulating the disposal of asbestos-containing materials. Air permits to construct may be required for gas collection and flaring systems, and operating permits may be required, depending on the potential air emissions. State air regulatory programs may implement the federal requirements but may impose additional restrictions. For example, some state air programs uniquely regulate odor and the emission of toxic air pollutants.

     THE OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970 (THE "OSH ACT")

     The OSH Act is administered by the Occupational Safety and Health Administration ("OSHA"), and in many states by state agencies whose programs have been approved by OSHA. The OSH Act establishes employer responsibilities for worker health and safety, including the obligation to maintain a workplace free of recognized hazards likely to cause death or serious injury, to comply with adopted worker protection standards, to maintain certain records, to provide workers with required disclosures and to implement certain health and safety training programs. Various OSHA standards may apply to Waste Connections' operations, including standards concerning notices of hazards, safety in excavation and demolition work, the handling of asbestos and asbestos-containing materials, and worker training and emergency response programs.

     FLOW CONTROL/INTERSTATE WASTE RESTRICTIONS

     Certain permits and approvals, as well as certain state and local regulations, may limit a landfill or transfer station to accepting waste that originates from specified geographic areas, restrict the importation of out-of-state waste or wastes originating outside the local jurisdiction or otherwise discriminate against non-local waste. These restrictions, generally known as flow control restrictions, are controversial, and some courts have held that some flow control schemes violate constitutional limits on state or local regulation of interstate commerce. From time to time, federal legislation is proposed that would allow some local flow control restrictions. Although no such federal legislation has been enacted to date, if such federal legislation should be enacted in the future, states in which Waste Connections operates landfills could limit or prohibit the importation of out-of-state waste or direct that wastes be handled at specified facilities. Such state actions could adversely affect Waste Connections' landfills. These restrictions could also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, our business, financial condition and operating results could be adversely affected.

     Certain state and local jurisdictions may also seek to enforce flow control restrictions through local legislation or contractually. In certain cases, we may elect not to challenge such restrictions. These restrictions could reduce the volume of waste going to landfills in certain areas, which may adversely affect our ability to operate our landfills at their full capacity and/or reduce the prices that we can charge for landfill disposal services. These restrictions may also result in higher disposal costs for our collection operations. If we were unable to pass such higher costs through to our customers, Waste Connections' business, financial condition and operating results could be adversely affected.

     STATE AND LOCAL REGULATION

     Each state in which Waste Connections now operates or may operate in the future has laws and regulations governing the generation, storage, treatment, handling, transportation and disposal of solid waste, occupational safety and health, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of landfills and transfer stations. State and local permits and approval for these operations may be required and may be subject to periodic renewal, modification or revocation by the issuing agencies. In addition, many states have adopted statutes comparable to, and in some cases more stringent than, CERCLA. These statutes impose requirements for investigation and cleanup of contaminated sites and liability for costs and damages associated with such sites, and some provide for the imposition of liens on property owned by responsible parties. Furthermore, many municipalities also have ordinances, local laws and regulations affecting Waste Connections' operations. These include zoning and health measures that limit solid waste management activities to specified sites or activities, flow control provisions that direct or restrict the delivery of solid wastes to specific facilities, laws that grant the right to establish franchises for collection services and then put such franchises out for bid, and bans or other restrictions on the movement of solid wastes into a municipality.

     Permits or other land use approvals with respect to a landfill, as well as state or local laws and regulations, may specify the quantity of waste that may be accepted at the landfill during a given time period, and/or specify the types of waste that may be accepted at the landfill. Once an operating permit for a landfill is obtained, it must generally be renewed periodically.

     There has been an increasing trend at the state and local level to mandate and encourage waste reduction at the source and waste recycling, and to prohibit or restrict the disposal of certain types of solid wastes, such as yard wastes, leaves and tires, in landfills. The enactment of regulations reducing the volume and types of wastes available for transport to and disposal in landfills could prevent Waste Connections from operating our facilities at their full capacity.

     Some state and local authorities enforce certain federal laws in addition to state and local laws and regulations. For example, in some states, RCRA, the OSH Act, parts of the Clean Air Act and parts of the Clean Water Act are enforced by local or state authorities instead of by the EPA, and in some states those laws are enforced jointly by state or local and federal authorities.

     PUBLIC UTILITY REGULATION

     In many states, public authorities regulate the rates that landfill operators may charge. The rates that Waste Connections may charge at the Fairmead Landfill for the disposal of municipal solid waste are regulated by the Madera County Board of Supervisors. The adoption of rate regulation or the reduction of current rates in states in which Waste Connections owns or operates landfills could adversely affect our business, financial condition and operating results.

     Solid waste collection services in all unincorporated areas of Washington and in electing municipalities in Washington are provided under G certificates awarded by the WUTC. The WUTC also sets rates for regulated solid waste collection services in Washington.

RISK MANAGEMENT, INSURANCE AND PERFORMANCE BONDS

     Waste Connections maintains an environmental and other risk management programs appropriate for our business. Our environmental risk management program includes evaluating existing facilities and potential acquisitions for environmental law compliance. We do not presently expect environmental compliance costs to increase above current levels, but we cannot predict whether future acquisitions will cause such costs to increase. We also maintain a worker safety program that encourages safe practices in the workplace. Operating practices at all Waste Connections operations emphasize minimizing the possibility of environmental contamination and litigation. Our facilities comply in all material respects with applicable federal and state regulations.

     We carry a broad range of insurance, which our management considers adequate to protect our assets and operations. The coverage includes general liability, comprehensive property damage, workers' compensation and other coverage customary in the industry. These policies generally exclude coverage for damages associated with environmental conditions. Because of the limited availability and high cost of environmental impairment liability insurance, and in light of our limited landfill operations, we have not obtained such coverage. If Waste Connections were to incur liability for environmental cleanups, corrective action or damage, our financial condition could be materially and adversely affected. We will continue to investigate the possibility of obtaining environmental impairment liability insurance, particularly if we acquire or operate landfills other than the Fairmead Landfill, the Red Carpet Landfill and the Butler County Landfill. We believe that most other landfill operators do not carry such insurance.


     Municipal solid waste collection contracts may require performance bonds or other means of financial assurance to secure contractual performance. Certain environmental regulations also require demonstrated financial assurance to meet closure and post-closure requirements for landfills. We have not experienced difficulty in obtaining performance bonds or letters of credit for our current operations. At January 29, 1999, we had provided customers and various regulatory authorities with surety bonds and letters of credit in the aggregate amount of approximately $2.0 million to secure our obligations. Our credit facility provides for the issuance of letters of credit in an amount up to $15 million, but any letters of credit issued reduce the availability of borrowings for acquisitions and other general corporate purposes. If we were unable to obtain surety bonds or letters of credit in sufficient amounts or at acceptable rates, we could be precluded from entering into additional municipal solid waste collection contracts or obtaining or retaining landfill operating permits.


PROPERTY AND EQUIPMENT


     As of January 29, 1999, we owned and operated 32 collection operations, eight transfer stations and two Subtitle D landfills and operated an additional seven transfer stations, one Subtitle D landfill and seven recycling facilities. We lease various offices and facilities, including our corporate offices in Roseville, California. The real estate owned by Waste Connections is not subject to material encumbrances. We own various equipment, including waste collection and transportation vehicles, related support vehicles, carts, containers, and heavy equipment used in landfill operations. We believe that our existing facilities and equipment are generally adequate for our current operations. However, we expect to make additional investments in property and equipment for expansion and replacement of assets and in connection with future acquisitions.


EMPLOYEES


     At January 29, 1999, we employed approximately 870 full-time employees, including approximately 40 persons classified as professionals or managers, approximately 730 employees involved in collection, transfer, disposal and recycling operations, and approximately 100 sales, clerical, data processing or other administrative employees.


     Approximately 55 drivers and mechanics at our Vancouver, Washington operation are represented by the Teamsters Union, with which Browning-Ferris Industries of Washington, Inc., Waste Connections' predecessor in Vancouver, entered a four-year collective bargaining agreement in January 1997. Approximately 11 drivers at Arrow are currently represented by the Teamsters Union, with which Arrow entered a three-year collective bargaining agreement in March 1998. Approximately 65 drivers at Murrey's Disposal Company and American Disposal Company are represent by the Teamsters Union, with which those companies entered into a three-year collective bargaining agreement in June 1996. In addition, in July 1997, the employees at our facility in Issaquah, Washington, adopted a measure to select a union to represent them in labor negotiations with management. The union and management operated under a one-year negotiating agreement that ended on July 27, 1998. Since that date, negotiations have continued between the union and Waste Connections, although the union is permitted to call a strike or call for arbitration of the outstanding issues. The employees at Issaquah have filed to decertify the union, and the union has filed a claim with the National Labor Relations Board to attempt to block the decertification. We are not aware of any other organizational efforts among our employees and believe that our relations with our employees are good.

LEGAL PROCEEDINGS

     Waste Connections is a party to various legal proceedings in the ordinary course of business and as a result of the extensive governmental regulation of the solid waste industry. Management does not believe that these proceedings, either individually or in the aggregate, are likely to have a material adverse effect on our business, financial condition, operating results or cash flows.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


     The following table sets forth certain information concerning Waste Connections' executive officers and directors as of January 29, 1999:


            NAME               AGE                         POSITIONS
            ----               ---                         ---------
Ronald J.
  Mittelstaedt(1)(2).........  35    President, Chief Executive Officer and Chairman
Steven F. Bouck..............  41    Executive Vice President and Chief Financial Officer
Eugene V. Dupreau(3).........  51    Vice President -- Madera; Director
Charles B. Youngclaus........  58    Vice President -- Madera; Advisory Director
Darrell W. Chambliss.........  34    Vice President -- Operations; Secretary
Michael R. Foos..............  33    Vice President and Corporate Controller
Eric J. Moser................  32    Treasurer and Assistant Corporate Controller
David M. Hall................  41    Vice President -- Business Development
Michael W. Harlan(1)(2)(3)...  37    Director
William J.                     51    Director
  Razzouk(1)(2)(3)...........
Irmgard R. Wilcox............  56    Vice President -- Finance -- Northern Washington;
                                     Director Nominee

---------------
(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

     Ronald J. Mittelstaedt has been President, Chief Executive Officer and a director of Waste Connections since the company was formed, and was elected Chairman in January 1998. He also served as a consultant to Waste Connections in August and September 1997. Mr. Mittelstaedt has more than ten years of experience in the solid waste industry. He served as a consultant to United Waste Systems, Inc., with the title of Executive Vice President, from January 1997 to August 1997, where he was responsible for corporate development for all states west of Colorado. As Regional Vice President of USA Waste Services, Inc. (including Sanifill, Inc., which was acquired by USA Waste Services, Inc.) from November 1993 to January 1997, he was responsible for all operations in 16 states and Canada. Mr. Mittelstaedt held various positions at Browning-Ferris Industries, Inc. from August 1987 to November 1993, most recently as Division Vice President in northern California, overseeing the San Jose market. Previously he was the District Manager responsible for BFI's operations in Sacramento and the surrounding areas. He holds a B.S. in Finance from the University of California at Santa Barbara.

     Steven F. Bouck has been Executive Vice President and Chief Financial Officer of Waste Connections since February 1998. Mr. Bouck held various positions with First Analysis Corporation from 1986 to 1998, including most recently as Managing Director coordinating corporate finance. In that capacity, he provided merger and acquisition advisory services to companies in the environmental industry. Mr. Bouck was also responsible for assisting in investing venture capital funds focused on the environmental industry that were managed by First Analysis. In connection with those investments, he served on the boards of directors of several companies. While at First Analysis, Mr. Bouck also provided analytical research coverage of a number of publicly traded environmental services companies. Mr. Bouck holds B.S. and M.S. degrees in mechanical engineering from Rensselaer Polytechnic Institute and an M.B.A. in Finance from the Wharton School. He has been a Chartered Financial Analyst since 1990.

     Eugene V. Dupreau has been Vice President -- Madera and a director of Waste Connections since February 23, 1998. Mr. Dupreau served as President and a director of Madera Disposal Systems, Inc. beginning in 1981 and 1985, respectively, and held both positions until Waste Connections acquired Madera in 1998. Mr. Dupreau holds a B.S. in Business Administration from

Fresno State University and has completed advanced coursework in waste management. He serves as a director of several civic and charitable organizations in Madera County.

     Charles B. Youngclaus has been Vice President -- Madera and an advisory director of Waste Connections since February 23, 1998. Mr. Youngclaus founded Madera Disposal Systems, Inc. in 1981 and was its Chief Operating Officer and Vice President before Waste Connections acquired it in 1998. Mr. Youngclaus owned and operated Madera's predecessor company, Madera County Disposal, from 1965 to 1981. Mr. Youngclaus holds a B.S. from Fresno State University and has completed advanced coursework in waste management, including certification in clay liner construction by the University of Texas in 1992. Mr. Youngclaus is a Board Member of the California Refuse Removal Council and is incoming Treasurer of the Northern California chapter.

     Darrell W. Chambliss has been Vice President -- Operations and Secretary of Waste Connections since October 1, 1997. Mr. Chambliss held various management positions at USA Waste Services, Inc. (including Sanifill, Inc. and United Waste, Inc., both of which were acquired by USA Waste Services, Inc.) from April 1995 to September 1997, including most recently Division Manager in Corning, California, where he was responsible for the operations of 19 operating companies as well as supervising and integrating acquisitions. From July 1989 to April 1995, he held various management positions with Browning-Ferris Industries, Inc., including serving as Assistant District Manager in San Jose, California, where he was responsible for a significant hauling operation, and serving as District Manager in Tucson, Arizona for more than three years. Mr. Chambliss holds a B.S. in Business Administration from the University of Arkansas.

     Michael R. Foos has been Vice President and Corporate Controller of Waste Connections since October 1, 1997. Mr. Foos served as Division Controller of USA Waste Services, Inc. (including Sanifill, Inc., which was acquired by USA Waste Services, Inc.) from October 1996 to September 1997, where he was responsible for financial compilation and reporting and acquisition due diligence for a seven-state region. Mr. Foos served as Assistant Regional Controller at USA Waste Services, Inc. from August 1995 to September 1996, where he was responsible for internal financial reporting for operations in six states and Canada. Mr. Foos also served as District Controller for Waste Management, Inc. from February 1990 to July 1995, and was a member of the audit staff of Deloitte & Touche from 1987 to 1990. Mr. Foos holds a B.S. in Accounting from Ferris State University.


     David M. Hall has been Vice President -- Business Development since August 1, 1998. Mr. Hall has over twelve years of experience in the solid waste industry with extensive operating and marketing experience in the Western U.S. From October, 1995 to July 1998, Mr. Hall was the Divisional Vice President of USA Waste Services, Inc., Rocky Mountain Division (including for Sanifill, Inc. which was acquired by USA Waste Services, Inc.). In that position, he oversaw all operations and business development in six Rocky Mountain states. Prior to his employment with Sanifill, Mr. Hall held various management positions with BFI from October 1986 to October 1995, including Vice President of Sales for the Western United States. Mr. Hall was employed from 1979 to 1986 in a variety of sales and marketing management positions in the high technology sector. Mr. Hall received a BS degree in Management and Marketing in 1979 from Southwest Missouri State University.


     Eric J. Moser has been Waste Connections' Treasurer and Assistant Corporate Controller since October 1, 1997. From August 1995 to September 1997, Mr. Moser held various finance positions at USA Waste Services, Inc. (including Sanifill, Inc., which was acquired by USA Waste Services, Inc.), most recently as Controller of the Ohio Division, where he was responsible for internal financial compilation and reporting and acquisition due diligence. Previously Mr. Moser was Controller of the Michigan Division of USA Waste Services, Inc., where he was responsible for internal financial reporting. Mr. Moser served as Controller for Waste Management, Inc. from June 1993 to August 1995, where he was responsible for internal financial reporting for a hauling company, landfill and transfer station. Mr. Moser holds a B.S. in Accounting from Illinois State University.

     Michael W. Harlan has been a director of Waste Connections since January 30, 1998. From November 1997 to January 30, 1998, Mr. Harlan served as a consultant to Waste Connections on various financial matters. From March 1997 to August 1998, Mr. Harlan was Vice President and Chief Financial Officer of Apple Orthodontix, Inc., a publicly traded company that provides practice management services to orthodontic practices in the U.S. and Canada. From April 1991 to December 1996, Mr. Harlan held various positions in the finance and acquisition departments of USA Waste Services, Inc. (including Sanifill, Inc., which was acquired by USA Waste Services, Inc.), including serving as Treasurer and Assistant Secretary beginning in September 1993. From May 1982 to April 1991, Mr. Harlan held various positions in the tax and corporate financial consulting services division of Arthur Andersen LLP, where he was a Manager since July 1986. Mr. Harlan is a Certified Public Accountant and holds a B.A. from the University of Mississippi.

     William J. Razzouk has been a director of Waste Connections since January 30, 1998. Since September 1998, Mr. Razzouk has been Chairman and Chief Executive Officer of PlanetRx, an e-commerce start-up focused on healthcare, filling of prescriptions, over-the-counter medicines, health and beauty products and medical supplies. From April 1998 until September 1998, Mr. Razzouk owned a management consulting business and an investment company that focused on identifying strategic acquisitions. From September 1997 until April 1998, he was also the President, Chief Operating Officer and a director of Storage USA, Inc., a publicly traded real estate investment trust that owns and operates more than 350 mini storage warehouses. He served as the President and Chief Operating Officer of America Online from February 1996 to June 1996. From 1983 to 1996, Mr. Razzouk held various management positions at Federal Express Corporation, most recently as Executive Vice President, World Wide Customer Operations, with full worldwide profit and loss responsibility. Mr. Razzouk previously held management positions at ROLM Corporation, Philips Electronics and Xerox Corporation. He is a member of the Board of Directors of Fritz Companies, Inc. and previously was a director of Sanifill, Inc., Cordis Corp. and La Quinta Motor Inns. He holds a Bachelor of Journalism degree from the University of Georgia.

     Irmgard R. Wilcox has been Vice President -- Finance -- Northern Washington of Waste Connections since January 19, 1999. We have agreed with the former shareholders of the Murrey Companies to appoint Ms. Wilcox to the Waste Connections Board of Directors at the next meeting of the Board. She is not yet a director. Ms. Wilcox served as Chief Financial Officer, Secretary and Treasurer of the Murrey Companies from 1982 until they merged with Waste Connections in 1999. Ms. Wilcox joined the Murrey Companies in 1975. She holds a B.A. in Business Administration from Pacific Lutheran University with a concentration in accounting.

CLASSIFICATION OF BOARD OF DIRECTORS

     The Board of Directors is divided into three classes. The term of office of the first class (currently comprised of Eugene V. Dupreau) will expire at the annual meeting of stockholders following the fiscal year ending December 31, 1998. The term of office of the second class (currently comprised of Michael W. Harlan and William J. Razzouk) will expire at the annual meeting of stockholders following the fiscal year ending December 31, 1999. The term of office of the third class (currently comprised of Ronald J. Mittelstaedt and, when she is appointed to the Board, Irmgard R. Wilcox) will expire at the annual meeting of stockholders following the fiscal year ending December 31, 2000. At each annual meeting, stockholders will elect successors to the directors of the class whose term expires at such meeting, to serve for three-year terms and until their successors are elected and qualified. See "Description of Capital Stock -- Certain Charter and By-Law Provisions -- Classified Board of Directors."

COMMITTEES OF THE BOARD

     The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee. A majority of the members of the Executive Committee are, and both members of each of the Audit and Compensation Committees are, independent directors who are not employees of Waste Connections or one of our subsidiaries.

COMPENSATION OF DIRECTORS

     Directors who are officers or employees of Waste Connections do not currently receive any compensation for attending meetings of the Board of Directors. Each independent director receives a fee of $1,500 for attending each Board meeting and each committee meeting (unless held on the same day as the full Board meeting), in addition to reimbursement of reasonable expenses.

     Each independent director who has not been an employee of Waste Connections at any time during the 12 months preceding his initial election and appointment to the Board is granted an option to purchase 15,000 shares of our common stock at the time of his or her initial election or appointment. Waste Connections granted to each of Messrs. Harlan and Razzouk options to purchase 15,000 shares of common stock at $3.00 per share, which became exercisable on October 1, 1998.


     Waste Connections will grant each independent director, on February 1 of each year during which such person serves on the Board, an option to purchase 7,500 shares of our common stock. All such options will have an exercise price equal to the fair market value of the common stock on the grant date, will vest in full on the grant date, and will expire upon the earlier to occur of ten years after the grant date or one year after the director ceases to be a member of the Board.


EXECUTIVE COMPENSATION

  Summary Compensation Information

     Waste Connections was incorporated in September 1997. The following table contains information about the annual and long-term compensation earned in 1997 and 1998 by the Chief Executive Officer and the other executive officers who were paid or earned more than $100,000. The persons named in the table are sometimes referred to herein as the "named executive officers." No officer other than Mr. Mittelstaedt was paid or earned more than $100,000 in 1997. The Chief Executive Officer has been compensated in accordance with the terms of his Employment Agreement described below.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                          -----------------------------
                                                                                            SHARES
                                               ANNUAL COMPENSATION                        UNDERLYING
                                          -----------------------------   RESTRICTED   OPTIONS/WARRANTS    ALL OTHER
                                   YEAR   SALARY      BONUS      OTHER      STOCK         GRANTED(2)      COMPENSATION
                                   ----   -------    -------    -------   ----------   ----------------   ------------
Ronald J. Mittelstaedt...........  1997   $39,903(1) $25,000(1)      --       --           200,000          $10,000(3)
                                   1998   176,577    100,000    $10,254       --                --               --
Steven F. Bouck..................  1998    92,887    150,000         --       --           250,000               --
Darrell W. Chambliss.............  1998    89,972     76,882         --       --                --               --
Michael R. Foos..................  1998    89,809     67,039         --       --                --               --
Eric J. Moser....................  1998    74,115     31,563         --       --                --               --

---------------
(1) Mr. Mittelstaedt's salary and bonus figures for 1997 reflect employment from October 1, 1997 through December 31, 1997. His bonus figure for 1997 reflects the portion earned during 1997; such bonus was paid in 1998.

(2) See "Option and Warrant Grants" below.

(3) Consists of consulting fees for services rendered prior to Waste Connections' organization.

  Stock Options and Warrants

     Option and Warrant Grants. The following table contains information concerning the grant of options and warrants to purchase shares of our common stock during 1998 to the named executive officers. No options or warrants were granted to Messrs. Mittlestaedt, Chambliss, Foos or Moser in 1998.

                         1998 OPTION AND WARRANT GRANTS

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                       % OF TOTAL                                         ANNUAL RATES OF
                          NUMBER OF    OPTIONS AND                                          STOCK PRICE
                           SHARES        WARRANT                                         APPRECIATION FOR
                         UNDERLYING    GRANTED TO                                         OPTION/WARRANT
                         OPTIONS AND    EMPLOYEES                                             TERM(3)
        NAME OF            WARRANT         IN        EXERCISE PRICE    EXPIRATION     -----------------------
   BENEFICIAL OWNER      GRANTED(1)       1998        PER SHARE(2)        DATE            5%          10%
   ----------------      -----------   -----------   --------------   -------------   ----------   ----------
Steven F. Bouck........    150,000        29.4%         $ 2.80        Jan. 31, 2008   $3,873,956   $6,134,140
                            50,000         9.8%           9.50        Jan. 31, 2008      956,319    1,709,713
                            50,000         9.8%          12.50        Jan. 31, 2008      806,319    1,559,713

---------------
(1) All options vested 33% on October 1, 1998, and will vest an additional 33% on October 1, 1999, and 34% on October 1, 2000.

(2) The options and warrant were granted at or above fair market value as determined by the Board of Directors on the date of grant.

(3) Amounts reported in these columns represent amounts that the named executive officer could realize on exercise of options and the warrant immediately before they expire, assuming that our common stock appreciates at 5% or 10% annually. These amounts do not take into account taxes and expenses that may be payable on such exercise. The amount actually realized will depend on the price of our common stock when the options are exercised, which may be before the term expires. The Commission requires the table to reflect 5% and 10% annualized rates of stock price appreciation; we do not project those rates. Our common stock may not appreciate at those rates.

     Option and Warrant Values. The following table shows information about the named executive officers' exercises of options and warrants during 1998 and the value of their unexercised options and warrants outstanding as of December 31, 1998.

   AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION AND WARRANT VALUES

                                                          NUMBER OF SHARES          VALUE OF UNEXERCISED IN-
                                                       UNDERLYING UNEXERCISED         THE-MONEY OPTIONS AND
                                                       OPTIONS AND WARRANT AT              WARRANT AT
                             SHARES                       DECEMBER 31, 1998           DECEMBER 31, 1998(1)
                            ACQUIRED       VALUE     ---------------------------   ---------------------------
                           ON EXERCISE   REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                           -----------   ---------   -----------   -------------   -----------   -------------
Ronald J. Mittelstaedt...        --            --      133,000         67,000      $2,071,475     $1,043,525
Steven F. Bouck..........    92,919      $861,311       23,749        133,332         160,711      1,529,985
Darrell W. Chambliss.....        --            --       50,000        100,000         650,422      1,300,828
Michael R. Foos..........        --            --       50,000        100,000         650,422      1,300,828
Eric J. Moser............        --            --       28,334         56,666         351,466        702,909

---------------
(1) Based on the closing price of our common stock of $18.375 on the Nasdaq National Market on December 31, 1998, less the per share exercise price.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with Steven F. Bouck, Eugene V. Dupreau, Charles B. Youngclaus, Darrell W. Chambliss, Michael R. Foos, Eric J. Moser and David M. Hall. Each agreement has a three-year term.

     Waste Connections entered into an employment agreement with Ronald J. Mittelstaedt, the President and the Chief Executive Officer, on October 1, 1997. The initial annual base salary was $170,000. Mr. Mittelstaedt's base salary was adjusted to $200,000 on October 1, 1998.

     The agreement has an initial five-year term, and then automatically renews for additional successive one-year terms unless terminated earlier upon written notice of either Mr. Mittelstaedt or Waste Connections or extended further by the Board. Waste Connections or Mr. Mittelstaedt may terminate the agreement with or without cause at any time. If we terminate the agreement without cause (as defined in the agreement) or if Mr. Mittelstaedt terminates the agreement for good reason (as defined in the agreement), we are required to make certain severance payments, and all of Mr. Mittelstaedt's unvested options, warrants and rights relating to capital stock of Waste Connections will immediately vest. A change of control of Waste Connections (as defined in the agreement) is generally treated as a termination of Mr. Mittelstaedt without cause.

     Under the employment agreement, Waste Connections sold Mr. Mittelstaedt 617,500 shares of our common stock for $0.01 per share and 357,143 shares of our Series A Preferred Stock for $1,000,000. Mr. Mittelstaedt may recommend nominees for election to the Board of Directors. If the Board has five or fewer members, Mr. Mittelstaedt may recommend two nominees, and if it consists of more than five members, he may recommend three nominees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The full Board of Directors served as the compensation committee of the Board during 1997. When the employment agreement with Mr. Mittelstaedt was approved by the Board of Directors, Mr. Mittelstaedt was one of three members of the Board of Directors. No executive officer of Waste Connections served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Waste Connections.

1997 STOCK OPTION PLAN


     The 1997 Stock Option Plan (the "Stock Option Plan") was adopted by the Board of Directors effective as of October 1, 1997, and was approved by the stockholders on March 12, 1998 and amended on January 19, 1999. The Stock Option Plan is intended to provide employees, consultants and directors with additional incentives by increasing their proprietary interests in Waste Connections. Under the Stock Option Plan, Waste Connections may grant options with respect to a maximum of 12% of the shares of Waste Connections common stock outstanding at any given time. As of January 29, 1999, we had options to purchase 1,414,814 shares of common stock outstanding at a weighted average exercise price of $10.63 per share.


     The Compensation Committee of the Board of Directors currently administers the Stock Option Plan. The administrator of the Stock Option Plan determines the employees, consultants and directors to whom options are granted (the "Optionees"), the type, size and term of the options, the grant date, the expiration date, the vesting schedule and other terms and conditions of the options.

     The Stock Option Plan provides for the grant of incentive stock options ("ISOs") as defined in section 422 of the Internal Revenue Code, as amended, and nonqualified stock options. Only Waste Connections employees may receive ISOs. The aggregate fair market value, as of the grant date, of the common stock subject to ISOs that become exercisable by any employee during any calendar year may not exceed $100,000. Options generally become exercisable in installments pursuant to a vesting schedule set forth in the option agreement. No option may be granted after September 30, 2007. No option will remain exercisable later than 10 years after the grant date (or five years in the case of ISOs granted to Optionees owning more than 10% of the total combined voting power of all classes of Waste Connections' outstanding capital stock (a "Ten Percent Stockholder")). The exercise price of ISOs granted under the Stock Option Plan must be at least the fair market value of a share of common stock on the grant date (or 110% of such fair market value, in the case of ISOs granted to Ten Percent Stockholders).

     If an Optionee with outstanding options retires or becomes disabled and does not die within the three months after retirement or disability, the Optionee may exercise his or her options, but generally only within the period ending on the earlier of: (i) six months after retirement or disability; or (ii) the expiration of the option set forth in the option agreement. If the Optionee does not exercise his or her options within that time period, the options terminate, and the shares of common stock subject to the options become available for issuance under the Stock Option Plan. If the Optionee ceases to be an employee, consultant or director of Waste Connections other than because of retirement, death or disability, his or her options generally terminate on the date such relationship terminates, and the shares of common stock subject to the options become available for issuance under the Stock Option Plan. Each option agreement may give Waste Connections the right to repurchase shares acquired by an Optionee under the Stock Option Plan upon termination of the Optionee.

                              CERTAIN TRANSACTIONS

INITIAL FUNDING

     In September and October 1997, Waste Connections sold 2,300,000 shares of common stock at $0.01 per share and 2,499,998 shares of Series A Preferred Stock at $2.80 per share to 19 accredited investors, including certain officers and directors of Waste Connections, in a private placement. The sales were made in accordance with Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The investors included the following officers and directors of Waste Connections, their immediate family members, and entities controlled by them:

          Mittelstaedt Family Trust dated 6/18/97 (trustee is Ronald J. Mittelstaedt, President, Chief Executive Officer and Chairman): 357,143 shares of Series A Preferred for $1,000,000 and 617,500 shares of common stock for $6,175;

          J. Bradford Bishop (former director; resigned January 30, 1998):
     678,750 shares of common stock for $6,787.50;

          James N. Cutler, Jr. (former director; resigned January 30, 1998):
     678,750 shares of common stock for $6,787.50;

          Bishop-Cutler L.L.C. (controlled by former directors J. Bradford Bishop and James N. Cutler, Jr.): 339,285 shares of Series A Preferred Stock for $950,000;

          Frank W. Cutler (brother of former director James N. Cutler, Jr.):
     142,857 shares of Series A Preferred Stock for $400,000 and 275,000 shares of common stock for $2,750;

          Darrell W. Chambliss (Vice President -- Operations): 20,000 shares of common stock for $200;

          Michael R. Foos (Vice President and Corporate Controller): 20,000 shares of common stock for $200;

          Eric J. Moser (Treasurer and Assistant Corporate Controller): 10,000 shares of common stock for $100.

OPTIONS AND WARRANTS TO MANAGEMENT GROUP

     On October 1, 1997, Darrell W. Chambliss, Michael R. Foos and Eric J. Moser were granted options to purchase 150,000, 150,000 and 85,000 shares, respectively, of common stock, pursuant to their respective employment agreements with Waste Connections.

     On December 15, 1997, each of then directors James N. Cutler and J. Bradford Bishop and Board consultant Frank W. Cutler was granted a warrant to purchase 247,000 shares of common stock at an exercise price of $2.80 per share. Messrs. Cutler and Bishop resigned as directors on January 30, 1998, and Frank
W. Cutler's consulting relationship with the Board terminated on that date. On December 15, 1997, Ronald J. Mittelstaedt was granted a warrant to purchase 100,000 shares of common stock at an exercise price of $2.80 per share and an option to purchase 100,000 shares of common stock at an exercise price of $2.80 per share. All of the above warrants and options are currently exercisable, except for the option to purchase 100,000 shares granted to Mr. Mittelstaedt, one-third of which first becomes exercisable on each of October 1, 1998, October 1, 1999, and October 1, 2000.

     On December 15, 1997, Michael W. Harlan was granted a warrant to purchase 5,000 shares of common stock at an exercise price of $2.80 per share, exercisable on October 1, 1998. On January 30, 1998, Mr. Harlan and William J. Razzouk were each granted an option to purchase 15,000 shares of common stock at an exercise price of $3.00 per share, exercisable on October 1, 1998.

     On February 1, 1998, Steven F. Bouck was granted options to purchase 200,000 shares of common stock, pursuant to his employment agreement with Waste Connections. These options include an option to purchase 100,000 shares at an exercise price of $2.80 per share, of which one-third is first exercisable on each of October 1, 1998, October 1, 1999, and October 1, 2000. Of Mr. Bouck's remaining options, an option to purchase 50,000 shares has an exercise price of $9.50 per share, and an option to purchase 50,000 shares has an exercise price of $12.50 per share; one-third of each of these options first becomes exercisable on each of October 1, 1998, October 1, 1999, and October 1, 2000. On February 1, 1998, Mr. Bouck was granted an immediately exercisable warrant to purchase 50,000 shares of common stock at an exercise price of $2.80 per share, which he exercised in March 1998.

     On February 23, 1998, Eugene V. Dupreau and Charles B. Youngclaus were granted warrants in connection with Waste Connections' acquisition of Madera. See "Purchase of Madera Disposal Systems, Inc." below.

     On July 7, 1998, David M. Hall was granted options to purchase 50,000 shares of common stock at an exercise price of $18.125 per share, one third of which are first exercisable on each of October 1, 1998, October 1, 1999, and October 1, 2000.


     On January 19, 1999, Ronald J. Mittlestaedt, Steven F. Bouck, Darrell W. Chambliss, Michael R. Foos, Eric J. Moser and David M. Hall were granted options to purchase 100,000, 50,000, 40,000, 40,000, 40,000 and 15,000 shares of common stock, respectively, at an exercise price of $17.9375 per share, one third of which become exercisable on each of January 19, 2000, January 19, 2001 and January 19, 2002.



     On January 19, 1999, Eugene V. Dupreau, Charles B. Youngclaus and Irmgard
R. Wilcox were granted options to purchase 10,000, 7,000 and 5,000 shares of common stock, respectively, at an exercise price of $17.9375 per share, one third of which become exercisable on each of January 19, 2000, January 19, 2001 and January 19, 2002.


PURCHASE OF WASTE CONNECTIONS OF IDAHO, INC.

     On January 30, 1998, Waste Connections purchased all of the outstanding stock of Waste Connections of Idaho, Inc. from Ronald J. Mittelstaedt, J. Bradford Bishop and James N. Cutler, Jr., the sole shareholders of Waste Connections of Idaho, Inc. The purchase price was $3,000, which was the aggregate price that Messrs. Mittelstaedt, Bishop and Cutler had paid initially for the shares. Messrs. Mittelstaedt, Bishop and Cutler formed Waste Connections of Idaho, Inc. in September 1997 for the purpose of acquiring certain assets from Browning-Ferris Industries of Idaho, Inc.

PURCHASE OF MADERA DISPOSAL SYSTEMS, INC.

     Eugene V. Dupreau was President and a 16.7% shareholder of Madera Disposal Systems, Inc. before Waste Connections acquired it on February 23, 1998. Charles
B. Youngclaus was Chief Operating Officer and a 16.7% shareholder of Madera before Waste Connections acquired it. For their shares of Madera's common stock, each of Messrs. Dupreau and Youngclaus received $630,662 in cash, 333,333 shares of Waste Connections common stock and warrants to purchase 66,667 shares of Waste Connections common stock at an exercise price of $4.00 per share. Each of Messrs. Dupreau and Youngclaus has been engaged by Waste Connections as Vice President -- Madera. Mr. Dupreau was appointed a director of Waste Connections, effective February 23, 1998.

     Pursuant to the agreement under which Waste Connections acquired Madera, in January 1999, we issued an aggregate of 15,444 additional restricted shares of our common stock to former Madera shareholders, including Messrs. Dupreau and Youngclaus, with respect to the successful extension of a franchise agreement that was being negotiated by Madera at the time we acquired Madera.

PURCHASE OF YOUNGCLAUS ENTERPRISES.

     On September 9, 1998, Madera Disposal Systems, Inc., a wholly-owned subsidiary of Waste Connections, purchased the business assets of Youngclaus Enterprises, a proprietorship, from Charles B. Youngclaus. The aggregate purchase price was $139,000, which was paid through the issuance of 6,510 restricted shares of our common stock.

TRANSACTIONS WITH FIBRES INTERNATIONAL.

     Waste Connections has entered into certain transactions with Continental Paper, LLC, an Oregon limited liability company doing business as Fibres International ("Fibres"). J. Bradford Bishop and James N. Cutler, Jr. own 60% of the membership interests in Fibres, were directors of Waste Connections when some of these transactions occurred and may be deemed promoters of Waste Connections. In markets where Fibres has processing facilities (which include three of our current markets), we deliver to Fibres' processing facilities all of our collected recyclable materials for which Fibres pays the market rate (adjusted to reflect our costs of transporting the materials to Fibres or another processor) that we could otherwise obtain for such materials. We received approximately $222,701 in gross revenues from Fibres from Waste Connections' inception through December 31, 1997. After deducting the fees we paid to Fibres for the right to collect the recyclables, we retained approximately $10,860. We made net payments of $87,506 to Fibres for the nine-month period ending September 30, 1998.

MERGERS WITH THE MURREY COMPANIES.


     Donald J. Hawkins was President, Chief Executive Officer and a 5% shareholder of the Murrey Companies before Waste Connections merged with them in January 1999. Irmgard R. Wilcox was Chief Financial Officer, Treasurer, Secretary and a 5% shareholder of the Murrey Companies until Waste Connections merged with them. For their shares of the Murrey Companies' common stock, each of Mr. Hawkins and Ms. Wilcox received 144,442 shares of Waste Connections common stock. We have engaged Mr. Hawkins as Vice President --
Operations -- Northern Washington division and Ms. Wilcox as Vice
President -- Finance -- Northern Washington division, and have agreed to appoint Ms. Wilcox to our Board of Directors at the next meeting of the Board. Pursuant to their Employment Agreements, each of Mr. Hawkins and Ms. Wilcox was paid a $2,000,000 cash signing bonus.

                             PRINCIPAL STOCKHOLDERS


     The following table shows the amount of Waste Connections' common stock beneficially owned, as of January 29, 1999, by: (i) each person or entity that we know owns more than 5% of our common stock; (ii) Mr. Mittelstaedt and each director and nominee of Waste Connections; and (iii) all current directors, nominees and executive officers of Waste Connections as a group.



                NAME OF BENEFICIAL OWNER(1)                    NUMBER      PERCENTAGE
                ---------------------------                   ---------    ----------
Murrey Trust UTA August 5, 1993, as amended(2)(3)...........  1,949,997       15.2%
Eugene K. Polk(2)(6)........................................  1,311,574       10.2
Ronald J. Mittelstaedt(2)(4)................................  1,058,376        8.2
James N. Cutler, Jr.(2)(5)..................................    977,322        7.5
J. Bradford Bishop(2)(5)....................................    916,607        7.0
Frank W. Cutler(2)(5).......................................    672,246        5.2
Bonnie L. Murrey Revocable Trust UTA August 5, 1993, as
  amended(2)(7).............................................    649,999        5.1
Eugene V. Dupreau(2)(8).....................................    407,148        3.2
Irmgard R. Wilcox(2)........................................    144,942        1.1
Michael W. Harlan(2)(9).....................................     20,000        0.2
William J. Razzouk(2)(10)...................................     15,000        0.1
All executive officers and directors as a group (11
  persons)..................................................  2,390,841       18.0


---------------
(1) Beneficial ownership is determined in accordance with the rules of the Commission. In general, a person who has voting power and/or investment power with respect to securities is treated as the beneficial owner of those securities. Shares of common stock subject to options and/or warrants currently exercisable or exercisable within 60 days of the date of this prospectus count as outstanding for computing the percentage beneficially owned by the person holding such options. Except as otherwise indicated by footnote, we believe that the persons named in this table have sole voting and investment power with respect to the shares of common stock shown.


(2) The address of the Murrey Trust is c/o US Bank, 5580 Pacific Highway, Suite A, Fife, Washington 98424. The address of the Bonnie L. Murrey Revocable Trust is 1306 23rd Avenue, Milton, Washington 98354. The address of Mr. Mittelstaedt is 2260 Douglas Boulevard, Suite 280, Roseville, California 95661. The address of J. Bradford Bishop and James N. Cutler, Jr. is 6950 S.W. Hampton Street, Suite 200, Portland, Oregon 97223. The address of Eugene P. Polk is P.O. Box 1151, Prescott, Arizona 86302. The address of Frank W. Cutler is 711 North Bayfront, Newport Beach, California 92662. The address of Eugene V. Dupreau is Madera Disposal Systems, Inc., 21739 Road 19, Chowchilla, California 93610. The address of Michael W. Harlan is 2777 Allen Parkway, Suite 700, Houston, Texas 77019. The address of William J. Razzouk is 5915 River Oaks Road, Memphis, Tennessee 38120. The address of Irmgard R. Wilcox is 4622 70 Avenue East, Fife, Washington 98731.



(3) The trustees of the Murrey Trust are Bonnie L. Murrey, Irmgard R. Wilcox and Donald Hawkins. Under the rules of the Commission, the trustees may also be deemed beneficial owners of the shares owned by the Murrey Trust. The shares listed exclude 144,942 and 144,442 shares of common stock owned individually by Irmgard R. Wilcox and Donald Hawkins, respectively.



(4) Includes 100,000 shares purchasable under currently exercisable warrants and 33,333 shares purchasable under currently exercisable options. Also includes 567,900 shares held by the Mittelstaedt Family Trust dated 6/18/97, of which Mr. Mittelstaedt is the Trustee.



(5) Includes 247,000 shares purchasable under currently exercisable warrants.



(6) Includes 297,704 shares beneficially owned through three trusts for which Eugene Polk serves as a trustee (190,562 shares -- Eugene P. Polk and Barbara J. Polk Revocable Trust U/A 11/18/68; 53,571 shares -- Margaret T. Morris Trust U/A 5/1/67; and 53,571 shares -- Margaret T. Morris Trust U/A 4/19/69); and 170,714 shares held by the Polk Investment Partnership 93-1, for which Eugene Polk serves as a Manager; and 281,052 shares held by

    Kieckhefer Trust Partnership, for which Eugene Polk serves as Manager; and 562,104 shares held by Kieckhefer Partnership 84-1, for which Eugene Polk serves as Managing Partner.


(7) The trustees of the Bonnie L. Murrey Revocable Trust are Ronald K. Fish and Darren J. Murrey. Under the rules of the Commission, the trustees and Bonnie
    L. Murrey, the grantor of the Bonnie L. Murrey Revocable Trust, may also be deemed beneficial owners of the shares owned by the trust.



(8) Includes 66,667 shares purchasable under immediately exercisable warrants and 5,000 shares purchasable under immediately exercisable options.



(8) Includes 5,000 shares purchasable under immediately exercisable warrants and 15,000 shares purchasable under immediately exercisable options.



(10) Includes 15,000 shares purchasable under immediately exercisable options.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


     The authorized capital stock of Waste Connections consists of 50,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). As of January 29, 1999, there were 12,808,934 shares of common stock outstanding and no shares of Preferred Stock outstanding.


COMMON STOCK

     The holders of shares of common stock are entitled to one vote per share held on all matters submitted to a vote at a meeting of stockholders. Cumulative voting for the election of directors is not permitted. Subject to any preferences to which holders of Preferred Stock are entitled, the holders of outstanding shares of common stock are entitled to receive ratably any dividends that the Board of Directors declares. If Waste Connections liquidates, dissolves or winds up, the holders of shares of common stock are entitled to receive pro rata all assets of Waste Connections that are available for distribution to stockholders. The holders of shares of common stock do not have any preemptive, subscription, redemption, conversion or sinking fund rights. The outstanding shares of common stock, and the shares of common stock to be issued pursuant to this prospectus, are fully paid and nonassessable.

PREFERRED STOCK

     Waste Connections is authorized by the Amended and Restated Certificate of Incorporation to issue a maximum of 10,000,000 shares of Preferred Stock, in one or more series. The Board determines the rights, privileges and limitations of Preferred Stock, including dividend rights, voting rights, conversion privileges, redemption rights, liquidation rights and/or sinking fund rights. Preferred Stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors believes appropriate. There are no shares of Preferred Stock outstanding, and we have no current plans to issue Preferred Stock.

     One effect of having Preferred Stock authorized is that the Board of Directors alone may be able to authorize the issuance of Preferred Stock in ways that render more difficult or discourage an attempt to obtain control of Waste Connections by a tender offer, proxy contest, merger or otherwise, and thereby protect the continuity of Waste Connections' management. The issuance of shares of Preferred Stock may adversely affect the voting and other rights of holders of common stock. For example, Preferred Stock may rank prior to the common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into common stock. Accordingly, the issuance of Preferred Stock may discourage bids for the common stock or otherwise adversely affect the market price of the common stock.

CERTAIN STATUTORY, CHARTER AND BY-LAW PROVISIONS

     Classified Board of Directors. Waste Connections' amended and Restated Certificate of Incorporation (the "Restated Certificate") provides that the Board will be divided into three classes serving staggered terms, and that the number of directors in each class will be as nearly equal as is possible based on the number of directors constituting the entire Board. At each annual meeting of stockholders, successors to directors of the class whose term expires at such meeting will be elected to serve for three-year terms.

     The classification of directors makes it more difficult for stockholders to change the composition of the Board. At least two annual meetings of stockholders, instead of one, will generally be required to change the majority of the Board. This delay may help ensure that Waste Connections' directors, if confronted by a third party attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, would have sufficient time to review the proposal and available alternatives and to act in what they believe to be the best interests of the stockholders. However, such classification could also discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Waste Connections, even though such an attempt might benefit Waste Connections and our stockholders. The classification of the Board could thus make it more likely that incumbent directors will retain their positions.

     Number of Directors; Removal; Filling Vacancies. The Restated Certificate provides that the number of directors will be fixed from time to time by a majority of the directors then in office. In no event may there be less than three or more than nine directors, unless approved by at least two-thirds of the directors then in office. In addition, the Restated Certificate provides that newly created directorships resulting from an increase in the authorized number of directors, vacancies on the Board resulting from death, resignation, retirement, disqualification or removal of directors or any other cause may be filled only by the Board (and not by the stockholders unless there are no directors in office), if a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Accordingly, the Board could prevent any stockholder from enlarging the Board and filling the new directorships with such stockholder's own nominees.

     The Restated Certificate allows directors to be removed only for cause and only on the affirmative vote of holders of at least 66 2/3% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class.

     The provisions of the Restated Certificate governing the number of directors, their removal and the filling of vacancies may discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Waste Connections, or attempting to change the composition or policies of the Board, even though such attempts might benefit Waste Connections or our stockholders. These provisions of the Restated Certificate could thus increase the likelihood that incumbent directors retain their positions.

     Limitation on Special Meetings; No Stockholder Action by Written
Consent. The Restated Certificate and the Amended and Restated By-laws (the "Restated By-laws") provide that: (i) only a majority of the Board of Directors or the President or Chairman of the Board may call a special meeting of stockholders; (ii) only matters stated in the notice of meeting or properly brought before the meeting by or at the direction of the Board of Directors may be transacted at the meeting; and (iii) stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and may not be taken by written consent. These provisions, taken together, prevent stockholders from forcing consideration of stockholder proposals over the opposition of the Board, except at an annual meeting.

     Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. The Restated By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as director, or to bring other business before an annual meeting of stockholders of Waste Connections (the "Stockholder Notice Procedure"). In general, only persons who are nominated by or at the direction of the Board, any committee appointed by the Board, or by a stockholder who has given timely written notice to the Secretary of Waste Connections, may be elected as directors. At an annual meeting, only business that has been brought before the meeting by, or at the direction of, the Board, any committee appointed by the Board, or by a stockholder who has given timely written notice to the Secretary of Waste Connections, may be conducted. To be timely, notice of stockholder nominations or proposals to be made at an annual or special meeting must be received by Waste Connections not less than 60 days nor more than 90 days before the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, then the 15th day following the earlier of the day such notice was mailed or the day such public disclosure was made).

     By requiring advance notice of nominations by stockholders, the Stockholder Notice Procedure gives the Board an opportunity to consider the qualifications of the proposed nominees and inform stockholders about such qualifications. By requiring advance notice of other proposed business, the Stockholder Notice Procedure provides a more orderly procedure for conducting annual meetings of stockholders. It also gives the Board an opportunity to inform stockholders in advance of any business proposed to be conducted at such meetings, together with the Board's recommendations regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

     Although the Restated By-laws do not give the Board any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the Stockholder Notice Procedure may preclude a contest for the election of directors or the consideration of stockholder proposals. It may also discourage or deter a third party from soliciting proxies to elect its own slate of directors or to approve its own proposal, even though consideration of such nominees or proposals might benefit Waste Connections and our stockholders.

     Certain Provisions Relating to Potential Change of Control. The Restated Certificate authorizes the Board and any committee of the Board to take such action as it determines to be reasonably necessary or desirable to encourage any person or entity to enter into negotiations with the Board and management about transactions that may result in a change of control of Waste Connections. The Board and its committees may also contest or oppose any such transaction that the Board determines to be unfair, abusive or otherwise undesirable to Waste Connections, our business, assets, properties or stockholders. The Board or any Board committee may adopt plans or to issue securities of Waste Connections, and to determine the terms and conditions on which such securities may be exchangeable or convertible into cash or other securities. In addition, the Board or Board committee may treat any holder or class of holders of such designated securities differently than all other security holders in respect of the terms, conditions, provisions and rights of such securities.

     This authority is intended to give the Board flexibility to act in the best interests of stockholders in the event of a potential change of control. Such provisions may, however, deter potential acquirors from proposing unsolicited transactions not approved by the Board and might enable the Board to hinder or frustrate such a transaction if proposed.

     Limitation of Liability of Directors. The Restated Certificate provides that a director will not be personally liable to Waste Connections or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (the "Delaware Law"), which concerns unlawful payments of dividends, stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of Waste Connections will be eliminated or limited to the fullest extent permitted by the Delaware Law as so amended.

     Amendment of the Certificate of Incorporation and By-laws. The Restated Certificate contains provisions requiring the affirmative vote of the holders of at least 66 2/3% of the voting power of the Voting Stock to amend certain provisions of the Restated Certificate (including the provisions discussed above relating to the size and classification of the Board, replacement and/or removal of Board members, action by written consent, special stockholder meetings, the authorization for the Board to take steps to encourage or oppose, as the case may be, transactions which may result in a change of control of Waste Connections, and limitation of the liability of directors) or to amend any provision of the Restated By-laws by action of stockholders. These provisions make it more difficult for stockholders to make changes in the Restated Certificate and the Restated By-laws, including changes designed to facilitate the exercise of control over Waste Connections.

     Business Combination Provisions of Delaware Law. Waste Connections is a Delaware corporation and is subject to section 203 of the Delaware Law. Section 203 generally prevents a person who, together with affiliates and associates, owns, or within the past three years did own, 15% or more of the outstanding voting stock of a corporation (an "Interested Stockholder") from engaging in certain business combinations with the corporations for three years after the date such person became an Interested Stockholder, subject to certain exceptions. Business combinations covered by section 203 include a wide variety of transactions with or caused by an Interested Stockholder, including mergers, asset sales and other transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.

TRANSFER AGENT AND REGISTRAR

     BankBoston, N.A., c/o Boston EquiServe, L.P., serves as transfer agent and registrar for the common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE


     On completing this offering, we will have 16,058,934 shares of common stock outstanding. All of the shares offered by this prospectus will be freely saleable in the public market after this offering is completed, unless acquired by affiliates of Waste Connections. The shares outstanding before completion of this offering are saleable in the public market as follows:



3,940,896 shares sold in Waste              Currently freely saleable in the public
Connections' initial public offering        market, unless acquired by affiliates
3,768,207 shares                            Currently eligible for resale in the
                                            public market
6,313,206 shares*                           Eligible for resale in the public market
                                            in 1999 (including 1,000,000 shares
                                            eligible for resale in February 1999)
254,832 shares*                             Will be eligible for resale in the
                                            public market after 1999


---------------
* Subject to the restrictions of Rule 144. Shares of common stock held by Waste Connections' affiliates are subject to certain volume and other limitations discussed below under Rule 144.

     We have agreed not to offer, sell, sell short, transfer, hypothecate, pledge or otherwise dispose of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivative of our common stock (or agreement for such) for a period of 90 days after the date of this prospectus, directly or indirectly, by us or otherwise, except as consideration for business acquisitions, on exercise of certain of the currently outstanding stock options or warrants or on the issuance of options to employees, consultants and directors under our 1997 Stock Option Plan, and the exercise of such options, without the prior written consent of BT Alex. Brown Incorporated.

     Our directors and executive officers have agreed not to offer, sell, sell short, transfer, hypothecate, pledge or otherwise dispose of any shares of our common stock or other capital stock of Waste Connections, or any other securities convertible into or exchangeable or exercisable for shares of our common stock or derivative of our common stock owned by these persons (or as to which such person has the right to direct the disposition of) for a period of

60 days after the date of this prospectus, directly or indirectly, except with the prior written consent of BT Alex. Brown Incorporated.


     In general, under Rule 144, a person (or persons whose shares are aggregated), including persons who may be deemed affiliates of Waste Connections, who has beneficially owned his or her shares for at least one year may sell in any three-month period a number of shares equal to the greater of 1% of the outstanding shares of the common stock (128,089 shares as of January 29, 1999) or the average weekly trading volume during the four calendar weeks preceding each such sale. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about Waste Connections. Under Rule 144(k), a person (or persons whose shares are aggregated) who is not or has not been deemed an "affiliate" of Waste Connections for at least three months and who has beneficially owned his or her shares for at least two years may sell such shares under Rule 144 without regard to the limitations discussed above.


     The common stock has been publicly traded only since May 22, 1998, and it is possible that no active public market for the common stock will develop or be sustained. Sales of substantial amounts of the common stock, or the perception that such sales could occur, could cause the market price of the common stock to decline and impair our ability to raise capital or fund acquisitions by issuing common stock.


     In July 1998, Waste Connections filed a registration statement on Form S-4 under the Securities Act to register up to 3,000,000 shares issuable from time to time in connection with our acquisitions of solid waste services businesses. In October 1998, we filed an additional registration statement on Form S-4 under the Securities Act to increase by 20% the number of shares covered by the previous registration statement. Also in October 1998, we filed a third registration statement on Form S-4 under the Securities Act to register up to 3,000,000 shares issuable from time to time in connection with our acquisitions of solid waste services businesses. As of January 29, 1999, Waste Connections had issued 3,768,207 shares under the original registration statement on Form S-4, and an additional 2,875,958 shares were issuable under the three Form S-4 registration statements.


     In September 1998, we filed a registration statement under the Securities Act to register 309,700 shares issuable on exercise of stock options or other awards granted or to be granted under our Stock Option Plan. Subject to certain restrictions under Rule 144, those shares will be freely saleable in the public market immediately following exercise of such options.

                              PLAN OF DISTRIBUTION

     We have entered into an underwriting agreement with the underwriters named below in which they have severally agreed to purchase from us the number of shares of common stock set forth beside their names below. BT Alex. Brown Incorporated, CIBC Oppenheimer Corp. and First Analysis Securities Corporation are the representatives of the underwriters.

                                                                NUMBER OF
                        UNDERWRITER                              SHARES
                        -----------                             ---------
BT Alex. Brown Incorporated.................................
CIBC Oppenheimer Corp. .....................................
First Analysis Securities Corporation.......................

                                                                ---------
          Total.............................................    3,250,000
                                                                =========

     The obligation of the underwriters to purchase the common stock is subject to the terms and conditions set forth in the underwriting agreement. The underwriting agreement requires the underwriters to purchase all of the shares of the common stock offered by this prospectus, if any are purchased. The shares of common stock offered by the underwriters pursuant to this prospectus are subject to prior sale, when, as and if delivered to and accepted by the underwriters, and subject to the underwriters' right to reject any order in whole or in part.

     The underwriters have advised us that they propose to offer the shares of
common stock to the public at the public offering price of $     per share. Any
shares sold by the underwriters to securities dealers may be sold at a discount
of up to $     per share from the public offering price. Any such securities dealers may resell any shares purchased from the underwriters to certain other brokers or dealers at a discount of up to $0.10 per share from the public offering price. The underwriters may change the public offering price after the common stock is released for sale to the public.


     The underwriters may sell more shares than the total number set forth in the table above. To cover these sales, the underwriters have an option to purchase up to 487,500 additional shares of common stock from Waste Connections and certain of our non-employee stockholders at the public offering price less the underwriting discounts and commissions set forth in the table above. The underwriters may exercise this option for 30 days after the date of this prospectus only to cover these sales. To the extent that the underwriters purchase shares pursuant to this option, each of the underwriters will purchase shares in approximately the same proportion as the number of shares of common stock to be purchased by it shown in the above table bears to

3,250,000, and we and those non-employee stockholders will be obligated, pursuant to the option, to sell such shares to the underwriters. If purchased, the underwriters will offer such additional shares on the same terms as those on which the 3,250,000 shares are being offered. The following table sets forth the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase 487,500 additional shares.



                                                            NO EXERCISE    FULL EXERCISE
                                                            -----------    -------------
Per share...............................................     $              $
Total...................................................     $              $


     We have agreed to indemnify the underwriters with respect to certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     To facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. Specifically, the underwriters may overallot shares of the common stock in connection with this offering, thereby creating a short position in the underwriters' account. A short position results when an underwriter sells more shares of common stock than such underwriter is committed to purchase. Additionally, to cover such overallotments or to stabilize the market price of the common stock, the underwriters may bid for, and purchase, shares of the common stock at a level above that which might otherwise prevail in the open market. The underwriters are not required to engage in these activities, and, if commenced, any such activities may be discontinued at any time. The underwriters also may reclaim selling concessions allowed to an underwriter or dealer, if the underwriters repurchase shares distributed by that underwriter or dealer.

     We have agreed not to offer, sell, sell short, transfer, hypothecate, pledge or otherwise dispose of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivative of our common stock (or agreement for such) for a period of 90 days after the date of this prospectus, directly or indirectly, by us or otherwise, except as consideration for business acquisitions, on exercise of certain of the currently outstanding stock options or warrants or on the issuance of options to employees, consultants and directors under our 1997 Stock Option Plan, and the exercise of such options, without the prior written consent of BT Alex. Brown Incorporated.

     Our directors and executive officers have agreed not to offer, sell, sell short, transfer, hypothecate, pledge or otherwise dispose of any shares of our common stock or other capital stock of Waste Connections, or any other securities convertible into or exchangeable or exercisable for shares of our common stock or derivative of our common stock owned by these persons (or as to which such person has the right to direct the disposition of) for a period of 60 days after the date of this prospectus, directly or indirectly, except with the prior written consent of BT Alex. Brown Incorporated.

     In connection with this offering, certain underwriters and selling group members (if any) who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during the business day prior to the pricing of the offering before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as such. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid of such security; if all independent bids are lowered below the passive market makers' bid, however, such bid must then be lowered when certain purchase limits are exceeded.

     The underwriters and their respective affiliates may be customers of, lenders to, engage in transactions with, and perform services for us and our subsidiaries in the ordinary course of business. We paid $250,000 to BT Alex. Brown Incorporated for rendering a fairness opinion, related to our mergers with the Murrey Companies, to our Board of Directors. The amount paid for these services was determined by arms' length negotiations between us and BT Alex. Brown Incorporated. We believe that such amount is within standard industry parameters for a transaction of this nature.



     This offering is being made pursuant to the provisions of Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.


                                 LEGAL MATTERS

     The validity of the issuance of the shares of common stock offered hereby will be passed upon for Waste Connections by Shartsis, Friese & Ginsburg LLP, San Francisco, California. Certain partners and associate attorneys of Shartsis, Friese & Ginsburg LLP own an aggregate of 3,400 shares of Waste Connections' common stock. Certain legal matters related to this offering will be passed upon for the underwriters by Piper & Marbury L.L.P., Baltimore, Maryland. The statements pertaining to Waste Connections' G certificates awarded by the WUTC under "Risk Factors -- Highly Competitive Industry," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General," "Business -- Industry Overview," and "Business -- G certificates" will be passed upon for Waste Connections by Williams, Kastner & Gibbs PLLC, Seattle, Washington.

                                    EXPERTS

     The following financial statements appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere in this prospectus and Registration Statement:

          (a) financial statements of Waste Connections, Inc. and Predecessors as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997;

          (b) combined financial statements of The Murrey Companies (which consist of Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc. and Tacoma Recycling Company, Inc.) as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997;

          (c) financial statements of Madera Disposal Systems, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997;

          (d) financial statements of Arrow Sanitary Service, Inc. as of September 30, 1997, and for the year then ended;

          (e) financial statements of Contractors Waste Removal, L.C. as of December 31, 1997, and for the year then ended;

          (f) consolidated financial statements of Curry Transfer and Recycling, Inc. as of December 31, 1997 and for the year then ended;

          (g) combined financial statements of Butler County Landfill, Inc. and Kobus Construction, Inc. as of December 31, 1997, and for the year then ended; and

          (h) Supplemental Consolidated Financial Statements of Waste Connections, Inc. and Predecessors as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997.

     Such financial statements have been included in this prospectus and Registration Statement in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The following financial statements appearing in this prospectus and Registration Statement have been audited by Grant Thornton LLP, independent auditors, as set forth in their reports thereon appearing elsewhere in this prospectus and Registration Statement:

          (a) financial statements of Shrader Refuse and Recycling Service Company as of September 30, 1996 and 1997, and for the years then ended;

          (b) combined financial statements of B&B Sanitation (consisting of B&B Sanitation, Inc., Red Carpet Landfill, Inc. and Darlin Equipment, Inc.) as of December 31, 1997, and for the year then ended; and

          (c) combined financial statements of J&J Sanitation (consisting of J&J Sanitation, Inc., Big Red Roll Off, Inc., and J&J Sanitation of South Dakota) as of December 31, 1997, and for the year then ended.

     Such financial statements have been included in this prospectus and Registration Statement in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Amador Disposal Service, Inc. and Mother Lode Sani-Hut, Inc. at June 30, 1998 and for the year then ended appearing in this prospectus and Registration Statement have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their reports thereon appearing elsewhere in this prospectus and Registration Statement. Such financial statements have been included in this prospectus and Registration Statement in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     Waste Connections has filed with the Commission a registration statement on Form S-1. This prospectus, which forms a part of the Registration Statement, omits some of the information included in the Registration Statement. You should refer to the Registration Statement and its exhibits for further information.

     Waste Connections files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy the Registration Statement and any reports, statements or other information on file at the Commission's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. Please call the Commission at 1-800-732-0330 for further information on the public reference rooms. You can also request copies of those documents by writing to the Commission; you will be charged a duplicating fee. Our Commission filings are also available to the public from commercial document retrieval services and at the web site the Commission maintains at "http://www.sec.gov." Our common stock is listed on the Nasdaq National Market, and you may also inspect and copy our Commission filings at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street, N.W., Washington, D.C. 20549.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
WASTE CONNECTIONS, INC. UNAUDITED PRO FORMA FINANCIAL
  STATEMENTS
  Introduction to Unaudited Pro Forma Financial
     Statements.............................................    F-5
  Unaudited Pro Forma Statement of Operations for the year
     ended December 31, 1997................................    F-6
  Unaudited Pro Forma Statement of Operations for the nine
     months ended September 30, 1998........................    F-7
  Notes to Unaudited Pro Forma Statements of Operations.....    F-8
  Unaudited Pro Forma Balance Sheet as of September 30,
     1998...................................................   F-13
  Notes to Unaudited Pro Forma Balance Sheet................   F-14

WASTE CONNECTIONS, INC. AND PREDECESSORS
  Report of Ernst & Young LLP, Independent Auditors.........   F-15
  Combined Balance Sheet of Predecessors as of December 31,
     1996...................................................   F-16
  Consolidated Balance Sheets of Waste Connections, Inc. as
     of December 31, 1997 (Audited) and September 30, 1998
     (Unaudited)............................................   F-16
  Combined Statement of Operations of Predecessors for the
     nine months ended September 30, 1997...................   F-17
  Consolidated Statements of Operations of Waste
     Connections, Inc. for the period from inception
     (September 9, 1997) through December 31, 1997 (Audited)
     and the nine months ended September 30, 1998
     (Unaudited)............................................   F-17
  Combined Statement of Operations of The Disposal Group for
     the period from January 1, 1996 through July 31,
     1996...................................................   F-18
  Combined Statement of Operations of Predecessors for the
     period ended December 31, 1996.........................   F-18
  Combined Statement of Operations of The Disposal Group for
     the year ended December 31, 1995.......................   F-19
  Statement of Operations of Fibres International, Inc. for
     the period from January 1, 1995 through November 30,
     1995...................................................   F-19
  Statement of Operations of Predecessors for the one month
     ended December 31, 1995................................   F-19
  Consolidated Statement of Redeemable Stock and
     Stockholders' Equity (Deficit) of Waste Connections,
     Inc. for the period from inception (September 9, 1997)
     through December 31, 1997 (Audited) and the nine months
     ended September 30, 1998 (Unaudited)...................   F-20
  Combined Statement of Cash Flows of Predecessors for the
     nine months ended September 30, 1997...................   F-21
  Consolidated Statements of Cash Flows of Waste
     Connections, Inc. for the period from inception
     (September 9, 1997) through December 31, 1997 (Audited)
     and the nine months ended September 30, 1998
     (Unaudited)............................................   F-21
  Combined Statement of Cash Flows of The Disposal Group for
     the period from January 1, 1996 through July 31,
     1996...................................................   F-22
  Combined Statement of Cash Flows of Predecessors for the
     period ended December 31, 1996.........................   F-22
  Combined Statement of Cash Flows of The Disposal Group for
     the year ended December 31, 1995.......................   F-23
  Statement of Cash Flows of Fibres International, Inc. for
     the period from January 1, 1995 through November 30,
     1995...................................................   F-23
  Statement of Cash Flows of Predecessors for the one month
     ended December 31, 1995................................   F-23
  Notes to Financial Statements.............................   F-24

                                                              PAGE
                                                              -----
THE MURREY COMPANIES
  Report of Ernst & Young LLP, Independent Auditors.........   F-45
  Combined Balance Sheets as of December 31, 1996 and 1997
     (Audited) and September 30, 1998 (Unaudited)...........   F-46
  Combined Statements of Income and Retained Earnings for
     the years ended December 31, 1995, 1996 and 1997
     (Audited) and for the nine months ended September 30,
     1997 and 1998 (Unaudited)..............................   F-47
  Combined Statements of Cash Flows for the years ended
     December 31, 1995, 1996 and 1997 (Audited) and for the
     nine months ended September 30, 1997 and 1998
     (Unaudited)............................................   F-48
  Notes to Combined Financial Statements....................   F-49

MADERA DISPOSAL SYSTEMS, INC.
  Report of Ernst & Young LLP, Independent Auditors.........   F-59
  Balance Sheets as of December 31, 1996 and 1997...........   F-60
  Statements of Income and Retained Earnings for the years
     ended December 31, 1995, 1996 and 1997.................   F-61
  Statements of Cash Flows for the years ended December 31,
     1995, 1996 and 1997....................................   F-62
  Notes to Financial Statements.............................   F-63

ARROW SANITARY SERVICE, INC.
  Report of Ernst & Young LLP, Independent Auditors.........   F-69
  Balance Sheets as of September 30, 1997 (Audited) and
     March 31, 1998 (Unaudited).............................   F-70
  Statements of Income and Retained Earnings for the year
     ended September 30, 1997 (Audited) and the six months
     ended March 31, 1997 and 1998 (Unaudited)..............   F-71
  Statements of Cash Flows for the year ended September 30,
     1997 (Audited) and the six months ended March 31, 1997
     and 1998 (Unaudited)...................................   F-72
  Notes to Financial Statements.............................   F-73

SHRADER REFUSE AND RECYCLING SERVICE COMPANY
  Report of Independent Certified Public Accountants........   F-79
  Balance Sheets as of September 30, 1996 and 1997 (Audited)
     and June 30, 1998 (Unaudited)..........................   F-80
  Statements of Income for the years ended September 30,
     1996 and 1997 (Audited) and the nine months ended June
     30, 1997 and 1998 (Unaudited)..........................   F-81
  Statement of Stockholders' Equity for the years ended
     September 30, 1996 and 1997 (Audited) and the nine
     months ended June 30, 1998 (Unaudited).................   F-82
  Statements of Cash Flows for the years ended September 30,
     1996 and 1997 (Audited) and the nine months ended June
     30, 1997 and 1998 (Unaudited)..........................   F-83
  Notes to Financial Statements.............................   F-84

CONTRACTOR'S WASTE REMOVAL, L.C.
  Report of Ernst & Young LLP, Independent Auditors.........   F-92
  Balance Sheets as of December 31, 1997 (Audited) and March
     31, 1998 (Unaudited)...................................   F-93
  Statements of Operations and Change in Members' Deficit
     for the year ended December 31, 1997 (Audited) and the
     three months ended March 31, 1997 and 1998
     (Unaudited)............................................   F-94
  Statements of Cash Flows for the year ended December 31,
     1997 (Audited) and the three months ended March 31,
     1997 and 1998 (Unaudited)..............................   F-95
  Notes to Financial Statements.............................   F-96

                                                              PAGE
                                                              -----
CURRY TRANSFER AND RECYCLING, INC.
  Report of Ernst & Young LLP, Independent Auditors.........  F-100
  Consolidated Balance Sheets as of December 31, 1997
     (Audited) and March 31, 1998 (Unaudited)...............  F-101
  Consolidated Statements of Income and Retained Earnings
     for the year ended December 31, 1997 (Audited) and the
     three months ended March 31, 1997 and 1998
     (Unaudited)............................................  F-102
  Consolidated Statements of Cash Flows for the year ended
     December 31, 1997 (Audited) and the three months ended
     March 31, 1997 and 1998 (Unaudited)....................  F-103
  Notes to Consolidated Financial Statements................  F-104

B&B SANITATION
  Report of Independent Certified Public Accountants........  F-111
  Combined Balance Sheets as of December 31, 1997 (Audited)
     and March 31, 1998 (Unaudited).........................  F-112
  Combined Statements of Earnings for the year ended
     December 31, 1997 (Audited) and the three months ended
     March 31, 1997 and 1998 (Unaudited)....................  F-113
  Combined Statement of Stockholders' Deficit for the year
     ended December 31, 1997 (Audited) and the three months
     ended March 31, 1998 (Unaudited).......................  F-114
  Combined Statements of Cash Flows for the year ended
     December 31, 1997 (Audited) and the three months ended
     March 31, 1997 and 1998 (Unaudited)....................  F-115
  Notes to Combined Financial Statements....................  F-116

J & J SANITATION
  Report of Independent Certified Public Accountants........  F-120
  Combined Balance Sheets as of December 31, 1997 (Audited)
     and June 30, 1998 (Unaudited)..........................  F-121
  Combined Statements of Operations for the year ended
     December 31, 1997 (Audited) and the six months ended
     June 30, 1997 and 1998 (Unaudited).....................  F-122
  Combined Statement of Stockholders' and Partners' Equity
     for the year ended December 31, 1997 (Audited) and the
     six months ended June 30, 1998 (Unaudited).............  F-123
  Combined Statements of Cash Flows for the year ended
     December 31, 1997 (Audited) and the six months ended
     June 30, 1997 and 1998 (Unaudited).....................  F-124
  Notes to Combined Financial Statements....................  F-125

AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT,
  INC.
  Report of PricewaterhouseCoopers LLP, Independent
     Auditors...............................................  F-131
  Combined Balance Sheets as of June 30, 1998, (Audited) and
     September 30, 1998 (Unaudited).........................  F-132
  Combined Statements of Operations and Retained Earnings
     for the year ended June 30, 1998 (Audited) and the
     three months ended September 30, 1997 and 1998
     (Unaudited)............................................  F-133
  Combined Statements of Cash Flows for the year ended June
     30, 1998 (Audited) and the three months ended September
     30, 1997 and 1998 (Unaudited)..........................  F-134
  Notes to Combined Financial Statements....................  F-135

BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.
  Report of Ernst & Young LLP, Independent Auditors.........  F-140
  Combined Balance Sheets as of December 31, 1997 (Audited)
     and September 30, 1998 (Unaudited).....................  F-141

                                                              PAGE
                                                              -----
  Combined Statements of Income and Retained Earnings for
     the year ended December 31, 1997 (Audited) and the nine
     months ended September 30, 1997 and 1998 (Unaudited)...  F-142
  Combined Statements of Cash Flows for the year ended
     December 31, 1997 (Audited) and the nine months ended
     September 30, 1997 and 1998 (Unaudited)................  F-143
  Notes to Combined Financial Statements....................  F-144

SUPPLEMENTAL WASTE CONNECTIONS, INC. AND PREDECESSORS
  Report of Ernst & Young LLP, Independent Auditors.........  F-151
  Combined Balance Sheet of Predecessors as of December 31,
     1996...................................................  F-152
  Supplemental Consolidated Balance Sheets of Waste
     Connections, Inc. as of December 31, 1996 and 1997
     (Audited) and September 30, 1998 (Unaudited)...........  F-152
  Combined Statement of Operations of Predecessors for the
     nine months ended September 30, 1997...................  F-153
  Supplemental Consolidated Statements of Operations of
     Waste Connections, Inc. for the year ended December 31,
     1997 (Audited) and the nine months ended September 30,
     1997 and 1998 (Unaudited)..............................  F-153
  Combined Statement of Operations of The Disposal Group for
     the period from January 1, 1996 through July 31,
     1996...................................................  F-154
  Combined Statement of Operations of Predecessors for the
     period ended December 31, 1996.........................  F-154
  Supplemental Consolidated Statement of Operations of Waste
     Connections, Inc. for the year ended December 31,
     1996...................................................  F-154
  Combined Statement of Operations of The Disposal Group for
     the year ended December 31, 1995.......................  F-155
  Statement of Operations of Fibres International, Inc. for
     the period from January 1, 1995 through November 30,
     1995...................................................  F-155
  Statement of Operations of Predecessors for the one month
     ended December 31, 1995................................  F-155
  Supplemental Consolidated Statement of Operations of Waste
     Connections, Inc. for the year ended December 31,
     1995...................................................  F-155
  Supplemental Consolidated Statement of Redeemable Stock
     and Stockholders' Equity of Waste Connections, Inc. for
     the years ended December 31, 1995, 1996 and 1997
     (Audited) and the nine months ended September 30, 1998
     (Unaudited)............................................  F-156
  Combined Statement of Cash Flows of Predecessors for the
     nine months ended September 30, 1997...................  F-158
  Supplemental Consolidated Statements of Cash Flows of
     Waste Connections, Inc. for the year ended December 31,
     1997 (Audited) and the nine months ended September 30,
     1997 and 1998 (Unaudited)..............................  F-158
  Combined Statement of Cash Flows of The Disposal Group for
     the period from January 1, 1996 through July 31,
     1996...................................................  F-159
  Combined Statement of Cash Flows of Predecessors for the
     period ended December 31, 1996.........................  F-159
  Supplemental Consolidated Statement of Cash Flows of Waste
     Connections, Inc. for the year ended December 31,
     1996...................................................  F-159
  Combined Statement of Cash Flows of The Disposal Group for
     the year ended December 31, 1995.......................  F-160
  Statement of Cash Flows of Fibres International, Inc. for
     the period from January 1, 1995 through November 30,
     1995...................................................  F-160
  Statement of Cash Flows of Predecessors for the one month
     ended December 31, 1995................................  F-160
  Supplemental Consolidated Statement of Cash Flows of Waste
     Connections, Inc. for the year ended December 31,
     1995...................................................  F-160
  Notes to Supplemental Consolidated Financial Statements...  F-161

                            WASTE CONNECTIONS, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

     The Unaudited Pro Forma Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998, give effect to the business combinations involving WCI, its predecessors, Madera Disposal Systems, Inc. ("Madera"), Arrow Sanitary Service, Inc. ("Arrow"), Shrader Refuse and Recycling Service Company ("Shrader"), Curry Transfer and Recycling, Inc. ("Curry"), Contractors Waste Removal L.C. ("Contractors"), J & J Sanitation ("J & J"), B&B Sanitation ("B&B"), Amador Disposal Service, Inc./Mother Lode Sani-Hut, Inc. ("Amador"), and Butler County Landfill, Inc./Kobus Construction, Inc. ("Butler") as if such business combinations occurred on January 1, 1997 and were accounted for using the purchase method of accounting. In addition to reflecting the business combinations involving WCI, its predecessors, Madera, Arrow, Shrader, Curry, Contractors, J & J, B & B, Amador and Butler, the following Unaudited WCI and the Murrey Companies Pro Forma Combined Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 reflect the merger with the Murrey Companies as poolings-of-interests.

     The following Unaudited Pro Forma Balance Sheet as of September 30, 1998 assumes WCI's acquisition of Amador and Butler occurred on September 30, 1998. In addition to reflecting the business combinations involving WCI, Amador and Butler, the following Unaudited Pro Forma Combined Balance Sheet as of September 30, 1998 reflects the mergers with the Murrey Companies as poolings-of-interests.

     The accompanying pro forma financial statements have also been adjusted to reflect the sale of the Common Stock offered by the Company hereby and the application of the estimated net proceeds therefrom, as described in "Use of Proceeds."

     WCI has preliminarily analyzed the savings that it expects to be realized by consolidating certain operational and general and administrative functions. WCI has not and cannot quantify all of these savings due to the short period of time since the predecessor, Madera, Arrow, Shrader, Curry, Contractors, J & J, B&B, Amador and Butler acquisitions occurred. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to WCI's corporate management. However, these costs, like the savings they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the Unaudited Pro Forma Financial Statements.

     The Unaudited Pro Forma Financial Statements include certain adjustments to the historical financial statements, including adjusting depreciation expense to reflect purchase price allocations of the entities acquired by WCI, adjusting interest expense to reflect acquisition-related debt and the related income tax effects of these adjustments.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The Unaudited Pro Forma Financial Statements do not purport to represent what WCI's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or to project WCI's financial position or results of operations for any future period. Because WCI, its predecessors, the Murrey Companies, Madera, Arrow, Shrader, Curry, Contractors, J & J, B&B, Amador and Butler were not under common control or management for all periods, historical combined results may not be comparable to, or indicative of, future performance. The Unaudited Pro Forma Financial Statements should be read in conjunction with the other financial statements and notes thereto included elsewhere herein, as well as information included under the headings "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" included elsewhere herein.

                            WASTE CONNECTIONS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                  WASTE
                                                              CONNECTIONS,
                                                                  INC.                                            ARROW
                                                               PERIOD FROM                       MADERA         SANITARY
                                                                INCEPTION     PREDECESSORS      DISPOSAL      SERVICE, INC.
                                                              (SEPTEMBER 9,   COMBINED NINE   SYSTEMS, INC.       YEAR
                                                                1997) TO      MONTHS ENDED     YEAR ENDED         ENDED
                                                              DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,    SEPTEMBER 30,
                                                                  1997            1997            1997            1997
                                                              -------------   -------------   -------------   -------------
Revenues....................................................    $   6,237        $18,114         $ 7,845         $6,209
Operating expenses:
 Cost of operations.........................................        4,703         14,753           5,289          4,970
 Selling, general and administrative........................          619          3,009           1,041            776
 Depreciation and amortization..............................          354          1,083             627            143
 Start-up and integration...................................          493             --              --             --
 Stock compensation.........................................        4,395             --              --             --
                                                                ---------        -------         -------         ------
Income (loss) from operations...............................       (4,327)          (731)            888            320
Interest expense............................................       (1,035)          (456)           (280)           (72)
Other income (expense), net.................................          (36)            14             173             (2)
                                                                ---------        -------         -------         ------
Income (loss) before (provision) benefit for income taxes...       (5,398)        (1,173)            781            246
(Provision) benefit for income taxes........................          332             --              --           (117)
                                                                ---------        -------         -------         ------
Net income (loss)...........................................    $  (5,066)       $(1,173)        $   781         $  129
                                                                =========        =======         =======         ======
Redeemable convertible preferred stock accretion............    $    (531)
                                                                ---------
Net loss applicable to common
 stockholders...............................................    $  (5,597)
                                                                =========
Basic and diluted net loss per common share.................    $   (2.99)
                                                                =========
Shares used in the per share calculation....................    1,872,567
                                                                =========


                                                                 SHRADER         CURRY
                                                               REFUSE AND       TRANSFER
                                                                RECYCLING         AND         CONTRACTORS       J & J
                                                                 SERVICE       RECYCLING,        WASTE        SANITATION
                                                                 COMPANY          INC.       REMOVAL, L.C.     COMBINED
                                                               YEAR ENDED      YEAR ENDED     YEAR ENDED      YEAR ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                                  1997            1997           1997            1997
                                                              -------------   ------------   -------------   ------------
Revenues....................................................     $6,896          $3,617         $1,903          $2,346
Operating expenses:
 Cost of operations.........................................      4,601           2,259          1,234           1,789
 Selling, general and administrative........................        567             655            359             319
 Depreciation and amortization..............................        770             260            202             197
 Start-up and integration...................................         --
 Stock compensation.........................................         --
                                                                 ------          ------         ------          ------
Income (loss) from operations...............................        958             443            108              41
Interest expense............................................       (292)            (50)          (178)           (108)
Other income (expense), net.................................         59              64             --              --
                                                                 ------          ------         ------          ------
Income (loss) before (provision) benefit for income taxes...        725             457            (70)            (67)
(Provision) benefit for income taxes........................                       (183)            --              --
                                                                 ------          ------         ------          ------
Net income (loss)...........................................     $  725          $  274         $  (70)         $  (67)
                                                                 ======          ======         ======          ======
Redeemable convertible preferred stock accretion............
Net loss applicable to common
 stockholders...............................................
Basic and diluted net loss per common share.................
Shares used in the per share calculation....................


                                                                                AMADOR           BUTLER
                                                                  B&B          DISPOSAL          COUNTY
                                                               SANITATION    SERVICE, INC.   LANDFILL, INC.
                                                                COMBINED       COMBINED         COMBINED
                                                               YEAR ENDED     YEAR ENDED       YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,     DECEMBER 31,     PRO FORMA
                                                                  1997           1997             1997        ADJUSTMENTS
                                                              ------------   -------------   --------------   -----------
Revenues....................................................     $1,965         $3,205           $3,010         $    --
Operating expenses:
 Cost of operations.........................................      1,074          2,432            1,898            (146)(a)
                                                                                                                   (195)(b)
                                                                                                                   (100)(c)
 Selling, general and administrative........................                       480              236            (570)(d)
                                                                                                                   (132)(e)
                                                                                                                   (267)(j)
 Depreciation and amortization..............................        259            317              631            (102)(f)
                                                                                                                 (2,022)(k)
                                                                                                                  1,620(l)
 Start-up and integration...................................                        --               --              --
 Stock compensation.........................................                        --               --              --
                                                                 ------         ------           ------         -------
Income (loss) from operations...............................        312            (24)             245           1,914
Interest expense............................................       (108)           (77)            (180)            456(g)
                                                                                                                   (218)(g)
                                                                                                                  1,345(m)
                                                                                                                 (4,796)(n)
Other income (expense), net.................................          1             (3)              43              --
                                                                 ------         ------           ------         -------
Income (loss) before (provision) benefit for income taxes...        205           (104)             108          (1,299)
(Provision) benefit for income taxes........................         --             (2)              --             (92)(h)
                                                                                                                   (618)(o)
                                                                                                                  1,082(l)
                                                                 ------         ------           ------         -------
Net income (loss)...........................................     $  205         $ (106)          $  108         $  (927)
                                                                 ======         ======           ======         =======
Redeemable convertible preferred stock accretion............
Net loss applicable to common
 stockholders...............................................
Basic and diluted net loss per common share.................
Shares used in the per share calculation....................


                                                                              THE MURREY     PRO FORMA
                                                               PRO FORMA      COMPANIES       COMBINED
                                                               YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    PRO FORMA
                                                                  1997           1997           1997       ADJUSTMENTS
                                                              ------------   ------------   ------------   -----------
Revenues....................................................   $   61,347      $28,874       $   90,221      $   --
Operating expenses:
 Cost of operations.........................................       44,561       23,133           67,694          --
 Selling, general and administrative........................        7,412        2,323            9,735          --
 Depreciation and amortization..............................        4,339        1,371            5,710          --
 Start-up and integration...................................          493           --              493          --
 Stock compensation.........................................        4,395           --            4,395          --
                                                               ----------      -------       ----------      ------
Income (loss) from operations...............................          147        2,047            2,194          --
Interest expense............................................       (6,049)        (380)          (6,429)      3,803(p)
Other income (expense), net.................................          313          283              596          --
                                                               ----------      -------       ----------      ------
Income (loss) before (provision) benefit for income taxes...       (5,589)       1,950           (3,639)      3,803
(Provision) benefit for income taxes........................          402         (634)            (232)     (1,521)(q)
                                                               ----------      -------       ----------      ------
Net income (loss)...........................................   $   (5,187)     $ 1,316       $   (3,871)     $2,282
                                                               ==========      =======       ==========      ======
Redeemable convertible preferred stock accretion............         (531)                         (531)
                                                               ----------                    ----------
Net loss applicable to common
 stockholders...............................................   $   (5,718)                   $   (4,402)
                                                               ==========                    ==========
Basic and diluted net loss per common share.................   $    (2.12)                   $    (0.79)
                                                               ==========                    ==========
Shares used in the per share calculation....................    2,700,306                     5,589,186
                                                               ==========                    ==========


                                                               PRO FORMA
                                                                COMBINED
                                                              AS ADJUSTED
                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Revenues....................................................   $   90,221
Operating expenses:
 Cost of operations.........................................       67,694
 Selling, general and administrative........................        9,735
 Depreciation and amortization..............................        5,710
 Start-up and integration...................................          493
 Stock compensation.........................................        4,395
                                                               ----------
Income (loss) from operations...............................        2,194
Interest expense............................................       (2,626)
Other income (expense), net.................................          596
                                                               ----------
Income (loss) before (provision) benefit for income taxes...          164
(Provision) benefit for income taxes........................       (1,753)
                                                               ----------
Net income (loss)...........................................   $   (1,589)
                                                               ==========
Redeemable convertible preferred stock accretion............         (531)
                                                               ==========
Net loss applicable to common
 stockholders...............................................   $   (2,120)
                                                               ==========
Basic and diluted net loss per common share.................   $    (0.24)
                                                               ==========
Shares used in the per share calculation....................    8,839,186
                                                               ==========

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                         CURRY
                                                                                                       TRANSFER     CONTRACTORS
                                       WASTE            MADERA           ARROW       SHRADER REFUSE       AND          WASTE
                                   CONNECTIONS,        DISPOSAL        SANITARY      AND RECYCLING    RECYCLING,      REMOVAL
                                 INC. CONSOLIDATED   SYSTEMS, INC.   SERVICE, INC.      SERVICE          INC.          L.C.
                                    NINE MONTHS        ONE MONTH      FIVE MONTHS       COMPANY       FIVE MONTHS   FIVE MONTHS
                                       ENDED             ENDED           ENDED         SIX MONTHS        ENDED         ENDED
                                   SEPTEMBER 30,      JANUARY 31,       MAY 31,          ENDED          MAY 31,       MAY 31,
                                       1998              1998            1998        JUNE 30, 1998       1998          1998
                                 -----------------   -------------   -------------   --------------   -----------   -----------
Revenues........................     $  35,336           $ 611          $2,508           $3,505         $1,408         $ 791
Operating expenses:
 Cost of operations.............        24,007             412           1,836            2,264            837           543
 Selling, general and
   administrative...............         3,518             112             385              310            270           182
 Depreciation and amortization..         2,693              69              67              471            124            94
 Stock compensation.............           561              --              --               --             --            --
                                     ---------           -----          ------           ------         ------         -----
Income (loss) from operations...         4,557              18             220              460            177           (28)
Interest expense................        (1,427)           (289)            (14)            (191)           (33)          (90)
Other income, net...............            --              16               2               11             41            --
                                     ---------           -----          ------           ------         ------         -----
Income (loss) before (provision)
 benefit for income taxes.......         3,130            (255)            208              280            185          (118)
(Provision) benefit for income
 taxes..........................        (1,513)             --             (89)              --             --            --
                                     ---------           -----          ------           ------         ------         -----
Income (loss) before
 extraordinary item.............         1,617           $(255)         $  119           $  280         $  185         $(118)
                                                         =====          ======           ======         ======         =====
Extraordinary Item -- early
 extinguishment of debt, net of
 tax benefit of $165............          (815)
                                     ---------
Net income (loss)...............     $     802
                                     =========
Redeemable convertible preferred
 stock accretion................     $    (917)
                                     ---------
Net income (loss) applicable to
 common stockholders............     $    (115)
                                     =========
Basic earnings (loss) per common
 share:
Income (loss) before
 extraordinary item.............     $    0.13
                                     =========
Extraordinary item..............         (0.15)
                                     =========
Basic net income (loss) per
 common share...................     $   (0.02)
                                     =========
Diluted earnings (loss) per
 common share:
Income (loss) before
 extraordinary item.............     $    0.09
                                     =========
Extraordinary item..............         (0.11)
                                     ---------
Diluted net loss per common
 share..........................     $   (0.02)
                                     =========
Shares used in the per share
 calculations:
 Basic..........................     5,476,532
                                     =========
 Diluted........................     7,438,658
                                     =========


                                                                 AMADOR           BUTLER
                                     J & J          B&B         DISPOSAL          COUNTY
                                  SANITATION    SANITATION    SERVICE, INC    LANDFILL, INC.
                                   COMBINED      COMBINED       COMBINED         COMBINED                      PRO FORMA
                                  SIX MONTHS    FIVE MONTHS    NINE MONTHS     NINE MONTHS                    NINE MONTHS
                                     ENDED         ENDED          ENDED           ENDED                          ENDED
                                   JUNE 30,       MAY 31,     SEPTEMBER 30,   SEPTEMBER 30,     PRO FORMA    SEPTEMBER 30,
                                     1998          1998           1998             1998        ADJUSTMENTS       1998
                                  -----------   -----------   -------------   --------------   -----------   -------------
Revenues........................    $1,210         $876          $2,355           $2,419         $    --      $   51,019
Operating expenses:
 Cost of operations.............       854          464           1,642            1,659              --          34,518
 Selling, general and
   administrative...............       213          136             400              130            (111)(j)       5,545
 Depreciation and amortization..       107          110             229              408            (334)(l)       4,038
 Stock compensation.............        --           --              --               --              --             561
                                    ------         ----          ------           ------         -------      ----------
Income (loss) from operations...        36          166              84              222             445           6,357
Interest expense................       (53)         (46)            (88)            (109)            624(m)       (3,862)
                                                                                                  (2,146)(n)
Other income, net...............        --           --             (22)             109              --             157
                                    ------         ----          ------           ------         -------      ----------
Income (loss) before (provision)
 benefit for income taxes.......       (17)         120             (26)             222          (1,077)          2,652
(Provision) benefit for income
 taxes..........................        --           --              (1)                             358(o)       (1,245)
                                    ------         ----          ------           ------         -------      ----------
Income (loss) before
 extraordinary item.............    $  (17)        $120          $  (27)          $  222         $  (719)          1,407
                                    ======         ====          ======           ======         =======
Extraordinary Item -- early
 extinguishment of debt, net of
 tax benefit of $165............                                                                                    (815)
                                                                                                              ----------
Net income (loss)...............                                                                              $      592
                                                                                                              ==========
Redeemable convertible preferred
 stock accretion................                                                                              $     (917)
                                                                                                              ----------
Net income (loss) applicable to
 common stockholders............                                                                              $     (325)
                                                                                                              ==========
Basic earnings (loss) per common
 share:
Income (loss) before
 extraordinary item.............                                                                              $     0.08
                                                                                                              ==========
Extraordinary item..............
Basic net income (loss) per
 common share...................
Diluted earnings (loss) per
 common share:
Income (loss) before
 extraordinary item.............                                                                              $     0.06
                                                                                                              ==========
Extraordinary item..............
Diluted net loss per common
 share..........................
Shares used in the per share
 calculations:
 Basic..........................                                                                               6,069,350
                                                                                                              ==========
 Diluted........................                                                                               7,654,186
                                                                                                              ==========


                                   THE MURREY       PRO FORMA
                                    COMPANIES       COMBINED
                                   NINE MONTHS     NINE MONTHS
                                      ENDED           ENDED                       PRO FORMA
                                  SEPTEMBER 30,   SEPTEMBER 30,    PRO FORMA      COMBINED
                                      1998            1998        ADJUSTMENTS    AS ADJUSTED
                                  -------------   -------------   -----------    -----------
Revenues........................     $24,532       $    75,551    $        --    $    75,551
Operating expenses:
 Cost of operations.............      19,337            53,855             --         53,855
 Selling, general and
   administrative...............       1,870             7,415             --          7,415
 Depreciation and amortization..       1,640             5,678             --          5,678
 Stock compensation.............          --               561             --            561
                                     -------       -----------    -----------    -----------
Income (loss) from operations...       1,685             8,042             --          8,042
Interest expense................        (423)           (4,285)   $     2,852(p)      (1,433)
Other income, net...............         (97)               60             --             60
                                     -------       -----------    -----------    -----------
Income (loss) before (provision)
 benefit for income taxes.......       1,165             3,817          2,852          6,669
(Provision) benefit for income
 taxes..........................        (414)           (1,659)        (1,141)(q)      (2,800)
                                     -------       -----------    -----------    -----------
Income (loss) before
 extraordinary item.............     $   751             2,158    $     1,711          3,869
                                     =======                      ===========
Extraordinary Item -- early
 extinguishment of debt, net of
 tax benefit of $165............                          (815)                         (815)
                                                   -----------                   -----------
Net income (loss)...............                   $     1,343                   $     3,054
                                                   ===========                   ===========
Redeemable convertible preferred
 stock accretion................                   $      (917)                  $      (917)
                                                   -----------                   -----------
Net income (loss) applicable to
 common stockholders............                   $       426                   $     2,137
                                                   ===========                   ===========
Basic earnings (loss) per common
 share:
Income (loss) before
 extraordinary item.............                   $      0.14                   $      0.24
                                                   ===========                   ===========
Extraordinary item..............
Basic net income (loss) per
 common share...................
Diluted earnings (loss) per
 common share:
Income (loss) before
 extraordinary item.............                   $      0.12                   $      0.21
                                                   ===========                   ===========
Extraordinary item..............
Diluted net loss per common
 share..........................
Shares used in the per share
 calculations:
 Basic..........................                     8,958,230                    12,208,230
                                                   ===========                   ===========
 Diluted........................                    10,543,066                    13,793,066
                                                   ===========                   ===========

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     ASSUMPTIONS. The unaudited pro forma statements of operations for the year ended December 31, 1997 and for the nine months ended September 30, 1998 are presented as if the acquisitions of the Company's predecessors, Madera, Arrow, Shrader, Curry, Contractors, J & J, B&B, Amador and Butler had occurred on January 1, 1997. In addition, the unaudited pro forma combined statements of operations for the year ended December 31, 1997 and for the nine months ended September 30, 1998 combine the pro forma statements of operations for those respective periods with the historical statements of operations for the Murrey Companies for the year ended December 31, 1997 and for the nine months ended September 30, 1998, respectively.

     BUSINESS COMBINATIONS. The acquisitions of Madera, Arrow, Shrader, Curry, Contractors, J & J, B&B, Amador and Butler are being accounted for under the purchase method of accounting for business combinations. Certain items affecting the purchase prices and their allocations are preliminary. The preliminary purchase prices consist of the following:

                        MADERA     ARROW    SHRADER    CURRY    CONTRACTORS    J & J      B&B     AMADOR    BUTLER
                        -------   -------   -------   -------   -----------   -------   -------   -------   -------
Cash paid to
  shareholders.......    $6,949   $ 7,537   $ 8,106   $ 6,347     $ 2,442     $ 2,074   $ 3,321   $ 5,581   $ 7,013
Common stock
  issued.............     7,500     3,045     9,997        --       1,000          --        --        --        --
Liabilities assumed..     4,256       769     2,102     1,298       2,561       1,372     1,723     1,428     2,219
Sellers notes........        --        --       378        25         166          93        24        --       172
Acquisition costs....       180       125       225        90          73          80       170       100       132
Common stock warrants
  issued.............       954        --        --        --          --          --        --        --        --
                        -------   -------   -------   -------     -------     -------   -------   -------   -------
                        $19,839   $11,476   $20,808   $ 7,760     $ 6,242     $ 3,619   $ 5,238   $ 7,109   $ 9,536
                        =======   =======   =======   =======     =======     =======   =======   =======   =======

     The Company has preliminarily allocated the purchase prices as follows:

                        MADERA     ARROW    SHRADER    CURRY    CONTRACTORS    J & J      B&B     AMADOR    BUTLER
                        -------   -------   -------   -------   -----------   -------   -------   -------   -------
Tangible assets
  purchased..........    $4,534   $   898   $ 4,378   $ 2,877     $ 1,506     $   687   $ 2,611   $ 1,935   $ 9,265
Goodwill.............    14,580    10,528    16,300     4,583       4,686       2,892     2,577     5,144       251
Covenants not to
  compete............        --        50       130       100          50          40        50        30        20
Long-term franchise
  agreements and
  contracts..........       725        --        --       200          --          --        --        --        --
                        -------   -------   -------   -------     -------     -------   -------   -------   -------
                        $19,839   $11,476   $20,808   $ 7,760     $ 6,242     $ 3,619   $ 5,238   $ 7,109   $ 9,536
                        =======   =======   =======   =======     =======     =======   =======   =======   =======

     The valuation of the Company's common stock issued in connection with the acquisitions was determined based on the market price of the securities over a reasonable period of time before and after the two companies reached agreement on the purchase price and, if applicable, after the proposed transaction is announced. The valuation of common stock issued with contractual trading restrictions is discounted to reflect the specific features of the stock issued.

     WCI's mergers with the Murrey Companies will be accounted for under the pooling of interests method of accounting for business combinations. The pro forma financial statements assume the issuance of 2,888,880 shares, which represents the number of shares exchanged.

                            WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                      STATEMENTS OF OPERATIONS (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     PRO FORMA ADJUSTMENTS. The unaudited pro forma statements of operations do not reflect non-recurring costs resulting directly from the merger between the Company and the Murrey Companies. The management of the Company estimates that these costs will approximate $6,500 and will be charged to operations in the quarter that the merger was consummated. The amount includes costs to merge the companies, signing bonuses to be paid to Murrey Company officers, and professional fees. The following adjustments have been made to the unaudited pro forma statements of operations:

     (a) To eliminate BFI corporate environmental expense allocation related to BFI landfill closure costs which do not exist for the Company.

     (b) To record amortization of the loss contract accrual that was recorded in connection with the acquisitions of the predecessor operations. The loss contract accrual is being amortized to operating expenses over the related terms of the loss contracts which range from 6 to 65 months. The loss contract accrual represents the estimated incremental losses to the Company related to certain unfavorable contracts the Company acquired in connection with the acquisition of the predecessor operations.

     (c) To reduce facilities lease expense to the amounts provided for in the sublease agreement entered into with BFI in connection with the acquisitions of the predecessor operations. The sublease agreement was directly attributable to, a required element of, and a condition to the closing of the acquisition.

     (d) To reduce BFI corporate overhead expense allocations to the amount of corporate overhead currently being incurred by the Company.

     (e) To eliminate consulting expenses incurred by BFI related to the acquisition of The Disposal Group which the Company did not assume in connection with the acquisitions of the predecessors. The non-assumption of the consulting agreement was directly attributable to, a required element of, and a condition to the closing of the acquisition.

     (f) To decrease goodwill amortization for the lower goodwill amount recorded by the Company in connection with its acquisition of the predecessor operations.

     (g) To eliminate the predecessor's interest expense and record interest expense on the debt obligations incurred by the Company in connection with the acquisitions of the predecessors.

     (h) To record the estimated tax provision associated with the proforma adjustments for the Company's predecessors net of the tax benefit for the net operating loss for the nine months ended September 30, 1997 using the Company's effective tax rate.

     (i) To record the estimated tax benefit for the year ended December 31, 1997 associated with the pro forma adjustments for the Madera $198, Arrow $226, Shrader $60, Curry $177, Contractors $96, J&J $76, B&B $93, Amador $144 and Butler $12 acquisitions using the Company's estimated effective tax rates.

     (j) To reduce officers' salaries to levels provided for in the new employment agreements which were directly attributable to, required elements of, and a condition to the closing of the Madera acquisition $83 and the Shrader acquisition $184 for the year ended 1997 and Madera $19 and Shrader $92 for the nine months ended September 30, 1998.

                            WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                      STATEMENTS OF OPERATIONS (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     (k) To reduce depreciation for the reduction in the property and equipment's carrying value to fair value related to the acquisition of Madera $377, Arrow $78, Shrader $585, Curry $130, Contractors $48, J&J $130, B&B $82, Amador $180 and Butler $412 for the year ended December 31, 1997.

     (l) To increase amortization for the increase in goodwill and other intangibles resulting from the acquisition of Madera $364, Arrow $265, Shrader $439, Curry $130, Contractors $128, J&J $80, B&B $69, Amador $135 and Butler $10 for the year ended December 31, 1997. To increase (decrease) depreciation and amortization for effects of the purchase for Madera ($19), Arrow $90, Shrader ($160), Curry ($4), Contractors $47, J&J ($33), B&B ($2), Amador ($25) and Butler ($228) for the nine months ended September 30, 1998. Goodwill is amortized over a term of 40 years and the covenant not to compete is amortized over a term of five years.

     (m) To eliminate interest expense associated with the outstanding debt obligations of Madera $280, Arrow $72, Shrader $292, Curry $50, Contractors $178, J&J $108, B&B $108, Amador $77 and Butler $180 which were paid-off in connection with the acquisitions for the year ended December 31, 1997 and Arrow $14, Shrader $191, Curry $33, Contractors $90, J&J $53, B&B $46, Amador $88 and Butler $109 for the nine months ended September 30, 1998.

     (n) To record interest expense on the additional long-term debt obligations incurred by the Company in connection with the acquisition of Madera $897, Arrow $606, Shrader $771, Curry $493, Contractors $338, J&J $244, B&B $354, Amador $481 and Butler $612 for the year ended 1997 and Arrow $239, Shrader $372, Curry $247, Contractors $169, J&J $122, B&B $177, Amador $361 and Butler $459 for the nine months ended September 30, 1998. In the aggregate the Company incurred or refinanced long-term debt obligations of approximately $64,469 related to these acquisitions; with a weighted average interest rate of 7.4%.

     (o) To record C corporation income tax (provision) benefit for the year ended December 31, 1997 for Madera ($297), Shrader ($290), Contractors $28, J&J $27, B&B ($82), Amador $41 and Butler $(45), which were subchapter S corporations LLC or partnerships for income tax purposes for all periods prior to their acquisition by the Company. To record the estimated C corporation tax (provision) benefit and tax effect of pro forma adjustments for Madera $83, Arrow $118, Shrader ($64), Curry $10, Contractors $97, J&J $42, B&B $4, Amador $110 and Butler ($42) for the nine months ended September 30, 1998.

     (p) To eliminate interest expense for a reduction in the pro-forma combined debt, as the offering proceeds will be used to pay off outstanding debt obligations of the Company.

     (q) To record income tax expense associated with the reduction in interest expense associated with pro form adjustment(p).

                            WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                      STATEMENTS OF OPERATIONS (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     PRO FORMA PER SHARE DATA. The shares used in computing the unaudited pro forma net loss per share for the periods ended December 31, 1997, and the nine months ended September 30, 1998 are based upon the pro forma number of common shares as summarized in the table below. See Note 1 of the Company's notes to financial statements included elsewhere herein for information concerning the computation of basic and diluted net income (loss) per share.

                                                                                NINE MONTHS
                                                              YEAR ENDED           ENDED
                                                             DECEMBER 31,      SEPTEMBER 30,
                                                                 1997               1998
                                                             ------------    ------------------
Basic Share Count:
  Company weighted average shares outstanding..............    1,872,567          5,476,532
  Shares issued in connection with the acquisition of
     Arrow.................................................      213,750            131,538(1)
  Shares issued in connection with the acquisition of
     Contractors...........................................       76,423             43,829(2)
  Shares issued in connection with the acquisition of
     Shrader...............................................      537,566            417,451(3)
                                                              ----------         ----------
  Shares used in calculating proforma basic income (loss)
     per share.............................................    2,700,306          6,069,350
  Shares issued in exchange for the Murrey Companies'
     stock.................................................    2,888,880          2,888,880
                                                              ----------         ----------
  Shares used in calculating pro forma combined basic net
     income (loss) per share...............................    5,589,186          8,958,230
  Shares issued in connection with this offering...........    3,250,000          3,250,000
                                                              ----------         ----------
  Shares used in calculating pro forma combined, as
     adjusted, basic net income (loss) per share...........    8,839,186         12,208,230
                                                              ==========         ==========
Diluted Share Count:
  Shares used in calculating pro forma basic income (loss)
     per share.............................................    2,700,306          6,069,350
  Dilutive effect of stock options and warrants
     outstanding...........................................           --          1,584,836
                                                              ----------         ----------
  Shares used in calculating pro forma dilutive income
     (loss)................................................    2,700,306          7,654,186
  Shares issued in exchange for the Murrey Companies'
     stock.................................................    2,888,880          2,888,880
                                                              ----------         ----------
  Shares used in calculating pro forma combined diluted net
     income (loss) per share...............................    5,589,186         10,543,066
  Shares issued in connection with this offering...........    3,250,000          3,250,000
                                                              ----------         ----------
  Shares used in calculating pro forma combined, as
     adjusted, diluted net income (loss) per share.........    8,839,186         13,793,066
                                                              ==========         ==========

---------------
(1) Includes only incremental shares issued for acquisition of Arrow because 82,212 shares are already included in the Company's weighted average shares outstanding for the nine months ended September 30, 1998.

(2) Includes only incremental shares issued for acquisition of Contractors because 39,094 shares are already in the Company's weighted average shares outstanding for the nine months ended September 30, 1998.

(3) Includes only incremental shares issued for acquisition of Shrader because 120,115 shares are already in the Company's weighted average for the nine months ended September 30, 1998.

     ACQUISITION COSTS. The Company incurred costs of $180, $125, $225, $90, $73, $80, $170, $100 and $132 related to the Madera, Arrow, Shrader, Curry, Contractors, J&J, B&B, Amador and

                            WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                      STATEMENTS OF OPERATIONS (CONTINUED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Butler acquisitions, respectively, which have been factored into the respective purchase agreements. Costs incurred by Madera, Arrow, Shrader, Curry, Contractors, J&J, B&B, Amador and Butler were expensed as incurred.

     No adjustments have been made in these pro forma statements of operations to conform accounting policies of the Murrey Companies with those of the Company. The nature and extent of such adjustments, if any, are not expected to be significant.

     CONTINGENT PAYMENTS. In connection with the Madera, Shrader, J & J and Butler acquisitions the Company is required to pay contingent consideration to certain former shareholders of the respective companies, subject to their involvement in specified events that give rise to the consideration. No amounts related to these contingent payments have been included in the pro forma financial statements as the events which would give rise to such payments have not yet occurred nor are probable.

     Contingent payments relating to these acquisitions total $6.8 million, are payable primarily in cash, and are earned based upon the achievement of certain milestones. Of the total contingent payments, $4.8 million relates to the achievement of certain operational and financial performance goals, and $2 million relates to the consummation of future acquisitions.

     OTHER. The Professional Cleaning business of Madera ceased operations in July 1997. This business had revenues of $193 and an operating loss of $215 during the year ended December 31, 1997.

     Shortly before the acquisition of the predecessor operations by the Company, BFI amended a franchise agreement with a municipality which provided for a reduction in the franchise fees. Had this amended franchise agreement been in effect as of January 1, 1997, pro forma cost of operations would have been approximately $135 lower during the year ended December 31, 1997.

                            WASTE CONNECTIONS, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                  AMADOR           BUTLER
                                 WASTE           DISPOSAL          COUNTY
                           CONNECTIONS, INC.   SERVICE, INC.   LANDFILL, INC.    PRO FORMA                    THE MURREY
                             CONSOLIDATED        COMBINED         COMBINED      ADJUSTMENTS       PRO FORMA   COMPANIES
                           -----------------   -------------   --------------   -----------       ---------   ----------
ASSETS
Current assets:
 Cash....................      $  1,090           $  239           $   47         $    --(2)(5)(6) $  1,376    $   405
 Accounts receivable,
   net...................         9,046              190              428              --            9,664       3,364
 Prepaid expenses and
   other current
   assets................           773               76              154              --            1,003          10
                               --------           ------           ------         -------         --------     -------
      Total current
        assets...........        10,909              505              629              --           12,043       3,779
Property and equipment,
 net.....................        18,438            2,107            3,124           4,454(3)        28,123      14,371
Goodwill, net............        81,294               --               --           5,395(4)        86,689       1,758
Other assets.............         3,854               30              351              50(4)         4,285          --
                               --------           ------           ------         -------         --------     -------
                               $114,495           $2,642           $4,104         $ 9,899         $131,140     $19,908
                               ========           ======           ======         =======         ========     =======
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term borrowings...      $     --           $   --           $   --         $    --         $     --     $   620
 Accounts payable........         6,123               87              107              --            6,317       2,217
 Advance from a related
   party.................            --               --               --              --               --         543
 Deferred revenue........         1,501               --               --              --            1,501       1,432
 Accrued liabilities.....         3,165              145              214              --            3,524       1,288
 Income taxes payable....            --               --               --              --               --         277
 Current portion of notes
   payable...............         1,256               38              608            (474)(5)(8)     1,428         751
 Other current
   liabilities...........           346               --               --              --              346          --
 Accrued merger related
   expenses..............            --               --               --              --               --          --
                               --------           ------           ------         -------         --------     -------
      Total current
        liabilities......        12,391              270              929            (474)          13,116       7,128
Other long-term
 liabilities.............         1,499               --              474              --            1,973          --
Long-term debt, net......        40,404            1,158              816          13,472(5)(6)     55,850       4,047
Deferred income taxes....           379               --               --              --              379         658
Stockholders' equity:
 Common stock............            92              188               10            (198)(7)           92          45
 Additional paid-in
   capital...............        65,944              118                2            (120)(7)       65,944         455
 Deferred stock
   compensation..........          (499)              --               --              --             (499)         --
 Retained earnings
   (deficit).............        (5,715)             908            1,873          (2,781)(7)       (5,715)      7,575
                               --------           ------           ------         -------         --------     -------
      Total stockholders'
        equity...........        59,822            1,214            1,885          (3,099)          59,822       8,075
                               --------           ------           ------         -------         --------     -------
                               $114,495           $2,642           $4,104         $ 9,899         $131,140     $19,908
                               ========           ======           ======         =======         ========     =======


                                                                     PRO FORMA
                            PRO FORMA    PRO FORMA    PRO FORMA      COMBINED
                           ADJUSTMENTS   COMBINED    ADJUSTMENTS    AS ADJUSTED
                           -----------   ---------   -----------    -----------
ASSETS
Current assets:
 Cash....................    $    --     $  1,781     $ 54,329(9)    $  1,781
                                                       (54,329)(10)
 Accounts receivable,
   net...................         --       13,028           --       $ 13,028
 Prepaid expenses and
   other current
   assets................         --        1,013           --       $  1,013
                             -------     --------     --------       --------
      Total current
        assets...........         --       15,822           --         15,822
Property and equipment,
 net.....................         --       42,494           --         42,494
Goodwill, net............         --       88,447           --         88,447
Other assets.............         --        4,285           --          4,285
                             -------     --------     --------       --------
                             $    --     $151,048     $     --       $151,048
                             =======     ========     ========       ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term borrowings...    $    --     $    620     $     --       $    620
 Accounts payable........         --        8,534           --          8,534
 Advance from a related
   party.................         --          543           --            543
 Deferred revenue........         --        2,933           --          2,933
 Accrued liabilities.....         --        4,812           --          4,812
 Income taxes payable....         --          277           --            277
 Current portion of notes
   payable...............         --        2,179           --          2,179
 Other current
   liabilities...........         --          346           --            346
 Accrued merger related
   expenses..............      6,500(1)     6,500           --          6,500
                             -------     --------     --------       --------
      Total current
        liabilities......      6,500       26,744           --         26,744
Other long-term
 liabilities.............         --        1,973           --          1,973
Long-term debt, net......         --       59,897      (54,329)(10)     5,568
Deferred income taxes....         --        1,037           --          1,037
Stockholders' equity:
 Common stock............        (16)(1)      121           33(9)         154
 Additional paid-in
   capital...............         16(1)    66,415       54,296(9)     120,711
 Deferred stock
   compensation..........         --         (499)          --           (499)
 Retained earnings
   (deficit).............     (6,500)(1)   (4,640)          --         (4,640)
                             -------     --------     --------       --------
      Total stockholders'
        equity...........     (6,500)      61,397       54,329        115,726
                             -------     --------     --------       --------
                             $    --     $151,048     $     --       $151,048
                             =======     ========     ========       ========

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     ASSUMPTIONS. The unaudited pro forma balance sheet as of September 30, 1998 combines the historical balance sheet of Waste Connections, Inc. with the historical balance sheets of Amador and Butler to be accounted for as purchases, and the historical balance sheet of the Murrey Companies to be accounted for as poolings-of-interests as of September 30, 1998.

     PRO FORMA ADJUSTMENTS. The following adjustments have been made to the unaudited pro forma consolidated balance sheet.

      (1) To record Merger related entries consisting of estimated non-recurring costs of the Merger with the Murrey Companies and the issuance of 2,888,880 shares of the Company's common stock. The management of the Company estimates that the non-recurring costs will approximate $6,500 and will be charged to operations in the quarter the merger was consummated. This estimated expense, has been charged to retained earnings on the accompanying unaudited pro forma balance sheet.

      (2) Cash payments to former shareholders of Amador ($5,581) and payment of acquisition costs ($100). Cash payments to the former shareholders of Butler ($7,013) and payment of acquisition cost of ($132).

      (3) To increase (reduce) property, plant and equipment ($707) and $5,161 of Amador and Butler, respectively to its estimated fair market value.

      (4) To increase goodwill and other intangible assets for excess of the purchase prices over the net assets acquired from Amador of $5,144 and $30 and Butler of $251 and $20, respectively.

      (5) Pay off outstanding debt obligations ($1,196) of Amador and debt obligations ($1,424) of Butler.

      (6) To record additional long term debt associated with the acquisition of Amador and Butler of $6,877 and $8,569 respectively.

      (7) To eliminate the equity accounts of Amador and Butler.

      (8) To record Seller Notes Payable issued in connection with the acquisition of Butler of $172.

      (9) Issuance of 3,250,000 shares of common stock with estimated net proceeds of $54,329.

     (10) Pay-off of outstanding debt obligations of the Company with estimated net proceeds.

     No adjustments have been made in the unaudited pro forma balance sheet to conform accounting policies of the Murrey Companies with those of the Company. The nature and extent of such adjustments, if any, are not expected to be significant.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders
Waste Connections, Inc.

     We have audited the accompanying financial statements of Waste Connections, Inc. and Predecessors as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997 which appear on pages F-16 through F-23 herein as listed in the accompanying Index to Financial Statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waste Connections, Inc. and Predecessors at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

Sacramento, California
March 6, 1998

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                                 BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                               WASTE CONNECTIONS, INC.
                                                                                     CONSOLIDATED
                                                             PREDECESSORS    ----------------------------
                                                               COMBINED
                                                             DECEMBER 31,    DECEMBER 31,   SEPTEMBER 30,
                                                             1996 (NOTE 1)       1997           1998
                                                             -------------   ------------   -------------
                                                                                            (UNAUDITED)
ASSETS
Current assets:
  Cash......................................................    $   102        $   820        $  1,090
  Accounts receivable, less allowance for doubtful accounts
    of $390 at September 30, 1998 and $19 at December 31,
    1997 ($81 in 1996)......................................      2,650          3,940           9,046
  Prepaid expenses and other current assets.................        339            358             773
                                                                -------        -------        --------
        Total current assets................................      3,091          5,118          10,909
Property and equipment, net.................................      5,069          4,185          18,438
Goodwill, net...............................................      6,762          9,408          81,294
Other assets................................................        369            169           3,854
                                                                -------        -------        --------
                                                                $15,291        $18,880        $114,495
                                                                =======        =======        ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................    $ 1,025        $ 2,609        $  6,123
  Deferred revenue..........................................        564            597           1,501
  Accrued liabilities.......................................        634            825           3,165
  Current portion of notes payable..........................         --             --           1,256
  Current portion of long-term debt.........................         54             --              --
  Other current liabilities.................................        119            251             346
                                                                -------        -------        --------
        Total current liabilities...........................      2,396          4,282          12,391
Other long term liabilities.................................         --            702           1,499
Long-term debt..............................................         89          6,762          40,404
Deferred income taxes.......................................         --            162             379
Commitments and contingencies (Note 7)
Redeemable convertible preferred stock: $.01 par value;
  2,500,000 shares authorized; 2,499,998 shares issued and
  outstanding at December 31, 1997; no shares issued and
  outstanding at September 30, 1998 (aggregate liquidation
  preference of $10,500 at December 31, 1997)...............         --          7,523              --
Net intercompany balance....................................     12,806             --              --
Stockholders' equity (deficit):
  Preferred stock: $.01 par value; 7,500,000 shares
    authorized; none issued and outstanding.................         --             --              --
  Common stock: $.01 par value; 50,000,000 shares
    authorized; 2,300,000 shares issued and outstanding at
    December 31, 1997; 9,204,632 shares issued and
    outstanding at September 30, 1998.......................         --             23              92
  Additional paid-in capital................................         --          5,105          65,944
  Stockholder notes receivable..............................         --            (82)             --
  Deferred stock compensation...............................         --             --            (499)
  Accumulated deficit.......................................         --         (5,597)         (5,715)
                                                                -------        -------        --------
        Total stockholders' equity (deficit)................         --           (551)         59,822
                                                                -------        -------        --------
                                                                $15,291        $18,880        $114,495
                                                                =======        =======        ========

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                            STATEMENTS OF OPERATIONS
                     YEAR ENDED DECEMBER 31, 1997 (AUDITED)
              AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                           WASTE
                                                   PREDECESSORS      CONNECTIONS, INC.
                                                     COMBINED       CONSOLIDATED PERIOD          WASTE
                                                    NINE MONTHS       FROM INCEPTION       CONNECTIONS, INC.
                                                       ENDED        (SEPTEMBER 9, 1997)    CONSOLIDATED NINE
                                                   SEPTEMBER 30,          THROUGH             MONTHS ENDED
                                                   1997 (NOTE 1)     DECEMBER 31, 1997     SEPTEMBER 30, 1998
                                                   -------------    -------------------    ------------------
                                                                                              (UNAUDITED)
--------------------------------------------------
Revenues..........................................    $18,114           $    6,237             $   35,336
Operating expenses:
  Cost of operations..............................     14,753                4,703                 24,007
  Selling, general and administrative.............      3,009                  619                  3,518
  Depreciation and amortization...................      1,083                  354                  2,693
  Start-up and integration........................         --                  493                     --
  Stock compensation..............................         --                4,395                    561
                                                      -------           ----------             ----------
Income (loss) from operations.....................       (731)              (4,327)                 4,557
Interest expense..................................       (456)              (1,035)                (1,427)
Other income (expense), net.......................         14                  (36)                    --
                                                      -------           ----------             ----------
Income (loss) before income taxes.................     (1,173)              (5,398)                 3,130
Income tax (provision) benefit....................         --                  332                 (1,513)
                                                      -------           ----------             ----------
Income (loss) before extraordinary item...........     (1,173)              (5,066)                 1,617
Extraordinary item -- early extinguishment
  of debt, net of tax benefit of $165.............         --                   --                   (815)
                                                      -------           ----------             ----------
Net income (loss).................................    ($1,173)          $   (5,066)            $      802
                                                      =======           ==========             ==========
Redeemable convertible preferred stock
  accretion.......................................                            (531)                  (917)
                                                                        ----------             ----------
Net loss applicable to common stockholders........                      $   (5,597)            $     (115)
                                                                        ==========             ==========
Basic loss per common share:
  Income (loss) before extraordinary item.........                      $    (2.99)            $     0.13
  Extraordinary item..............................                              --                  (0.15)
                                                                        ----------             ----------
  Net loss per common share.......................                      $    (2.99)            $    (0.02)
                                                                        ==========             ==========
Diluted earnings per common share:
  Income before extraordinary item................                      $    (2.99)            $     0.09
  Extraordinary item..............................                              --                  (0.11)
                                                                        ----------             ----------
  Net loss per common share.......................                      $    (2.99)            $    (0.02)
                                                                        ==========             ==========
Shares used in calculating basic net loss per
  share...........................................                       1,872,567              5,476,532
                                                                        ==========             ==========
Shares used in calculating diluted net loss per
  share...........................................                       1,872,567              7,438,658
                                                                        ==========             ==========
Pro forma basic net income (loss) per share.......                      $    (1.16)            $     0.11
                                                                        ==========             ==========
Shares used in calculating pro forma basic net
  income (loss) per share.........................                       4,372,565              7,117,557
                                                                        ==========             ==========
Pro forma diluted net income (loss) per share.....                      $    (1.16)            $     0.09
                                                                        ==========             ==========
Shares used in calculating pro forma diluted net
  income (loss) per share.........................                       4,372,565              8,702,393
--------------------------------------------------
                                                                        ==========             ==========

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                        PREDECESSORS
                                                            ------------------------------------
                                                             THE DISPOSAL
                                                                 GROUP
                                                               COMBINED          PREDECESSORS
                                                              PERIOD FROM       COMBINED PERIOD
                                                            JANUARY 1, 1996          ENDED
                                                                THROUGH        DECEMBER 31, 1996
                                                             JULY 31, 1996         (NOTE 1)
                                                            ---------------    -----------------
Revenues..................................................      $8,738              $13,422
Operating expenses:
  Cost of operations......................................       6,174               11,420
  Selling, general and administrative.....................       2,126                1,649
  Depreciation and amortization...........................         324                  962
                                                                ------              -------
Income (loss) from operations.............................         114                 (609)
Interest expense..........................................         (12)                (225)
Other income (expense), net...............................       2,661                 (147)
                                                                ------              -------
Income (loss) before income taxes.........................       2,763                 (981)
Income tax (provision) benefit............................        (505)                  --
                                                                ------              -------
Net income (loss).........................................      $2,258              $  (981)
                                                                ======              =======

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                            PREDECESSORS
                                        ----------------------------------------------------
                                        THE DISPOSAL           FIBRES
                                           GROUP        INTERNATIONAL, INC.     PREDECESSORS
                                          COMBINED          PERIOD FROM          ONE MONTH
                                         YEAR ENDED       JANUARY 1, 1995          ENDED
                                        DECEMBER 31,          THROUGH           DECEMBER 31,
                                            1995         NOVEMBER 30, 1995      1995(NOTE 1)
                                        ------------    --------------------    ------------
Revenues..............................    $19,660              $7,340               $595
Operating expenses:
  Cost of operations..................     16,393               5,653                527
  Selling, general and
     administrative...................      3,312                 823                 72
  Depreciation and amortization.......        628                 715                 74
                                          -------              ------               ----
Income (loss) from operations.........       (673)                149                (78)
Interest expense......................       (206)               (162)                (1)
Other income, net.....................         --                  98                  5
                                          -------              ------               ----
Income (loss) before income taxes.....       (879)                 85                (74)
Income tax (provision) benefit........        298                 (29)                --
                                          -------              ------               ----
Net income (loss).....................    $  (581)             $   56               $(74)
                                          =======              ======               ====

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                   CONSOLIDATED STATEMENT OF REDEEMABLE STOCK
                       AND STOCKHOLDERS' EQUITY (DEFICIT)
 PERIOD FROM INCEPTION (SEPTEMBER 9, 1997) THROUGH DECEMBER 31, 1997 (AUDITED)
              AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                 WASTE CONNECTIONS, INC. CONSOLIDATED
                                                                             ---------------------------------------------
                                    REDEEMABLE                                      STOCKHOLDERS' EQUITY (DEFICIT)
                                   CONVERTIBLE             REDEEMABLE        ---------------------------------------------
                                 PREFERRED STOCK          COMMON STOCK          COMMON STOCK      ADDITIONAL   STOCKHOLDER
                               --------------------   --------------------   ------------------    PAID-IN        NOTES
                                 SHARES     AMOUNT      SHARES     AMOUNT     SHARES     AMOUNT    CAPITAL     RECEIVABLE
                               ----------   -------   ----------   -------   ---------   ------   ----------   -----------
Balances at inception........          --   $   --            --   $   --           --     --      $    --        $ --
Sale of redeemable
 convertible preferred
 stock.......................   2,499,998    6,992            --       --           --     --           --          --
Sale of common stock.........          --       --            --       --    2,300,000     23        4,395          --
Issuance of common stock
 warrants....................          --       --            --       --           --     --          710          --
Issuance of stockholder notes
 receivable..................          --       --            --       --           --     --           --         (82)
Accretion of redeemable
 convertible preferred
 stock.......................          --      531            --       --           --     --           --          --
Net loss.....................          --       --            --       --           --     --           --          --
                               ----------   -------   ----------   -------   ---------    ---      -------        ----
Balances at December 31,
 1997........................   2,499,998    7,523            --       --    2,300,000     23        5,105         (82)
Exercise of warrants
 (unaudited).................          --       --            --       --       50,000     --          140          --
Payment of stockholder notes
 receivable..................          --       --            --       --           --     --           --          82
Issuance of redeemable common
 stock (unaudited)...........          --       --     1,000,000    7,500           --     --           --          --
Issuance of common stock
 warrants (unaudited)........          --       --            --       --           --     --        2,388          --
Accretion of redeemable
 convertible preferred stock
 (unaudited).................          --      917            --       --           --     --           --          --
Deferred stock compensation
 associated with stock
 options (unaudited).........          --       --            --       --           --     --          821          --
Amortization of deferred
 stock compensation
 (unaudited).................          --       --            --       --           --     --           --          --
Common stock sold in
 connection with IPO
 (unaudited).................          --       --            --       --    2,300,000     23       23,963          --
Issuance of common stock
 (unaudited).................          --       --            --       --    1,054,634     11       17,783          --
Preferred stock dividend
 (unaudited).................          --     (161)           --       --           --     --           --          --
Conversion of redeemable
 preferred stock
 (unaudited).................  (2,499,998)  (8,279)           --       --    2,499,998     25        8,254          --
Conversion of redeemable
 common stock (unaudited)....                         (1,000,000)  (7,500)   1,000,000     10        7,490          --
Net income (unaudited).......          --       --            --       --           --     --           --          --
                               ----------   -------   ----------   -------   ---------    ---      -------        ----
Balances at September 30,
 1998 (unaudited)............          --   $   --            --   $   --    9,204,632    $92      $65,944        $ --
                               ==========   =======   ==========   =======   =========    ===      =======        ====

                               WASTE CONNECTIONS, INC. CONSOLIDATED
                               ------------------------------------
                                  STOCKHOLDERS' EQUITY (DEFICIT)
                               ------------------------------------
                                 DEFERRED
                                  STOCK       ACCUMULATED
                               COMPENSATION     DEFICIT      TOTAL
                               ------------   -----------   -------
Balances at inception........     $  --         $    --     $    --
Sale of redeemable
 convertible preferred
 stock.......................        --              --          --
Sale of common stock.........        --              --       4,418
Issuance of common stock
 warrants....................        --              --         710
Issuance of stockholder notes
 receivable..................        --              --         (82)
Accretion of redeemable
 convertible preferred
 stock.......................        --            (531)       (531)
Net loss.....................        --          (5,066)     (5,066)
                                  -----         -------     -------
Balances at December 31,
 1997........................        --          (5,597)       (551)
Exercise of warrants
 (unaudited).................        --              --         140
Payment of stockholder notes
 receivable..................        --              --          82
Issuance of redeemable common
 stock (unaudited)...........        --              --          --
Issuance of common stock
 warrants (unaudited)........        --              --       2,388
Accretion of redeemable
 convertible preferred stock
 (unaudited).................        --            (917)       (917)
Deferred stock compensation
 associated with stock
 options (unaudited).........      (821)             --          --
Amortization of deferred
 stock compensation
 (unaudited).................       322              --         322
Common stock sold in
 connection with IPO
 (unaudited).................        --              --      23,986
Issuance of common stock
 (unaudited).................        --              --      17,794
Preferred stock dividend
 (unaudited).................        --              --          --
Conversion of redeemable
 preferred stock
 (unaudited).................        --              --       8,279
Conversion of redeemable
 common stock (unaudited)....        --              --       7,500
Net income (unaudited).......        --             802         802
                                  -----         -------     -------
Balances at September 30,
 1998 (unaudited)............     $(499)        $(5,715)    $59,822
                                  =====         =======     =======

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                            STATEMENTS OF CASH FLOWS
                     YEAR ENDED DECEMBER 31, 1997 (AUDITED)
              AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                                              WASTE CONNECTIONS, INC.
                                                              PREDECESSORS         CONSOLIDATED
                                                                COMBINED            PERIOD FROM
                                                               NINE MONTHS           INCEPTION          WASTE CONNECTIONS, INC.
                                                                  ENDED         (SEPTEMBER 9, 1997)        CONSOLIDATED NINE
                                                              SEPTEMBER 30,           THROUGH                MONTHS ENDED
                                                              1997 (NOTE 1)      DECEMBER 31, 1997        SEPTEMBER 30, 1998
                                                              -------------   -----------------------   -----------------------
                                                                                                              (UNAUDITED)
------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................     $(1,173)           $   (5,066)                $    802
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Gain on sale of assets..................................          (4)                   --                       --
    Depreciation and amortization...........................       1,083                   354                    2,693
    Deferred income taxes...................................          --                  (369)                      --
    Amortization of debt issuance costs, debt guarantee fees
      and accretion of discount on long-term debt...........          --                   860                      176
    Stock compensation......................................          --                 4,395                      562
    Extraordinary item -- extinguishment of debt............          --                    --                      981
    Changes in operating assets and liabilities, net of
      effects from acquisitions:
      Accounts receivable, net..............................        (604)               (1,021)                    (989)
      Prepaid expenses and other current assets.............         (74)                  (51)                    (249)
      Accounts payable......................................        (221)                2,607                      492
      Deferred revenue......................................        (137)                  169                      326
      Accrued liabilities...................................        (450)                  801                     (178)
      Accrued losses on acquired contracts..................          --                   (65)                    (241)
                                                                 -------            ----------                 --------
  Net cash provided by (used in) operating activities.......      (1,580)                2,614                    4,375
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment..............         188                    --                       58
  Payments for acquisitions, net of cash acquired...........          --               (11,493)                 (44,185)
  Prepaid acquisition costs.................................          --                   (20)                      --
  Capital expenditures for property and equipment...........        (735)                 (264)                  (2,068)
  Decrease (increase) in other assets.......................          22                   (19)                      --
  Proceeds from stockholder notes receivable................          --                    --                       82
  Issuance of stockholder notes receivable..................          --                   (82)                      --
                                                                 -------            ----------                 --------
Net cash used in investing activities.......................        (525)              (11,878)                 (46,113)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net intercompany balance..................................       2,142                    --                       --
  Proceeds from short-term borrowings.......................          --                   600                       --
  Proceeds from long-term debt..............................          --                 5,500                   57,703
  Principal payments on notes payable.......................         (38)               (2,724)                    (407)
  Principal payments on long-term debt......................          --                  (157)                 (38,653)
  Proceeds from sale of redeemable convertible preferred
    stock...................................................          --                 6,992                       --
  Proceeds from sale of common stock........................          --                    23                   24,126
  Payment of preferred stock dividend.......................          --                    --                     (161)
  Debt issuance costs.......................................          --                  (150)                    (600)
                                                                 -------            ----------                 --------
Net cash provided by financing activities...................       2,104                10,084                   42,008
                                                                 -------            ----------                 --------
Net increase (decrease) in cash.............................          (1)                  820                      270
Cash at beginning of period.................................         102                    --                      820
                                                                 -------            ----------                 --------
Cash at end of period.......................................     $   101            $      820                 $  1,090
                                                                 =======            ==========                 ========
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
  Cash paid for income taxes................................     $    --            $       --                 $    887
                                                                 =======            ==========                 ========
  Cash paid for interest....................................     $    --            $      183                 $    791
                                                                 =======            ==========                 ========
  Redeemable convertible preferred stock accretion..........                        $      531                 $    917
                                                                                    ==========                 ========
  In connection with the BFI related acquisitions (Note 2),
    the Company assumed liabilities as follows:
    Fair value of assets acquired...........................                        $   17,040                 $ 91,103
    Cash paid for acquisitions (including acquisition
      costs)................................................                           (11,493)                 (44,185)
                                                                                    ----------                 --------
    Liabilities assumed, stock and notes payable to
      seller................................................                        $    5,547                 $ 46,918
                                                                                    ==========                 ========

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                       PREDECESSORS
                                                              -------------------------------
                                                               THE DISPOSAL
                                                              GROUP COMBINED    PREDECESSORS
                                                                PERIOD FROM       COMBINED
                                                                JANUARY 1,      PERIOD ENDED
                                                               1996 THROUGH     DECEMBER 31,
                                                               JULY 31, 1996    1996 (NOTE 1)
                                                              ---------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................      $2,258           $ (981)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization..........................         324              962
     Deferred income taxes..................................         298               --
     Changes in operating assets and liabilities, net of
       effects from acquisitions:
       Accounts receivable, net.............................       1,201           (1,992)
       Prepaid expenses and other current assets............          (2)            (104)
       Accounts payable.....................................         (45)             713
       Deferred revenue.....................................        (522)             421
       Accrued liabilities..................................        (987)             428
                                                                  ------           ------
  Net cash provided by (used in) operating activities.......       2,525             (553)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment..............          --              117
  Capital expenditures for property and equipment...........          (7)            (282)
  Decrease in other assets..................................          --               33
                                                                  ------           ------
Net cash used in investing activities.......................          (7)            (132)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net intercompany balance..................................          --              642
  Proceeds from long-term debt..............................         142               --
  Principal payments on long-term debt......................        (427)              --
  Principal payments on notes payable.......................          --              (39)
                                                                  ------           ------
Net cash provided by (used in) financing activities.........        (285)             603
                                                                  ------           ------
Net increase (decrease) in cash.............................       2,233              (82)
Cash at beginning of period.................................         961              184
                                                                  ------           ------
Cash at end of period.......................................      $3,194           $  102
                                                                  ======           ======

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                         PREDECESSORS
                                              -----------------------------------
                                              THE DISPOSAL          FIBRES
                                                 GROUP        INTERNATIONAL, INC.    PREDECESSORS
                                                COMBINED          PERIOD FROM          ONE MONTH
                                               YEAR ENDED       JANUARY 1, 1995          ENDED
                                              DECEMBER 31,          THROUGH          DECEMBER 31,
                                                  1995         NOVEMBER 30, 1995     1995 (NOTE 1)
                                              ------------    -------------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................    $  (581)             $  56               $ (74)
  Adjustments to reconcile net income (loss)
     to net cash provided by (used in)
     operating activities:
     Loss on sale of assets.................         18                 --                  --
     Depreciation and amortization..........        628                778                  74
     Deferred income taxes..................       (298)                --                  --
     Changes in operating assets and
       liabilities, net of effects from
       acquisitions:
       Accounts receivable, net.............        592                 59                  10
       Prepaid expenses and other current
          assets............................        (18)                --                 (30)
       Accounts payable.....................        (49)                53                 (30)
       Deferred revenue.....................         65                 30                 (26)
       Accrued liabilities..................      2,218                 47                  20
                                                -------              -----               -----
  Net cash provided by (used in) operating
     activities.............................      2,575              1,023                 (56)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and
     equipment..............................        (87)              (827)                 --
  Decrease in other assets..................         --                  3                  10
                                                -------              -----               -----
Net cash provided by (used in) investing
  activities................................        (87)              (824)                 10
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............        306                 --                  --
  Principal payments on long-term debt......     (2,037)              (288)                 --
  Principal payments on notes payable.......         --                 --                  (2)
                                                -------              -----               -----
  Net cash used in financing activities.....     (1,731)              (288)                 (2)
                                                -------              -----               -----
Net increase (decrease) in cash.............        757                (89)                (48)
Cash at beginning of period.................        204                321                 232
                                                -------              -----               -----
Cash at end of period.......................    $   961              $ 232               $ 184
                                                =======              =====               =====

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Business

     Waste Connections, Inc. ("WCI" or "the Company") was incorporated in Delaware on September 9, 1997 and commenced its operations on October 1, 1997 through the purchase of certain solid waste operations in Washington, as more fully described below and in Note 2. The Company is a regional, integrated, non-hazardous solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customers.

  Basis of Presentation

     The consolidated financial statements of the Company include the accounts of WCI and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     The entities the Company acquired in September 1997 from Browning-Ferris Industries, Inc. ("BFI") are collectively referred to herein as the Company's predecessors. BFI acquired the predecessor operations at various times during 1995 and 1996, and prior to being acquired by BFI, the predecessors operated as separate stand-alone businesses.

     During the periods in which the Company's predecessors operated as wholly owned subsidiaries of BFI, they maintained intercompany accounts with BFI for recording intercompany charges for costs and expenses, intercompany purchases of equipment and additions under capital leases and intercompany transfers of cash, among other transactions. It is not feasible to ascertain the amount of related interest expense that would have been recorded in the historical financial statements had the predecessors been operated as stand-alone entities. Charges for interest expense were allocated to the Company's predecessors by BFI as disclosed in the accompanying Statement of Operations. The interest expense allocations from BFI are based on formulas that do not necessarily correspond with the balances in the related intercompany accounts. Moreover, the financial position and results of operations of the predecessors during this period may not necessarily be indicative of the financial position or results of operations that would have been realized had the predecessors been operated as stand-alone entities. For the periods in which the predecessors operated as wholly owned subsidiaries of BFI, the statements of operations include amounts allocated by BFI to the predecessors for selling, general and administrative expenses based on certain allocation methodologies which the Company's management believes are reasonable.

     During the periods prior to their acquisition by BFI, the Company's predecessors operated as separate stand-alone businesses. The acquisitions of the predecessors by BFI were accounted for using the purchase method of accounting, and the respective purchase prices were allocated to the fair values of the assets acquired and liabilities assumed. Similarly, the Company's acquisitions of the predecessors from BFI in September 1997 were accounted for using the purchase method of accounting, and the purchase price was allocated to the fair value of the assets acquired and liabilities assumed. Consequently, the amounts of depreciation and amortization included in the statements of operations for the periods presented reflect the changes in basis of the underlying assets that were made as a result of the changes in ownership that occurred during the periods presented. In addition, because the predecessor companies operated independently and were not under common control or management during these periods, and because different tax strategies

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

may have influenced their results of operations, the data may not be comparable to or indicative of their operating results after their acquisition by BFI.

     Due to the manner in which BFI intercompany transactions were recorded as described above, it is not feasible to present a detailed analysis of transactions reflected in the net intercompany balance with BFI. The change in the predecessors' combined intercompany balance with BFI (net of income (loss) and initial investment in the acquired companies) was $642 and $2,142 during the period ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

     The accompanying statements of operations and cash flows for the Company and its predecessors for the years ended December 31, 1995, 1996 and 1997 are comprised of the following entities for the periods indicated:

YEAR ENDED DECEMBER 31, 1995:

The Disposal Group Combined      Year ended December 31, 1995
Fibres International, Inc.       January 1, 1995 through November 30, 1995
                                   (BFI acquisition date)
Predecessors                     One month ended December 31, 1995 (represents the
                                   results of operations of Fibres International,
                                   Inc. subsequent to the BFI acquisition date)

YEAR ENDED DECEMBER 31, 1996:

The Disposal Group Combined      January 1, 1996 through July 31, 1996
                                   (BFI acquisition date)
Predecessors Combined            Period ended December 31, 1996 (represents the
                                   combined results of operations of The Disposal
                                   Group subsequent to the BFI acquisition date and
                                   the operations for the year ended December 31,
                                   1996 of Fibres International, Inc. which was
                                   acquired by BFI in 1995)

YEAR ENDED DECEMBER 31, 1997:

Predecessors Combined            Nine months ended September 30, 1997 (represents
                                   the combined results of operations for the nine
                                   month period of the entities acquired by BFI in
                                   1995 and 1996 described above)
Waste Connections, Inc.          Period from inception (September 9, 1997) through
                                   December 31, 1997

     The Disposal Group Combined consists of three entities that were under common control prior to their acquisition by BFI: Diamond Fab and Welding Service, Inc., Buchmann Sanitary Service, Inc., and The Disposal Group.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

  Interim Financial Information

     The unaudited interim consolidated financial statements as of September 30, 1998 and for the nine months ended September 30, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

\   Common Stock Valuation

     In connection with the Company's organization and initial capitalization in September 1997, the Company sold 2.3 million shares of common stock for $.01 per share to certain directors, consultants, and management. As a result, the Company recorded a non-recurring, non-cash stock compensation charge of $4,395 in the accompanying consolidated statement of operations, representing the difference between the amount paid for the shares and the estimated fair value of the shares of $1.92 per share on the date of sale. The estimated fair value of the common shares was determined by the Company based on an independent valuation of the common stock.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risks consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. The Company maintains an allowance for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

  Property and Equipment

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     The estimated useful lives are as follows:

Machinery and equipment........  3 - 10 years
Rolling stock..................  10 years
Containers.....................  5 - 12 years
Furniture and fixtures.........  3 - 6 years

     In connection with the BFI acquisitions (Note 2) the Company acquired certain used property and equipment. This used property and equipment is being depreciated using the straight-line method over its estimated remaining useful lives, which range from one to nine years.

     Capitalized landfill costs include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to those activities, including legal, engineering and construction. Interest is capitalized on landfill permitting and construction projects and other projects under development while the assets are undergoing activities to ready them for their intended use. The interest capitalization rate is based on the Company's weighted average cost of indebtedness. No interest was capitalized during the nine months ended September 30, 1998. Landfill permitting, acquisition and preparation costs, excluding the estimated residual value of land, are amortized as permitted airspace of the landfill is consumed. Landfill preparation costs include the costs of construction associated with excavation, liners, site berms and the installation of leak detection and leachate collection systems. In determining the amortization rate for a landfill, preparation costs include the total estimated costs to complete construction of the landfills' permitted capacity. Units-of-production amortization rates are determined annually for the Company's operating landfill. The rates are based on estimates provided by the Company's outside engineers and consider the information provided by surveys which are performed at least annually.

  Goodwill

     Goodwill represents the excess of the purchase price over the fair value of the net assets of the acquired entities (Note 2), and is amortized on a straight-line basis over the period of expected benefit of 40 years. Accumulated amortization amounted to $279 and $64 as of December 31, 1996 and 1997, respectively.

     The Company continually evaluates the value and future benefits of its intangibles. The Company assesses recoverability from future operations using income from operations of the related acquired business as a measure. Under this approach, the carrying value would be reduced if it becomes probable that the Company's best estimate for expected future cash flows of the related business would be less than the carrying amount of the intangible over the remaining amortization period. For the period ending December 31, 1997, there were no adjustments to the carrying amounts of intangibles resulting from these evaluations.

  Fair Value of Financial Instruments

     The carrying values of the line of credit (Note 5) and other long-term debt (Note 6) approximate their fair values as of December 31, 1997 and September 30, 1998, based on current incremental borrowing rates for similar types of borrowing arrangements.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

  Income Taxes

     The Company, The Disposal Group, and Fibres International, Inc., use the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     During the periods in which the predecessors were owned by BFI, their operations were included in the consolidated income tax returns of BFI, and no allocations of income taxes were reflected in the historical statements of operations. For purposes of the combined predecessor financial statements, current and deferred income taxes have been provided on a separate income tax return basis.

  Revenue Recognition

     Revenues are recognized as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

  Start-Up and Integration Expenses

     During the period from inception (September 9, 1997) through December 31, 1997, the Company incurred certain start-up expenses relating to the formation of the Company, primarily for legal and other professional services, and the costs associated with recruiting the Company's initial management team. In addition, the Company incurred certain integration expenses relating to the Acquisitions (Note 2). These start-up and integration expenses have been charged to operations as incurred.

     As described in Note 9, the Company issued warrants during the period from inception (September 9, 1997) through December 31, 1997 to a bank in connection with a line of credit and term loan payable, and to certain directors and stockholders of the Company in connection with their guarantee of certain of the Company's debt obligations. The fair value of these warrants is being amortized into interest expense. During the period from inception (September 9, 1997) through December 31, 1997, $710 relating to these warrants is included in interest expense in the accompanying statement of operations of the Company.

  Stock-Based Compensation

     As permitted under the provisions of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS 123"), the Company has elected to account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board's Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price or fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. None of the predecessor entities awarded stock-based compensation to employees. Consequently, the related disclosures in the accompanying financial statements and notes relate solely to the Company.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

  Per Share Information

     In 1997, the Financial Accounting Standards Board ("FASB")issued Statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts have been presented on the basis set forth in Statement 128 (Note 11). Earnings per share data have not been presented for the predecessor operations because such data is not meaningful.

     Pro-forma basic net income (loss) per share is computed by dividing the net income (loss) by the sum of the weighted average number of shares of common stock outstanding and common shares issuable upon the conversion of all outstanding shares of Redeemable Convertible Preferred Stock (Note 8) as though such conversion occurred at the beginning of the period.

     Pro-forma diluted net income per share is computed by dividing net income by the sum of the weighted average number of shares of common stock outstanding, common shares issuable upon conversion of all outstanding shares of Redeemable Convertible Preferred Stock (Note 8) as though such conversion occurred at the beginning of the period, and common shares issuable upon the exercise of outstanding common stock options and warrants (calculated using the treasury stock method.)

  Closure and Post-Closure Costs

     The Company does not accrue for closure and post-closure costs related to the Fairmead Landfill it operated in Madera County, California. Madera County as required by state law, has established a special fund to pay such liabilities. On June 5, 1998, the Company acquired the stock of Red Carpet Landfill, Inc. in Oklahoma. Red Carpet is engaged in landfilling of municipal solid waste and other acceptable waste streams in the county of Major, Oklahoma. As a result of the acquisition, the Company is required to accrue for closure and post-closure costs related to the landfill. Accrued closure and post-closure costs include the current and non-current portion of accruals associated with obligations for closure and post-closure of the landfill. The Company, based as input from its outside engineers, estimates its future closure and post-closure monitoring and maintenance costs for solid waste landfills based on its interpretation of the technical standards of the U.S. Environmental Protection Agency's Subtitle D regulations and the air emissions standards under the Clean Air Act as they are being applied on a state-by-state basis. Closure and post-closure monitoring and maintenance costs represent the costs related to cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes. Accruals for closure and post-closure monitoring and maintenance requirements in the U.S. consider final capping of the site, site inspection, groundwater monitoring, leachate management, methane gas control and recovery, and operating and maintenance costs to be incurred during the period after the facility closes. Certain of these environmental costs, principally capping and methane gas control costs, are also incurred during the operating life of the site in accordance with the landfill operation requirements of Subtitle D and the air emissions standards. Reviews of the future requirements for closure and post-closure monitoring and maintenance costs for the Company's operating landfills are performed by the Company's consulting engineers at least annually and are the basis upon which the Company's estimates of

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

these future costs and the related accrual rates are revised. The Company provides accruals for these estimated costs as the remaining permitted airspace of such facilities is consumed. As of September 30, 1998, the Company estimates that total closure and post closure costs relating to the Red Carpet Landfill will be approximately $929,000, of which approximately $491,000 has been accrued as of September 30, 1998 and included in other long-term liabilities in the accompanying balance sheet. The states in which the Company operates its landfills require a specified portion of these accrued closure and post-closure obligations to be funded at any point in time.

  New Accounting Pronouncements

     In February 1997, the FASB issued Statement No. 129, Disclosure of Information about Capital Structure, which is effective for financial statements for periods ending after December 15, 1997. This statement establishes standards for disclosing information about an entity's capital structure. Adoption of Statement 129 will have no impact on the Company's existing disclosures.

     In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income. Statement 130 establishes standards for reporting and disclosure of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. Statement 130, which is effective for fiscal years beginning after December 15, 1997, requires reclassification of financial statements for earlier periods to be provided for comparative purposes. The Company anticipates that implementing the provisions of Statement 130 will not have a significant impact on the Company's existing disclosures.

     In June 1997, the FASB issued Statement No. 131, Disclosure About Segments of an Enterprise and Related Information. Statement 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Statement 131 is effective for fiscal years beginning after December 15, 1997. In the initial year of application, comparative information for earlier years must be restated. The Company anticipates that implementing the provisions of Statement 131 will not have a significant impact on the Company's existing disclosures.

 2. ACQUISITIONS

  Browning-Ferris Industries Related

     On September 29, 1997, the Company purchased all of the outstanding stock of Browning-Ferris Industries of Washington, Inc. and Fibres International, Inc. from BFI (collectively the "Acquisitions"). The total purchase price for the Acquisitions was approximately $15,036, comprised principally of $11,493 in cash and promissory notes payable to BFI totaling $3,543. Of the combined $15,036 purchase price, $9,578 was recorded as goodwill and $150 was assigned to a non-competition agreement. The Acquisitions were accounted for in accordance with the purchase method of accounting and, accordingly, the net assets acquired were included in the Company's consolidated balance sheet based upon their estimated fair values on the date of the Acquisitions. The Company's consolidated statement of operations includes the revenues and expenses of the acquired businesses after the effective date of the transaction.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     Certain items affecting the purchase price and the allocation are preliminary. A summary of the preliminary purchase price allocation as of December 31, 1997 for the Acquisitions is as follows:

Acquired assets:
  Accounts receivable...................................    $ 2,919
  Prepaid expenses and other current assets.............        287
  Property and equipment................................      4,106
  Goodwill..............................................      9,578
  Non-competition agreement.............................        150
Assumed liabilities:
  Deferred revenue......................................       (428)
  Accounts payable and accrued liabilities..............        (26)
  Accrued losses on acquired contracts..................     (1,018)
  Deferred income taxes.................................       (532)
                                                            -------
                                                            $15,036
                                                            =======

     During the nine months ended September 30, 1998, the Company increased the accrual for losses on acquired contracts and goodwill by approximately $291 to reflect revised estimates of additional losses on the acquired contracts that are expected to be incurred.

  Madera Disposal Systems, Inc.

     On February 23, 1998, the Company purchased all of the outstanding stock of Madera Disposal Systems, Inc. ("Madera") effective February 1, 1998, pursuant to a Stock Purchase Agreement (the "Agreement"). The Agreement requires the Company to pay to the shareholders of Madera $9,579 in cash (a portion of which was used to repay Madera outstanding debt on the date of acquisition and which is subject to other adjustments as specified in the Agreement), 1,000,000 shares of the Company's common stock with a fair market value of $7,500 (the "Stock"), warrants to purchase 200,000 shares of the Company's common stock at $4.00 per share with a fair market value of $954 (the "Warrants") and other contingent consideration. The Agreement provides that in the event the Company does not complete an initial public offering ("IPO") of its stock by March 31, 1999, with aggregate gross proceeds of at least $5,000, the Company may be required to repurchase the Stock and the Warrants from the former shareholders of Madera for $2,800 in cash if certain other conditions are also met.

     The Madera acquisition has been accounted for in accordance with the purchase method of accounting. The total purchase price and the excess of the purchase price over the fair value of the net assets acquired in the Madera acquisition were approximately $18,213 and $14,580, respectively.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     Certain items affecting the purchase price and the allocation are preliminary. A summary of the preliminary purchase price allocation for the Madera acquisition is as follows:

Acquired assets:
  Cash......................................................    $ 1,388
  Accounts receivable.......................................        905
  Prepaid expenses and other current assets.................        141
  Property and equipment....................................      2,100
  Long-term franchise agreements and contracts..............        725
  Goodwill..................................................     14,580
Assumed liabilities:
  Accounts payable and accrued liabilities..................     (1,120)
  Accrued losses on acquired contracts......................       (306)
  Notes payable.............................................       (200)
                                                                -------
                                                                $18,213
                                                                =======

  Arrow Sanitary Service, Inc.

     On June 17, 1998, the Company purchased all of the outstanding stock of Arrow Sanitary Service, Inc. ("Arrow") effective June 1, 1998, pursuant to a Stock Purchase Agreement (the "Arrow Agreement"). The Arrow Agreement required the Company to pay the shareholders of Arrow $7,944 in cash (a portion of which was used to repay the Arrow outstanding debt on the date of the acquisition and a portion of which is subject to other adjustments as specified in the Arrow Agreement), 213,750 shares of the Company's common stock with an estimated fair market value of $3,045.

     The Arrow acquisition has been accounted for in accordance with the purchase method of accounting. The total purchase price and the excess of the purchase price over the fair value of the net assets acquired in the Arrow acquisition were approximately $11,255 and $10,528, respectively.

     Certain items affecting the purchase price and the allocation are preliminary. A summary of the preliminary purchase price allocation for the Arrow acquisition is as follows:

Acquired assets:
  Accounts receivable.......................................  $   575
  Prepaid expenses and other current assets.................       10
  Property and equipment....................................      313
  Covenant not to compete...................................       50
  Goodwill..................................................   10,528
Assumed liabilities:
  Accounts payable and accrued liabilities..................     (221)
                                                              -------
                                                              $11,255
                                                              =======

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

  Predecessor Acquisitions

     As described in Note 1, BFI acquired for cash and debt Fibres International, Inc. on November 30, 1995 and The Disposal Group Combined on July 31, 1996 in transactions that were accounted for as purchases. Accordingly, the respective purchase prices were allocated to the fair values of the assets acquired and liabilities assumed. The following presents purchase price information for these acquisitions:

                                                                  THE
                                                 FIBRES        DISPOSAL
                                             INTERNATIONAL,      GROUP
                                                  INC.         COMBINED
                                             --------------    ---------
Tangible assets acquired...................      $5,076         $2,076
Goodwill...................................       4,187          2,671
Assumed liabilities........................        (969)           (33)
                                                 ------         ------
                                                 $8,294         $4,714
                                                 ======         ======

3. PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1996 and 1997 and September 30, 1998 consists of the following:

                               PREDECESSORS             COMPANY
                                 COMBINED     ----------------------------
                               DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                   1996           1997           1998
                               ------------   ------------   -------------
                                                              (UNAUDITED)
Land and buildings...........     $2,314         $   --         $ 3,737
Machinery and equipment......        146             60           1,461
Rolling stock................      2,068          2,353           8,165
Containers...................      1,084          1,995           6,408
Furniture and fixtures.......        137             67             851
                                  ------         ------         -------
                                   5,749          4,475          20,622
Less accumulated
  depreciation...............       (680)          (290)         (2,184)
                                  ------         ------         -------
                                  $5,069         $4,185         $18,438
                                  ======         ======         =======

     Combined depreciation expense for the predecessor operations was $1,304, $1,101, and $789 for the years ended December 31, 1995 and 1996, and the nine months ended September 30, 1997, respectively. The Company's depreciation expense for the period from inception (September 9, 1997) through December 31, 1997 was $290.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

4. OTHER ASSETS

     Other assets as of December 31, 1996 and 1997 and September 30, 1998 consist of the following:

                                       PREDECESSORS             COMPANY
                                         COMBINED     ----------------------------
                                       DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                           1996           1997           1998
                                       ------------   ------------   -------------
                                                                      (UNAUDITED)
Long-term franchise agreements and
  contracts..........................      $ --           $ --          $1,048
Non-competition agreement, net.......        --            142             585
Restricted Cash......................        --             --           1,895
Other................................       369             27             326
                                           ----           ----          ------
                                           $369           $169          $3,854
                                           ====           ====          ======

     Related to certain of the Acquisitions (Note 2), the Company acquired certain long-term franchise agreements and contracts and entered into a non-competition agreement. The estimated fair value of the acquired long-term franchise agreements and contracts was determined by management based on the discounted net cash flows associated with the agreements and contracts. The amounts assigned to the franchise agreements and contracts is being amortized on a straight-line method over the remaining term of the related agreements (11 years). Accumulated amortization amounted to $62 as of September 30, 1998. The estimated fair value of the non-competition agreement was determined by management based on the discounted adjusted operating income stream that would have otherwise been subject to competition. The amount assigned to the non-competition agreement is being amortized on a straight-line method over the term of the agreement (five years). Accumulated amortization amounted to $8 as of December 31, 1997 and $36 as of September 30, 1998.

5. LINE OF CREDIT

     On September 30, 1997, the Company obtained a revolving line of credit (the "Line") from a bank (the "Bank"). The maximum amount available under the terms of the Line was $2,000 and borrowings bore interest based on the prime rate plus 1.5% (aggregating 10.0% at December 31, 1997). Interest was payable monthly and the Line was to expire on September 29, 1998. Borrowings under the Line were secured by substantially all of the Company's assets and were subordinate to the notes payable to BFI (Note 6) with respect to certain specified assets. The Line was personally guaranteed by certain officers and stockholders of the Company (Note 9). As of December 31, 1997, $600 was outstanding under the Line.

     Management used borrowings from a new credit facility obtained in January 1998 (Note 12) to pay off amounts outstanding under the Line, and as such, these amounts have been included in long-term debt as of December 31, 1997.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

 6. OTHER LONG-TERM DEBT

     Other long-term debt consists of the following as of December 31, 1997:

Term loan payable to the Bank bearing interest at the Bank's prime rate plus 2.0% (aggregating 10.5% as of December 31,
  1997); monthly principal payments of $76 plus interest
  beginning October 1997 through August 2002; all
  outstanding principal and interest are due September 2002;
  secured by substantially all of the Company's assets;
  subordinate to the notes payable to BFI with respect to
  certain specified assets..................................     $5,343
Note payable to BFI bearing interest at 6.0%; all
  outstanding principal and interest are due December 1997;
  secured by substantially all of the Company's accounts
  receivable................................................        319
Note payable to BFI bearing interest at 10.0%; quarterly
  payments of interest beginning December 1997; all
  outstanding principal and interest are due March 1998;
  secured by substantially all of WCII's assets.............        500
                                                                 ------
                                                                 $6,162
                                                                 ======

     The term loan payable to the Bank and the notes payable to BFI were personally guaranteed by certain officers and stockholders of the Company (Note
9).

     As of December 31, 1997, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:

1998................................  $1,736
1999................................     917
2000................................     917
2001................................     917
2002................................     917
Thereafter..........................     758
                                      ------
                                      $6,162
                                      ======

     Management used borrowings from a new credit facility obtained in January 1998 (Note 12) to pay off all amounts outstanding under the term loan payable to the Bank and all notes payable to BFI, and as such, these amounts have been classified as long-term debt as of December 31, 1997.

     On June 16, 1998, the Company completed a $1.8 million tax-exempt bond financing for its Madera subsidiary. These funds will be used for specified capital expenditures and improvements, including installation of a landfill gas recovery system. The bonds issued mature on May 1, 2016 and bear interest at variable rates based on market conditions for California tax exempt bonds. The bonds are backed by a letter of credit issued by BankBoston under the Credit Facility for $1.8 million. Funds from the bond offering are held by a trustee until the capital expenditures are completed. The unused funds are classified as restricted cash and included in other assets on the accompanying consolidated balance sheet. The capital expenditures funded by the bonds are expected to be substantially completed by December 31, 1998.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

 7. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Leases

     The Company leases its facilities and certain equipment under non-cancelable operating leases for periods ranging from one to five years. Combined rent expense for the predecessor operations was $398, $412, and $441 for the years ended December 31, 1995 and 1996, and the nine months ended September 30, 1997, respectively. The Company's rent expense under operating leases during the period from inception (September 9, 1997) through December 31, 1997 amounted to $52.

     As of December 31, 1997, future minimum lease payments under these leases, by calendar year, are as follows:

1998.................................  $206
1999.................................   196
2000.................................   192
2001.................................   140
2002.................................    10
                                       ----
                                       $744
                                       ====

  Performance Bonds and Letters of Credit

     Municipal solid waste collection contracts may require performance bonds or other means of financial assurance to secure contractual performance. As of December 31, 1997, the Company had provided customers and various regulatory authorities with bonds and letters of credit of approximately $800 to secure its obligations. The Company's new credit facility (Note 12) provides for the issuance of letters of credit in an amount up to $5,000, but any letters of credit issued reduce the availability of borrowings for acquisitions or other general corporate purposes. If the Company were unable to obtain surety bonds or letters of credit in sufficient amounts or at acceptable rates, it could be precluded from entering into additional municipal solid waste collection contracts or obtaining or retaining landfill operating permits.

CONTINGENCIES

  Environmental Risks

     The Company is subject to liability for any environmental damage that its solid waste facilities may cause to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, and especially drinking water, including damage resulting from conditions existing prior to the acquisition of such facilities by the Company. The Company may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Company or its predecessors. Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company's financial condition, results of operations or cash flows. As of December 31, 1997 and September 30, 1998, the Company is not aware of any such environmental liabilities.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

  Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens' groups or adjacent landowners or residents in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

     In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of December 31, 1997 and September 30, 1998 there is no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on the Company's business, financial condition, results of operations or cash flows.

     During the period from January 1, 1996 through July 31, 1996, The Disposal Group won a lawsuit against the city of Vancouver, Washington relating to the city's annexation of certain territories served by The Disposal Group. The Disposal Group received approximately $2.6 million from the lawsuit, which is included in other income in the accompanying statement of operations.

  Employees

     Approximately 55 drivers and mechanics at the Company's Vancouver, Washington operation are represented by the Teamsters Union, with which Browning-Ferris Industries of Washington, Inc., the Company's predecessor in Vancouver, entered a four-year collective bargaining agreement in January 1997. Approximately 11 drivers at Arrow Sanitary Services, Inc. ("Arrow"), a wholly owned subsidiary of the Company, are represented by the Teamsters Union, with which Arrow entered into a three-year collective bargaining agreement in March 1998. In addition, in July 1997, the employees at the Company's facility in Issaquah, Washington, adopted a measure to select a union to represent them in labor negotiations with management. The union and management operated under a one-year negotiating agreement, that ended July 27, 1998.

     Since July 27, 1998, negotiations have continued between the union and the Company, although the union is permitted to call a strike or call for arbitration of the outstanding issues. The employees at Issaquah have filed to decertify the union, and the union has filed a claim with the National Labor Relation Board to attempt to block the decertification. The Company is not aware of any other organizational efforts among its employees and believes that its relations with its employees are good.

 8. REDEEMABLE CONVERTIBLE PREFERRED STOCK

     In September 1997, the Company received net proceeds of $6,992 from the sale of 2,499,998 shares of redeemable convertible preferred stock (the "Preferred Stock"). The Preferred Stock accrues cumulative dividends at the rate of $.098 per share annually. Accumulated and unpaid dividends on Preferred Stock amounted to $61 as of December 31, 1997. The Preferred Stock and

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

any accumulated and unpaid dividends are convertible at the holder's option into shares of the Company's common stock at the calculated rate of $2.80 per share divided by the "Conversion Price" subject to certain anti-dilution adjustments. Each share was automatically converted into common stock immediately upon the closing of the Company's initial public offering of common stock at a Conversion Price of $2.80 per share.

     Each share of Preferred Stock is redeemable, at the holder's option, during the period from April 1, 1999 through October 1, 1999 for $4.20 per share plus any accumulated and unpaid dividends. The difference between the carrying value of the Preferred Stock and the redemption value (including accumulated dividends) is being accreted using the interest method through the earliest redemption date. The redemption of the Preferred Stock is not mandatory if it would cause the Company to incur additional indebtedness or if it is prohibited under any of the Company's then existing debt agreements.

     The preferred stockholders are entitled to one vote for each share of common stock into which such shares can be converted, and are also entitled to liquidation preferences equal to the greater of the initial purchase price per share ($2.80) plus any accumulated and unpaid dividends, plus the greater of $4.20 per share or an amount which equals an internal rate of return of 50% to the investor. After receiving such preference, the holders of the preferred stock share remaining proceeds with the common stockholders on an as converted basis.

 9. STOCKHOLDERS' EQUITY

  Common Stock

     Of the 47,700,000 shares of common stock authorized but unissued as of December 31, 1997, the following shares were reserved for issuance:

Preferred Stock..................................  2,521,874
Madera acquisition (Note 2)......................  1,200,000
Stock option plan................................  1,200,000
Stock purchase warrants..........................  1,056,000
                                                   ---------
                                                   5,977,874
                                                   =========

  Stockholder Notes Receivable

     In December 1997, the Company provided loans in the aggregate amount of $82 to certain employees, who are also common stockholders, for the purchase of shares of the Company's Preferred Stock. The notes bear interest at 8%, are due on January 1, 1999 and are secured by the Preferred Stock purchased and common stock owned by the employees.

  Stock Options

     In November 1997, the Company's Board of Directors adopted a stock option plan in which all officers, employees, directors and consultants may participate (the "Option Plan"). Options granted under the Option Plan may either be incentive stock options or nonqualified stock options (the "Options") and they will generally have a term of 10 years from the date of grant and will vest over periods determined at the date of grant. The exercise prices of the options are determined by the

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

Company's Board of Directors and will be at least 100% or 110% of the fair market value of the Company's common stock on the date of grant as provided for in the Option Plan.

     In connection with the Option Plan, the Company's Board of Directors approved the reservation of 1,200,000 shares of common stock for issuance thereunder. As of December 31, 1997 and September 30, 1998, 35,000 options to purchase common stock were exercisable under the Option Plan. In addition, as of December 31, 1997 and September 30, 1998, options for 671,500 and 160,450 shares, respectively of common stock were available for future grants under the Option Plan.

     A summary of the Company's stock option activity and related information during the period from inception (September 9, 1997) through December 31, 1997 and the nine months ended September 30, 1998 is presented below:

                                       NUMBER OF        WEIGHTED AVERAGE
                                    SHARES (OPTIONS)     EXERCISE PRICE
                                    ----------------    ----------------
Outstanding at inception..........            --             $  --
Granted...........................       528,500              4.92
Forfeited.........................            --                --
Exercised.........................            --                --
                                       ---------
Outstanding as of December 31,
  1997............................       528,500              4.92
Granted (unaudited)...............       511,050              9.59
Forfeited (unaudited).............            --                --
Exercised (unaudited).............            --                --
                                       ---------
Outstanding as of September 30,
  1998 (unaudited)................     1,039,550              7.21
                                       =========

     The following table summarizes information about stock options outstanding as of December 31, 1997 and September 30, 1998:

                                DECEMBER 31, 1997       SEPTEMBER 30, 1998
                               -------------------    -----------------------
                                          WEIGHTED                   WEIGHTED
                                          AVERAGE                    AVERAGE
                                          EXERCISE                   EXERCISE
       EXERCISE RANGE          SHARES      PRICE        SHARES        PRICE
       --------------          -------    --------    -----------    --------
                                                            (UNAUDITED)
  $ 2.80 to 5.00.............  385,500      2.85         589,800       2.91
  $ 6.00 to 9.50.............       --        --          72,500       8.54
  $10.50 to 12.50............  143,000     10.50         245,000      11.07
  $15.19 to 19.00............       --        --          95,750      17.24
  $21.00 to 22.13............       --        --          36,500      21.90
                               -------     -----       ---------      -----
                               528,500      4.92       1,039,550       7.21
                               =======     =====       =========      =====

     The weighted average remaining contractual life of stock options outstanding as of December 31, 1997, was 9.4 years.

     Pro Forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the period from inception (September 9, 1997) through December 31, 1997: risk-free interest rate of 6%; dividend yield of zero; volatility factor of the expected market price of the Company's common stock of .40; and a weighted-average expected life of the option of 4 years.

     The Black-Scholes option valuation model was developed for us in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net loss and pro forma basic net loss per share for the period from inception (September 9, 1997) through December 31, 1997 were $(5,070) and $(2.99) per share, respectively.

     During the nine months ended September 30, 1998, the Company recorded deferred stock compensation of $821 relating to stock options granted during the period with exercise prices less than the estimated fair value of the Company's common stock on the date of grant. The deferred stock compensation is being amortized into expense over the vesting periods of the stock options which generally range from 1 to 3 years. Compensation expense of $322 was recorded during the nine months ended September 30, 1998 relating to these options, and the remaining $499 will be amortized into expense in future periods.

  Stock Purchase Warrants

     In September 1997, the Company issued a warrant to purchase 200,000 shares of the Company's common stock to the Bank that provided the Line and term loan payable (Notes 5 and 6). The exercise price of the warrant is $.01 per share. The warrant was valued at $382 on its date of issuance using the Black-Scholes pricing model with an assumed stock price volatility of .40, risk-free interest rate of 6.0%, estimated fair value of the common stock of $1.92 per share and an expected life of 7 years. The value assigned to the warrant was reflected as a discount on long-term debt. The discount was fully accreted to interest expense using the straight-line method over the expected term of the debt agreements (approximately three months).

     In connection with their guarantee of certain of the Company's debt obligations (Notes 5 and 6), the Company issued warrants to purchase 841,000 shares of the Company's common stock to certain directors and stockholders of the Company. The exercise price of the warrants is $2.80 per share. The warrants were valued at $328 on their date of issuance using the Black-Scholes pricing model with an assumed stock price volatility of .40, risk-free interest rate of 6.0%, estimated fair value of the common stock of $1.92 per share and expected lives of 3 years. The value assigned to these warrants was fully amortized to interest expense over the expected term of the debt agreements (approximately three months).

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     In December 1997, the Company issued to consultants warrants to purchase 15,000 shares of the Company's common stock. Warrants to purchase 10,000 and 5,000 shares of common stock had exercise prices of $5.00 per share and $2.80 per share, respectively.

     In February 1998, the Company granted warrants to an employee to purchase 50,000 shares of the Company's common stock at $2.80 per share. The Company recorded stock compensation expense of approximately $235 relating to these warrants.

  Initial Public Offering

     In May 1998, the Company sold in its initial public offering, a total of 2,300,000 shares of common stock at $12.00 per share. The net proceeds after underwriters' commissions and fees and other costs associated with the offering were approximately $23,986. In connection with the offering, the redeemable convertible preferred stock was converted into common stock, and the redemption provisions of the common stock issued in connection with the Madera acquisition (Note 2) expired.

10. INCOME TAXES

     The provision (benefit) for income taxes for the periods ended December 31, 1995 and 1996, the nine months ended September 30, 1997 and for the period from inception (September 9, 1997) through December 31, 1997 consists of the following:

                                              PREDECESSORS
                      -------------------------------------------------------------
                                                 FIBRES          THE DISPOSAL GROUP   WASTE CONNECTIONS, INC.
                                           INTERNATIONAL, INC.        COMBINED             CONSOLIDATED
                      THE DISPOSAL GROUP       PERIOD FROM          PERIOD FROM        PERIOD FROM INCEPTION
                           COMBINED          JANUARY 1, 1995      JANUARY 1, 1996       (SEPTEMBER 9, 1997)
                          YEAR ENDED             THROUGH              THROUGH                 THROUGH
                      DECEMBER 31, 1995     NOVEMBER 30, 1995      JULY 31, 1996         DECEMBER 31, 1997
                      ------------------   -------------------   ------------------   -----------------------
Current:
  Federal............       $  --                 $ 29                  $207                   $  38
  State..............          --                   --                    --                      --
Deferred:
  Federal............        (298)                  --                   298                    (370)
  State..............          --                   --                    --                      --
                            -----                 ----                  ----                   -----
                            $(298)                $ 29                  $505                   $(332)
                            =====                 ====                  ====                   =====

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     Significant components of the Company's deferred income tax assets and liability were as follows as of December 31, 1996 and 1997:

                                                      PREDECESSORS
                                                        COMBINED      COMPANY
                                                          1996         1997
                                                      ------------    -------
Deferred income tax assets:
  Accounts receivable reserves......................     $   32       $    8
  Amortization......................................         --          290
  Accrued expenses..................................          4           --
  Vacation accrual..................................          2           15
  Net operating losses..............................        208           54
                                                         ------       ------
Total deferred income tax assets....................        246          367
Deferred income tax liability:
  Depreciation......................................         --         (529)
                                                         ------       ------
Net deferred income tax asset (liability)...........        246         (162)
Less valuation allowance............................       (246)          --
                                                         ------       ------
                                                         $   --       $ (162)
                                                         ======       ======

     The differences between the Company's provision (benefit) for income taxes as presented in the accompanying statements of operations and benefit for income taxes computed at the federal statutory rate is comprised of the items shown in the following table as a percentage of pre-tax income (loss):

                                                          PREDECESSORS
                         -------------------------------------------------------------------------------
                                                                                         THE DISPOSAL
                                                   FIBRES                                    GROUP
                           THE DISPOSAL      INTERNATIONAL, INC.                           COMBINED
                               GROUP             PERIOD FROM                              PERIOD FROM
                             COMBINED          JANUARY 1, 1995       PREDECESSORS       JANUARY 1, 1996
                            YEAR ENDED             THROUGH          ONE MONTH ENDED         THROUGH
                         DECEMBER 31, 1995    NOVEMBER 30, 1995    DECEMBER 31, 1995     JULY 31, 1996
                         -----------------   -------------------   -----------------   -----------------
Income tax provision
  (benefit) at the
  statutory rate.......        (34.0%)               34.0%                34.0%               34.0%
Effect of valuation
  allowance............            --                   --               (34.0%)             (16.0%)
                              -------              -------              -------            --------
                               (34.0%)               34.0%                   --               18.0%
                              =======              =======              =======            ========

                                                  PREDECESSORS
                                      -------------------------------------
                                                            PREDECESSORS      WASTE CONNECTIONS, INC.
                                                              COMBINED             CONSOLIDATED
                                        PREDECESSORS         NINE MONTHS       PERIOD FROM INCEPTION
                                          COMBINED              ENDED           (SEPTEMBER 9, 1997)
                                        PERIOD ENDED        SEPTEMBER 30,             THROUGH
                                      DECEMBER 31, 1996         1997             DECEMBER 31, 1997
                                      -----------------   -----------------   -----------------------
Income tax benefit at the statutory
  rate..............................        (34.0%)             (34.0%)                (34.0%)
Effect of valuation allowance.......         34.0%               34.0%                     --
Stock compensation expense..........            --                  --                  28.0%
                                          --------            --------               --------
                                                --                  --                  (6.0%)
                                          ========            ========               ========

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

11. NET INCOME (LOSS) PER SHARE INFORMATION

     The following table sets forth the calculation of the numerator and denominator used in the computation of basic and diluted net loss per share and pro forma basic and diluted net income (loss) per share for the period from inception (September 9, 1997) through December 31, 1997 and the nine months ended September 30, 1998. The pro forma basic and diluted net income (loss) per share calculations assume the conversion of all outstanding shares of redeemable convertible preferred stock for the period from inception (September 9, 1997) through December 31, 1997, and the conversion of all outstanding shares of redeemable convertible preferred stock and redeemable common stock for the nine months ended September 30, 1998, as if such conversions occurred as of the first day of each period presented or the actual date of issuance, if subsequent to the first day of the period presented.

                                                                      SEPTEMBER 30, 1998
                                  DECEMBER 31, 1997     ----------------------------------------------
                                ---------------------                    (UNAUDITED)
                                            PRO FORMA                           PRO FORMA    PRO FORMA
                                  BASIC       BASIC       BASIC      DILUTED      BASIC       DILUTED
                                NET LOSS    NET LOSS    NET LOSS    NET LOSS     NET LOSS    NET LOSS
                                PER SHARE   PER SHARE   PER SHARE   PER SHARE   PER SHARE    PER SHARE
                                ---------   ---------   ---------   ---------   ----------   ---------
Numerator:
  Income (loss) before
    extraordinary item........  $  (5,066)  $  (4,788)  $   1,617   $   1,617   $   1,617    $   1,617
  Redeemable convertible
    preferred stock
    accretion.................       (531)         --        (917)       (917)         --           --
                                ---------   ---------   ---------   ---------   ---------    ---------
  Income (loss) applicable to
    common stockholders before
    extraordinary item........  $  (5,597)  $  (4,788)  $     700   $     700   $   1,617    $   1,617
                                =========   =========   =========   =========   =========    =========
  Extraordinary item..........         --          --        (815)       (815)       (815)        (815)
                                ---------   ---------   ---------   ---------   ---------    ---------
  Net income (loss) applicable
    to common stockholders....  $  (5,597)  $  (4,788)  $    (115)  $    (115)  $     802    $     802
                                =========   =========   =========   =========   =========    =========
Denominator:
  Weighted average common
    shares outstanding........  1,872,567   1,872,567   5,476,532   5,476,532   5,476,532    5,476,532
  Dilutive effect of stock
    options and warrants
    outstanding...............         --          --          --   1,584,836          --    1,584,836
  Incremental common shares
    issuable upon redemption
    of redeemable common
    stock.....................         --          --          --     377,290     377,290      377,290
  Incremental common shares
    issuable upon conversion
    of preferred stock........         --   2,499,998          --          --   1,263,735    1,263,735
                                ---------   ---------   ---------   ---------   ---------    ---------
                                1,872,567   4,372,565   5,476,532   7,438,658   7,117,557    8,702,393
                                =========   =========   =========   =========   =========    =========

     As of December 31, 1997, outstanding options to purchase 528,500 shares of common stock (with exercise prices ranging from $2.80 to $10.50), outstanding warrants to purchase 1,056,000 shares of common stock (with exercise prices from $0.01 to $5.00), and the outstanding Redeemable Convertible Preferred Stock could potentially dilute basic earnings per share in the future and have not been included in the computation of diluted net loss per share because to do so would have been antidilutive for the period presented.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

12. NEW CREDIT FACILITY

     On January 30, 1998, the Company obtained a revolving credit facility from BankBoston (the "Credit Facility"). The maximum amount available under the Credit Facility was $25,000 including stand-by letters-of-credit and the borrowings bore interest at various fixed and/or variable rates at the Company's 'option. The Credit Facility allowed for the Company to issue up to $5,000 in stand-by letters-of-credit. The Credit Facility required quarterly payments of interest. The Credit Facility required the Company to pay an annual commitment fee equal to 0.5% of the unused portion of the Credit Facility. In connection with the Credit Facility the Company granted to an affiliate of BankBoston a warrant to purchase 140,000 shares of the Company's common stock with an exercise price of $2.80 per share and an expiration date of January 29, 2008.

     On May 28, 1998, the Company entered into a new revolving credit facility with a syndicate of banks for which BankBoston N.A. acts as agent (the "May Credit Facility"). The maximum amount available under the May Credit Facility was $60 million (including stand-by letters of credit) and the borrowings bore interest at various fixed and/or variable rates at the Company's option (approximately 7.49% as of September 30, 1998). The May Credit Facility replaced an existing revolving credit facility. The May Credit Facility allowed for the Company to issue up to $5 million in stand-by letters-of-credit. The May Credit Facility required quarterly payments of interest. Borrowings under the May Credit Facility were secured by virtually all of the Company's assets. The May Credit Facility required the Company to pay an annual commitment fee equal to 0.375% of the unused portion of the Credit Facility.


     On November 20, 1998, the Company entered into a new revolving credit facility with a syndicate of banks for which BankBoston N.A. acts as agent (the "November Credit Facility"). The maximum amount available under the November Credit Facility is $125 million (including stand-by letters of credit) and the borrowings bear interest at various fixed and/or variable rates at the Company's option (approximately 7.0% as of September 30, 1998). The November Credit Facility replaced an existing revolving credit facility. The November Credit Facility allows for the Company to issue up to $15 million in stand-by letters-of-credit. The November Credit Facility requires quarterly payments of interest and it matures in November 2003. Borrowings under the November Credit Facility are secured by virtually all of the Company's assets. The November Credit Facility requires the Company to pay an annual commitment fee equal to 0.375% of the unused portion of the November Credit Facility. The November Credit Facility places certain business, financial and operating restrictions on the Company relating to, among other things the incurrence of additional indebtedness, investments, acquisitions, asset sales, mergers, dividends, distributions and repurchase and redemption of capital stock. The November Credit Facility also requires that specified financial ratios and balances be maintained. Management of the Company expects to record an extraordinary charge of approximately $211 (net of income tax) in the fourth quarter of 1998 related to the extinguishment of the May Credit Facility.


13. RELATED PARTY TRANSACTIONS

     The Company has entered into certain transactions with Continental Paper, LLC ("Continental"), in which the Company delivers to Continental all of the Company's collected recyclable materials in areas in which Continental has processing facilities and Continental pays the Company market rates for the recyclable materials. Certain of the Company's stockholders are the majority owners of Continental. During the period from inception (September 9, 1997) through December 31, 1997, the Company received approximately $223 from Continental in these transactions.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Shareholders
Murrey's Disposal Company, Inc.
American Disposal Company, Inc.
D.M. Disposal Co., Inc.
Tacoma Recycling Company, Inc.

     We have audited the accompanying combined balance sheets of Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc., and Tacoma Recycling Company, Inc. (collectively the "Murrey Companies") as of December 31, 1996 and 1997, and the related combined statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Murrey Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Murrey Companies at December 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

Sacramento, California
October 2, 1998,
except for Note 12, as to
which the date is
October 22, 1998

                              THE MURREY COMPANIES

                            COMBINED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                             DECEMBER 31,
                                                          ------------------    SEPTEMBER 30,
                                                           1996       1997          1998
                                                          -------    -------    -------------
                                                                                 (UNAUDITED)
Current assets:
  Cash and cash equivalents.............................  $    81    $   126       $   405
  Accounts receivable, less allowance for doubtful
     accounts of
     $62 in 1996, $74 in 1997 and $82 in 1998...........    2,333      2,779         3,364
  Prepaid expenses and other current assets.............      119         79            10
                                                          -------    -------       -------
Total current assets....................................    2,533      2,984         3,779
Property, plant and equipment, net......................   12,529     14,819        14,371
Intangible assets, net..................................       --      1,862         1,758
Other assets............................................        3         31            --
                                                          -------    -------       -------
                                                          $15,065    $19,696       $19,908
                                                          =======    =======       =======

                            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings.................................  $ 1,609    $ 1,628       $   620
  Accounts payable......................................    1,108      1,617         2,217
  Advances from a related party.........................      818        543           543
  Deferred revenue......................................      765        919         1,432
  Accrued liabilities...................................      705        832         1,288
  Income taxes payable..................................      321        228           277
  Current portion of long-term debt.....................      928        873           751
                                                          -------    -------       -------
Total current liabilities...............................    6,254      6,640         7,128
Long-term debt..........................................    1,851      4,907         4,047
Deferred income taxes...................................      702        658           658
Commitments and contingencies (Note 7)
Shareholders' equity:
  Common stock at par value; 60,500 shares authorized;
     1,470 shares issued and outstanding................       45         45            45
  Additional paid-in capital............................      455        455           455
  Retained earnings.....................................    5,758      6,991         7,575
                                                          -------    -------       -------
Total shareholders' equity..............................    6,258      7,491         8,075
                                                          -------    -------       -------
                                                          $15,065    $19,696       $19,908
                                                          =======    =======       =======

                            See accompanying notes.

                              THE MURREY COMPANIES

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                        NINE MONTHS ENDED
                                         YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                       -----------------------------    ------------------
                                        1995       1996       1997       1997       1998
                                       -------    -------    -------    -------    -------
                                                                           (UNAUDITED)
Revenues.............................  $27,786    $25,024    $28,874    $21,477    $24,532
Operating expenses:
  Cost of operations.................   20,859     20,465     23,133     16,933     19,337
  Selling, general and
     administrative..................    2,101      2,142      2,323      1,653      1,870
  Depreciation and amortization......      923      1,236      1,371      1,350      1,640
                                       -------    -------    -------    -------    -------
Income from operations...............    3,903      1,181      2,047      1,541      1,685
Interest expense.....................     (198)      (284)      (380)      (247)      (423)
Other income (expense), net..........      210        309        283        150        (97)
                                       -------    -------    -------    -------    -------
Income before income taxes...........    3,915      1,206      1,950      1,444      1,165
Income tax provision.................     (690)      (543)      (634)      (512)      (414)
                                       -------    -------    -------    -------    -------
Net income...........................    3,225        663      1,316        932        751
Retained earnings, beginning of
  period.............................    1,920      5,095      5,758      5,758      6,991
Dividends............................      (50)        --        (83)        --       (167)
                                       -------    -------    -------    -------    -------
Retained earnings, end of period.....  $ 5,095    $ 5,758    $ 6,991    $ 6,690    $ 7,575
                                       =======    =======    =======    =======    =======
Pro forma income taxes (unaudited --
  Note 11)...........................  $(1,338)   $  (432)   $  (697)   $  (522)   $  (421)
                                       -------    -------    -------    -------    -------
Pro forma net income (unaudited --
  Note 11)...........................  $ 2,577    $   774    $ 1,253    $   922    $   744
                                       =======    =======    =======    =======    =======

                            See accompanying notes.

                              THE MURREY COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                       NINE MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,       SEPTEMBER 30,
                                                         ---------------------------   -----------------
                                                          1995      1996      1997      1997      1998
                                                         -------   -------   -------   -------   -------
                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...........................................  $ 3,225   $   663   $ 1,316   $   932   $   751
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization...................      923     1,236     1,371     1,056     1,640
       Deferred income taxes...........................      147       (19)      (44)       --        --
       Gain on sale of land............................       --        --        --        --        (8)
       Changes in operating assets and liabilities:
          Accounts receivable, net.....................      (31)       63      (446)     (562)     (585)
          Prepaid expenses and other assets............      (83)      (36)       40      (616)       69
          Accounts payable.............................     (156)      932       509     1,004       600
          Deferred revenue.............................       68        42       154        95       513
          Accrued liabilities..........................     (352)      129       127        26       456
          Income taxes payable.........................      383      (232)      (93)      426        49
                                                         -------   -------   -------   -------   -------
  Net cash provided by operating activities............    4,124     2,778     2,934     2,361     3,485
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for acquisitions............................       --        --    (2,900)     (100)       --
  Capital expenditures for property and equipment......   (3,025)   (4,790)   (2,108)   (2,106)   (1,731)
  Proceeds from sale of land...........................       --        --        --        --       625
  Net change in other assets...........................      (18)       31       (28)     (117)       57
                                                         -------   -------   -------   -------   -------
Net cash used in investing activities..................   (3,043)   (4,759)   (5,036)   (2,323)   (1,049)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.........................      750     1,418     3,414     2,021       550
  Principal payments on long-term debt.................   (1,383)     (615)     (928)     (302)   (1,532)
  Net change in short-term borrowings..................      (77)      659        19      (812)   (1,008)
  Net change in advances from a related party..........      189      (259)     (275)     (275)       --
  Payment of dividends.................................      (50)       --       (83)       --      (167)
                                                         -------   -------   -------   -------   -------
Net cash provided by (used in) financing activities....     (571)    1,203     2,147       632    (2,157)
                                                         -------   -------   -------   -------   -------
Net increase (decrease) in cash and cash equivalents...      510      (778)       45       670       279
Cash and cash equivalents:
     Beginning of period...............................      349       859        81        81       126
                                                         -------   -------   -------   -------   -------
     End of period.....................................  $   859   $    81   $   126   $   751   $   405
                                                         =======   =======   =======   =======   =======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION
  AND NON-CASH TRANSACTIONS:
     Cash paid for interest............................  $   198   $   284   $   358   $   247   $   423
                                                         =======   =======   =======   =======   =======
     Cash paid for income taxes........................  $   160   $   792   $   744   $   277   $    10
                                                         =======   =======   =======   =======   =======
     Issuance of notes payable for land and
       buildings.......................................  $    --   $   260   $   315   $    --   $    --
                                                         =======   =======   =======   =======   =======
     In connection with acquisitions (Note 3) the
       Murrey Companies acquired assets and issued
       notes payable to sellers as follows:
          Fair value of assets acquired................  $    --   $    --   $ 3,100   $   300   $    --
          Notes payable to sellers.....................       --        --      (200)     (200)       --
                                                         -------   -------   -------   -------   -------
          Cash paid for acquisitions...................  $    --   $    --   $ 2,900   $   100   $    --
                                                         =======   =======   =======   =======   =======

                            See accompanying notes.

                              THE MURREY COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

 1. BUSINESS, ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND ORGANIZATION

     Murrey's Disposal Company, Inc. ("Murrey's"), American Disposal Company, Inc. ("American"), D.M. Disposal Co., Inc. ("DM"), and Tacoma Recycling Company, Inc. ("Tacoma") (collectively the "Murrey Companies") are regional, integrated, non-hazardous solid waste services companies that provide collection, transfer, and disposal of solid waste and recyclables to residential and commercial customers in and around the Tacoma, Washington area. Murrey's, American, DM and Tacoma were incorporated in Washington on March 13, 1963, October 27, 1966, July 12, 1979 and January 30, 1990, respectively.

     Each of the Murrey Companies' Common Stock is owned 90% by one or both of two trusts. The beneficiary of both trusts is also an officer and director of the Murrey Companies. The remaining stock is owned by two individuals (5% each) who are also officers and directors of the Murrey Companies.

BASIS OF COMBINATION

     The combined financial statements of the Murrey Companies include the accounts of Murrey's, American, DM and Tacoma as a result of their common management which exercises significant influence over their operations. Significant intercompany balances and transactions between the Murrey Companies have been eliminated in combination.

INTERIM FINANCIAL INFORMATION

     The unaudited interim combined financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Murrey Companies considers all highly liquid investments with a maturity of three months or less at purchase to be cash equivalents.

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Murrey Companies to concentrations of credit risks consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Murrey Companies' customer base. The Murrey Companies maintain allowances for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     The estimated useful lives are as follows:

Buildings..............................................      20 years
Machinery and equipment................................  5 - 15 years
Rolling stock..........................................      10 years
Containers.............................................  5 - 15 years
Furniture and fixtures.................................   3 - 5 years

     In connection with the Acquisitions (Note 3) the Murrey Companies acquired certain used property and equipment. This used property and equipment is being depreciated using the straight-line method over its estimated remaining useful lives, which range from one to twelve years.

GOODWILL

     Goodwill represents the excess of the purchase price over the fair value of the net assets acquired (Notes 3 and 4), and is amortized on a straight-line basis over the period of expected benefit of 40 years.

     The Murrey Companies continually evaluate the value and future benefits of its goodwill. The Murrey Companies assess recoverability from future operations using income from operations of the related acquired business as a measure. Under this approach, the carrying value would be reduced if it becomes probable that the Murrey Companies' best estimate for expected future cash flows of the related business would be less than the carrying amount of the goodwill over the remaining amortization period. For the period ending December 31, 1997, there were no adjustments to the carrying amount of goodwill resulting from these evaluations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents approximate their fair values as of December 31, 1996 and 1997. The carrying values of short-term borrowings (Note 5) and long-term debt (Note 6) approximate their fair values as of December 31, 1996 and 1997, based on current incremental borrowing rates for similar types of borrowing arrangements.

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

REVENUE RECOGNITION

     The Murrey Companies recognize revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

INCOME TAXES

     DM uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Murrey's, American and Tacoma operate under Subchapter S of the Internal Revenue Code for federal and state income tax reporting purposes. Consequently all of the income tax attributes and liabilities of these companies' operations flow through to the individual shareholders.

 2. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment as of December 31, 1996 and 1997 and September 30, 1998 consists of the following:

                                             DECEMBER 31,
                                          ------------------    SEPTEMBER 30,
                                           1996       1997          1998
                                          -------    -------    -------------
                                                                 (UNAUDITED)
Land and buildings......................  $ 6,316    $ 6,668       $ 6,111
Machinery and equipment.................    3,518      3,780         3,883
Rolling stock...........................    6,134      7,570         8,315
Containers..............................    3,140      4,380         5,224
Furniture and fixtures..................      231        255           242
                                          -------    -------       -------
                                           19,339     22,653        23,775
Less accumulated depreciation...........   (6,810)    (7,834)       (9,404)
                                          -------    -------       -------
                                          $12,529    $14,819       $14,371
                                          =======    =======       =======

 3. ACQUISITIONS

     During 1997, the Murrey Companies purchased substantially all of the assets of Island Disposal (effective May 2, 1997) and Environmental Waste Systems and Olympic Disposal (both effective December 1, 1997) (collectively the "Acquisitions"). The total purchase price for the Acquisitions was approximately $3,100, comprised of $2,900 in cash and promissory notes payable to the sellers totaling $200. Of the combined $3,100 purchase price, $1,791 was recorded as goodwill and $80 was assigned to non-competition agreements. The Acquisitions were accounted for in accordance with the purchase method of accounting and, accordingly, the net assets acquired were included in the Murrey Companies' combined balance sheet based upon their estimated fair values on the date of the Acquisitions. The Murrey Companies' combined statement of operations includes the revenues and expenses of the acquired businesses after the effective date of the transactions.

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

     Certain items affecting the purchase price and the allocation are preliminary. A summary of the preliminary purchase price allocation as of December 31, 1997, for the Acquisitions is as follows:

Acquired assets:
  Property and equipment....................................  $1,229
  Goodwill..................................................   1,791
  Non-competition agreements................................      80
                                                              ------
                                                              $3,100
                                                              ======

     The following unaudited pro forma information shows the results of the Murrey Companies' operations as though the Acquisitions had occurred as of January 1, 1996:

                                                           YEARS ENDED
                                                           DECEMBER 31,
                                                       --------------------
                                                        1996         1997
                                                       -------      -------
                                                           (UNAUDITED)
Revenue..............................................  $27,485      $31,106
                                                       =======      =======
Net Income...........................................  $   706      $ 1,094
                                                       =======      =======

     The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the actual results of operations had the Acquisitions occurred on January 1, 1996, or the results of future operations of the Murrey Companies. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the Acquisitions.

 4. INTANGIBLE ASSETS

     Intangible assets as of December 31, 1996 and 1997 and September 30, 1998 consists of the following:

                                              DECEMBER 31,
                                            ----------------    SEPTEMBER 30,
                                             1996      1997         1998
                                            ------    ------    -------------
                                                                 (UNAUDITED)
Goodwill, net.............................  $   --    $1,783       $1,691
Non-competition agreement, net............      --        79           67
                                            ------    ------       ------
                                            $   --    $1,862       $1,758
                                            ======    ======       ======

     Accumulated amortization on intangible assets amounted to $9 as of December 31, 1997 (none in 1996) and $113 as of September 30, 1998.

 5. SHORT-TERM BORROWINGS

     Short-term borrowings consist of various revolving and non-revolving lines-of-credit with banks, bearing interest at variable rates (ranging from 9.0% to 9.25% as of December 31, 1997) and mature at various dates through November 30, 1998. The lines of credit are secured by all cash accounts held with the banks, which totaled $126 as of December 31, 1997. All available amounts under these lines-of-credit were outstanding as of December 31, 1997.

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

     Certain of these lines-of-credit contain certain restrictive covenants, which among other things require that specified financial balances and ratios be maintained. As of December 31, 1997, the Murrey Companies were in compliance with the covenants.

 6. LONG-TERM DEBT

     Long-term debt as of December 31, 1996 and 1997 and September 30, 1998 consists of the following:

                                                      DECEMBER 31,
                                                    ----------------    SEPTEMBER 30,
                                                     1996      1997         1998
                                                    ------    ------    -------------
                                                                         (UNAUDITED)
Note payable to a bank bearing interest at a
  variable rate (approximately 8.5% as of December
  31, 1997); monthly payments of principal and
  interest of $25; maturing in November, 2007;
  secured by certain cash accounts and a pledge of
  one of the Murrey Companies exclusive franchise
  agreements......................................  $   --    $2,000       $1,901
Note payable to a bank bearing interest at 8.6%;
  monthly payments of principal and interest
  aggregating $13; maturing in October, 2001;
  secured by equipment with a net book value of
  approximately $533 as of December 31, 1997 and
  certain cash accounts...........................  $   --    $  632       $  542
Notes payable to a bank bearing interest at
  various fixed rates (ranging from 9.1% to 9.2%
  as of December 31, 1997); monthly payments of
  principal and interest aggregating $25 and one-
  time payments of $470 and $751 in September,
  2000 and May, 2001, respectively; maturing at
  various dates between September, 2000 and May,
  2001; secured by land and buildings with a net
  book value of approximately $2,548 as of
  December 31, 1997...............................   1,752     1,544        1,393
Equipment financing notes payable bearing interest
  at various rates (ranging from 8.6% to 8.8% as
  of December 31, 1997); monthly payments of
  principal and interest aggregating $25; maturing
  at various dates through September, 2001;
  secured by equipment with an aggregate net book
  value of approximately $984 as of December 31,
  1997............................................     567       822          479
Notes payable to sellers bearing interest at
  various rates (ranging from 8.5% to 9.0% as of
  December 31, 1997); monthly principal and
  interest payments of $9; maturing at various
  dates between February, 2001 and October, 2007;
  secured by land and buildings with a net book
  value of approximately $908 as of December 31,
  1997............................................     218       471          295

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

                                                      DECEMBER 31,
                                                    ----------------    SEPTEMBER 30,
                                                     1996      1997         1998
                                                    ------    ------    -------------
                                                                         (UNAUDITED)
Unsecured notes payable to seller bearing interest
  at 8.0% as of December 31, 1997; monthly
  principal and interest payments of $4; maturing
  in June, 2002...................................      --       189          100
Others............................................     242       122           88
                                                    ------    ------       ------
                                                     2,779     5,780        4,798
Less: current portion.............................     928       873          751
                                                    ------    ------       ------
Long-term debt....................................  $1,851    $4,907       $4,047
                                                    ======    ======       ======

     As of December 31, 1997, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:

1998........................................................  $  873
1999........................................................     780
2000........................................................   1,056
2001........................................................   1,232
2002........................................................     408
Thereafter..................................................   1,431
                                                              ------
                                                              $5,780
                                                              ======

 7. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Operating Leases

     The Murrey Companies lease certain equipment and facilities under non-cancelable operating leases. Rent expense under all operating leases during the years ended December 31, 1995, 1996 and 1997 amounted to $319, $170 and $183, respectively.

     As of December 31, 1997, future minimum lease payments under these operating leases, by calendar year, are as follows:

1998........................................................  $  187
1999........................................................     186
2000........................................................     167
2001........................................................     107
2002........................................................      87
Thereafter..................................................     355
                                                              ------
                                                              $1,089
                                                              ======

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

CONTINGENCIES

  Environmental Risks

     The Murrey Companies are subject to liability for any environmental damage that the solid waste facilities they operate may cause to neighboring landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the operation of such facilities by the Murrey Companies. The Murrey Companies may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Murrey Companies. Any substantial liability for environmental damage incurred by the Murrey Companies could have a material adverse effect on the Murrey Companies' combined financial condition, results of operations or cash flows.

  Legal Proceedings

     In the normal course of their business and as a result of the extensive governmental regulation of the solid waste industry, the Murrey Companies may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines or to revoke or deny renewal of an operating permit held by the Murrey Companies. From time to time the Murrey Companies may also become parties to various claims or suits for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal course of operating a waste management business. However, as of December 31, 1997 and September 30, 1998, there is no current proceeding or litigation involving the Murrey Companies that the Murrey Companies believe will have a material adverse impact on the Murrey Companies' business, financial condition, results of operations or cash flows.

  Disposal Site

     The Murrey Companies have been informed that the Hidden Valley Landfill which is currently utilized by them for disposal of waste collected in Pierce County is currently operating under a Consent Decree with the Washington State Department of Ecology and the Environmental Protection Agency. Under the terms of the Consent Decree the Hidden Valley Landfill is required to be closed on or before December 31, 1998; after which all of the waste collected by the Murrey Companies in Pierce County will be long hauled to an alternate disposal site until the new solid waste landfill in Pierce County is opened. The new landfill is projected to open in November 1999. Management of the Murrey Companies does not believe that the closure of the Hidden Valley Landfill will have a material adverse impact on the Murrey Companies' business, combined financial position, results of operations or cash flows.

  Employees

     Approximately 44 of the Murrey Companies' route drivers are represented by the Teamsters Union. The Murrey Companies have a collective bargaining agreement that expires in June 1999. The Murrey Companies are not aware of any other organizational efforts among their employees and believes that their relations with their employees are good.

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

 8. RELATED PARTY TRANSACTIONS

OPERATING LEASE

     The Murrey Companies lease land on which certain of their facilities are located from a shareholder of the Murrey Companies. This lease is pursuant to an informal arrangement whereby the Murrey Companies pay all of the property taxes and other expenses associated with the leased land in lieu of monthly rent. These payments totaled approximately $10 during each of the years ended December 31, 1995, 1996, and 1997.

ADVANCES

     As of December 31, 1996 and 1997, the Murrey Companies had non-interest bearing advances payable to one of their shareholders totaling $818 and $543, respectively.

DISPOSAL FEES

     During the years ended December 31, 1995, 1996 and 1997, the Murrey Companies paid $7,355, $7,730, and $8,592, respectively, in disposal fees to a landfill that is owned and operated by a company in which one of the Murrey Companies shareholders has an approximate 33% ownership interest.

 9. 401(k) PLAN

     The Murrey Companies have a voluntary savings and investment plan (the "401(k) Plan"). The 401(k) Plan is available to all eligible, non-union employees of the Murrey Companies. Under the 401(k) Plan the Murrey Companies' contributions are at the discretion of management of the Murrey Companies. During the years ended December 31, 1995, 1996 and 1997, the Murrey Companies' 401(k) Plan expense was approximately $246, $267 and $316, respectively.

10. INCOME TAXES

     The provision (benefit) for income taxes for the Murrey Companies pertains solely to DM and consists of the following:

                                                  YEARS ENDED DECEMBER 31,
                                                  ------------------------
                                                  1995      1996      1997
                                                  ----      ----      ----
Federal:
  Current.......................................  $543      $562      $678
  Deferred......................................   147       (19)      (44)
                                                  ----      ----      ----
                                                  $690      $543      $634
                                                  ====      ====      ====

     Deferred taxes result from temporary differences in the recognition of certain expense items for income tax and financial reporting purposes. The Murrey Companies' deferred taxes as of December 31, 1996 and 1997 are substantially comprised of depreciation deducted for tax purposes that will be recorded in future periods for financial reporting purposes.

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

     The principal reasons for the difference between the federal statutory income tax rate and the effective income tax rate are as follows:

                                                             YEARS ENDED DECEMBER 31,
                                                             -------------------------
                                                              1995      1996     1997
                                                             -------    -----    -----
Federal expense expected at statutory rates on combined
  income before income taxes...............................  $1,331     $410     $663
Tax effect of companies reporting under Subchapter S.......    (645)     124      (42)
Other......................................................       4        9       13
                                                             ------     ----     ----
                                                             $  690     $543     $634
                                                             ======     ====     ====

11. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     As described in Note 1, Murrey's, American, and Tacoma (the "S Corporations") operate under Subchapter S of the Internal Revenue Code and are not subject to federal income taxes. In connection with the Murrey Companies' proposed merger with Waste Connections, Inc. ("WCI") (Note 12), the Subchapter S election will be terminated. As a result, the S Corporations (as wholly-owned subsidiaries of WCI) will be subject to corporate income taxes subsequent to the termination of S corporation status. The Murrey Companies had combined income for income tax purposes of $2,769, $2,135 and $1,941 for 1995, 1996 and 1997,
respectively. Had the Murrey Companies filed federal income tax returns as regular corporations for 1995, 1996 and 1997, income tax expense under the provisions of Financial Accounting Standards No. 109 would have been $1,338, $432 and $697, respectively.

     The following unaudited pro forma information reflects income tax expense (benefit) for the Murrey Companies as if the S Corporations had also been subject to federal income taxes:

                                                                 YEARS ENDED
                                                                DECEMBER 31,
                                                           -----------------------
                                                            1995     1996     1997
                                                           ------    -----    ----
Federal:
  Current................................................  $  941    $ 726    $660
  Deferred...............................................     397     (294)     37
                                                           ------    -----    ----
Pro forma income taxes...................................  $1,338    $ 432    $697
                                                           ======    =====    ====

     The pro forma provisions for income taxes for the years ended December 31, 1995, 1996 and 1997 differ from the amounts computed by applying the applicable statutory federal income tax rate (34%) to income before income taxes due to certain non-deductible expenses.

     The Murrey Companies pro forma deferred income tax asset of approximately $98 and $71 as of December 31, 1996 and 1997, respectively, relates principally to differences in the recognition of bad debt expenses, vacation accruals, and certain other temporary differences. The Murrey Companies also had pro forma deferred tax liabilities as of December 31, 1996 and 1997 of approximately $1,322 and $1,332 which relate to differences between tax and financial methods of depreciation and the use of the cash method of accounting for tax purposes by certain of the S Corporations.

                              THE MURREY COMPANIES

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

12. SUBSEQUENT EVENT

MERGER OF THE MURREY COMPANIES

     On October 22, 1998, the Murrey Companies and WCI jointly announced that they had signed a definitive agreement under which the Murrey Companies will merge with wholly-owned subsidiaries of WCI. Under the terms of the agreement, substantially all shares of common stock of the Murrey Companies will be exchanged for 2.75 million shares of WCI common stock (subject to adjustment at the date of consummation of the Merger). The transaction is expected to be accounted for as a pooling of interests and is expected to close during the fourth quarter of calendar 1998.

13. YEAR 2000 (UNAUDITED)

     The Murrey Companies will need to modify or replace portions of their software so that their computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and thereafter. To date, the Murrey Companies have not incurred any costs related to the Year 2000 project. The Murrey Companies do not believe that their expenditures relating to the Year 2000 project will be material. However, if the required Year 2000 modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could materially affect their operations.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Shareholders
Madera Disposal Systems, Inc.

     We have audited the accompanying balance sheets of Madera Disposal Systems, Inc. as of December 31, 1996 and 1997, and the related statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Madera Disposal Systems, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

Sacramento, California
February 20, 1998

                         MADERA DISPOSAL SYSTEMS, INC.

                                 BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                DECEMBER 31,
                                                              ----------------
                                                               1996      1997
                                                              ------    ------
ASSETS
Current assets:
     Cash and equivalents...................................  $1,064    $1,527
     Accounts receivable, less allowance for doubtful
      accounts of $111 ($90 in 1996)........................     788       691
     Receivables from shareholders..........................     100       113
     Prepaid expenses and other current assets..............     216       214
                                                              ------    ------
     Total current assets...................................   2,168     2,545
Property and equipment, net.................................   3,800     3,636
Assets held for sale........................................      --        77
Other assets................................................      36        39
                                                              ------    ------
                                                              $6,004    $6,297
                                                              ======    ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable.......................................  $  750    $  644
     Deferred revenue.......................................     208       219
     Accrued liabilities....................................     193       178
     Current portion of capital lease obligations...........     218       274
     Current portion of long-term debt......................     177       288
                                                              ------    ------
Total current liabilities...................................   1,546     1,603
Long-term portion of capital lease obligations..............   1,557     1,565
Long-term debt..............................................     637       329
Commitments and contingencies (Note 4)

Shareholders' equity:

     Common stock: $100 par value; 1,000,000 shares
      authorized; 500 shares issued and outstanding.........      50        50
     Retained earnings......................................   2,214     2,750
                                                              ------    ------
Total shareholders' equity..................................   2,264     2,800
                                                              ------    ------
                                                              $6,004    $6,297
                                                              ======    ======

                            See accompanying notes.

                         MADERA DISPOSAL SYSTEMS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
                                                               1995      1996      1997
                                                              ------    ------    ------
Revenues....................................................  $7,008    $7,770    $7,845
Operating expenses:
     Cost of operations.....................................   5,288     5,512     5,289
     Selling, general and administrative....................     996       969     1,041
     Depreciation and amortization..........................     467       585       627
                                                              ------    ------    ------
Income from operations......................................     257       704       888
Interest expense............................................    (237)     (259)     (280)
Other income, net...........................................      68       113       173
                                                              ------    ------    ------
Net income..................................................      88       558       781
Retained earnings, beginning of year........................   1,863     1,656     2,214
Distributions to shareholders...............................    (295)       --      (245)
                                                              ------    ------    ------
Retained earnings, end of year..............................  $1,656    $2,214    $2,750
                                                              ======    ======    ======
Pro forma income taxes (unaudited -- Note 7)................  $  (30)   $ (208)   $ (295)
                                                              ------    ------    ------
Pro forma net income (unaudited -- Note 7)..................  $   58    $  350    $  486
                                                              ======    ======    ======

                            See accompanying notes.

                         MADERA DISPOSAL SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                              1995      1996      1997
                                                              -----    ------    ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  88    $  558    $  781
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................    467       585       627
     Gain on sale of property & equipment...................    (13)      (37)      (71)
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................   (252)      (23)       97
       Receivables from shareholders........................    (21)      (33)      (13)
       Prepaid expenses and other assets....................     --       (52)        2
       Other assets.........................................     (2)       (9)       (3)
       Accounts payable.....................................    265       (29)     (106)
       Deferred revenue.....................................      4        16        11
       Accrued liabilities..................................    105        44       (15)
                                                              -----    ------    ------
Net cash provided by operating activities:..................    641     1,020     1,310
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment...........   (274)     (902)     (183)
  Proceeds from sale of assets..............................     13        97       140
                                                              -----    ------    ------
Net cash used in investing activities.......................   (261)     (805)      (43)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................    265       591        --
  Principal payments on long-term debt and capital lease
     obligations............................................   (576)     (351)     (559)
  Cash distributions made to shareholders...................   (295)       --      (245)
                                                              -----    ------    ------
Net cash provided by (used in) financing activities.........   (606)      240      (804)
                                                              -----    ------    ------
Net increase (decrease) in cash and equivalents.............   (226)      455       463
Cash and equivalents:
  Beginning of year.........................................    835       609     1,064
                                                              -----    ------    ------
  End of year...............................................  $ 609    $1,064    $1,527
                                                              =====    ======    ======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
Cash paid for interest......................................  $ 237    $  237    $  279
                                                              =====    ======    ======
Capital lease obligations and long-term debt incurred for
  the purchase of property and equipment....................  $ 854    $   --    $  426
                                                              =====    ======    ======

                            See accompanying notes.

                         MADERA DISPOSAL SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

 1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Madera Disposal Systems, Inc. ("Madera") is a regional, integrated, non-hazardous solid waste services company that provides collection, transfer disposal and recycling services to residential, commercial and industrial customers. Madera Landfill is contracted by the County of Madera to operate the Fairmead, the North Fork Transfer Station and the materials recovery facility (aka, Mammoth Recycling Facility), all of which are located in the County of Madera, State of California. Madera also holds an exclusive contract with the County of Madera to collect solid waste within the unincorporated areas of the County of Madera. The contracts continue in force and effect until August 2004, and will automatically be extended for one five year period unless Madera is then in material breach or default of its obligations under the materials recovery facility contract. All contracts may be extended for additional periods and upon terms as the County of Madera and Madera may mutually agree upon.

     On November 9, 1993, Madera entered into an agreement with the County of Madera, whereby Madera was to design, permit, finance, construct, equip, staff, operate and maintain a materials recovery facility (the "Facility") at the County's Fairmead Landfill for the purpose of providing the County of Madera with a guaranteed reduction in the quantity of municipal solid waste requiring landfill disposal. The Facility was to be designed, constructed and operated to receive all municipal solid waste from the Cities of Madera and Chowchilla and the unincorporated areas of the County of Madera. It was also to meet the twenty-five percent (25%) waste reduction requirements of Assembly Bill 939 (Chapter 1095 of the Statutes of 1989) for the Cities of Madera and Chowchilla and the County of Madera by January 11, 1995, through the recycling of recovered material, and work toward the waste reduction requirements of fifty percent (50%) that each jurisdiction must achieve by January 1, 2000. The Facility became operational on August 15, 1994.

     The County of Madera will compensate Madera for its capital costs incurred in designing, permitting, financing, constructing and equipping the Facility. These costs were $1,661 and are included in property and equipment in the accompanying balance sheets. The County of Madera will reimburse Madera for the equipment and interest costs over a ten year operational period. The County of Madera will also reimburse Madera for its other operational costs incurred in connection with the staffing, maintaining and operating of the materials recovery facility. All of the aforementioned costs are reimbursed to Madera through receipt of a specified portion of waste disposal fees collected by Madera on behalf of the County of Madera for landfill operations.

     At the termination of the contracts described above, the improvements made by Madera become the sole and exclusive property of the County of Madera, subject only to the County of Madera's continuing obligation to pay or reimburse the Company for any remaining unamortized capital costs of the Facility.

     In 1995, Madera started a new line of business which provided clean-up and waste removal services to residential and commercial construction businesses. Due to continued losses, in July 1997 Madera ceased operations in this line of business. The estimated fair value of the remaining assets of the business is reflected in the accompanying balance sheets as assets held for sale at December 31, 1997. For the years ended December 31, 1995, 1996, and 1997, this business had revenues of $531, $785 and $193, respectively, and had operating losses of $290, $397, and $215, respectively.

                         MADERA DISPOSAL SYSTEMS, INC.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

     Madera entered into an exclusive franchise agreement with the City of Chowchilla on April 8, 1996, whereby Madera was granted the exclusive right and franchise to collect, haul, and dispose of all solid waste, recyclable solid waste, and green waste within the city limits of the City of Chowchilla. The term of this franchise shall continue in force and effect for a period of seven years, and the City of Chowchilla may renew and extend the franchise for an additional period of five years or more.

SALE OF THE COMPANY

     Effective February 1, 1998, Madera's shareholders entered into an agreement to sell their stock to Waste Connections, Inc. ("WCI") for cash and stock in WCI.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

     Madera considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject Madera to concentrations of credit risks consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of Madera's customer base. Madera maintains an allowance for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets or lease term, whichever is shorter.

     The estimated useful lives are as follows:

Machinery and equipment...............................   6 - 10 years
Leasehold improvements................................  10 - 40 years
Furniture and fixtures................................   6 - 10 years

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and equivalents approximate their fair values as of December 31, 1996 and 1997. The carrying values of the long-term debt and capital lease obligations (Notes 3

                         MADERA DISPOSAL SYSTEMS, INC.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

and 4) approximate their fair values as of December 31, 1996 and 1997, based on current incremental borrowing rates for similar types of borrowing arrangements.

REVENUE RECOGNITION

     Madera recognizes revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

INCOME TAXES

     Madera operates under Subchapter S of the Internal Revenue Code for federal and state income tax reporting purposes. Consequently, all of the income tax attributes and liabilities of the Madera's operations flow through to the individual shareholders.

CLOSURE AND POST-CLOSURE COSTS

     Under regulations pursuant to which the permit for the Fairmead Landfill was issued, Madera and Madera County, as operator and owner, respectively, are jointly liable for closure and post-closure liabilities with respect to the landfill. Madera has not accrued for such liabilities because Madera County, as required by state law, has established a special fund, into which a designated portion of tipping fee surcharges are deposited, to pay such liabilities. Consequently, management of Madera does not believe Madera has any financial obligation for closure and post-closure costs for the Fairmead Landfill as of December 31, 1997.

 2. PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1996 and 1997 consists of the following:

                                                               1996      1997
                                                              ------    ------
Machinery and equipment.....................................  $5,480    $5,777
Leasehold improvements......................................     498       500
Furniture and fixtures......................................     137       133
                                                              ------    ------
                                                               6,115     6,410
Less accumulated depreciation and amortization..............   2,315     2,774
                                                              ------    ------
                                                              $3,800    $3,636
                                                              ======    ======

 3. LONG-TERM DEBT

     Long-term debt as of December 31, 1996 and 1997 consists of the following:

                                                              1996    1997
                                                              ----    ----
Equipment financing notes payable bearing interest at
various fixed and variable rates (ranging from 6.0% to 12.9%
at December 31, 1997); monthly payments of principal and
interest aggregating $16; maturing at various dates through
August 31, 2001; secured by equipment with net book values
aggregating $522 as of December 31, 1997....................  $664    $467
Notes payable to related parties bearing interest at 10.0%;
monthly payments of interest; maturing December 1, 1998.....   150     150
                                                              ----    ----
                                                               814     617
Less: Current portion.......................................   177     288
                                                              ----    ----
Long-term debt..............................................  $637    $329
                                                              ====    ====

                         MADERA DISPOSAL SYSTEMS, INC.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

     One of the equipment financing notes, with an outstanding balance of $236 as of December 31, 1997, contains certain restrictive covenants, which among other things require that specified financial balances and ratios be maintained, restrict the payment of dividends and prohibit the incurrence of additional indebtedness. As of December 31, 1997, Madera was in compliance with the covenants.

     As of December 31, 1997, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:

1998........................................................  $288
1999........................................................   149
2000........................................................   122
2001........................................................    58
                                                              ----
                                                              $617
                                                              ====

 4. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Capital Leases

     Madera leases certain equipment under capital leases. As of December 31, 1996 and 1997, the following amounts are included in property and equipment as assets under these capital leases:

                                                            1996      1997
                                                           ------    ------
Cost.....................................................  $2,235    $2,605
Less: accumulated amortization...........................     527       780
                                                           ------    ------
Net assets under capital leases..........................  $1,708    $1,825
                                                           ======    ======

     The future minimum lease payments under these capital leases along with the present value of the minimum lease payments as of December 31, 1997 are as follows:

                   MINIMUM LEASE PAYMENTS
                  YEAR ENDING DECEMBER 31:
                  ------------------------
          1998..............................................  $  448
          1999..............................................     489
          2000..............................................     427
          2001..............................................     352
          2002..............................................     294
          Thereafter........................................     494
                                                              ------
Total minimum lease payments................................   2,504
Less amount representing interest...........................     665
                                                              ------
Present value of minimum lease payments.....................   1,839
Less current portion........................................     274
                                                              ------
Long-term portion...........................................  $1,565
                                                              ======

OPERATING LEASES

     Madera leases its facilities and certain equipment under cancelable operating leases for periods of one year or less. Rent expense under all operating leases during the years ended December 31, 1995, 1996 and 1997 amounted to $47, $41 and $33, respectively.

                         MADERA DISPOSAL SYSTEMS, INC.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

PERFORMANCE BONDS AND LETTERS OF CREDIT

     Municipal solid waste collection contracts may require performance bonds to secure contractual performance. As of December 31, 1997, Madera had provided customers and various regulatory authorities with bonds of approximately $200 to secure its obligations. If Madera were unable to obtain surety bonds in sufficient amounts or at acceptable rates, it could be precluded from entering into additional municipal solid waste collection contracts or obtaining or retaining landfill operating permits.

ENVIRONMENTAL RISKS

     Madera is subject to liability for any environmental damage that its solid waste facilities may cause to neighboring landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the acquisition of such facilities by Madera. Madera may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by Madera or its predecessors. Any substantial liability for environmental damage incurred by Madera could have a material adverse effect on Madera's financial condition, results of operations or cash flows.

LEGAL PROCEEDINGS

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, Madera may periodically become subject to various judicial and administrative proceeding involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on Madera or to revoke or deny renewal of an operating permit held by Madera. From time to time Madera may also be subject to actions brought by citizens' groups or adjacent landowners in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which Madera operates.

     In addition, Madera may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of December 31, 1997, there is no current proceeding or litigation involving Madera that Madera believes will have a material adverse impact on Madera's business, financial condition, results of operations or cash flows.

5. RELATED PARTY TRANSACTIONS

     Madera performs repair services on equipment owned and operated by shareholders of Madera. Revenues relating to these activities were $41, $60 and $51 for the years ended December 31, 1995, 1996 and 1997, respectively. As of December 31, 1996 and 1997, Madera has receivables of $100 and $113, respectively, relating to these activities.

6. 401(k) PLAN

     Madera has a voluntary savings and investment plan (the "401(k) Plan"). The 401(k) Plan is available to all eligible employees of Madera. Under the 401(k) Plan Madera is required to match 100% of employees' contributions up to a maximum of 3% of the employees' wages. During the years ended December 31, 1995, 1996 and 1997, Madera's 401(k) Plan expenses were approximately $78, $107 and $108, respectively.

                         MADERA DISPOSAL SYSTEMS, INC.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

7. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     The following unaudited pro forma information reflects income tax expense (benefit) as if Madera had been subject to federal and state income taxes:

                                                       YEAR ENDED DECEMBER 31,
                                                      --------------------------
                                                       1995      1996      1997
                                                      ------    ------    ------
Current:
  Federal...........................................   $(16)     $(19)     $197
  State.............................................     --        12        57
Deferred:
  Federal...........................................     32       188        33
  State.............................................     14        27         8
                                                       ----      ----      ----
Pro forma income taxes..............................   $ 30      $208      $295
                                                       ====      ====      ====

     The pro forma provisions for income taxes for the years ended December 31, 1995, 1996 and 1997 differ from the amounts computed by applying the applicable statutory federal income tax rate (34%) to income before income taxes due to state franchise taxes, certain non-deductible expenses and refundable tax credits.

     Madera's pro forma deferred income tax asset of approximately $20 and $54 at December 31, 1996 and 1997, respectively, relates principally to differences in the recognition of bad debt expenses, state franchise taxes and certain other temporary differences. Madera also has pro forma deferred tax liabilities at December 31, 1996 and 1997 of approximately $534 and $570, respectively, which relate to differences between tax and financial methods of depreciation.

8. SUBSEQUENT EVENTS

     On January 12, 1998, Madera distributed $131 to its shareholders.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Shareholders
Arrow Sanitary Service, Inc.

     We have audited the accompanying balance sheet of Arrow Sanitary Service, Inc. as of September 30, 1997, and the related statement of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arrow Sanitary Service, Inc. at September 30, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

Sacramento, California
July 8, 1998

                          ARROW SANITARY SERVICE, INC.

                                 BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                              SEPTEMBER 30,     MARCH 31,
                                                                  1997            1998
                                                              -------------    -----------
                                                                               (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................     $  205          $  274
  Accounts receivable.......................................        520             694
  Prepaid expenses and other current assets.................         37              48
                                                                 ------          ------
          Total current assets..............................        762           1,016
Property and equipment, net.................................        815             926
Intangible assets, net......................................        121             118
Other assets................................................         48              13
                                                                 ------          ------
                                                                 $1,746          $2,073
                                                                 ======          ======

                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................     $  470          $  439
  Deferred revenue..........................................         11              11
  Accrued liabilities.......................................        151             213
  Current portion of long-term debt.........................        168             154
                                                                 ------          ------
          Total current liabilities.........................        800             817
Long-term portion of capital lease obligations..............         --              45
Long-term debt..............................................        429             450
Deferred income taxes.......................................         34              46
Commitments and contingencies (Note 4)
Shareholders' equity:
  Common stock: no par value; 1,000 shares authorized; 600
     shares issued and outstanding..........................         47              47
  Treasury stock payments...................................        (25)            (25)
  Retained earnings.........................................        461             693
                                                                 ------          ------
          Total shareholders' equity........................        483             715
                                                                 ------          ------
                                                                 $1,746          $2,073
                                                                 ======          ======

                            See accompanying notes.

                          ARROW SANITARY SERVICE, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                             SIX MONTHS ENDED
                                                             YEAR ENDED         MARCH 31,
                                                            SEPTEMBER 30,    ----------------
                                                                1997          1997      1998
                                                            -------------    ------    ------
                                                                               (UNAUDITED)
Revenues..................................................     $6,209        $2,872    $3,148
Operating expenses:
  Cost of operations......................................      4,970         2,080     2,255
  Selling, general and administrative.....................        776           448       369
  Depreciation and amortization...........................        143            70        85
                                                               ------        ------    ------
Income from operations....................................        320           274       439
Interest expense..........................................        (72)          (39)      (30)
Other income (expense), net...............................         (2)           (5)       40
                                                               ------        ------    ------
Income before income taxes................................        246           230       449
Income tax expense........................................       (117)          (98)     (217)
                                                               ------        ------    ------
Net income................................................        129           132       232
Retained earnings, beginning of period....................        332           332       461
                                                               ------        ------    ------
Retained earnings, end of period..........................     $  461        $  464    $  693
                                                               ======        ======    ======

                            See accompanying notes.

                          ARROW SANITARY SERVICE, INC.

                            STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                 (IN THOUSANDS)

                                                                              SIX MONTHS ENDED
                                                              YEAR ENDED         MARCH 31,
                                                             SEPTEMBER 30,    ----------------
                                                                 1997          1997      1998
                                                             -------------    ------    ------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................      $ 129        $ 132     $ 232
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization.........................        143           70        85
     Deferred income taxes.................................         34           --        12
     Gain on sale of property and equipment................         (2)          --        --
     Changes in operating assets and liabilities:
       Accounts receivable.................................         (2)        (105)     (174)
       Prepaid expenses and other current assets...........         19           17       (11)
       Other assets........................................          1            2        35
       Accounts payable....................................         43          (46)      (31)
       Accrued liabilities.................................         70          110        62
                                                                 -----        -----     -----
  Net cash provided by operating activities................        435          180       210
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment..........       (117)         (80)     (134)
  Treasury stock payments..................................         (5)          --        --
                                                                 -----        -----     -----
Net cash used in investing activities......................       (122)         (80)     (134)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.............................         --          200        97
  Principal payments on long-term debt.....................       (191)        (298)     (104)
                                                                 -----        -----     -----
Net cash used in financing activities......................       (191)         (98)       (7)
                                                                 -----        -----     -----
Net increase in cash.......................................        122            2        69
Cash and cash equivalents, beginning of period.............         83           83       205
                                                                 -----        -----     -----
Cash and cash equivalents, end of period...................      $ 205        $  85     $ 274
                                                                 =====        =====     =====
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
Cash paid for interest.....................................      $  74        $  39     $  33
                                                                 =====        =====     =====

                            See accompanying notes.

                          ARROW SANITARY SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Arrow Sanitary Service, Inc. (the "Company") is a regional, integrated, non-hazardous solid waste services company that provides collection, hauling and disposal of recyclable materials for residential and commercial customers in various counties of Oregon and Washington in and around Portland, Oregon.

SALE OF THE COMPANY

     On June 17, 1998, the Company's shareholders entered into an agreement to sell all capital stock in the Company to Waste Connections, Inc. ("WCI") for cash and common stock of WCI.

INTERIM FINANCIAL INFORMATION

     The unaudited interim financial statements as of March 31, 1998 and for the six months ended March 31, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended September 30, 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. Credit losses have been within management's expectations.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or lease term, whichever is shorter.

     The estimated useful lives of property and equipment are as follows:

Buildings..............................................      30 years
Machinery and equipment................................  3 - 10 years
Rolling stock..........................................      10 years
Furniture and fixtures.................................   3 - 6 years
Containers.............................................  5 - 12 years

INTANGIBLE ASSETS

     Intangible assets are comprised of the following at September 30, 1997:

Goodwill....................................................  $126
Covenant not to compete.....................................    12
                                                              ----
                                                               138
Accumulated amortization....................................   (17)
                                                              ----
                                                              $121
                                                              ====

     Goodwill represents the excess of the purchase price over the fair value of the net assets of entities previously acquired by the Company and is amortized on a straight-line basis over the period of expected benefit of 40 years. The covenant not to compete is amortized on a straight-line basis over the period of expected benefit of 5 years.

REVENUE RECOGNITION

     The Company recognizes revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

INCOME TAXES

     The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

SIGNIFICANT CUSTOMERS AND SUPPLIERS

     The Company has three major customers which represent 21%, 14% and 11% of total sales, respectively, for the year ended September 30, 1997. In addition, the Company purchases a substantial portion of its recyclable materials and equipment from four major suppliers.

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                    SEPTEMBER 30,     MARCH 31,
                                                        1997            1998
                                                    -------------    -----------
                                                                     (UNAUDITED)
Land..............................................     $   121         $   121
Buildings.........................................         168             168
Machinery and equipment...........................         480             593
Rolling stock.....................................       1,026           1,028
Furniture and fixtures............................         104             109
Containers........................................         296             342
                                                       -------         -------
                                                         2,195           2,361
Less accumulated depreciation and amortization....      (1,380)         (1,435)
                                                       -------         -------
                                                       $   815         $   926
                                                       =======         =======

 3. FINANCING ARRANGEMENTS

BANK LINE OF CREDIT

     The Company maintains a revolving line of credit with a financial institution. Under the agreement, the Company may borrow an amount up to $150. Interest on the revolving line of credit accrues at the financial institution's prime rate (8.5% at September 30, 1997) plus 1.5%. The agreement provides that the Company comply with various financial and other covenants. The line of credit had no amounts outstanding at September 30, 1997.

LONG-TERM DEBT

     Long-term debt as of September 30, 1997 consists of the following:

Contract financing notes payable bearing interest at 9%;
  payable in monthly installments of principal and interest
  (ranging from $1 to $2); maturing between October 20, 1998 and November 15, 2004.....................................  $159
Mortgage financing notes payable bearing interest at 8.25%;
  payable in monthly installments of principal and interest
  of $1; maturing on January 20, 2022; secured by certain
  real estate...............................................   139
Equipment financing notes payable bearing interest (ranging
  from 8.5% to 10.75%); payable in monthly installments of
  principal (ranging from $2 to $5) plus interest; maturing
  on March 20, 1998 and October 12, 2000; secured by the
  Company's accounts receivable, inventory, equipment, and
  certain other assets......................................   299
                                                              ----
                                                               597
Less: current portion.......................................   168
                                                              ----
Long-term debt..............................................  $429
                                                              ====

     One of the equipment financing notes, with no outstanding balance at September 30, 1997, contains certain restrictive covenants, which among other things require that specified financial

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

3. FINANCING ARRANGEMENTS (CONTINUED)
balances and ratios be maintained, restrict the payment of dividends and prohibit the incurrence of additional indebtedness.

     As of September 30, 1997, aggregate contractual future principal payments by fiscal year on long-term debt are due as follows:

1998........................................................  $168
1999........................................................   121
2000........................................................    81
2001........................................................    27
2002........................................................    26
Thereafter..................................................   174
                                                              ----
                                                              $597
                                                              ====

 4. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Operating Leases

     The Company leases its facilities and certain equipment under noncancelable operating leases. Rent expense under these agreements approximated $50 for the year ended September 30, 1997.

     The future minimum lease payments under these agreements as of September 30, 1997 are as follows:

1998........................................................  $ 54
1999........................................................    54
2000........................................................    49
2001........................................................    48
2002........................................................    48
Thereafter..................................................   494
                                                              ----
                                                              $747
                                                              ====

CONTINGENCIES

  Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens' groups or adjacent landowners in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 4. COMMITMENTS AND CONTINGENCIES (CONTINUED)
     In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of September 30, 1997, there is no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on the Company's business, financial condition, results of operations or cash flows.

  Employees

     Approximately 11 of the Company's route drivers are represented by the Teamsters Union. The Company entered into a three-year collective bargaining agreement in March 1998. The Company is not aware of any other organizational efforts among its employees and believes that its relations with its employees are good.

 5. 401(k) PLAN

     The Company has a voluntary savings and investment plan (the "401(k) Plan"). The 401(k) Plan is available to all eligible employees of the Company. Under the 401(k) Plan the Company is required to match 3% of employees' contributions up to a maximum of 6% of the employees' wages once the employee contributes a minimum of 3%. The Company will match 100% of employee contributions between 3 and 6%. Sixteen of twenty-one eligible employees participated in the plan with minimum contributions of at least 3%. During the year ended September 30, 1997, the Company's 401(k) Plan expense was approximately $35.

 6. INCOME TAXES

     The provision for income taxes for the year ended September 30, 1997 consists of the following:

Current:
  Federal...................................................  $ 60
  State.....................................................    23

Deferred:
  Federal...................................................    29
  State.....................................................     5
                                                              ----
                                                              $117
                                                              ====

     Deferred taxes result from temporary differences in the recognition of certain expense items for income tax and financial reporting purposes. The Company's deferred taxes as of September 30, 1997 are substantially comprised of depreciation deducted for tax purposes that will be recorded in future periods for financial reporting purposes.

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 6. INCOME TAXES (CONTINUED)
     The principal reasons for the difference between the effective income tax rate and the federal statutory income tax rate are as follows:

Federal expense expected at statutory rates.................  $ 84
State and local income taxes, net of Federal benefit........    15
Officers life insurance expense.............................    17
Other.......................................................     1
                                                              ----
                                                              $117
                                                              ====

     The Company paid $10 for income taxes during the year ended September 30, 1997.

7. YEAR 2000 (UNAUDITED)

     The Company will need to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and thereafter. To date, the Company has not incurred any costs related to the Year 2000 project. The Company does not believe that its expenditures relating to the Year 2000 project will be material. However, if the required Year 2000 modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could materially affect the Company's operations.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Shrader Refuse and Recycling Service Company

     We have audited the accompanying balance sheets of Shrader Refuse and Recycling Service Company as of September 30, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shrader Refuse and Recycling Service Company at September 30, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Lincoln, Nebraska
August 24, 1998

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                                 BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                              SEPTEMBER 30,
                                                             ----------------      JUNE 30,
                                                              1996      1997         1998
                                                             ------    ------    -------------
                                                                                  (UNAUDITED)
Current assets:
  Cash and cash equivalents................................  $  287    $  116       $  342
  Marketable equity securities.............................     246       403          576
  Accounts receivable, less allowance for doubtful accounts
     of $29 and $32 at September 30, 1996 and 1997,
     respectively..........................................     674       897          808
  Prepaid expenses.........................................      37        69           79
                                                             ------    ------       ------
          Total current assets.............................   1,244     1,485        1,805
Property and equipment, net................................   3,939     5,195        5,112
Goodwill, net..............................................     223       214          209
Other assets...............................................     122       157          208
                                                             ------    ------       ------
                                                             $5,528    $7,051       $7,334
                                                             ======    ======       ======

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................  $  244    $  202       $  323
  Accrued liabilities......................................     100       103          117
  Current portion of long-term debt........................     763       703          703
  Current portion of capital lease obligations.............      18        97           97
                                                             ------    ------       ------
          Total current liabilities........................   1,125     1,105        1,240
Long-term debt, net of current portion.....................   1,676     1,258          959
Capital lease obligations, net of current portion..........     338     1,583        1,511
Commitments and contingencies (Note F)
Stockholders' equity:
     Common stock: $1 par value; 10,000 shares authorized;
       8,571 shares issued and outstanding.................       9         9            9
  Retained earnings........................................   2,338     3,012        3,465
  Net unrealized gain on marketable equity securities......      42        84          150
                                                             ------    ------       ------
          Total stockholders' equity.......................   2,389     3,105        3,624
                                                             ------    ------       ------
                                                             $5,528    $7,051       $7,334
                                                             ======    ======       ======

        The accompanying notes are an integral part of these statements.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                 NINE
                                                          YEAR ENDED         MONTHS ENDED
                                                        SEPTEMBER 30,          JUNE 30,
                                                       ----------------    ----------------
                                                        1996      1997      1997      1998
                                                       ------    ------    ------    ------
                                                                             (UNAUDITED)
Revenues.............................................  $5,461    $6,896    $5,027    $5,382
Operating expenses:
  Cost of operations.................................   3,861     4,601     3,241     3,479
  Selling, general and administrative................     516       567       426       425
  Depreciation and amortization......................     565       770       546       697
                                                       ------    ------    ------    ------
                                                        4,942     5,938     4,213     4,601
                                                       ------    ------    ------    ------
Income from operations...............................     519       958       814       781
Other income (expense):
  Interest expense...................................    (206)     (292)     (219)     (287)
  Other income, net..................................      35        59        19        19
                                                       ------    ------    ------    ------
                                                         (171)     (233)     (200)     (268)
                                                       ------    ------    ------    ------
Net income...........................................  $  348    $  725    $  614    $  513
                                                       ======    ======    ======    ======
Pro forma income taxes (unaudited) (Note G)..........  $  141    $  290    $  245    $  206
                                                       ------    ------    ------    ------
Pro forma net income (unaudited) (Note G)............  $  207    $  435    $  369    $  307
                                                       ======    ======    ======    ======

        The accompanying notes are an integral part of these statements.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                       STATEMENT OF STOCKHOLDERS' EQUITY
                    YEARS ENDED SEPTEMBER 30, 1996 AND 1997
                    AND THE NINE MONTHS ENDED JUNE 30, 1998
   (INFORMATION RELATED TO THE NINE MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                            NET
                                                                         UNREALIZED
                                                                       GAIN (LOSS) ON
                                           COMMON STOCK                  MARKETABLE         TOTAL
                                          ---------------   RETAINED       EQUITY       STOCKHOLDERS'
                                          SHARES   AMOUNT   EARNINGS     SECURITIES        EQUITY
                                          ------   ------   --------   --------------   -------------
Balance October 1, 1995.................  8,571      $9      $2,154         $ (2)          $2,161
Net income..............................     --      --         348           --              348
Distributions to stockholders...........     --      --        (164)          --             (164)
Change in net unrealized gain (loss) on
  marketable equity securities..........     --      --          --           44               44
                                          -----      --      ------         ----           ------
Balance at September 30, 1996...........  8,571       9       2,338           42            2,389
Net income..............................     --      --         725           --              725
Distributions to stockholders...........     --      --         (51)          --              (51)
Change in net unrealized gain (loss) on
  marketable equity securities..........     --      --          --           42               42
                                          -----      --      ------         ----           ------
Balance at September 30, 1997...........  8,571       9       3,012           84            3,105
Net income..............................     --      --         513           --              513
Distributions to stockholders...........     --      --         (60)          --              (60)
Change in net unrealized gain (loss) on
  marketable equity securities..........     --      --          --           66               66
                                          -----      --      ------         ----           ------
Balance at June 30, 1998................  8,571      $9      $3,465         $150           $3,624
                                          =====      ==      ======         ====           ======

         The accompanying notes are an integral part of this statement.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                         NINE
                                                                 YEAR ENDED          MONTHS ENDED
                                                                SEPTEMBER 30,          JUNE 30,
                                                              -----------------    ----------------
                                                               1996       1997      1997      1998
                                                              -------    ------    ------    ------
                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   348    $  725    $  614    $  513
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      565       770       546       697
     Realized (gain) loss on marketable equity securities...        8       (23)      (19)      (19)
     Gain on sale of property and equipment.................       (6)       (8)       --        --
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................      (25)     (223)      (49)       89
       Prepaid expenses.....................................       16       (32)       (7)      (10)
       Other assets.........................................       (6)      (35)      (85)      (51)
       Accounts payable.....................................       73       (42)      (30)      121
       Accrued liabilities..................................       23         3        18        14
                                                              -------    ------    ------    ------
          Net cash provided by operating activities.........      996     1,135       988     1,354
                                                              -------    ------    ------    ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment...........   (2,010)     (655)     (395)     (609)
  Proceeds from sale of property and equipment..............        6        26        --        --
  Purchases of marketable equity securities.................     (272)     (307)     (273)     (232)
  Proceeds from sale of marketable equity securities........       81       215       184       144
                                                              -------    ------    ------    ------
          Net cash used in investing activities.............   (2,195)     (721)     (484)     (697)
                                                              -------    ------    ------    ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................    1,777       300       120       250
  Principal payments on long-term debt and capital lease
     obligations............................................     (518)     (834)     (617)     (621)
  Cash distributions made to stockholders...................     (164)      (51)      (39)      (60)
                                                              -------    ------    ------    ------
          Net cash provided by (used in) financing
            activities......................................    1,095      (585)     (536)     (431)
                                                              -------    ------    ------    ------
Net change in cash and cash equivalents.....................     (104)     (171)      (32)      226
Cash and cash equivalents:
  Beginning of period.......................................      391       287       287       116
                                                              -------    ------    ------    ------
  End of period.............................................  $   287    $  116    $  255    $  342
                                                              =======    ======    ======    ======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
  Cash paid for interest....................................  $   206    $  299    $  219    $  287
                                                              =======    ======    ======    ======
  Capital lease obligations incurred for the purchase of
     property and equipment.................................  $   376    $1,380    $1,380    $   --
                                                              =======    ======    ======    ======

        The accompanying notes are an integral part of these statements.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE A -- ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 1. Organization and Business

     Shrader Refuse and Recycling Service Company (the "Company") is a non-hazardous solid waste services company that provides collection, hauling, disposal and recycling services to residential and commercial customers in various counties of Nebraska.

     The Company derives a portion of its revenue from exclusive municipal contracts, of which a significant number will be subject to competitive bidding at some time in the future. The Company intends to bid on additional municipal contracts as a means of adding customers. There can be no assurance that the Company will be the successful bidder to obtain or retain contracts that come up for competitive bidding.

 2. Sale of the Company

     On July 31, 1998, the Company's stockholders sold all capital stock of the Company to Waste Connections, Inc. ("WCI") for cash and common stock of WCI.

 3. Interim Financial Information

     The unaudited interim financial statements as of June 30, 1998 and for the nine months ended June 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending September 30, 1998.

 4. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 5. Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

 6. Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. Credit losses have been within management's expectations.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE A -- ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
 7. Marketable Equity Securities

     The Company's marketable equity securities are classified as "available for sale" and stated at market value. Unrealized holding gains and losses on such securities are reported as a separate component of stockholders' equity until realized.

     Gains and losses on the disposition of marketable equity securities are determined using the first-in, first-out method. Declines in the fair value of individual securities below their cost that are other than temporary are recorded as realized losses through a charge to income.

 8. Property and Equipment

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income or expense. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or lease term, whichever is shorter.

     The estimated useful lives of property and equipment are as follows:

Buildings under capital leases..........................    10 years
Machinery and equipment.................................  3-10 years
Rolling stock...........................................  5-10 years
Containers..............................................  5-12 years

 9. Goodwill

     Goodwill represents the excess of the purchase price over the fair value of the tangible net assets of entities previously acquired by the Company and is amortized on a straight-line basis over the period of expected benefit of 40 years.

10. Revenue Recognition

     The Company recognizes revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

11. Income Taxes

     The Company operates under Subchapter "S" of the Internal Revenue Code for federal and state income tax reporting purposes. Consequently, all of the income tax attributes and liabilities of the Company's operations flow through to the individual shareholders.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE A -- ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
12. Significant Customer

     The Company has one major customer which represents 16% of total revenues for the year ended September 30, 1997.

NOTE B -- MARKETABLE EQUITY SECURITIES

     At September 30, 1996 and 1997, the aggregate market value of marketable equity securities exceeded their aggregate cost by $42 and $84, respectively. Gross unrealized gains totaled $44 and $89 and gross unrealized losses totaled $2 and $5 at September 30, 1996 and 1997, respectively.

     Proceeds from sales of marketable equity securities during the years ended September 30, 1996 and 1997 were $81 and $215, respectively. Gross gains of $4 and gross losses of $12 were realized on sales during 1996. Gross gains of $37 and gross losses of $14 were realized on sales during 1997.

NOTE C -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                      SEPTEMBER 30,
                                                     ----------------      JUNE 30,
                                                      1996      1997         1998
                                                     ------    ------    -------------
                                                                          (UNAUDITED)
Buildings under capital leases.....................  $  376    $1,756       $1,756
Machinery and equipment............................     440       455          471
Rolling stock......................................   3,359     3,656        4,009
Containers.........................................   1,781     2,089        2,328
                                                     ------    ------       ------
                                                      5,956     7,956        8,564
Less accumulated depreciation and amortization.....   2,017     2,761        3,452
                                                     ------    ------       ------
                                                     $3,939    $5,195       $5,112
                                                     ======    ======       ======

NOTE D -- GOODWILL

     Goodwill is comprised of the following:

                                                      SEPTEMBER 30,
                                                     ----------------      JUNE 30,
                                                      1996      1997         1998
                                                     ------    ------    -------------
                                                                          (UNAUDITED)
Goodwill...........................................  $  351    $  351       $  351
Accumulated amortization...........................     128       137          142
                                                     ------    ------       ------
                                                     $  223    $  214       $  209
                                                     ======    ======       ======

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE E -- FINANCING ARRANGEMENTS

                                                      SEPTEMBER 30,
                                                     ----------------      JUNE 30,
                                                      1996      1997         1998
                                                     ------    ------    -------------
                                                                          (UNAUDITED)
Notes payable to bank bearing interest at rates
  ranging from 7.75% to 9.50%, payable in monthly
  installments of principal and interest; maturing
  through August 2001..............................  $2,244    $1,766       $1,467
Note payable to related party, with interest at 9%
  per annum payable quarterly until monthly
  installments of principal and interest commence
  on November 1997. This note matures July 2003 and
  is without collateral............................     195       195          195
                                                     ------    ------       ------
                                                      2,439     1,961        1,662
Less current portion...............................     763       703          703
                                                     ------    ------       ------
Long-term debt, net of current portion.............  $1,676    $1,258       $  959
                                                     ======    ======       ======

     On July 1, 1998, the Company entered into an $875 credit facility with a bank maturing December 2001. The credit facility is a line of credit through January 1, 1999, whereupon all borrowings under the facility will be refinanced on a note payable due in monthly installments through December 2001. Borrowings bear interest at 8.0% per annum. During July 1998, the Company utilized all of the credit facility for equipment purchases.

     The notes payable to bank and the credit facility are collateralized by substantially all of the Company's assets and the personal guarantees of the stockholders. The Company is subject to certain restrictive covenants with the bank, which among other things, require that a specified debt service coverage ratio be maintained and restrict the payment of dividends solely to amounts sufficient to meet the tax requirements of the stockholders relative to the Company's status as a Subchapter "S" Corporation. The Company was in compliance with or received waivers of the covenant requirements for the year ended September 30, 1997.

     As of September 30, 1997, aggregate contractual future principal payments by fiscal year are due as follows:

1998................................................  $  703
1999................................................     546
2000................................................     355
2001................................................     284
2002................................................      39
Thereafter..........................................      34
                                                      ------
                                                      $1,961
                                                      ======

     In conjunction with the acquisition of the Company by WCI on July 31, 1998, all of the outstanding long-term debt of the Company was repaid.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE F -- COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Leases

     The Company leases three facilities from a related party under two ten-year leases expiring in 2005 and 2007. For financial reporting purposes, minimum lease rentals relating to the facilities have been capitalized. The related assets and obligations have been recorded using the Company's implicit borrowing rate at the inception of the leases. The following amounts are included in property and equipment as buildings under capital leases:

                                               SEPTEMBER 30,
                                               --------------     JUNE 30,
                                               1996     1997        1998
                                               ----    ------    -----------
                                                                 (UNAUDITED)
Buildings....................................  $376    $1,756      $1,756
Less accumulated amortization................    38       121         253
                                               ----    ------      ------
                                               $338    $1,635      $1,503
                                               ====    ======      ======

     The following is a schedule by fiscal years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of September 30, 1997:

1998........................................................  $  321
1999........................................................     321
2000........................................................     321
2001........................................................     321
2002........................................................     321
Thereafter..................................................   1,368
                                                              ------
Total minimum lease payments................................   2,973
Less amount representing interest...........................   1,293
                                                              ------
                                                              $1,680
                                                              ======
Current portion.............................................  $   97
Long-term portion...........................................   1,583
                                                              ------
                                                              $1,680
                                                              ======

     Prior to entering into the current leases, the Company leased these facilities on a month-to-month basis from the related party. The Company recognized rent expense of $171 and $117 in fiscal 1996 and 1997, respectively. Total rent and minimum lease payments to the related party during fiscal 1996 and 1997 were $249 and $260, respectively.

     In conjunction with the acquisition of the Company by WCI on July 31, 1998, the current leases were terminated, two of the three facilities were acquired and the remaining facility was leased under a two-year lease with an option to extend for an additional two years through July 2002.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE F -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
  Noncompete Agreement

     The Company has a noncompete agreement with a related party that requires the Company to pay $4 a month through October 1997 provided the related party abides by the noncompete agreement. The Company paid the related party $44 in each of the fiscal years ended September 30, 1996 and 1997.

CONTINGENCIES

  Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens' groups or adjacent landowners in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

     In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. As of September 30, 1997, there is no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on the Company's business, financial condition, results of operations or cash flows.

NOTE G -- PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     Unaudited pro forma information reflects income tax expense as if the Company had been subject to federal and state income taxes. The pro forma provisions for income taxes for the years ended September 30, 1996 and 1997 and the nine month periods ended June 30, 1997 and 1998 differ from the amounts computed by applying the applicable statutory federal income tax rate (34%) to income before income taxes due to state income taxes and certain non-deductible expenses.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE G -- PRO FORMA INCOME TAX INFORMATION (UNAUDITED) (CONTINUED)
     The following is a summary of pro forma income taxes for the years ended September 30, 1996 and 1997:

                                                                YEAR ENDED
                                                              SEPTEMBER 30,
                                                              --------------
                                                              1996     1997
                                                              -----    -----
Current:
  Federal...................................................  $ 47     $ 66
  State.....................................................    10       14
Deferred:
  Federal...................................................    69      171
  State.....................................................    15       39
                                                              ----     ----
Pro forma income taxes......................................  $141     $290
                                                              ====     ====

     The Company's pro forma deferred income tax liabilities of approximately $739 and $949 at September 30, 1996 and 1997, respectively, relate principally to differences between tax and financial methods of reporting depreciation expense and the use of the cash method of accounting for income tax purposes which gives rise to differences between financial statement and tax return recognition of receivables, prepaid expenses, accounts payable and accrued liabilities.

NOTE H -- FINANCIAL INSTRUMENTS

     The following estimated fair value information pertains to the Company's financial instruments and does not purport to represent the aggregate net fair value of the Company.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash and cash equivalents: The carrying amount approximates fair value because of the short maturity of those instruments.

     Marketable equity securities: Quoted market prices for the Company's marketable equity securities are used to estimate fair value.

     Long-term debt and capital lease obligations: Current incremental borrowing rates for similar type borrowings are used to estimate the fair value of the Company's long-term debt and capital lease obligations.

                  SHRADER REFUSE AND RECYCLING SERVICE COMPANY

                          SEPTEMBER 30, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)
              (INFORMATION RELATING TO JUNE 30, 1998 AND THE NINE
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED.)

NOTE H -- FINANCIAL INSTRUMENTS (CONTINUED)
     The carrying amounts and estimated fair values of the Company's financial instruments are as follows:

                                                   SEPTEMBER 30, 1996       SEPTEMBER 30, 1997
                                                  ---------------------    ---------------------
                                                              ESTIMATED                ESTIMATED
                                                  CARRYING      FAIR       CARRYING      FAIR
                                                   AMOUNT       VALUE       AMOUNT       VALUE
                                                  --------    ---------    --------    ---------
Financial Assets:
  Cash and cash equivalents.....................   $  287      $  287       $  116      $  116
  Marketable equity securities..................      246         246          403         403
Financial Liabilities:
  Long-term debt................................    2,439       2,528        1,961       1,970
  Capital lease obligations.....................      356         486        1,680       2,038

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Members
Contractor's Waste Removal, L.C.

     We have audited the accompanying balance sheet of Contractor's Waste Removal, L.C. as of December 31, 1997, and the related statements of operations and change in members' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contractor's Waste Removal, L.C. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

Sacramento, California
August 26, 1998

                        CONTRACTOR'S WASTE REMOVAL, L.C.

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                              DECEMBER 31,     MARCH 31,
                                                                  1997           1998
                                                              ------------    -----------
                                                                              (UNAUDITED)
Current assets:
  Accounts receivable, net of allowance for doubtful
     accounts of $75........................................     $  256          $  222
Property and equipment:
  Containers................................................      1,332           1,703
  Furniture and fixtures....................................        104             104
  Vehicles..................................................        454             562
                                                                 ------          ------
                                                                  1,890           2,369
Less: accumulated depreciation and amortization.............        316             375
                                                                 ------          ------
                                                                  1,574           1,994
Other assets................................................         34              14
                                                                 ------          ------
                                                                 $1,864          $2,230
                                                                 ======          ======

                            LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
  Overdraft on bank balance.................................     $   35          $   38
  Accounts payable..........................................        291             135
  Accrued liabilities.......................................        121              71
  Lines of credit...........................................        392             392
  Current portion of long-term debt.........................        510           1,025
  Current portion of notes payable to members...............         50              50
  Current portion of capital lease obligations..............         59              59
                                                                 ------          ------
          Total current liabilities.........................      1,458           1,770
Long-term debt..............................................        375             518
Notes payable to members....................................         95              95
Capital lease obligations...................................        180             178
Commitments and contingencies (Note 6)
Members' deficit............................................       (244)           (331)
                                                                 ------          ------
                                                                 $1,864          $2,230
                                                                 ======          ======

                            See accompanying notes.

                        CONTRACTOR'S WASTE REMOVAL, L.C.

            STATEMENTS OF OPERATIONS AND CHANGE IN MEMBERS' DEFICIT
                                 (IN THOUSANDS)

                                                                               THREE MONTHS
                                                                                  ENDED
                                                               YEAR ENDED       MARCH 31,
                                                              DECEMBER 31,    --------------
                                                                  1997        1997     1998
                                                              ------------    -----    -----
                                                                               (UNAUDITED)
Revenues....................................................     $1,903       $ 377    $ 438
Operating expenses:
  Cost of operations........................................      1,234         262      315
  Selling, general and administrative.......................        359          67       97
  Depreciation and amortization.............................        202          48       59
                                                                 ------       -----    -----
Income (loss) from operations...............................        108          --      (33)
Interest expense............................................       (178)        (40)     (54)
                                                                 ------       -----    -----
Net loss....................................................        (70)        (40)     (87)
Members' withdrawals........................................        (14)         --       --
                                                                 ------       -----    -----
Net change in members' deficit..............................        (84)        (40)     (87)
Members' deficit, beginning of period.......................       (160)       (160)    (244)
                                                                 ------       -----    -----
Members' deficit, end of period.............................     $ (244)      $(200)   $(331)
                                                                 ======       =====    =====

                            See accompanying notes.

                        CONTRACTOR'S WASTE REMOVAL, L.C.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               THREE MONTHS
                                                                                  ENDED
                                                               YEAR ENDED       MARCH 31,
                                                              DECEMBER 31,    --------------
                                                                  1997        1997     1998
                                                              ------------    -----    -----
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................     $ (70)       $ (40)   $ (87)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..........................       202           48       59
     Changes in operating assets and liabilities:
       Accounts receivable, net.............................       (83)         (18)      34
       Other assets.........................................       (27)          (1)      20
       Accounts payable.....................................       105          (81)    (156)
       Accrued liabilities..................................        18          (13)     (50)
                                                                 -----        -----    -----
     Net cash provided by (used in) operating activities....       145         (105)    (180)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment...........      (235)          --       --
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt and notes payable to
     members................................................       435          229      208
  Principal payments on long-term debt and notes payable to
     members................................................      (309)        (146)     (29)
  Principal payments on capital lease obligations...........       (45)         (12)      (2)
  Member withdrawals........................................       (14)          --       --
                                                                 -----        -----    -----
Net cash provided by financing activities...................        67           71      177
                                                                 -----        -----    -----
Net change in overdraft in bank balances....................       (23)         (34)      (3)
Overdraft in bank balances at beginning of period...........       (12)         (12)     (35)
                                                                 -----        -----    -----
Overdraft in bank balances at end of period.................     $ (35)       $ (46)   $ (38)
                                                                 =====        =====    =====
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest......................................     $ 151        $  40    $  54
                                                                 =====        =====    =====

                            See accompanying notes.

                        CONTRACTOR'S WASTE REMOVAL, L.C.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
          THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Contractor's Waste Removal, L.C. (the "Company") is a Utah limited liability company. The Company is a non-hazardous solid waste services company that provides collection, hauling and disposal of materials primarily for commercial customers in various counties in the State of Utah.

     Upon the sale or liquidation of the Company, the members have verbally agreed that each member will receive an amount equal to their original contribution basis in the Company as a first priority distribution after payment of all debt and other obligations of the Company including any notes payable to members. Remaining proceeds, if any, will be split between the members based upon their respective ownership percentages of the Company.

INTERIM FINANCIAL INFORMATION

     The unaudited interim financial statements as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risks consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. The Company does maintain an allowance for such credit losses. Credit losses have been within management's expectations.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or lease term, whichever is shorter.

     The estimated useful lives are as follows:

Containers.............................................  10-12 years
Furniture and fixtures.................................    3-5 years
Vehicles...............................................      5 years

                        CONTRACTOR'S WASTE REMOVAL, L.C.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
          THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

REVENUE RECOGNITION

     The Company recognizes revenues as services are provided.

INCOME TAXES

     In conformity with the Internal Revenue Code and applicable state and local tax statutes, taxable income or loss of the Company is required to be reported in the tax returns of the individual members and, accordingly, no provision has been made in the accompanying financial statements for any federal, state, or local income taxes.

 2. SHORT-TERM BORROWINGS

     The Company maintains four revolving lines of credit (the "Lines") with a financial institution. Under the Lines, the Company may borrow an amount up to $410. Borrowings under the Lines bear interest at the financial institution's prime rate (8.5% at December 31, 1997) plus 3.25%. The Lines are secured by the Company's accounts receivable and equipment and are personally guaranteed by the members. The Lines had $392 in the aggregate outstanding at December 31, 1997.

 3. LONG-TERM DEBT

     Long-term debt as of December 31, 1997 consists of the following:

Unsecured notes payable to private individuals bearing
  interest at 10%; payable in monthly installments of
  interest with the principal amount due at maturity;
  maturing on May 31, 1998 and July 3, 2010.................  $  282
Equipment financing notes payable; bearing interest at rates ranging from 8.9% to 13%; payable in monthly installments
  of principal plus interest; maturing June 4, 2000 through
  June 1, 2003; secured by property and equipment and
  personally guaranteed by the members......................     584
Other.......................................................      19
                                                              ------
                                                                 885
Less: current portion.......................................     510
                                                              ------
Long-term debt..............................................  $  375
                                                              ======

     As of December 31, 1997, aggregate contractual future principal payments by fiscal year on long-term debt are due as follows:

1998........................................................  $  510
1999........................................................     101
2000........................................................     101
2001........................................................      54
2002........................................................      14
Thereafter..................................................     105
                                                              ------
                                                              $  885
                                                              ======

                        CONTRACTOR'S WASTE REMOVAL, L.C.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
          THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 4. NOTES PAYABLE TO MEMBERS

     The Company has various notes payable to members which bear interest at rates ranging from 11% to 13% payable in monthly installments of principal and interest. The notes mature on January 1, 1998 through July 1, 2005.

     As of December 31, 1997, aggregate contractual future principal payments by fiscal year on notes payable to members are due as follows:

1998........................................................  $   50
1999........................................................      15
2000........................................................      13
2001........................................................      15
2002........................................................      14
Thereafter..................................................      38
                                                              ------
                                                              $  145
                                                              ======

 5. CAPITAL LEASE OBLIGATION

     Property and equipment includes $443 of equipment under capital lease as of December 31, 1997. Accumulated amortization for such equipment was $47 as of December 31, 1997.

     The future minimum lease payments under the capital lease along with the present value of the minimum lease payments as of December 31, 1997 are as follows:

          Minimum lease payments
          Year ending December 31:

1998........................................................  $ 83
1999........................................................    77
2000........................................................    77
2001........................................................    53
                                                              ----
Total minimum lease payments................................   290
Less amount representing interest...........................    51
                                                              ----
Present value of minimum lease payments.....................   239
Current portion.............................................    59
                                                              ----
Amounts due after one year..................................  $180
                                                              ====

 6. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Operating Leases

     The Company leases its facilities and certain equipment under non-cancellable operating leases for periods ranging from 1 to 3 years. Rent expense under operating leases was approximately $31 for the year ended December 31, 1997. The future minimum lease payments under operating leases are $28, $29 and $15 for the years ended December 31, 1998, 1999, and 2000, respectively.

                        CONTRACTOR'S WASTE REMOVAL, L.C.

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
          THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

CONTINGENCIES

  Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company.

     In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of December 31, 1997, there is no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on the Company's business, financial condition, results of operations and cash flows.

 7. RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1997, the Company purchased approximately $98 of containers from a Company 50% owned by a member.

 8. YEAR 2000 (UNAUDITED)

     The Company will need to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and thereafter. To date, the Company has not incurred any costs related to the Year 2000 project. The Company does not believe that its expenditures relating to the Year 2000 project will be material. However, if the required Year 2000 modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could materially affect the Company's operations.

 9. SUBSEQUENT EVENTS

ACQUISITION OF UTAH DUMPSTER

     The Company entered into an agreement effective January 1, 1998 to purchase the assets of Utah Dumpster, a non-hazardous solid waste services company, for total consideration of $600 (consisting primarily of assumed liabilities of Utah Dumpster). The acquisition will be accounted for as a purchase. No amounts have been included in the accompanying December 31, 1997 financial statements with respect to the assets, liabilities, or operations of Utah Dumpster. The operations of Utah Dumpster have been included in the Company's unaudited statements of operations for the three months ended March 31, 1998.

SALE OF THE COMPANY

     On June 1, 1998, the Company's Members entered into an agreement to sell all of the Company membership interests to Waste Connections, Inc. ("WCI") for cash and stock of WCI.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders
Curry Transfer and Recycling, Inc.

     We have audited the accompanying consolidated balance sheet of Curry Transfer and Recycling, Inc. as of December 31, 1997, and the related consolidated statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Curry Transfer and Recycling, Inc. at December 31, 1997, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP
Sacramento, California
July 31, 1998

                       CURRY TRANSFER AND RECYCLING, INC.

                          CONSOLIDATED BALANCE SHEETS
              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE ACCOUNTS)

                                     ASSETS

                                                              DECEMBER 31,     MARCH 31,
                                                                  1997           1998
                                                              ------------    -----------
                                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................     $  225         $  297
  Marketable securities.....................................        460            478
  Accounts receivable.......................................        388            379
  Prepaid expenses and other current assets.................         78             49
                                                                 ------         ------
          Total current assets..............................      1,151          1,203
Property and equipment, net.................................      1,244          1,269
Intangible assets, net......................................        110            107
Other assets................................................        185            167
                                                                 ------         ------
                                                                 $2,690         $2,746
                                                                 ======         ======

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................     $  122         $  114
  Accrued expenses..........................................         97            104
  Accrued income taxes......................................        159            172
  Deferred revenue..........................................        205            206
  Current portion of long-term debt.........................        213            200
  Current portion of capital lease obligations..............         90            101
                                                                 ------         ------
          Total current liabilities.........................        886            897
Long-term debt, net of current portion......................        222            175
Capital lease obligations, net of current portion...........        141            141
Deferred income taxes.......................................         85             85
Commitments and contingencies (Note 5)
Stockholders' equity:
  Common stock; no par value; 2,500 shares authorized,
     issued and outstanding.................................         67             67
  Retained earnings.........................................      1,604          1,660
  Unrealized holding gains on marketable securities.........         39             75
  Treasury stock agreement..................................       (354)          (354)
                                                                 ------         ------
Total stockholders' equity..................................      1,356          1,448
                                                                 ------         ------
                                                                 $2,690         $2,746
                                                                 ======         ======

                            See accompanying notes.

                       CURRY TRANSFER AND RECYCLING, INC.

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                              THREE MONTHS
                                                                                 ENDED
                                                             YEAR ENDED        MARCH 31,
                                                            DECEMBER 31,    ----------------
                                                                1997         1997      1998
                                                            ------------    ------    ------
                                                                              (UNAUDITED)
Revenues..................................................     $3,617       $  800    $  795
Operating expenses:
  Cost of operations......................................      2,259          548       481
  Selling, general and administrative.....................        655          147       159
  Depreciation and amortization...........................        260           61        69
                                                               ------       ------    ------
Income from operations....................................        443           44        86
Other income (expense):
  Interest and dividend income............................         25            2         7
  Interest expense........................................        (75)          (9)      (12)
  Gain on sale of assets..................................         41           --         9
  Other income............................................         23           --        --
                                                               ------       ------    ------
Income before income taxes................................        457           37        90
Income tax provision......................................        183           15        34
                                                               ------       ------    ------
Net income................................................        274           22        56
Retained earnings, beginning of period....................      1,330        1,330     1,604
                                                               ------       ------    ------
Retained earnings, end of period..........................     $1,604       $1,352    $1,660
                                                               ======       ======    ======

                            See accompanying notes.

                       CURRY TRANSFER AND RECYCLING, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                              THREE MONTHS
                                                                                 ENDED
                                                               YEAR ENDED      MARCH 31,
                                                              DECEMBER 31,    ------------
                                                                  1997        1997    1998
                                                              ------------    ----    ----
                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................     $ 274        $ 22    $ 56
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................       260          61      69
  Deferred income taxes.....................................         9          --      --
  Gain on sale of assets....................................       (41)         --      (9)
  Changes in operating assets and liabilities:
     Accounts receivable....................................       (26)        (22)      9
     Prepaid expenses and other assets......................       (16)        (29)     29
     Accounts payable.......................................        (3)        (21)     (8)
     Accrued expenses.......................................        16          44       7
     Accrued income taxes...................................        88          15      13
     Deferred revenue.......................................        17           5       1
                                                                 -----        ----    ----
Net cash provided by operating activities...................       578          75     167
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................      (218)         (9)    (19)
  Proceeds from sale of property and equipment..............        89          --      22
  Purchases of marketable securities........................      (125)        (52)    (18)
  Proceeds from sale of marketable securities...............        72          --      --
                                                                 -----        ----    ----
Net cash used in investing activities.......................      (182)        (61)    (15)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt................................     $(156)       $(14)   $(51)
  Proceeds from long-term debt..............................        --          --
  Payments of revolving line of credit......................       (32)        (23)     --
  Payments for acquisition of treasury stock................       (30)         (8)
  Payments on capital lease obligations.....................       (71)         (6)    (29)
                                                                 -----        ----    ----
Net cash used in financing activities.......................      (289)        (51)    (80)
                                                                 -----        ----    ----
Net increase (decrease) in cash and cash equivalents........       107         (37)     72
Cash and cash equivalents, beginning of period..............       118         118     225
                                                                 -----        ----    ----
Cash and cash equivalents, end of period....................     $ 225        $ 81    $297
                                                                 =====        ====    ====
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
  Cash paid for interest....................................     $  49
                                                                 =====
  Cash paid for income taxes................................     $ 131
                                                                 =====
  Purchase of equipment with capital lease obligations......     $ 182
                                                                 =====
Sale of land for note receivable............................     $  27
                                                                 =====

                            See accompanying notes.

                       CURRY TRANSFER AND RECYCLING, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

 1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Curry Transfer and Recycling, Inc. ("CTR") provides full service waste disposal to residential and commercial customers in the Curry County, Oregon area including the cities of Brookings, Gold Beach, and Port Orford and the unincorporated areas of Curry County under exclusive franchise agreements that expire from 2009 to 2011.

     Oregon Waste Technology, Inc. ("OWT"), a wholly-owned subsidiary of CTR, provides sani-can rentals, septic tank pumping, and drain maintenance to the general public in the Curry County area including the cities of Brookings, Gold Beach, and Port Orford and the unincorporated areas of Curry County.

SALE OF THE COMPANY

     On June 25, 1998, the Company's stockholders entered into an agreement to sell all capital stock in the Company to Waste Connections, Inc. ("WCI") for cash.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements includes the accounts of CTR and OWT (collectively, "the Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

INTERIM FINANCIAL INFORMATION

     The unaudited interim financial statements as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

                       CURRY TRANSFER AND RECYCLING, INC.

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Expenditures for maintenance, repairs, and minor renewals are charged to operations as incurred. Improvements and betterments that significantly extend the life of an asset are capitalized.

     Depreciation is calculated using the straight-line method over the estimated useful life of the asset. Machinery and equipment have lives between 5 and 10 years. Buildings and improvements have lives between 15 and 30 years. Assets purchased under capital leases are depreciated using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company grants credit to qualified local customers and generally does not require collateral. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. Credit losses have been within management's expectations.

INTANGIBLE ASSETS

     Intangible assets are comprised of the following at December 31, 1997:

Goodwill....................................................  $ 137
Franchise agreements........................................    235
Covenants not to compete....................................     27
Other.......................................................      1
                                                              -----
                                                                400
Accumulated amortization....................................   (290)
                                                              -----
                                                              $ 110
                                                              =====

     Goodwill represents the excess of the purchase price over the fair value of the net assets of entities previously acquired by the Company and is amortized on a straight-line basis over the period of expected benefit of 40 years. Franchise agreements are amortized on a straight-line basis over the period of expected benefits of 9 to 10 years. The covenants not to compete are amortized on a straight-line basis over the period of expected benefit.

REVENUE RECOGNITION

     The Company recognizes revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

INCOME TAXES

     The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial

                       CURRY TRANSFER AND RECYCLING, INC.

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

 2. MARKETABLE SECURITIES

     Marketable securities consist of the following at December 31, 1997:

                                                                      APPROXIMATE
                                                           ORIGINAL   FAIR MARKET
                                        NUMBER OF SHARES     COST        VALUE
                                        ----------------   --------   -----------
Nuveen Municipal Bond Fund............       30,640          $298        $340
                                             ======          ====        ====
Putnam Investments Mutual funds.......        4,351          $ 96        $ 96
                                             ======          ====        ====
Nuveen Growth and Income Fund.........          835          $ 21        $ 19
                                             ======          ====        ====
Certificate of deposit................          N/A          $  5        $  5
                                             ======          ====        ====

     For the year ended December 31, 1997, a gain of $3 was realized using the average cost of shares sold.

     The Nuveen Municipal Bond Fund shares are classified as available for sale marketable debt securities.

     Total approximate fair market values of marketable securities at December 31, 1997 were $460, and were determined using quoted market prices. The net unrealized holding gains on available for sale securities have been included as a separate component of stockholders' equity and increased $9 during 1997.

 3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                   DECEMBER 31,     MARCH 31,
                                                       1997           1998
                                                   ------------    -----------
                                                                   (UNAUDITED)
Land.............................................    $   112         $   112
Buildings........................................        340             340
Machinery and equipment..........................      2,080           2,170
Leased machinery and equipment...................        423             424
                                                     -------         -------
                                                       2,955           3,046
Less: accumulated depreciation...................     (1,711)         (1,777)
                                                     -------         -------
          Total fixed assets, net................    $ 1,244         $ 1,269
                                                     =======         =======

                       CURRY TRANSFER AND RECYCLING, INC.

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

 4. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1997:

Mortgage payable to an individual; bearing interest at
  10.25%; payable in monthly installments of $1 through June
  26, 2001; secured by land with a net book value of $12 at
  December 31, 1997.........................................  $  32
Notes payable to lending institutions; bearing interest
  ranging from 8.75 to 11%; payable in monthly installments
  ranging from $1 to $2 through December 18, 1999; secured
  by various equipment and vehicles with a net book value of
  $104 at December 31, 1997.................................     54
Note payable to banks; bearing interest ranging from 1.75%
  over prime to 14%; payable in one payment of $112 on
  September 18, 1998 and monthly installments ranging from
  $1 to $2 through February 10, 1999; secured by equipment
  and various vehicles with a net book value of $18 at
  December 31, 1997, and 30,424 shares of marketable
  securities (Note 2).......................................    135
Note payable to an individual interest imputed at 8%,
  payable in monthly installments of $2,500 through December
  15, 2007 under a stock purchase agreement secured by
  treasury stock............................................    214
                                                              -----
          Total long-term debt..............................    435
Less: current portion.......................................   (213)
                                                              -----
                                                              $ 222
                                                              =====

     As of December 31, 1997, the Company has the ability to borrow an additional $65 on one of its notes payable to a bank.

     As of December 31, 1997, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:

1998........................................................  $213
1999........................................................    60
2000........................................................    37
2001........................................................    30
2002........................................................    30
Thereafter..................................................    65
                                                              ----
                                                              $435
                                                              ====

CAPITAL LEASE OBLIGATIONS

     Capital lease obligations consist of the following at December 31, 1997:

Capital lease obligations payable to banks at an imputed
  interest rate ranging from 9.75% to 13% payable in monthly installments ranging from $0.5 to $2 through June 14,
  2002; secured by various equipment. vehicles and buildings with a net book value of $365 at December 31, 1997........  $231
                                                              ----
Total present value of capital lease obligations............   231
Less: current portion.......................................   (90)
                                                              ----
                                                              $141
                                                              ====

                       CURRY TRANSFER AND RECYCLING, INC.

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

     As of December 31, 1997, aggregate contractual future lease payments on capital lease obligations by calendar year are due as follows:

1998........................................................  $107
1999........................................................    75
2000........................................................    60
2001........................................................    13
2002........................................................     7
                                                              ----
Total payments on capital lease obligations.................   262
Less: amount representing interest..........................   (31)
                                                              ----
Present value of capital lease obligations..................  $231
                                                              ====

 5. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Company leases certain office equipment. Office equipment and property is rented under cancellable, month-to-month leases.

     The Company currently leases land, under a month-to-month operating lease, from a stockholder. The monthly rent expense is $3.

     The Company leases two garbage trucks under a month-to-month operating lease from an affiliated company. The monthly rent expense is $5.

     The Company leases a transfer station, under an operating lease which terminates in December 1998. Future minimum rental payments required under the transfer station lease are $7 in 1998.

     Rent expense for the year ended December 31, 1997 was $133.

ENVIRONMENTAL RISKS

     The Company is subject to liability for environmental damage that the solid waste facilities it operates may cause to neighboring landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to use of such facilities by the Company. The Company may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Company or its predecessors. Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company's financial condition, results of operations or cash flows.

LEGAL PROCEEDINGS

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought

                       CURRY TRANSFER AND RECYCLING, INC.

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

by citizens' groups or adjacent landowners in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

     In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of December 31, 1997, there is no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on the Company's business, financial condition, results of operations or cash flows.

 6. TREASURY STOCK AGREEMENT

     In November 1993, CTR entered into an agreement to purchase 1,225 shares of common stock held by one of its stockholders at $368 per share. At December 31, 1997, CTR had paid $139 for 378 shares of stock. The agreement allows for adjustments to the price per share based on certain future events and requires the shares to be held in an escrow account pending the Company's payments on a note payable issued to the former shareholder in connection with the agreement. As of December 31, 1997, 928 shares were held in escrow.

     At December 31, 1997, $354 has been recorded as a contra-equity account, which reflects $139 of payments made to the former stockholder through December 31, 1997 and a $215 note payable due to the former stockholder (discounted to its net present value assuming 8% imputed interest).

     Subsequent to December 31, 1997, CTR made five payments totaling $13 under the terms of this agreement, and the entire balance was paid in connection with the sale of the Company on June 25, 1998.

 7. INCOME TAXES

     The provision for income taxes for the year ended December 31, 1997 consists of the following:

Current:
  Federal...................................................  $140
  State.....................................................    34
Deferred:
  Federal...................................................     8
  State.....................................................     1
                                                              ----
                                                              $183
                                                              ====

     Deferred taxes result from temporary differences in the recognition of certain revenue and expense items for income tax and financial reporting purposes. The Company's deferred taxes as of December 31, 1997 are substantially comprised of depreciation deducted for tax purposes that will be recorded in future periods for financial reporting purposes.

                       CURRY TRANSFER AND RECYCLING, INC.

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
       (INFORMATION RELATING TO MARCH 31, 1998 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

     The principal reasons for the difference between the effective income tax rate and the federal statutory income tax rate are as follows:

Federal expense expected at statutory rates.................  $155
State and local income taxes, net of Federal benefit........    23
Other.......................................................     5
                                                              ----
                                                              $183
                                                              ====

 8. 401(k) PLAN

     The Company has a voluntary savings and investment plan (the "Plan"). The Plan is available to all eligible employees of the Company. Eligible employees are those which have been employed with the Company for a year or more. The employees are not required to contribute to the Plan. During the year ended December 31, 1997, twelve of the nineteen eligible employees participated in the Plan and the Company's expense was $11.

 9. TRUST AGREEMENTS

     During 1997, the Company acted as an agent for Curry County, Oregon, pursuant to two trust agreements by and between the Company, various local governmental agencies, and a national bank (the "Agreements"). The Agreements require the Company to collect rates established by Curry County from customers and remit such funds to the trusts established to provide closure/post closure funding for two landfills located in or around Curry County, Oregon. No trust assets or liabilities have been recorded in the Company's financial statements as of December 31, 1997.

10. YEAR 2000 (UNAUDITED)

     The Company will need to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and thereafter. To date, the company has not incurred any costs related to the Year 2000 project. The Company does not believe that its expenditures relating to the Year 2000 project will be material. However, if the required Year 2000 modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could materially affect the Company's operations.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
B&B Sanitation

     We have audited the accompanying combined balance sheet of B&B Sanitation (See Note A1) as of December 31, 1997, and the related combined statements of earnings, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of B&B Sanitation as of December 31, 1997, and the combined results of their operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Oklahoma City, Oklahoma
October 1, 1998

                                 B&B SANITATION

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                           DECEMBER 31,         MARCH 31,
                                                               1997               1998
                                                           ------------        -----------
                                                                               (UNAUDITED)
CURRENT ASSETS
  Cash...................................................     $   28             $    2
  Accounts receivable....................................        200                194
                                                              ------             ------
          Total current assets...........................        228                196
PROPERTY AND EQUIPMENT -- AT COST, net...................        925                975
RESTRICTED INVESTMENTS...................................         41                 41
OTHER ASSETS.............................................         32                 26
                                                              ------             ------
                                                              $1,226             $1,238
                                                              ======             ======

                          LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable.......................................     $   26             $   75
  Current portion of long-term debt......................        364                371
  Accrued liabilities....................................         33                 26
                                                              ------             ------
          Total current liabilities......................        423                472
LONG-TERM DEBT, less current maturities..................        798                774
LANDFILL CLOSURE LIABILITY...............................        458                477
COMMITMENTS AND CONTINGENCIES (note F)...................         --                 --
STOCKHOLDERS' DEFICIT
  Common stock...........................................     $    3             $    3
  Accumulated deficit....................................       (456)              (488)
                                                              ------             ------
                                                                (453)              (485)
                                                              ------             ------
                                                              $1,226             $1,238
                                                              ======             ======

        The accompanying notes are an integral part of these statements.

                                 B&B SANITATION

                        COMBINED STATEMENTS OF EARNINGS
                                 (IN THOUSANDS)

                                                                             THREE MONTHS
                                                                                ENDED
                                                               YEAR ENDED     MARCH 31,
                                                              DECEMBER 31,   ------------
                                                                  1997       1997    1998
                                                              ------------   ----    ----
                                                                             (UNAUDITED)
Revenues....................................................     $1,965      $439    $497
Operating expenses
  Cost of operations........................................      1,074       262     275
  Selling, general, and administrative expenses.............        320        75      91
  Depreciation..............................................        259        58      63
                                                                 ------      ----    ----
          Total Operating Expenses..........................      1,653       395     429
                                                                 ------      ----    ----
          Operating income..................................        312        44      68
Other income (expense)
  Interest..................................................       (108)      (25)    (27)
  Other.....................................................          1        --      --
                                                                 ------      ----    ----
          Total other income (expense)......................       (107)      (25)    (27)
                                                                 ------      ----    ----
          NET EARNINGS......................................     $  205      $ 19    $ 41
                                                                 ------      ----    ----
Pro forma income tax expense (unaudited) (Note I)...........     $   78      $  7    $ 16
                                                                 ------      ----    ----
Pro forma net earnings (unaudited) (Note I).................     $  127      $ 12    $ 25
                                                                 ======      ====    ====

        The accompanying notes are an integral part of these statements.

                                 B&B SANITATION

                  COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT
                                 (IN THOUSANDS)

                                                           COMMON    ACCUMULATED
                                                           STOCK       DEFICIT      TOTAL
                                                           ------    -----------    -----
Balance at January 1, 1997...............................    $3         $(532)      $(529)
Distributions............................................    --          (139)       (139)
Contributions............................................    --            10          10
Net earnings.............................................    --           205         205
                                                             --         -----       -----
Balance at December 31, 1997.............................     3          (456)       (453)
Distributions, net (unaudited)...........................    --           (73)        (73)
Net earnings (unaudited).................................    --            41          41
                                                             --         -----       -----
Balance at March 31, 1998 (unaudited)....................    $3         $(488)      $(485)
                                                             ==         =====       =====

         The accompanying notes are an integral part of this statement.

                                 B&B SANITATION

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            THREE MONTHS
                                                                               ENDED
                                                            YEAR ENDED       MARCH 31,
                                                           DECEMBER 31,    --------------
                                                               1997        1997     1998
                                                           ------------    -----    -----
                                                                            (UNAUDITED)
Increase (Decrease) in Cash
Cash flows from operating activities
  Net earnings...........................................     $ 205        $  19    $  41
  Adjustments to reconcile net earnings to net cash
     provided by operations
     Depreciation........................................       259           57       63
     Change in assets and liabilities
       Accounts receivable...............................       (45)         (18)       6
       Other assets......................................       (19)         (20)       6
       Accounts payable..................................        10           61       49
       Accrued liabilities...............................        16            2       (7)
       Landfill closure liability........................        56           11       19
                                                              -----        -----    -----
          Net cash provided by operations................       482          112      177
Cash flows from investing activities
  Purchase of property and equipment.....................      (383)        (120)    (113)
  Purchase of investments................................       (41)          --       --
                                                              -----        -----    -----
          Net cash used in investing activities..........      (424)        (120)    (113)
Cash flows from financing activities
  Proceeds from long-term debt...........................       329           39       --
  Payments on long-term debt.............................      (253)          --      (17)
  Distributions to stockholders..........................      (139)         (24)     (73)
  Contributions by stockholders..........................        10           --       --
                                                              -----        -----    -----
          Net cash provided by (used in) financing
            activities...................................       (53)          15      (90)
                                                              -----        -----    -----
          NET INCREASE (DECREASE) IN CASH................         5            7      (26)
Cash at beginning of period..............................        23           23       28
                                                              -----        -----    -----
Cash at end of period....................................     $  28        $  30    $   2
                                                              -----        -----    -----
Cash paid during the period for interest.................     $ 109        $  25    $  27
                                                              =====        =====    =====

        The accompanying notes are an integral part of these statements.

                                 B&B SANITATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                  (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

NOTE A -- BASIS OF PRESENTATION AND NATURE OF OPERATIONS

     The accompanying combined financial statements include the accounts of B&B Sanitation, Inc. ("B&B"), Red Carpet Landfill, Inc. ("Red Carpet"), and Darlin Equipment, Inc. ("Darlin"), collectively referred to as "B&B Sanitation" or the "Company" which are all owned by the same two shareholders. All significant intercompany balances and transactions have been eliminated.

     B&B's principal operations consist of collection, transfer, and disposal of nonhazardous solid waste for commercial and residential customers. Red Carpet's principal operations consist of the operation of the landfill in which B&B disposes of waste. Darlin's principal operations consist of leasing heavy equipment to Red Carpet.

NOTE B -- SUMMARY OF ACCOUNTING POLICIES

     The summary of the significant accounting policies applied in the preparation of the accompanying combined financial statements follows.

     1. Property and Equipment

     Depreciation is provided principally on accelerated methods over estimated useful lives ranging from three to ten years.

     2. Income Taxes

     In accordance with B&B's, Red Carpet's, and Darlin's elections under Subchapter S of the Internal Revenue Code, corporate taxable income is generally treated as passing directly through to the owners and is not subject to income tax at the corporate level. Accordingly, no provision has been made for income taxes.

     3. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

     4. Revenue Recognition

     Revenues are recognized as services are provided.

     5. Closure and Post-Closure Costs

     The Companies have a financial obligation relating to closure and post-closure costs of its disposal facilities. The Companies have accrued for these future obligations relating to closure and post-closure costs of its landfill (generally for a term of thirty years after final closure of the landfill), based on engineering estimates of current costs of remediation and consumption of permitted landfill airspace and the remaining useful airspace volume on the landfill.

     6. Restricted Investments

     The Companies have placed certain monies to be used only for landfill closure and post-closure liabilities in a trust account for the benefit of the State of Oklahoma. The Companies' securities held as restricted investments are classified as trading and are recorded at fair value on the balance sheet with the change in fair value for the period included in earnings. The securities have a fair value of $40 at December 31, 1997 with gross unrealized gains of $0 and gross unrealized losses of $1.

                                 B&B SANITATION

                  (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

NOTE B -- SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
     7. Accounts Receivable

     The Companies consider accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

     8. Interim Financial Information

     The unaudited interim financial statements as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

NOTE C -- PROPERTY AND EQUIPMENT

     At December 31, 1997, property and equipment consisted of the following:

Equipment...................................................  $2,140
Landfill....................................................      83
Modular buildings...........................................      14
                                                              ------
                                                               2,237
  Less accumulated depreciation.............................   1,385
                                                              ------
                                                                 852
Land........................................................      73
                                                              ------
                                                              $  925
                                                              ======

NOTE D -- LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1997:

Note payable to bank; payable in monthly installments of
$29, including interest at prime plus 1% (9.5% at December
31, 1997) through May 2001; collateralized by equipment,
accounts receivable, land, and stock of the Companies.......  $      983
Line of credit with bank, monthly interest payments at 9.5%
with principal due May 1998; collateralized by trucks and
equipment...................................................          80
Note payable to individual; payable in monthly installments
of principal and interest at 10.06% through June 2006;
uncollateralized............................................          34
Note payable to individual; payable in monthly installments
of principal and interest at 8% through March 2001;
uncollateralized............................................          30
Note payable to individual; payable in monthly installments
of principal and interest at 9% through July 2002;
uncollateralized............................................          22
Note payable to finance company, payable in monthly
installments of principal and interest at 4.8% through May
2000; collateralized by vehicle.............................          13
                                                              ----------
                                                                   1,162
  Less current maturities...................................         364
                                                              ----------
                                                              $      798
                                                              ==========

                                 B&B SANITATION

                  (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

NOTE D -- LONG-TERM DEBT (CONTINUED)
     Aggregate annual maturities of long-term debt for years ending December 31 are as follows:

1998........................................................    $  364
1999........................................................       312
2000........................................................       338
2001........................................................       113
2002........................................................         6
2003 and thereafter.........................................        29
                                                                ------
                                                                $1,162
                                                                ======

     The note payable to bank contains certain covenants, the most significant of which are restrictions on personal draws and salaries of the owners and maintaining no less than a 125% debt service coverage ratio, as defined.

NOTE E -- COMMON STOCK

     The following is a description of the common stock for the Companies:

B&B $1 par value; authorized, 50,000 shares; issued and outstanding, 500 shares
Red Carpet  $1 par value; authorized, 1,000 shares; issued and outstanding, 1,000 shares
Darlin $1 par value; authorized, 1,000 shares, issued and outstanding, 1,000 shares

NOTE F -- COMMITMENTS AND CONTINGENCIES

     The Companies are subject to liability for any environmental damage that its solid waste facilities may cause to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater, or surface water, and especially drinking water. The Companies may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment, or disposal was performed by the Companies. Any substantial liability for environmental damage incurred by the Companies could have a material adverse effect on their financial condition, results of operations, or cash flows. As of December 31, 1997, the Companies are not aware of any such environmental liabilities.

     The Companies have four operating lease agreements under which the Companies lease heavy trucks over periods ranging from 48 to 60 months. These agreements provide for monthly lease payments over the term of the leases and options to purchase the trucks for fair value at the end of the lease term. Lease expense was approximately $97 for the year ended December 31, 1997. The future minimum annual rental commitments on operating leases are as follows:

                  YEAR ENDING DECEMBER 31
                  -----------------------
         1998...............................................  $ 91
         1999...............................................    76
         2000...............................................    46
         2001...............................................     4
                                                              ----
                                                              $217
                                                              ====

                                 B&B SANITATION

                  (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

NOTE G -- EMPLOYEE BENEFIT PLAN

     The Companies have a defined contribution 401(k) savings and retirement plan in effect for all qualifying employees. General and administrative expense includes $18 for the year ended December 31, 1997 for this plan. The Companies match employee contributions at rates determined by management.

NOTE H -- SUBSEQUENT EVENT

     On June 5, 1998, the Companies were acquired by Waste Connections, Inc. for approximately $4,600, including liabilities of the Companies of approximately $1,400 which were paid off at closing.

NOTE I -- PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     Unaudited pro forma information reflects income tax expense as if the Companies had been subject to federal and state income taxes on a combined basis. The pro forma provisions for income taxes for the year ended December 31, 1997 and the three month period ended March 31, 1997 and 1998 differ from the amounts computed by applying the applicable statutory federal income tax rate (34%) to income before income taxes primarily due to state income taxes.

     The following is a summary of pro forma income taxes for the year ended December 31, 1997:

Current:
  Federal...................................................  $ 85
  State.....................................................     5
Deferred:
  Federal...................................................   (11)
  State.....................................................    (1)
                                                              ----
Pro forma income taxes......................................  $ 78
                                                              ====

     The Companies' pro forma deferred income tax assets of approximately $268 at December 31, 1997 relate principally to the use of the cash method of accounting for income tax purposes and certain landfill closure liabilities not recognized for tax purposes.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
J & J Sanitation

We have audited the accompanying combined balance sheet of J & J Sanitation (See Note A 1.) as of December 31, 1997, and the related combined statements of operations, stockholders' and partners' deficit, and cash flows for the year then ended. These financial statements are the responsibility of J & J Sanitation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of J & J Sanitation at December 31, 1997, and the combined results of their operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Lincoln, Nebraska
October 7, 1998

                                J & J SANITATION

                            COMBINED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                              DECEMBER 31,     JUNE 30,
                                                                  1997           1998
                                                              ------------    -----------
                                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................     $   28         $   48
  Accounts receivable, less allowance for doubtful accounts
     of $14 at December 31, 1997............................        184            220
  Prepaid expenses..........................................          9             14
                                                                 ------         ------
          Total current assets..............................        221            282
Property and equipment, net.................................      1,120          1,054
                                                                 ------         ------
                                                                 $1,341         $1,336
                                                                 ======         ======

                   LIABILITIES AND STOCKHOLDERS' AND PARTNERS' DEFICIT
Current liabilities:
  Accounts payable..........................................     $   96         $  154
  Deferred revenue..........................................         28             14
  Accrued liabilities.......................................         53             54
  Note payable..............................................         --              9
  Current portion of long-term debt.........................         67             60
  Current portion of capital lease obligations..............        129            112
                                                                 ------         ------
          Total current liabilities.........................        373            403
Long-term debt, net of current portion......................        616            647
Capital lease obligations, net of current portion...........        372            323
Commitments and contingencies (Note D)
Stockholders' and partners' deficit:
  J & J Sanitation Inc. -- common stock: $10 par value;
     1,000 shares authorized, issued and outstanding........         10             10
  Big Red Roll Off Inc. -- common stock: $10 par value;
     1,000 shares authorized, issued and outstanding........         10             10
  Paid in capital...........................................         77             77
  Accumulated deficit.......................................        (40)           (62)
  Partners' deficit -- J & J Sanitation of South Dakota.....        (77)           (72)
                                                                 ------         ------
          Total stockholders' and partners' deficit.........        (20)           (37)
                                                                 ------         ------
                                                                 $1,341         $1,336
                                                                 ======         ======

        The accompanying notes are an integral part of these statements.

                                J & J SANITATION

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                               SIX MONTHS
                                                                                  ENDED
                                                               YEAR ENDED       JUNE 30,
                                                              DECEMBER 31,   ---------------
                                                                  1997        1997     1998
                                                              ------------   ------   ------
                                                                               (UNAUDITED)
Revenues....................................................     $2,346      $1,162   $1,210
Operating expenses:
  Cost of operations........................................      1,789         884      854
  Selling, general and administrative.......................        319         135      213
  Depreciation and amortization.............................        197         101      107
                                                                 ------      ------   ------
                                                                  2,305       1,120    1,174
                                                                 ------      ------   ------
     Income from operations.................................         41          42       36
Interest expense............................................        108          55       53
                                                                 ------      ------   ------
     Loss before income taxes...............................        (67)        (13)     (17)
Income tax benefit..........................................         --          --       --
                                                                 ------      ------   ------
     NET LOSS...............................................     $  (67)     $  (13)  $  (17)
                                                                 ======      ======   ======
Pro forma income tax benefit (unaudited) (Note E)...........     $   --      $   --   $   --
                                                                 ======      ======   ======
Pro forma net loss (unaudited) (Note E).....................     $  (67)     $  (13)  $  (17)
                                                                 ======      ======   ======

        The accompanying notes are an integral part of these statements.

                                J & J SANITATION

            COMBINED STATEMENT OF STOCKHOLDERS' AND PARTNERS' EQUITY

      YEAR ENDED DECEMBER 31, 1997 AND THE SIX MONTHS ENDED JUNE 30, 1998 (INFORMATION RELATED TO THE SIX MONTHS ENDED JUNE 30, 1998 IS UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                      TOTAL
                        J & J SANITATION,       BIG RED                                           STOCKHOLDERS'
                              INC.           ROLL OFF INC.                                             AND
                          COMMON STOCK       COMMON STOCK                             PARTNERS'     PARTNERS'
                        -----------------   ---------------   PAID-IN   ACCUMULATED    EQUITY        EQUITY
                        SHARES    AMOUNT    SHARES   AMOUNT   CAPITAL     DEFICIT     (DEFICIT)     (DEFICIT)
                        -------   -------   ------   ------   -------   -----------   ---------   -------------
Balance at January 1,
  1997................      --      $--        --     $--       $--        $ --         $ 11          $ 11
Issuance of common
  stock...............      --       --     1,000      10        15          --           --            25
Exchange of partners'
  equity for common
  stock...............   1,000       10        --      --        46          --          (56)           --
Net loss..............      --       --        --      --        --         (40)         (27)          (67)
Partners' drawings....      --       --        --      --        --          --           (5)           (5)
Contributions from
  stockholders........      --       --        --      --        16          --           --            16
                         -----      ---     -----     ---       ---        ----         ----          ----
Balance at December
  31, 1997............   1,000       10     1,000      10        77         (40)         (77)          (20)
Net income (loss).....      --       --        --      --        --         (22)           5           (17)
                         -----      ---     -----     ---       ---        ----         ----          ----
Balance at June 30,
  1998................   1,000      $10     1,000     $10       $77        $(62)        $(72)         $(37)
                         =====      ===     =====     ===       ===        ====         ====          ====

         The accompanying notes are an integral part of this statement.

                                J & J SANITATION

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               SIX MONTHS
                                                                                  ENDED
                                                               YEAR ENDED       JUNE 30,
                                                              DECEMBER 31,    -------------
                                                                  1997        1997     1998
                                                              ------------    -----    ----
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................     $ (67)       $ (13)   $(17)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................       197          101     107
     Changes in operating assets and liabilities:
     Accounts receivable, net...............................        (6)         (17)    (36)
     Prepaid expenses.......................................        (3)         (10)     (5)
     Accounts payable.......................................        16           85      58
     Deferred revenue.......................................         4          (12)    (14)
     Accrued liabilities....................................        15            2       1
                                                                 -----        -----    ----
          Net cash provided by operating activities.........       156          136      94
                                                                 -----        -----    ----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment...........      (138)          (4)    (53)
                                                                 -----        -----    ----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt and notes payable............       635           --      76
  Principal payments on long-term debt and capital lease
     obligations............................................      (694)        (142)    (97)
  Issuance of common stock..................................        25           25      --
  Contributions from stockholders...........................        16           --      --
  Partners' drawings........................................        (5)          --      --
                                                                 -----        -----    ----
          Net cash used in financing activities.............       (23)        (117)    (21)
                                                                 -----        -----    ----
Net change in cash and cash equivalents.....................        (5)          15      20
Cash and cash equivalents:
  Beginning of period.......................................        33           33      28
                                                                 -----        -----    ----
  End of period.............................................     $  28        $  48    $ 48
                                                                 =====        =====    ====
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
  Cash paid for interest....................................     $ 108        $  55    $ 53
  Capital lease obligations incurred for the purchase of
     property and equipment.................................        88           88      --
  Partners' equity exchanged for J & J Sanitation Inc.
     common stock...........................................        56           56      --

        The accompanying notes are an integral part of these statements.

                                J & J SANITATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
               (INFORMATION RELATING TO JUNE 30, 1998 AND THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE A -- ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  1. Basis of Presentation and Organization and Business

     The combined financial statements include the accounts of J & J Sanitation Inc., Big Red Roll Off Inc. and J & J Sanitation of South Dakota (a partnership), collectively referred to as "J & J Sanitation". These entities are under common control. All material intercompany accounts and transactions have been eliminated.

     J & J Sanitation is a non-hazardous solid waste services company that provides collection, hauling, disposal and recycling services to residential and commercial customers in various counties of Nebraska and South Dakota.

     J & J Sanitation derives a portion of its revenue from exclusive municipal contracts, of which a significant number will be subject to competitive bidding at some time in the future. J & J Sanitation intends to bid on additional municipal contracts as a means of adding customers. There can be no assurance that J & J Sanitation will be the successful bidder to obtain or retain contracts that come up for competitive bidding.

  2. Sale of J & J Sanitation

     On July 31, 1998, all capital stock and partnership net assets of J & J Sanitation were sold to Waste Connections, Inc. ("WCI") for cash and common stock of WCI.

  3. Interim Financial Information

     The unaudited interim financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

  4. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  5. Cash Equivalents

     J & J Sanitation considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                                J & J SANITATION

                               DECEMBER 31, 1997
               (INFORMATION RELATING TO JUNE 30, 1998 AND THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE A -- ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  6. Concentrations of Credit Risk

     Financial instruments that potentially subject J & J Sanitation to concentrations of credit risk consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of J & J Sanitation's customer base. Credit losses have been within management's expectations.

  7. Property and Equipment

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income or expense. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or lease term, whichever is shorter.

     The estimated useful lives of property and equipment are as follows:

Machinery and equipment................................  3 - 10 years
Rolling stock..........................................  5 - 10 years
Containers.............................................  5 - 12 years

  8. Revenue Recognition

     J & J Sanitation recognizes revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

  9. Income Taxes

     Big Red Roll Off Inc. uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     J & J Sanitation Inc. operates under Subchapter "S" of the Internal Revenue Code and J & J Sanitation of South Dakota operates as a partnership for federal and state income tax reporting purposes. Consequently, all of the income tax attributes and liabilities from the operations of J & J Sanitation Inc. and J & J Sanitation of South Dakota flow through to the individual shareholders or partners.

  10. Fair Value of Financial Instruments

     The carrying values of the long-term debt (Note C) and capital lease obligations (Note D) approximate their fair values as of December 31, 1997 based on current incremental borrowing rates for similar types of borrowing arrangements.

                                J & J SANITATION

                               DECEMBER 31, 1997
               (INFORMATION RELATING TO JUNE 30, 1998 AND THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE A -- ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  11. Significant Customer

     The Company has one major customer which represents 11% of total revenues for the year ended December 31, 1997.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                   DECEMBER 31,     JUNE 30,
                                                       1997           1998
                                                   ------------    -----------
                                                                   (UNAUDITED)
Rolling stock....................................     $1,107         $1,074
Containers.......................................        287            287
Other............................................        161            214
                                                      ------         ------
                                                       1,555          1,575
Less accumulated depreciation and amortization...        435            521
                                                      ------         ------
                                                      $1,120         $1,054
                                                      ======         ======

NOTE C -- FINANCING ARRANGEMENTS

                                                   DECEMBER 31,     JUNE 30,
                                                       1997           1998
                                                   ------------    -----------
                                                                   (UNAUDITED)
Notes payable to banks bearing interest at fixed
  and variable rates ranging from 7.9% to 10% at
  December 31, 1997, payable in monthly
  installments of principal and interest;
  maturing through January 2008..................      $683           $707
Less current portion.............................        67             60
                                                       ----           ----
Long-term debt, net of current portion...........      $616           $647
                                                       ====           ====

     At the end of 1997, J & J Sanitation entered into a new credit arrangement with a bank which included a $60 line of credit maturing December 31, 1998 and a term note for $625 maturing January 2008. Borrowings bear interest at a variable rate based on the bank's index rate less 1.75% to 1.80%. The initial rates of the line of credit and term note were 10% and 9.95%, respectively. The term note was used for refinancing certain notes payable to banks, equipment purchases and general operating purposes. At December 31, 1997, no amounts were outstanding on the line of credit.

     The notes payable to banks and the line of credit are collateralized by substantially all of J & J Sanitation's assets. J & J Sanitation is subject to certain restrictive covenants with its primary lender, which among other things, limit the incurring of additional indebtedness without the lender's written approval.

     Subsequent to December 31, 1997, aggregate contractual future principal payments by year are $67 in 1998, $63 in 1999, $49 in 2000, $54 in 2001, $57 in
2002 and $393 thereafter.

                                J & J SANITATION

                               DECEMBER 31, 1997
               (INFORMATION RELATING TO JUNE 30, 1998 AND THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE C -- FINANCING ARRANGEMENTS (CONTINUED)
     In conjunction with the acquisition of J & J Sanitation by WCI on July 31, 1998, all of the outstanding long-term debt of J & J Sanitation was repaid.

NOTE D -- COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Leases

     J & J Sanitation leases certain rolling stock under long-term leases expiring through 2002 which have been capitalized. The related assets and obligations have been recorded using J & J Sanitation's implicit borrowing rate at the inception of the leases. At the expirations of such leases, J & J Sanitation has the option to purchase the rolling stock at an agreed-upon residual value.

     The following amounts are included in property and equipment as rolling stock under capital leases:

                                                   DECEMBER 31,     JUNE 30,
                                                       1997           1998
                                                   ------------    -----------
                                                                   (UNAUDITED)
Rolling stock....................................      $690           $657
Less accumulated amortization....................       200            236
                                                       ----           ----
                                                       $490           $421
                                                       ====           ====

     The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1997:

1998........................................................  $171
1999........................................................   131
2000........................................................   148
2001........................................................   133
2002........................................................    18
                                                              ----
Total minimum lease payments................................   601
Less amount representing interest...........................   100
                                                              ----
                                                              $501
                                                              ====
Current portion.............................................  $129
Long-term portion...........................................   372
                                                              ----
                                                              $501
                                                              ====

     J & J Sanitation also leases certain facilities and other equipment under operating leases expiring through 1999. Minimum rental payments under such operating leases in 1998, 1999 and in the aggregate are $5, $2 and $7, respectively. J & J Sanitation recognized rent expense under these operating leases totaling $39 in 1997.

     In conjunction with the acquisition of J & J Sanitation by WCI on July 31, 1998, the rolling stock under capital leases was acquired at values approximating the capital lease obligation at that date and the related leases were terminated.

                                J & J SANITATION

                               DECEMBER 31, 1997
               (INFORMATION RELATING TO JUNE 30, 1998 AND THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE D -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
CONTINGENCIES

  Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, J & J Sanitation may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on J & J Sanitation or to revoke or deny renewal of an operating permit held by J & J Sanitation. From time to time J & J Sanitation may also be subject to actions brought by citizens' groups or adjacent landowners in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which J & J Sanitation operates.

     In addition, J & J Sanitation may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. As of December 31, 1997, there is no current proceeding or litigation involving J & J Sanitation that management believes will have a material adverse impact on J & J Sanitation's business, financial condition, results of operations or cash flows.

NOTE E -- INCOME TAXES

     Unaudited pro forma information reflects income taxes as if all of J & J Sanitation had been subject to federal and state income taxes.

     The income tax benefit and unaudited pro forma income tax benefit for the year ended December 31, 1997 differs from the amounts computed by applying the applicable statutory federal income tax rate (34%) to loss before income taxes as follows:

                                                                     PRO FORMA
                                                       INCOME TAX   INCOME TAX
                                                        BENEFIT       BENEFIT
                                                       ----------   -----------
                                                                    (UNAUDITED)
Income tax benefit at the statutory rate.............     34.0%         34.0%
Income taxed at shareholder level....................    (34.0)           --
Valuation allowance..................................       --         (34.0)
                                                         -----         -----
                                                            --%           --%
                                                         =====         =====

     Unaudited pro forma deferred income tax assets at December 31, 1997 are fully offset by a valuation allowance as there is no assurance the deferred tax assets would be realized. Unaudited pro forma deferred tax assets arise principally from the loss in the current year, differences between tax and financial methods of reporting depreciation expense, and the use of the cash method of accounting for income tax purposes which gives rise to differences between financial statement and tax return recognition of receivables, prepaid expenses, accounts payable and accrued liabilities.

                                J & J SANITATION

                               DECEMBER 31, 1997
               (INFORMATION RELATING TO JUNE 30, 1998 AND THE SIX
               MONTHS ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE F -- RELATED PARTY TRANSACTIONS

     Great Plains Recycling Inc. (GPR) has an arrangement with J & J Sanitation to perform solid waste processing, recyclable recovery, transfer and disposal services. J & J Sanitation's stockholders and partners are majority owners of GPR. Cost of operations in the combined statement of operations for 1997 includes a charge of $672 for these services. At December 31, 1997, J & J Sanitation owes GPR $84 which is included in accounts payable.

     In conjunction with the acquisition of J & J Sanitation by WCI on July 31, 1998, WCI entered into a long-term agreement with GPR to provide comparable services. WCI also has the option to acquire GPR effective November 1999 provided GPR achieves defined levels of profitability.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Amador Disposal Services, Inc. and
  Mother Lode Sani-Hut, Inc.

     In our opinion, the accompanying combined balance sheet and the related combined statements of operations and retained earnings and of cash flows present fairly, in all material respects, the combined financial position of Amador Disposal Services, Inc. and Mother Lode Sani-Hut, Inc. (collectively, the Companies) at June 30, 1998, and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
December 30, 1998

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                               JUNE 30,     SEPTEMBER 30,
                                                                 1998           1998
                                                              ----------    -------------
                                                                             (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $  162,963     $  239,048
  Trade accounts receivable, net............................     183,369        190,386
  Prepaid expenses and other current assets.................      17,680         76,202
                                                              ----------     ----------
          Total current assets..............................     364,012        505,636
Property, plant and equipment, net..........................   2,174,042      2,106,705
Other assets................................................      30,000         30,000
                                                              ----------     ----------
          Total assets......................................  $2,568,054     $2,642,341
                                                              ==========     ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................      42,631         38,055
  Accounts payable..........................................      95,249         86,984
  Accrued liabilities.......................................     100,251        144,640
                                                              ----------     ----------
          Total current liabilities.........................     238,131        269,679
Long-term debt, net.........................................   1,164,720      1,157,766
                                                              ----------     ----------
          Total liabilities.................................   1,402,851      1,427,445
                                                              ----------     ----------
Commitments and contingencies (Note 5)
Stockholders' equity:
  Common stock, no par value; 2,500 shares authorized,
     issued and outstanding.................................     181,000        181,000
  Common stock, $100 par value; 5,000 shares authorized, 75
     shares issued and outstanding..........................       7,500          7,500
  Additional paid-in capital................................     118,430        118,430
  Retained earnings.........................................     858,273        907,966
                                                              ----------     ----------
          Total stockholders' equity........................   1,165,203      1,214,896
                                                              ----------     ----------
          Total liabilities and stockholders' equity........  $2,568,054     $2,642,341
                                                              ==========     ==========

    The accompanying notes are an integral part of the financial statements.

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

            COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                       THREE MONTHS ENDED
                                                       YEAR ENDED        SEPTEMBER 30,
                                                        JUNE 30,     ----------------------
                                                          1998          1997         1998
                                                       ----------    ----------    --------
                                                                          (UNAUDITED)
REVENUES.............................................  $2,996,013    $  758,169    $845,601
OPERATING EXPENSES:
  Cost of operations.................................   2,123,800       532,296     563,277
  General and administrative.........................     507,256       110,777     129,165
  Depreciation and amortization......................     311,731        70,562      73,656
                                                       ----------    ----------    --------
          Income from operations.....................      53,226        44,534      79,503
OTHER INCOME AND EXPENSE:
  Interest expense...................................    (115,702)      (25,929)    (29,220)
  Other (expense) income, net........................     (18,810)          721       1,010
                                                       ----------    ----------    --------
          (Loss) income before income taxes..........     (81,286)       19,326      51,293
Income tax provision.................................       1,600         1,600       1,600
                                                       ----------    ----------    --------
          Net (loss) income..........................     (82,886)       17,726      49,693
Balance of retained earnings, beginning of period....     991,159       989,823     858,273
  Dividends paid.....................................     (50,000)           --          --
                                                       ----------    ----------    --------
Balance of retained earnings, end of period..........  $  858,273    $1,007,549    $907,966
                                                       ==========    ==========    ========
Pro forma income tax (benefit) provision (unaudited)
  (Note 8)...........................................  $  (19,224)   $    4,059    $ 10,901
                                                       ==========    ==========    ========
Pro forma net (loss) income (unaudited) (Note 8).....  $  (62,062)   $   15,267    $ 40,392
                                                       ==========    ==========    ========

    The accompanying notes are an integral part of the financial statements.

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                       THREE MONTHS ENDED
                                                        YEAR ENDED        SEPTEMBER 30,
                                                         JUNE 30,     ---------------------
                                                           1998         1997         1998
                                                        ----------    ---------    --------
                                                                           (UNAUDITED)
CASH FLOW FROM OPERATING ACTIVITIES:
  Net (loss) income...................................  $ (82,886)    $  17,726    $ 49,693
  Adjustments to reconcile net (loss) income to cash
     provided by operating activities:
     Depreciation and amortization....................    311,731        70,562      73,656
     Loss (gain) on disposals of property and
       equipment......................................     21,152           204        (159)
     Cash provided by or (used in) changes in
       operating assets and liabilities, net:
       Accounts receivable............................    (21,226)        2,323      (7,018)
       Prepaid expenses...............................      7,597       (54,963)    (58,520)
       Other assets...................................         --         8,367          --
       Accounts payable...............................      8,671        13,030      (8,265)
       Accrued liabilities............................     (1,283)       29,807      44,389
                                                        ---------     ---------    --------
          Net cash provided by operating activities...    243,756        87,056      93,776
                                                        ---------     ---------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property and equipment..............   (306,658)     (256,727)     (9,160)
  Proceeds from the sale of equipment.................      1,180           700       3,000
                                                        ---------     ---------    --------
          Net cash used in investing activities.......   (305,478)     (256,027)     (6,160)
                                                        ---------     ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt........................    258,000       258,000          --
  Principal payments on long-term debt................    (67,893)      (14,640)    (11,531)
  Dividends paid......................................    (50,000)           --          --
                                                        ---------     ---------    --------
          Net cash provided by (used in) financing
            activities................................    140,107       243,360     (11,531)
                                                        ---------     ---------    --------
          Net increase in cash balance................     78,385        74,389      76,085
Cash and cash equivalents at beginning of period......     84,578        84,578     162,963
                                                        ---------     ---------    --------
Cash and cash equivalents at end of period............  $ 162,963     $ 158,967    $239,048
                                                        =========     =========    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest..............................  $ 115,136     $  26,042    $ 29,220
                                                        =========     =========    ========
  Cash paid for income taxes..........................  $   2,412     $     683    $    400
                                                        =========     =========    ========

    The accompanying notes are an integral part of the financial statements.

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF COMBINATION

     The combined financial statements include the accounts of Amador Disposal Services, Inc. (Amador Disposal) and Mother Lode Sani-Hut, Inc. (Mother Lode) (and collectively, the Companies). Amador Disposal and Mother Lode have common management which exercise significant influence over their operations. All material intercompany balances and transactions have been eliminated in combination.

BUSINESS AND ORGANIZATION

     The Companies, both California corporations, are regional, integrated, non-hazardous solid waste services companies that provide containers, collection, transfer, disposal, recycling and landfill services to commercial and residential customers in Northern California.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

     The interim combined financial statements as of September 30, 1998 and for the three month periods ended September 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending June 30, 1999.

CASH AND CASH EQUIVALENTS

     The Companies consider all highly liquid investments with maturities of 3 months or less when purchased to be cash equivalents for purposes of the combined statements of cash flows.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Improvements or betterments which significantly extend the life of the assets are capitalized. Interest costs are also capitalized on self-constructed assets. Expenditures for maintenance and repairs are charged against operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposal are included in other income (expense). Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

Building................................................    30 years
Containers, machinery and equipment.....................  3-10 years
Rolling stock and vehicles..............................   5-7 years

REVENUE RECOGNITION

     Revenues are recognized as services are provided.

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

INCOME TAXES

     The Companies have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal and California state income tax purposes. Under S corporation status, the Companies' income is taxable to the stockholders, with only minimal state income taxes charged to the Companies.

CLOSURE AND POST-CLOSURE COSTS

     Pursuant to a contract with Amador County to operate the Amador County Solid Waste Sanitary Landfill (Landfill), Amador Disposal is responsible to provide specified levels of cover on designated cells on the Landfill in the normal course of operations; however, the Companies are not responsible for closure and post-closure activities. The responsibility for closure and post-closure liabilities is that of Amador County. Consequently, the management does not believe the Companies have any material financial obligation for closure and post-closure costs for the Landfill.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash and cash equivalents approximates fair value because of the short-term maturity of these instruments. The carrying values of the notes payable approximate their fair values as of June 30, 1998, and September 30, 1997 and 1998, based on current incremental borrowing rates for similar types of borrowing arrangements.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Companies to concentrations of credit risks consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as the Companies' customer base consists largely of numerous customers with small individual balances. The Companies maintain allowances for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

     The Companies operate under various franchise agreements with local municipalities. Approximately $1,693,000 or 56% of revenues for the year ended June 30, 1998, was earned from customers in municipalities covered by five franchise agreements, which expire from 1998 through 2022, inclusive of options to extend. One of the five franchise agreements was not renewed upon its expiration on June 30, 1998. For the year ended June 30, 1998, revenue earned under this franchise agreement was approximately $425,000.

2. TRADE ACCOUNTS RECEIVABLE:

     Trade accounts receivable is presented net of an allowance for doubtful accounts of approximately $15,000 each at June 30, 1998, and September 30, 1997 and 1998.

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

3. PROPERTY, PLANT AND EQUIPMENT:

                                                  JUNE 30,      SEPTEMBER 30,
                                                    1998            1998
                                                 -----------    -------------
                                                                 (UNAUDITED)
Land and buildings.............................  $ 1,268,548     $ 1,271,910
Containers, machinery and equipment............      652,069         652,069
Rolling stock and vehicles.....................    1,760,102       1,735,761
                                                 -----------     -----------
                                                   3,680,719       3,659,740
Less accumulated depreciation..................   (1,506,677)     (1,553,035)
                                                 -----------     -----------
                                                 $ 2,174,042     $ 2,106,705
                                                 ===========     ===========

4. LONG-TERM DEBT:

     Long-term debt as of June 30 and September 30, 1998, consists of the following:

                                                           JUNE 30,     SEPTEMBER 30,
                                                             1998           1998
                                                          ----------    -------------
                                                                         (UNAUDITED)
Notes payable to individuals, interest at prime plus
  1.5% (10% at June 30, 1998 and September 30, 1998),
  payable in monthly installments, principal due
  September 2001, guaranteed by the stockholders of
  Amador Disposal.......................................  $  950,000     $  950,000
Notes payable to individuals, interest at prime (8% at
  June 30, 1998 and September 30, 1998), payable in
  monthly installments of principal and interest of
  $2,208 through September 2007, collateralized by a
  deed of trust on certain real property................  $  172,804     $  169,614
Note payable, interest at prime plus 2% (10.5% at June
  30, 1998 and September 30, 1998), payable in monthly
  installments of principal and interest of $655 through
  April 1999, collateralized by certain equipment.......  $    6,106     $    4,285
Note payable, interest at 10.5%, payable in monthly
  installments of principal and interest of $560 through
  October 2002, collateralized by certain equipment.....  $   23,306     $   22,229
Contract payable, interest at 10.5%, payable in monthly
  installments of principal and interest of $1,078
  through October 2002, collateralized by certain
  equipment.............................................  $   44,873     $   42,797
Contract payable, interest at prime plus 2% (10.25% at
  June 30, 1998 and September 1998), payable in monthly
  installments of principal and interest of $1,200
  through March 1999, collateralized by certain
  equipment.............................................      10,262          6,896
                                                          ----------     ----------
                                                           1,207,351      1,195,821
Less current portion                                          42,631         38,055
                                                          ----------     ----------
Total long-term debt                                      $1,164,720     $1,157,766
                                                          ==========     ==========

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

     Maturities of long-term debt are as follows:

                      YEAR ENDING                           AMOUNT
                      -----------                         ----------
  1999..................................................  $   42,631
  2000..................................................      28,799
  2001..................................................     981,585
  2002..................................................      34,647
  2003..................................................      24,485
  Thereafter............................................      95,204
                                                          ----------
                                                          $1,207,351
                                                          ==========

5. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Franchise Agreements, Contracts and Permits

     The Companies have various franchise agreements with the counties and cities that they serve. These franchise agreements typically require a franchise fee of two to five percent of gross annual revenues earned in that jurisdiction, or a fee per collection truck operated in that jurisdiction during the year, to be paid to the municipality. These franchise agreements expire between April 2000 and October 2022, inclusive of options to extend.

     The Companies also have contracts to operate the Landfill and a Materials Recovery Facility (Facility) at the Landfill, expiring July 2002 and March 2016, respectively, with an option to extend for the Facility. The disposal fee at the Landfill and the related surcharge fees vary with the type of refuse. Surcharge fees collected as a part of the landfill revenue are payable to Amador County. The landfill rate schedule for the Facility is determined by Amador County annually.

CONTINGENCIES

  Environmental Risks

          The Companies may be subject to liability for any environmental damage that their solid waste facilities may cause to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, and especially drinking water, including damage resulting from conditions existing prior to the acquisition of such land and facilities by the Companies. The Companies may also be subject to liability for any off-site environmental contamination cause by pollutants or hazardous substance whose transportation, treatment or disposal was arranged by the Companies. Any substantial liability for environmental damage incurred by the Companies could have a material adverse effect on the Companies' combined financial condition, results of operations or cash flows. As of June 30, 1998 and September 30, 1998, the Companies are not aware of any such environmental liabilities.

  Legal Proceedings

          In the normal course of their business and as a result of the extensive governmental regulations of the solid waste industry, the Companies are periodically subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Companies or to revoke or deny renewal of an operating permit held by the Companies. From time to time the Companies are also subject to actions brought by citizens' groups or adjacent landowners or residents alleging environmental damage or violations of the permits and licenses pursuant to which the Companies operate. In addition, the Companies

         AMADOR DISPOSAL SERVICES, INC. AND MOTHER LODE SANI-HUT, INC.

are parties to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of June 30, 1998 and September 30, 1998, there is no current proceedings or litigation involving the Companies that the Companies believe will have a material adverse impact on the Companies' business, combined financial position, results of operations and cash flows.

6. PENSION PLAN:

          Amador Disposal has a defined contribution pension plan for eligible employees with at least 1,000 hours within one year of employment. Amador Disposal contributes up to 10% of participants' compensation, which vest based on years of employment over seven years. Pension expense was approximately $49,000 for the year ended June 30, 1998, and approximately $12,000 and $13,000 for the three months ended September 30, 1997 and 1998, respectively.

7. SALE OF THE COMPANIES:

          On December 30, 1998, the shareholders of the Companies sold their stock to Waste Connections, Inc. (WCI), a publicly traded company. WCI intends to account for the acquisition using the purchase method.

8. PRO FORMA INCOME TAX INFORMATION (UNAUDITED):

          As described in Note 1, the Companies operate under Subchapter S of the Internal Revenue Code and are not subject to federal or state income taxes. Upon the sale of the Companies stock by the Companies stockholders to WCI (Note
7), the Subchapter S election will be terminated. As a result, the Companies will be subject to corporate income taxes subsequent to the termination of the S corporation status.

          The following unaudited pro forma information reflects income tax (benefit) expense for the year ended June 30, 1998 as if the Companies had been subject to federal and state income taxes:

Federal taxes:
  Current................................................  $     --
  Deferred...............................................   (15,887)
State taxes:
  Current................................................     1,600
  Deferred...............................................    (4,937)
                                                           --------
          Pro forma income tax benefit...................  $(19,224)
                                                           --------

          The pro forma provision for income taxes for the year ended June 30, 1998 differs from the amounts computed by applying the applicable statutory federal income tax rate (34%) to loss before income taxes due to graduated income tax rates.

          The Companies' unaudited pro forma deferred tax liability at June 30, 1998 would be approximately $11,000 which relates primarily to differences between tax and financial methods of depreciation.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Shareholders
Butler County Landfill, Inc.
Kobus Construction, Inc.

          We have audited the accompanying combined balance sheet of Butler County Landfill, Inc. and Kobus Construction, Inc. (collectively the "Companies") as of December 31, 1997, and the related combined statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies at December 31, 1997, and the combined results of their operations and their cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

Sacramento, California
December 30, 1998

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                            COMBINED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1997            1998
                                                              ------------    -------------
                                                                               (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................     $   33          $   47
  Short-term investments....................................         28              47
  Accounts receivable.......................................        344             428
  Prepaid expenses and other current assets.................         84             107
                                                                 ------          ------
          Total current assets..............................        489             629
Property, plant and equipment, net..........................      3,219           3,124
Restricted assets...........................................        352             331
Other assets................................................         18              20
                                                                 ------          ------
                                                                 $4,078          $4,104
                                                                 ======          ======
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings.....................................     $   27          $   --
  Accounts payable..........................................        114             107
  Accrued liabilities.......................................        280             168
  Current portion of closure and post closure costs.........         94              46
  Current portion of long-term debt.........................        452             608
                                                                 ------          ------
          Total current liabilities.........................        967             929
Long-term debt..............................................        960             816
Closure and post closure costs..............................        361             474
Commitments and contingencies (Note 5)
Shareholders' equity:
  Common stock: at par value; 10,100 shares authorized; 300
     shares issued and outstanding..........................         10              10
  Additional paid-in capital................................          2               2
  Retained earnings.........................................      1,778           1,873
                                                                 ------          ------
          Total shareholders' equity........................      1,790           1,885
                                                                 ------          ------
                                                                 $4,078          $4,104
                                                                 ======          ======

                            See accompanying notes.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                            NINE MONTHS ENDED
                                                             YEAR ENDED       SEPTEMBER 30,
                                                            DECEMBER 31,    ------------------
                                                                1997         1997       1998
                                                            ------------    -------    -------
                                                                               (UNAUDITED)
Revenues..................................................     $3,010       $2,470     $2,419
Operating expenses:
  Cost of operations......................................      1,898        1,604      1,659
  Depreciation and amortization...........................        631          470        408
  Selling, general and administrative.....................        236          183        130
                                                               ------       ------     ------
Income from operations....................................        245          213        222
Interest expense..........................................       (180)        (137)      (109)
Other income (expense), net...............................         43            5        109
                                                               ------       ------     ------
Net income................................................        108           81        222
Retained earnings, beginning of period....................      1,820        1,820      1,778
Distributions to shareholders.............................       (150)        (121)      (127)
                                                               ------       ------     ------
Retained earnings, end of period..........................     $1,778       $1,780     $1,873
                                                               ======       ======     ======
Pro forma income taxes (unaudited -- Note 6)..............     $  (42)      $  (32)    $  (86)
                                                               ======       ======     ======
Pro forma net income (unaudited -- Note 6)................     $   66       $   49     $  136
                                                               ======       ======     ======

                            See accompanying notes.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                 (IN THOUSANDS)

                                                                            NINE MONTHS ENDED
                                                             YEAR ENDED       SEPTEMBER 30,
                                                            DECEMBER 31,    ------------------
                                                                1997          1997       1998
                                                            ------------    --------    ------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................     $ 108        $    81     $ 222
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization........................       631            470       408
     Gain on sale of property, plant and equipment........        (5)            (4)      (51)
     Closure and post closure expenses....................       101             75        65
     Changes in operating assets and liabilities:
       Accounts receivable................................       (38)           (46)      (84)
       Prepaid expenses and other current assets..........        20             34       (23)
       Accounts payable...................................       (17)            38        (7)
       Accrued liabilities................................       106            105      (112)
                                                               -----        -------     -----
  Net cash provided by operating activities...............       906            753       418
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property, plant and
     equipment............................................      (385)          (283)     (473)
  Proceeds from the sale of property, plant and
     equipment............................................       162             81       212
  Purchases of short-term investments.....................        --             --       (19)
  Change in restricted assets.............................      (237)          (198)       21
  Change in other assets..................................        (3)            (3)       (2)
                                                               -----        -------     -----
  Net cash used in investing activities...................      (463)          (403)     (261)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt............................       608            604       436
  Principal payments on short-term borrowings and long-
     term debt............................................      (972)          (831)     (452)
  Distributions to shareholders...........................      (150)          (121)     (127)
                                                               -----        -------     -----
Net cash used in financing activities.....................      (514)          (348)     (143)
                                                               -----        -------     -----
Net (decrease) increase in cash and cash equivalents......       (71)             2        14
Cash and cash equivalents, beginning of period............       104            104        33
                                                               -----        -------     -----
Cash and cash equivalents, end of period..................     $  33        $   106     $  47
                                                               =====        =======     =====
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
Cash paid for interest....................................     $ 180        $   137     $ 109
                                                               =====        =======     =====

                            See accompanying notes.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Butler County Landfill, Inc. ("Butler") is a solid waste company that owns and operates a landfill in Butler County, Nebraska. Kobus Construction Inc. ("Kobus") is a solid waste company that provides collection, transfer and disposal services to residential and commercial customers in Butler County, Nebraska.

BASIS OF COMBINATION

     The combined financial statements include the accounts of Butler and Kobus (collectively, the "Companies") as a result of their common ownership. Significant inter-company balances and transactions between the Companies have been eliminated in combination.

SALE OF THE COMPANIES

     On December 11, 1998, the Companies' shareholders entered into an agreement to sell all capital stock of the Companies to Waste Connections, Inc. ("WCI") for cash and common stock of WCI.

INTERIM FINANCIAL INFORMATION

     The unaudited interim combined financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Companies consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Companies to concentrations of credit risk consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Companies' customer bases. Historically, credit losses have been immaterial.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or lease term, whichever is shorter.

     The estimated useful lives of property, plant and equipment (excluding landfill related assets) are as follows:

Building and land improvements......................  15 - 39 years
Equipment and vehicles..............................   3 - 7 years

     Capitalized landfill costs include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to those activities, including legal, engineering and construction. Interest is capitalized on landfill permitting and construction projects and other projects under development while the assets are undergoing activities to ready them for their intended use. The interest capitalization rate is based on the Companies' weighted average cost of indebtedness. Landfill permitting, acquisition and preparation costs, excluding the estimated residual value of land, are amortized as permitted airspace of the landfill is consumed. Landfill preparation costs include the costs of construction associated with excavation, liners, site berms and the installation of leak detection and leachate collection systems. In determining the amortization rate for a landfill, preparation costs include the total estimated costs to complete construction of the landfills' permitted capacity. Units-of-production amortization rates are determined annually for the Companies' operating landfill. The rates are based on estimates provided by the Companies' outside engineers and consider the information provided by surveys which are performed at least annually.

LONG-LIVED ASSETS

          The Companies continually evaluate the value and future benefits of their long-lived assets. The Companies assess recoverability based on estimates of future undiscounted cash flows. Under this approach, the carrying value would be reduced to fair value if it becomes probable that the Companies' best estimates for expected undiscounted future cash flows would be less than the carrying amount of the long-lived assets. Through December 31, 1997, there were no adjustments to the carrying amounts of long-lived assets resulting from these evaluations.

RESTRICTED ASSETS

     The Companies are required to fund certain portions of their estimated closure and post closure liabilities. These amounts are held in a trust account restricted for expenditures on closure and post closure costs.

     During 1997, the Companies were awarded two grants from the Nebraska Department of Environmental Quality ("DEQ") totaling $184 for the purchase of composting and recycling equipment. Grant funds of $96 were received in 1997, however at year end no expenditures had

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

been made. During 1996, the Companies received a $25 grant from the DEQ for the abatement of scrap tires collected at the landfill. As of December 31, 1997, $17 had been received under this grant and had not been spent.

     As of December 31, 1997, restricted assets consist of the following:

Unspent funds received under DEQ grants.....................  $113
Closure and post closure trust fund amounts.................   239
                                                              ----
                                                              $352
                                                              ====

CLOSURE AND POST CLOSURE COSTS

     Accrued closure and post-closure costs include the current and non-current portion of accruals associated with obligations for closure and post-closure monitoring and maintenance of the landfill. The Companies, based as input from outside engineers, estimate future closure and post-closure monitoring and maintenance costs for sold waste landfills based on its interpretation of the technical standards of the U.S. Environmental Protection Agency's Subtitle D regulations and the air emissions standards under the Clean Air Act as they are being applied on a state-by-state basis. Closure and post closure monitoring and maintenance costs represent the costs related to cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes. Accruals for closure and post-closure monitoring and maintenance requirements in the U.S. consider final capping of the site, site inspection, groundwater monitoring, leachate management, methane gas control and recovery, and operating and maintenance costs to be incurred during the period after the facility closes. Certain of these environmental costs, principally capping and methane gas control costs, are also incurred during the operating life of the site in accordance with the landfill operation requirements of Subtitle D and the air emissions standards. Reviews of the future requirements for closure and post-closure monitoring and maintenance costs for the Companies' operating landfills are performed by the Companies' consulting engineers at least annually and are the basis upon which the Companies' estimates of these future costs and the related accrual rates are revised. The Companies provides accruals for these estimated costs as the remaining permitted airspace of such facilities is consumed. The State of Nebraska requires a specified portion of these accrued closure and post-closure obligations to be funded at any point in time.

REVENUE RECOGNITION

     The Companies recognize revenues as services are provided related to hauling and disposal and upon the receipt and acceptance of waste material at its landfill and materials recovery facility.

INCOME TAXES

     The Companies operate under Subchapter S of the Internal Revenue Code for federal and state income tax reporting purposes. Consequently all of the income tax attributes and liabilities of the Companies' operations flow through to the individual shareholders and no provision for income taxes has been made in the combined financial statements.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

2. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment as of December 31, 1997 and September 30, 1998 consists of the following:

                                                 DECEMBER 31,    SEPTEMBER 30,
                                                     1997            1998
                                                 ------------    -------------
                                                                  (UNAUDITED)
Buildings and land improvements................    $   737          $   870
Landfill related assets........................      2,982            2,982
Equipment and vehicles.........................      1,796            1,780
                                                   -------          -------
                                                     5,515            5,632
Less accumulated depreciation and
  amortization.................................     (2,296)          (2,508)
                                                   -------          -------
                                                   $ 3,219          $ 3,124
                                                   =======          =======

3. SHORT-TERM BORROWINGS

     The Companies maintain an equipment line of credit (the "Line") with a financial institution. Under the Line, the Companies may borrow an amount up to $100 for the purchase of equipment. Interest on the Line is payable at 9.5% semi-annually. All outstanding principal plus accrued interest was paid off on January 15, 1998. The Line was secured by substantially all of the Companies' assets and was also guaranteed by the Companies' shareholders.

4. LONG-TERM DEBT

     Long-term debt as of December 31, 1997 consists of the following:

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Construction note payable bearing interest at 10.75%;
  payable in monthly installments of principal and interest
  of $30; maturing December 2000; secured by the landfill
  and Materials Recovery Facility with a net carrying value
  of $854 as of December 31, 1997...........................     $  908
Notes payable bearing various rates of interest (ranging
  from 8.75% to 9.5%), payable in monthly installments of
  principal and interest (aggregating $23), maturing at
  various dates through February 2002; secured by
  substantially all of the Companies' assets................        308
Note payable bearing interest at 6%; payable in annual
  installments of principal and interest of $10; maturing
  February 1, 2012; secured by land with a net carrying
  value of $125 as of December 31, 1997.....................         97
Equipment financing notes payable bearing interest at
  various rates (ranging from 9.5% to 9.9%); payable in
  monthly installments of principal and interest
  (aggregating $4); maturing through November 2000; secured
  by substantially all of the Companies' assets.............         99
                                                                 ------
                                                                  1,412
Less current portion........................................        452
                                                                 ------
Long-term debt..............................................     $  960
                                                                 ======

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

     As of December 31, 1997, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:

1998........................................................  $  452
1999........................................................     465
2000........................................................     392
2001........................................................      18
2002........................................................      10
Thereafter..................................................      75
                                                              ------
                                                              $1,412
                                                              ======

5. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Operating Leases

     The Companies leases certain equipment under cancelable and noncancelable operating leases. Rent expense under these agreements amounted to $106 for the year ended December 31, 1997.

     As of December 31, 1997, future minimum lease payments under these noncancelable operating leases, by calendar year, are as follows:

1998........................................................  $ 90
1999........................................................    81
2000........................................................    38
2001........................................................     9
                                                              ----
                                                              $218
                                                              ====

CONTINGENCIES

  Environmental Risks

     The Companies are subject to liability for any environmental damage that the solid waste facilities they operate may cause to neighboring landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the operation of such facilities by the Companies. The Companies may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Companies. Any substantial liability for environmental damage incurred by the Companies could have a material adverse effect on the Companies' combined financial condition, results of operations or cash flows.

  Legal Proceedings

     In the normal course of their business and as a result of the extensive governmental regulation of the solid waste industry, the Companies may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Companies or to revoke or deny renewal of an operating

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

permit held by the Companies. From time to time the Companies may also be subject to actions brought by citizens' groups or adjacent landowners in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Companies operates.

     In addition, the Companies may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of December 31, 1997 and September 30 1998, there are no current proceedings or litigation involving the Companies that the Companies believe will have a material adverse impact on the Companies' business, financial condition, results of operations or cash flows.

6. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     As described in Note 1, the Companies operate under Subchapter S of the Internal Revenue Code and are not subject to Federal income taxes. The pro form income taxes represent estimates of income tax expense had the Companies filed income tax returns as regular corporations.

     The pro forma provisions for income taxes for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998, differ from the amounts computed by applying the applicable statutory federal income tax rate (34%) to income before income taxes due primarily to state franchise taxes.

7. YEAR 2000 (UNAUDITED)

     The Companies will need to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and thereafter. To date, the Companies have not incurred any costs related to the Year 2000 project. The Companies do not believe that their expenditures relating to the Year 2000 project will be material. However, if the required Year 2000 modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could materially affect the Companies' operations.

           BUTLER COUNTY LANDFILL, INC. AND KOBUS CONSTRUCTION, INC.

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
        THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders
Waste Connections, Inc.

     We have audited the supplemental consolidated balance sheets of Waste Connections, Inc., and Predecessors (resulting from the consolidation of Waste Connections, Inc. and Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc. and Tacoma Recycling Company, Inc., collectively the "Murrey Companies") as of December 31, 1996 and 1997 and the related supplemental consolidated statements of operations, redeemable stock and stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997 which appear on pages F-152 through F-160 herein as listed in the accompanying Index to Financial Statements. The supplemental consolidated financial statements give retroactive effect to the mergers of Waste Connections, Inc. and the Murrey Companies on January 19, 1999, which have been accounted for using the pooling-of-interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the management of Waste Connections, Inc. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Waste Connections, Inc. at December 31, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, after giving retroactive effect to the mergers of the Murrey Companies, as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.

                                                          /s/  ERNST & YOUNG LLP
Sacramento, California
January 19, 1999

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     ASSETS

                                                                                   WASTE CONNECTIONS, INC.
                                                         PREDECESSORS             SUPPLEMENTAL CONSOLIDATED
                                                           COMBINED      -------------------------------------------
                                                         DECEMBER 31,    DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,
                                                         1996 (NOTE 1)       1996           1997           1998
                                                         -------------   ------------   ------------   -------------
                                                                                                        (UNAUDITED)
Current assets:
  Cash and equivalents.................................     $   102        $    81        $   946        $  1,495
  Accounts receivable, less allowance for doubtful
    accounts of $472 at September 30, 1998 and $93 and
    $62 at December 31, 1997 and 1996, respectively
    ($81 predecessors combined in 1996)................       2,650          2,333          6,719          12,410
  Prepaid expenses and other current assets............         339            119            437             783
                                                            -------        -------        -------        --------
         Total current assets..........................       3,091          2,533          8,102          14,688
Property and equipment, net............................       5,069         12,529         19,004          32,809
Intangible assets, net.................................       6,762             --         11,412          84,685
Other assets...........................................         369              3             58           2,221
                                                            -------        -------        -------        --------
                                                            $15,291        $15,065        $38,576        $134,403
                                                            =======        =======        =======        ========
                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings................................     $    --        $ 1,609        $ 1,628        $    620
  Accounts payable.....................................       1,025          1,108          4,226           8,340
  Advances from a related party........................          --            818            543             543
  Deferred revenue.....................................         564            765          1,516           2,933
  Accrued liabilities..................................         634            705          1,657           4,453
  Income taxes payable.................................          --            321            228             277
  Current portion of notes payable.....................          --             --             --           1,256
  Current portion of long-term debt....................          54            928            873             751
  Other current liabilities............................         119             --            251             346
                                                            -------        -------        -------        --------
         Total current liabilities.....................       2,396          6,254         10,922          19,519
Other long term liabilities............................          --             --            702           1,496
Long-term debt.........................................          89          1,851         11,669          44,451
Deferred income taxes..................................          --            702            820           1,037
Commitments and contingencies (Note 9)
Redeemable convertible preferred stock: $.01 par value;
  2,500,000 shares authorized; 2,499,998 shares issued
  and outstanding at December 31, 1997; no shares
  issued and outstanding at September 30, 1998
  (aggregate liquidation preference of $10,500 at
  December 31, 1997)...................................          --             --          7,523              --
Net intercompany balance...............................      12,806             --             --              --
Stockholders' equity:
  Preferred stock: $.01 par value; 7,500,000 shares
    authorized at December 31, 1997, 10,000,000 shares
    authorized at September 30, 1998; none issued and
    outstanding........................................          --             --             --              --
  Common stock: $.01 par value; 50,000,000 shares
    authorized; 2,888,880, 5,188,880 and 12,093,512
    shares issued and outstanding at December 31, 1996
    and 1997, and September 30, 1998, respectively.....          --             29             52             121
Additional paid-in capital.............................          --            471          5,576          66,415
Stockholder notes receivable...........................          --             --            (82)             --
Deferred stock compensation............................          --             --             --            (499)
Retained earnings......................................          --          5,758          1,394           1,863
                                                            -------        -------        -------        --------
         Total stockholders' equity....................          --          6,258          6,940          67,900
                                                            -------        -------        -------        --------
                                                            $15,291        $15,065        $38,576        $134,403
                                                            =======        =======        =======        ========

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEAR ENDED DECEMBER 31, 1997 (AUDITED)
         AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                         WASTE CONNECTIONS, INC.
                                               PREDECESSORS             SUPPLEMENTAL CONSOLIDATED
                                               COMBINED NINE   --------------------------------------------
                                               MONTHS ENDED                           NINE MONTHS ENDED
                                               SEPTEMBER 30,                            SEPTEMBER 30,
                                                   1997           YEAR ENDED       ------------------------
                                                 (NOTE 1)      DECEMBER 31, 1997      1997         1998
                                               -------------   -----------------   ----------   -----------
                                                                                         (UNAUDITED)
Revenues.....................................     $18,114         $   35,111       $   21,477   $    59,868
Operating expenses:
  Cost of operations.........................      14,753             27,836           16,933        43,344
  Selling, general and administrative........       3,009              2,942            1,653         5,388
  Depreciation and amortization..............       1,083              1,725            1,350         4,333
  Start-up and integration...................          --                493               --            --
  Stock compensation.........................          --              4,395               --           561
                                                  -------         ----------       ----------   -----------
Income (loss) from operations................        (731)            (2,280)           1,541         6,242
Interest expense.............................        (456)            (1,415)            (247)       (1,850)
Other income (expense), net..................          14                247              150           (97)
                                                  -------         ----------       ----------   -----------
Income (loss) before income taxes............      (1,173)            (3,448)           1,444         4,295
Income tax provision.........................          --               (302)            (512)       (1,927)
                                                  -------         ----------       ----------   -----------
Income (loss) before extraordinary item......      (1,173)            (3,750)             932         2,368
Extraordinary item -- early extinguishment of
  debt, net of tax benefit of $165...........          --                 --               --          (815)
                                                  -------         ----------       ----------   -----------
Net income (loss)............................     $(1,173)        $   (3,750)      $      932   $     1,553
                                                  =======         ==========       ==========   ===========
Redeemable convertible preferred stock
  accretion..................................                           (531)              --          (917)
                                                                  ----------       ----------   -----------
Net income (loss) applicable to common
  stockholders...............................                     $   (4,281)      $      932   $       636
                                                                  ==========       ==========   ===========
Basic income (loss) per common share:
  Income (loss) before extraordinary item....                     $    (0.90)      $     0.32   $      0.17
  Extraordinary item.........................                             --               --         (0.10)
                                                                  ----------       ----------   -----------
  Net income (loss) per common share.........                     $    (0.90)      $     0.32   $      0.07
                                                                  ==========       ==========   ===========
Diluted income (loss) per common share:
  Income (loss) before extraordinary item....                     $    (0.90)      $     0.32   $      0.14
  Extraordinary item.........................                             --               --         (0.08)
                                                                  ----------       ----------   -----------
  Net income (loss) per common share.........                     $    (0.90)      $     0.32   $      0.06
                                                                  ==========       ==========   ===========
Shares used in calculating basic net income
  (loss) per share...........................                      4,761,447        2,888,880     8,365,412
                                                                  ==========       ==========   ===========
Shares used in calculating diluted net income
  (loss) per share...........................                      4,761,447        2,888,880    10,327,538
                                                                  ==========       ==========   ===========
Pro forma basic net income (loss) per
  share......................................                     $    (0.52)                   $      0.16
                                                                  ==========                    ===========
Shares used in calculating pro forma basic
  net income (loss) per share................                      7,261,445                     10,006,437
                                                                  ==========                    ===========
Pro forma diluted net income per share.......                                                   $      0.05
                                                                                                ===========
Shares used in calculating pro forma diluted
  net income per share.......................                                                    11,591,273
                                                                                                ===========

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1996
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                   PREDECESSORS
                                        -----------------------------------
                                         THE DISPOSAL
                                             GROUP
                                           COMBINED         PREDECESSORS      WASTE CONNECTIONS, INC.
                                          PERIOD FROM      COMBINED PERIOD         SUPPLEMENTAL
                                        JANUARY 1, 1996         ENDED              CONSOLIDATED
                                            THROUGH       DECEMBER 31, 1996         YEAR ENDED
                                         JULY 31, 1996        (NOTE 1)           DECEMBER 31, 1996
                                        ---------------   -----------------   -----------------------
Revenues..............................      $8,738             $13,422              $   25,024
Operating expenses:
  Cost of operations..................       6,174              11,420                  20,465
  Selling, general and
     administrative...................       2,126               1,649                   2,142
  Depreciation and amortization.......         324                 962                   1,236
                                            ------             -------              ----------
Income (loss) from operations.........         114                (609)                  1,181
Interest expense......................         (12)               (225)                   (284)
Other income (expense), net...........       2,661                (147)                    309
                                            ------             -------              ----------
Income (loss) before income taxes.....       2,763                (981)                  1,206
Income tax (provision) benefit........        (505)                 --                    (543)
                                            ------             -------              ----------
Net income (loss).....................      $2,258             $  (981)             $      663
                                            ======             =======              ==========
Basic and diluted net income per
  share...............................                                              $     0.23
                                                                                    ==========
Shares used in per share
  calculation.........................                                               2,888,880
                                                                                    ==========

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1995
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                          PREDECESSORS
                                         ----------------------------------------------
                                                            FIBRES
                                                        INTERNATIONAL,                       WASTE
                                                             INC.                         CONNECTIONS,
                                         THE DISPOSAL    PERIOD FROM                          INC.
                                            GROUP         JANUARY 1,      PREDECESSORS    SUPPLEMENTAL
                                           COMBINED          1995          ONE MONTH      CONSOLIDATED
                                          YEAR ENDED       THROUGH           ENDED         YEAR ENDED
                                         DECEMBER 31,    NOVEMBER 30,     DECEMBER 31,    DECEMBER 31,
                                             1995            1995        1995 (NOTE 1)        1995
                                         ------------   --------------   --------------   ------------
Revenues...............................    $19,660          $7,340            $595         $   27,786
Operating expenses:
  Cost of operations...................     16,393           5,653             527             20,859
  Selling, general and
     administrative....................      3,312             823              72              2,101
  Depreciation and amortization........        628             715              74                923
                                           -------          ------            ----         ----------
Income (loss) from operations..........       (673)            149             (78)             3,903
Interest expense.......................       (206)           (162)             (1)              (198)
Other income, net......................         --              98               5                210
                                           -------          ------            ----         ----------
Income (loss) before income taxes......       (879)             85             (74)             3,915
Income tax (provision) benefit.........        298             (29)             --               (690)
                                           -------          ------            ----         ----------
Net income (loss)......................    $  (581)         $   56            $(74)        $    3,225
                                           =======          ======            ====         ==========
Basic and diluted net income per
  share................................                                                    $     1.12
                                                                                           ==========
Shares used in per share calculation...                                                     2,888,880
                                                                                           ==========

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

            SUPPLEMENTAL CONSOLIDATED STATEMENT OF REDEEMABLE STOCK
                            AND STOCKHOLDERS' EQUITY
             YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 (AUDITED)
              AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                WASTE CONNECTIONS, INC. SUPPLEMENTAL CONSOLIDATED
                                  ------------------------------------------------------------------------------
                                                                                      STOCKHOLDERS' EQUITY
                                       REDEEMABLE                               --------------------------------
                                      CONVERTIBLE             REDEEMABLE
                                    PREFERRED STOCK          COMMON STOCK          COMMON STOCK       ADDITIONAL
                                  --------------------   --------------------   -------------------    PAID-IN
                                    SHARES     AMOUNT      SHARES     AMOUNT      SHARES     AMOUNT    CAPITAL
                                  ----------   -------   ----------   -------   ----------   ------   ----------
Balance at December 31, 1994....          --   $    --           --   $    --    2,888,880    $ 29     $   471
Dividends paid..................          --        --           --        --           --      --          --
Net income......................          --        --           --        --           --      --          --
                                  ----------   -------   ----------   -------   ----------    ----     -------
Balance at December 31, 1995....          --        --           --        --    2,888,880      29         471
Net income......................          --        --           --        --           --      --          --
                                  ----------   -------   ----------   -------   ----------    ----     -------
Balance at December 31, 1996....          --        --           --        --    2,888,880      29         471
Sale of redeemable convertible
  preferred stock...............   2,499,998     6,992           --        --           --      --          --
Sale of common stock............          --        --           --        --    2,300,000      23       4,395
Issuance of common stock
  warrants......................          --        --           --        --           --      --         710
Issuance of stockholder notes
  receivable....................          --        --           --        --           --      --          --
Accretion of redeemable
  convertible preferred stock...          --       531           --        --           --      --          --
Dividends paid..................          --        --           --        --           --      --          --
Net loss........................          --        --           --        --           --      --          --
                                  ----------   -------   ----------   -------   ----------    ----     -------
Balances at December 31, 1997...   2,499,998     7,523           --        --    5,188,880      52       5,576
Exercise of warrants
  (unaudited)...................          --        --           --        --       50,000      --         140
Payment of stockholder notes
  receivable....................          --        --           --        --           --      --          --
Issuance of redeemable common
  stock (unaudited).............          --        --    1,000,000     7,500           --      --          --
Issuance of common stock
  warrants (unaudited)..........          --        --           --        --           --      --       2,388

                                   WASTE CONNECTIONS, INC. SUPPLEMENTAL CONSOLIDATED
                                  ---------------------------------------------------
                                                 STOCKHOLDERS' EQUITY
                                  ---------------------------------------------------
                                                                 RETAINED
                                  STOCKHOLDER     DEFERRED       EARNINGS
                                     NOTES         STOCK       (ACCUMULATED
                                  RECEIVABLE    COMPENSATION     DEFICIT)      TOTAL
                                  -----------   ------------   ------------   -------
Balance at December 31, 1994....     $ --          $  --         $ 1,920      $ 2,420
Dividends paid..................       --             --             (50)         (50)
Net income......................       --             --           3,225        3,225
                                     ----          -----         -------      -------
Balance at December 31, 1995....       --             --           5,095        5,595
Net income......................       --             --             663          663
                                     ----          -----         -------      -------
Balance at December 31, 1996....       --             --           5,758        6,258
Sale of redeemable convertible
  preferred stock...............       --             --              --           --
Sale of common stock............       --             --              --        4,418
Issuance of common stock
  warrants......................       --             --              --          710
Issuance of stockholder notes
  receivable....................      (82)            --              --          (82)
Accretion of redeemable
  convertible preferred stock...       --             --            (531)        (531)
Dividends paid..................       --             --             (83)         (83)
Net loss........................       --             --          (3,750)      (3,750)
                                     ----          -----         -------      -------
Balances at December 31, 1997...      (82)            --           1,394        6,940
Exercise of warrants
  (unaudited)...................       --             --              --          140
Payment of stockholder notes
  receivable....................       82             --              --           82
Issuance of redeemable common
  stock (unaudited).............       --             --              --           --
Issuance of common stock
  warrants (unaudited)..........       --             --              --        2,388

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

            SUPPLEMENTAL CONSOLIDATED STATEMENT OF REDEEMABLE STOCK
                      AND STOCKHOLDERS' EQUITY (CONTINUED)
             YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 (AUDITED)
              AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                              WASTE CONNECTIONS, INC. SUPPLEMENTAL CONSOLIDATED
                                ------------------------------------------------------------------------------
                                                                                    STOCKHOLDERS' EQUITY
                                     REDEEMABLE                               --------------------------------
                                    CONVERTIBLE             REDEEMABLE
                                  PREFERRED STOCK          COMMON STOCK          COMMON STOCK       ADDITIONAL
                                --------------------   --------------------   -------------------    PAID-IN
                                  SHARES     AMOUNT      SHARES     AMOUNT      SHARES     AMOUNT    CAPITAL
                                ----------   -------   ----------   -------   ----------   ------   ----------
Accretion of redeemable
  convertible preferred stock
  (unaudited).................          --   $   917           --   $    --           --    $ --     $    --
Deferred stock compensation
  associated with stock
  options (unaudited).........          --        --           --        --           --      --         821
Amortization of deferred stock
  compensation (unaudited)....          --        --           --        --           --      --          --
Common stock sold in
  connection with IPO
  (unaudited).................          --        --           --        --    2,300,000      23      23,963
Issuance of common stock
  (unaudited).................          --        --           --        --    1,054,634      11      17,783
Preferred stock dividend
  (unaudited).................          --      (161)          --        --           --      --          --
Conversion of redeemable
  preferred stock
  (unaudited).................  (2,499,998)   (8,279)          --        --    2,499,998      25       8,254
Conversion of redeemable
  common stock (unaudited)....                         (1,000,000)   (7,500)   1,000,000      10       7,490
Dividends paid (unaudited)....          --        --           --        --           --      --          --
Net income (unaudited)........          --        --           --        --           --      --          --
                                ----------   -------   ----------   -------   ----------    ----     -------
Balances at September 30, 1998
  (unaudited).................          --   $    --           --   $    --   12,093,512    $121     $66,415
                                ==========   =======   ==========   =======   ==========    ====     =======

                                 WASTE CONNECTIONS, INC. SUPPLEMENTAL CONSOLIDATED
                                ---------------------------------------------------
                                               STOCKHOLDERS' EQUITY
                                ---------------------------------------------------
                                                               RETAINED
                                STOCKHOLDER     DEFERRED       EARNINGS
                                   NOTES         STOCK       (ACCUMULATED
                                RECEIVABLE    COMPENSATION     DEFICIT)      TOTAL
                                -----------   ------------   ------------   -------
Accretion of redeemable
  convertible preferred stock
  (unaudited).................     $ --          $  --         $  (917)     $  (917)
Deferred stock compensation
  associated with stock
  options (unaudited).........       --           (821)             --           --
Amortization of deferred stock
  compensation (unaudited)....       --            322              --          322
Common stock sold in
  connection with IPO
  (unaudited).................       --             --              --       23,986
Issuance of common stock
  (unaudited).................       --             --              --       17,794
Preferred stock dividend
  (unaudited).................       --             --              --           --
Conversion of redeemable
  preferred stock
  (unaudited).................       --             --              --        8,279
Conversion of redeemable
  common stock (unaudited)....       --             --              --        7,500
Dividends paid (unaudited)....       --             --            (167)        (167)
Net income (unaudited)........       --             --           1,553        1,553
                                   ----          -----         -------      -------
Balances at September 30, 1998
  (unaudited).................     $ --          $(499)        $ 1,863      $67,900
                                   ====          =====         =======      =======

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEAR ENDED DECEMBER 31, 1997 (AUDITED)
         AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                    WASTE CONNECTIONS, INC.
                                                               PREDECESSORS        SUPPLEMENTAL CONSOLIDATED
                                                                 COMBINED      ----------------------------------
                                                                   NINE                           NINE MONTHS
                                                                  MONTHS                        ENDED SEPTEMBER
                                                                  ENDED         YEAR ENDED            30,
                                                              SEPTEMBER 30,    DECEMBER 31,    ------------------
                                                              1997 (NOTE 1)        1997         1997       1998
                                                              --------------   ------------    -------   --------
                                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)..........................................     $(1,173)        $ (3,750)     $   932   $  1,553
 Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
   Gain on sale of assets...................................          (4)              --           --         --
   Depreciation and amortization............................       1,083            1,725        1,056      4,333
   Deferred income taxes....................................          --             (413)          --         --
   Amortization of debt issuance costs, debt guarantee fees
     and accretion of discount on long-term debt............          --              860           --        176
   Stock compensation.......................................          --            4,395           --        562
   Gain on sale of land.....................................                           --           --         (8)
   Extraordinary item -- extinguishment of debt.............          --               --           --        981
   Changes in operating assets and liabilities, net of
     effects from acquisitions:
     Accounts receivable, net...............................        (604)          (1,467)        (562)    (1,574)
     Prepaid expenses and other current assets..............         (74)             (11)        (616)      (180)
     Accounts payable.......................................        (221)           3,116        1,004      1,092
     Deferred revenue.......................................        (137)             323           95        839
     Accrued liabilities....................................        (450)             928           26        278
     Accrued losses on acquired contracts...................          --              (65)          --       (241)
   Income taxes payable.....................................          --              (93)         426         49
                                                                 -------         --------      -------   --------
 Net cash provided by (used in) operating activities........      (1,580)           5,548        2,361      7,860
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property and equipment...............         188               --           --         58
 Payments for acquisitions, net of cash acquired............          --          (14,393)        (100)   (44,185)
 Prepaid acquisition costs..................................          --              (20)          --         --
 Capital expenditures for property and equipment............        (735)          (2,372)      (2,106)    (3,799)
 Proceeds from sale of land.................................          --               --           --        625
 Net change in other assets.................................          22              (47)        (117)        57
 Proceeds from stockholder notes receivable.................          --               --           --         82
 Issuance of stockholder notes receivable...................          --              (82)          --         --
                                                                 -------         --------      -------   --------
Net cash used in investing activities.......................        (525)         (16,914)      (2,323)   (47,162)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net intercompany balance...................................       2,142               --           --         --
 Proceeds from short-term borrowings........................          --              600           --         --
 Proceeds from long-term debt...............................          --            8,914        2,021     58,253
 Principal payments on notes payable........................         (38)          (2,724)          --       (407)
 Principal payments on long-term debt.......................          --           (1,085)        (302)   (40,185)
 Proceeds from sale of redeemable convertible preferred
   stock....................................................          --            6,992           --         --
 Proceeds from sale of common stock.........................          --               23           --     24,126
 Net change in short term borrowings........................          --               19         (812)    (1,008)
 Net change in advances from a related party................          --             (275)        (275)        --
 Payment of dividends.......................................          --              (83)          --       (328)
 Debt issuance costs........................................          --             (150)          --       (600)
                                                                 -------         --------      -------   --------
Net cash provided by financing activities...................       2,104           12,231          632     39,851
                                                                 -------         --------      -------   --------
Net increase (decrease) in cash.............................          (1)             865          670        549
Cash at beginning of period.................................         102               81           81        946
                                                                 -------         --------      -------   --------
Cash at end of period.......................................     $   101         $    946      $   751   $  1,495
                                                                 =======         ========      =======   ========
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AN
 NON-CASH TRANSACTIONS:
 Cash paid for interest.....................................     $    --         $    541      $   247   $  1,214
                                                                 =======         ========      =======   ========
 Cash paid for income taxes.................................     $    --         $    744      $   277   $    897
                                                                 =======         ========      =======   ========
 Redeemable convertible preferred stock accretion...........                     $    531      $    --   $    917
                                                                                 ========      =======   ========
 Issuance of notes payable for land and buildings...........                     $    315      $    --   $     --
                                                                                 ========      =======   ========
 In connection with acquisitions, the Company assumed
   liabilities as follows:
 Fair value of assets acquired..............................                     $ 20,140      $   300   $ 91,103
 Cash paid for acquisitions (including acquisition costs)...                      (14,393)        (100)   (44,185)
                                                                                 --------      -------   --------
 Liabilities assumed, stock and notes payable to sellers....                     $  5,747      $   200   $ 46,918
                                                                                 ========      =======   ========

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                               PREDECESSORS
                                                      -------------------------------          WASTE
                                                       THE DISPOSAL                      CONNECTIONS, INC.
                                                      GROUP COMBINED    PREDECESSORS        SUPPLEMENTAL
                                                       PERIOD FROM        COMBINED          CONSOLIDATED
                                                        JANUARY 1,      PERIOD ENDED         YEAR ENDED
                                                       1996 THROUGH     DECEMBER 31,        DECEMBER 31,
                                                      JULY 31, 1996     1996 (NOTE 1)           1996
                                                      --------------    -------------    ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).................................      $2,258           $  (981)           $   663
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating
     activities:
     Depreciation and amortization..................         324               962              1,236
     Deferred income taxes..........................         298                --                (19)
     Changes in operating assets and liabilities,
       net of effects from acquisitions:
       Accounts receivable, net.....................       1,201            (1,992)                63
       Prepaid expenses and other current assets....          (2)             (104)               (36)
       Accounts payable.............................         (45)              713                932
       Deferred revenue.............................        (522)              421                 42
       Accrued liabilities..........................        (987)              428                129
       Income taxes payable.........................          --                --               (232)
                                                          ------           -------            -------
  Net cash provided by (used in) operating
     activities.....................................       2,525              (553)             2,778
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment......          --               117                 --
  Capital expenditures for property and equipment...          (7)             (282)            (4,790)
  Net change in other assets........................          --                33                 31
                                                          ------           -------            -------
Net cash used in investing activities...............          (7)             (132)            (4,759)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net intercompany balance..........................          --               642                 --
  Proceeds from long-term debt......................         142                --              1,418
  Principal payments on long-term debt..............        (427)               --               (615)
  Principal payments on notes payable...............          --               (39)                --
  Net change in short-term borrowings...............          --                --                659
  Net change in advances to related party...........          --                --               (259)
                                                          ------           -------            -------
Net cash provided by (used in) financing
  activities........................................        (285)              603              1,203
                                                          ------           -------            -------
Net increase (decrease) in cash.....................       2,233               (82)              (778)
Cash at beginning of period.........................         961               184                859
                                                          ------           -------            -------
Cash at end of period...............................      $3,194           $   102            $    81
                                                          ======           =======            =======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION
  AND NON-CASH TRANSACTIONS:
  Cash paid for interest............................      $   --           $    --            $   284
                                                          ======           =======            =======
  Cash paid for income taxes........................      $   --           $    --            $   792
                                                          ======           =======            =======
  Issuance of notes payable for land and
     buildings......................................      $   --           $    --            $   260
                                                          ======           =======            =======

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                PREDECESSORS
                                             --------------------------------------------------         WASTE
                                                                  FIBRES                            CONNECTIONS,
                                             THE DISPOSAL   INTERNATIONAL, INC.                         INC.
                                                GROUP           PERIOD FROM       PREDECESSORS      SUPPLEMENTAL
                                               COMBINED       JANUARY 1, 1995       ONE MONTH       CONSOLIDATED
                                              YEAR ENDED          THROUGH             ENDED          YEAR ENDED
                                             DECEMBER 31,      NOVEMBER 30,       DECEMBER 31,      DECEMBER 31,
                                                 1995              1995           1995 (NOTE 1)         1995
                                             ------------   -------------------   -------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)..........................    $  (581)           $    56             $(74)            $ 3,225
Adjustments to reconcile net income (loss)
  to net cash provided by (used in)
  operating activities:
  Loss on sale of assets...................         18                 --               --                  --
  Depreciation and amortization............        628                778               74                 923
  Deferred income taxes....................       (298)                --               --                 147
  Changes in operating assets and
     liabilities, net of effects from
     acquisitions:
     Accounts receivable, net..............        592                 59               10                 (31)
     Prepaid expenses and other
     current assets........................        (18)                --              (30)                (83)
     Accounts payable......................        (49)                53              (30)               (156)
     Deferred revenue......................         65                 30              (26)                 68
     Accrued liabilities...................      2,218                 47               20                (352)
     Income taxes payable..................         --                 --               --                 383
                                               -------            -------             ----             -------
  Net cash provided by (used in) operating
     activities............................      2,575              1,023              (56)              4,124
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and
     equipment.............................        (87)              (827)              --              (3,025)
  Net change in other assets...............         --                  3               10                 (18)
                                               -------            -------             ----             -------
  Net cash provided by (used in) investing
     activities............................        (87)              (824)              10              (3,043)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.............        306                 --               --                 750
  Principal payments on long-term debt.....     (2,037)              (288)              --              (1,383)
  Net change in short-term borrowings......         --                 --               --                 (77)
  Net change in advances from a related
     party.................................         --                 --               --                 189
  Payment of dividends.....................         --                 --               --                 (50)
  Principal payments on notes payable......         --                 --               (2)                 --
                                               -------            -------             ----             -------
  Net cash used in financing activities....     (1,731)              (288)              (2)               (571)
                                               -------            -------             ----             -------
Net increase (decrease) in cash............        757                (89)             (48)                510
Cash at beginning of period................        204                321              232                 349
                                               -------            -------             ----             -------
Cash at end of period......................    $   961            $   232             $184             $   859
                                               =======            =======             ====             =======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW
  INFORMATION AND NON-CASH TRANSACTIONS:
  Cash paid for interest...................    $    --            $    --             $ --             $   198
                                               =======            =======             ====             =======
  Cash paid for income taxes...............    $    --            $    --             $ --             $   160
                                               =======            =======             ====             =======

                            See accompanying notes.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Business

          Waste Connections, Inc. ("WCI" or "the Company") was incorporated in Delaware on September 9, 1997 and commenced its operations on October 1, 1997 through the purchase of certain solid waste operations in Washington, as more fully described below and in Note 2. The Company is a regional, integrated, non-hazardous solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customers.

  Basis of Presentation

          These supplemental consolidated financial statements include the accounts of WCI and its wholly-owned subsidiaries. The consolidated entity is referred to herein as the Company. All intercompany accounts and transactions have been eliminated in consolidation.

          As more fully described in Note 2, on January 19, 1999, the Company entered into a business combination with the Murrey Companies. The business combination has been accounted for as pooling-of-interests and the historical consolidated financial statements of the Company and its predecessors for all years prior to the business combination have been restated in the accompanying supplemental consolidated financial statements to include the financial positions, results of operations and cash flows of the Murrey Companies. The supplemental financial statements will become the historical financial statements of the Company upon issuance of financial statements for a subsequent period that includes the date of the merger.

          The supplemental consolidated financial statements of the Company include reclassifications made to conform financial statement presentation of the Murrey Companies to that of Waste Connections, Inc.

          The entities the Company acquired in September 1997 from Browning-Ferris Industries, Inc. ("BFI") are collectively referred to herein as the Company's predecessors. BFI acquired the predecessor operations at various times during 1995 and 1996, and prior to being acquired by BFI, the predecessors operated as separate stand-alone businesses.

          During the periods in which the Company's predecessors operated as wholly owned subsidiaries of BFI, they maintained intercompany accounts with BFI for recording intercompany charges for costs and expenses, intercompany purchases of equipment and additions under capital leases and intercompany transfers of cash, among other transactions. It is not feasible to ascertain the amount of related interest expense that would have been recorded in the historical financial statements had the predecessors been operated as stand-alone entities. Charges for interest expense were allocated to the Company's predecessors by BFI as disclosed in the accompanying Statement of Operations. The interest expense allocations from BFI are based on formulas that do not necessarily correspond with the balances in the related intercompany accounts. Moreover, the financial position and results of operations of the predecessors during this period may not necessarily be indicative of the financial position or results of operations that would have been realized had the predecessors been operated as stand-alone entities. For the periods in which the predecessors operated as wholly owned subsidiaries of BFI, the statements of operations include amounts allocated by BFI to the

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

predecessors for selling, general and administrative expenses based on certain allocation methodologies which management of the Company believes are reasonable.

          During the periods prior to their acquisition by BFI, the Company's predecessors operated as separate stand-alone businesses. The acquisitions of the predecessors by BFI were accounted for using the purchase method of accounting, and the respective purchase prices were allocated to the fair values of the assets acquired and liabilities assumed. Similarly, the Company's acquisitions of the predecessors from BFI in September 1997 were accounted for using the purchase method of accounting, and the purchase price was allocated to the fair value of the assets acquired and liabilities assumed. Consequently, the amounts of depreciation and amortization included in the statements of operations for the periods presented reflect the changes in basis of the underlying assets that were made as a result of the changes in ownership that occurred during the periods presented. In addition, because the predecessor companies operated independently and were not under common control or management during these periods, and because different tax strategies may have influenced their results of operations, the data may not be comparable to or indicative of their operating results after their acquisition by BFI.

          Due to the manner in which BFI intercompany transactions were recorded as described above, it is not feasible to present a detailed analysis of transactions reflected in the net intercompany balance with BFI. The change in the predecessors' combined intercompany balance with BFI (net of income (loss) and initial investment in the acquired companies) was $642 and $2,142 during the period ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

          The accompanying statements of operations and cash flows for the Company's predecessors for the years ended December 31, 1995, 1996 and 1997 are comprised of the following entities for the periods indicated:

YEAR ENDED DECEMBER 31, 1995:
The Disposal Group Combined....  Year ended December 31, 1995
Fibres International, Inc......  January 1, 1995 through November 30, 1995 (BFI acquisition date)
Predecessors...................  One month ended December 31, 1995 (represents the results of operations of Fibres International, Inc. subsequent to
                                 the BFI acquisition date)
YEAR ENDED DECEMBER 31, 1996:
The Disposal Group Combined....  January 1, 1996 through July 31, 1996 (BFI acquisition date)
Predecessors Combined..........  Period ended December 31, 1996 (represents the combined results of operations of The Disposal Group subsequent to
                                 the BFI acquisition date and the operations for the year
                                 ended December 31, 1996 of Fibres International, Inc.
                                 which was acquired by BFI in 1995)
YEAR ENDED DECEMBER 31, 1997:
Predecessors Combined..........  Nine months ended September 30, 1997 (represents the combined results of operations for the nine month period
                                 of the entities acquired by BFI in 1995 and 1996
                                 described above)

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     The Disposal Group Combined consists of three entities that were under common control prior to their acquisition by BFI: Diamond Fab and Welding Service, Inc., Buchmann Sanitary Service, Inc., and The Disposal Group.

     For periods prior to WCI's incorporation on September 9, 1997, the supplemental consolidated financial statements of the Company consist solely of the Murrey Companies. The financial statements of the Murrey Companies include the combined accounts of Murrey's Disposal Company, Inc. ("Murrey's"), American Disposal Company, Inc. ("American"), D.M. Disposal Co., Inc. ("DM"), and Tacoma Recycling Company, Inc. ("Tacoma") as a result of their common management which exercises significant influence over their operations. Significant intercompany balances and transactions between the Murrey Companies have been eliminated in combination.

  Interim Financial Information

     The unaudited interim consolidated financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at purchase to be cash equivalents.

  Common Stock Valuation

     In connection with the Company's organization and initial capitalization in September 1997, the Company sold 2.3 million shares of common stock for $.01 per share to certain directors, consultants, and management. As a result, the Company recorded a non-recurring, non-cash stock compensation charge of $4,395 in the accompanying statement of operations, representing the difference between the amount paid for the shares and the estimated fair value of the shares of $1.92 per share on the date of sale. The estimated fair value of the common shares was determined by the Company based on an independent valuation of the common stock.

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risks consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

of the large and diverse nature of the Company's customer base. The Company maintain allowances for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

  Property and Equipment

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     The estimated useful lives are as follows:

Buildings..............................................  20 years
Machinery and equipment................................  3 - 15 years
Rolling stock..........................................  10 years
Containers.............................................  5 - 15 years
Furniture and fixtures.................................  3 - 6 years

     In connection with acquisitions (Note 2), the Company acquired certain used property and equipment. This used property and equipment is being depreciated using the straight-line method over its estimated remaining useful lives, which range from one to twelve years.

     Capitalized landfill costs include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to those activities, including legal, engineering and construction. Interest is capitalized on landfill permitting and construction projects and other projects under development while the assets are undergoing activities to ready them for their intended use. The interest capitalization rate is based on the Company's weighted average cost of indebtedness. No interest was capitalized during the nine months ended September 30, 1998. Landfill permitting, acquisition and preparation costs, excluding the estimated residual value of land, are amortized as permitted airspace of the landfill is consumed. Landfill preparation costs include the costs of construction associated with excavation, liners, site berms and the installation of leak detection and leachate collection systems. In determining the amortization rate for a landfill, preparation costs include the total estimated costs to complete construction of the landfills' permitted capacity. Units-of-production amortization rates are determined annually for the Company's operating landfill. The rates are based on estimates provided by the Company's outside engineers and consider the information provided by surveys which are performed at least annually.

  Goodwill

     Goodwill represents the excess of the purchase price over the fair value of the net assets of the acquired entities (Note 2), and is amortized on a straight-line basis over the period of expected benefit of 40 years.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     The Company continually evaluates the value and future benefits of its intangibles. The Company assesses recoverability from future operations using income from operations of the related acquired business as a measure. Under this approach, the carrying value would be reduced if it becomes probable that the Company's best estimate for expected future cash flows of the related business would be less than the carrying amount of the intangible over the remaining amortization period. Through September 30, 1998, there were no adjustments to the carrying amounts of intangibles resulting from these evaluations.

  Fair Value of Financial Instruments

     The carrying values of cash and cash equivalents approximate their fair values as of the periods presented. The carrying values of the line of credit (Note 7), short-term borrowings (Note 6) and other long-term debt (Note 8) approximate their fair values as of December 31, 1997 and September 30, 1998, based on current incremental borrowing rates for similar types of borrowing arrangements.

  Income Taxes

     The Company, The Disposal Group, Fibres International, Inc., and DM use the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     During the periods in which the predecessors were owned by BFI, their operations were included in the consolidated income tax returns of BFI, and no allocations of income taxes were reflected in the historical statements of operations. For purposes of the combined predecessor financial statements, current and deferred income taxes have been provided on a separate income tax return basis.

     Murrey's, American and Tacoma operate under Subchapter S of the Internal Revenue Code for federal and state income tax reporting purposes. Consequently all of the income tax attributes and liabilities of these companies' operations flow through to the individual shareholders.

  Revenue Recognition

     Revenues are recognized as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

  Start-Up and Integration Expenses

     During the period from inception (September 9, 1997) through December 31, 1997, the Company incurred certain start-up expenses relating to the formation of the Company, primarily for legal and other professional services, and the costs associated with recruiting the Company's initial management team. In addition, the Company incurred certain integration expenses relating to the Acquisitions (Note 2). These start-up and integration expenses have been charged to operations as incurred.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     As described in Note 12, the Company issued warrants during the period from inception (September 9, 1997) through December 31, 1997 to a bank in connection with a line of credit and term loan payable, and to certain directors and stockholders of the Company in connection with their guarantee of certain of the Company's debt obligations. The fair value of these warrants is being amortized into interest expense. During the period from inception (September 9, 1997) through December 31, 1997, $710 relating to these warrants is included in interest expense in the accompanying statement of operations of the Company.

  Stock-Based Compensation

     As permitted under the provisions of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS 123"), the Company has elected to account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board's Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price or fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. None of the predecessor entities awarded stock-based compensation to employees. Consequently, the related disclosures in the accompanying financial statements and notes relate solely to the Company.

  Per Share Information

     In 1997, the Financial Accounting Standards Board ("FASB")issued Statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts have been presented on the basis set forth in Statement 128 (Note 14). Earnings per share data have not been presented for the predecessor operations because such data is not meaningful.

     Pro-forma basic net income (loss) per share is computed by dividing the net income (loss) by the sum of the weighted average number of shares of common stock outstanding and common shares issuable upon the conversion of all outstanding shares of Redeemable Convertible Preferred Stock (Note 11) as though such conversion occurred at the beginning of the period.

     Pro-forma diluted net income per share is computed by dividing net income by the sum of the weighted average number of shares of common stock outstanding, common shares issuable upon conversion of all outstanding shares of Redeemable Convertible Preferred Stock (Note 11) as though such conversion occurred at the beginning of the period, and common shares issuable upon the exercise of outstanding common stock options and warrants (calculated using the treasury stock method.)

  Closure and Post-Closure Costs

     The Company does not accrue for closure and post-closure costs related to the Fairmead Landfill it operated in Madera County, California. Madera County as required by state law, has established a special fund to pay such liabilities. On June 5, 1998, the Company acquired the stock of Red Carpet

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

Landfill, Inc. in Oklahoma. Red Carpet is engaged in landfilling of municipal solid waste and other acceptable waste streams in the county of Major, Oklahoma. As a result of the acquisition, the Company is required to accrue for closure and post-closure costs related to the landfill. Accrued closure and post-closure costs include the current and non-current portion of accruals associated with obligations for closure and post-closure of the landfill. The Company, based as input from its outside engineers, estimates its future closure and post-closure monitoring and maintenance costs for solid waste landfills based on its interpretation of the technical standards of the U.S. Environmental Protection Agency's Subtitle D regulations and the air emissions standards under the Clean Air Act as they are being applied on a state-by-state basis. Closure and post-closure monitoring and maintenance costs represent the costs related to cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes. Accruals for closure and post-closure monitoring and maintenance requirements in the U.S. consider final capping of the site, site inspection, groundwater monitoring, leachate management, methane gas control and recovery, and operating and maintenance costs to be incurred during the period after the facility closes. Certain of these environmental costs, principally capping and methane gas control costs, are also incurred during the operating life of the site in accordance with the landfill operation requirements of Subtitle D and the air emissions standards. Reviews of the future requirements for closure and post-closure monitoring and maintenance costs for the Company's operating landfills are performed by the Company's consulting engineers at least annually and are the basis upon which the Company's estimates of these future costs and the related accrual rates are revised. The Company provides accruals for these estimated costs as the remaining permitted airspace of such facilities is consumed. As of September 30, 1998, the Company estimates that total closure and post closure costs relating to the Red Carpet Landfill will be approximately $929,000, of which approximately $491,000 has been accrued as of September 30, 1998 and included in other long-term liabilities in the accompanying balance sheet. The states in which the Company operates its landfills require a specified portion of these accrued closure and post-closure obligations to be funded at any point in time.

  New Accounting Pronouncements

     In February 1997, the FASB issued Statement No. 129, Disclosure of Information about Capital Structure, which is effective for financial statements for periods ending after December 15, 1997. This statement establishes standards for disclosing information about an entity's capital structure. Adoption of Statement 129 will have no impact on the Company's existing disclosures.

     In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income. Statement 130 establishes standards for reporting and disclosure of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. Statement 130, which is effective for fiscal years beginning after December 15, 1997, requires reclassification of financial statements for earlier periods to be provided for comparative purposes. The Company anticipates that implementing the provisions of Statement 130 will not have a significant impact on the Company's existing disclosures.

     In June 1997, the FASB issued Statement No. 131, Disclosure About Segments of an Enterprise and Related Information. Statement 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Statement 131 is effective for fiscal years beginning after December 15, 1997. In the initial year of application,

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

comparative information for earlier years must be restated. The Company anticipates that implementing the provisions of Statement 131 will not have a significant impact on the Company's existing disclosures.

2. BUSINESS COMBINATIONS AND ACQUISITIONS

  The Murrey Companies

     On January 19, 1999, the Company consummated a business combination with the Murrey Companies which included the exchange of 2,888,880 shares of Waste Connections, Inc. common stock for all outstanding shares of the Murrey Companies. This business combination will be accounted for as pooling-of interests, and accordingly, the historical financial statements of the Company have been restated on a supplemental basis to include the consolidated financial statements of Waste Connections, Inc. and the Murrey Companies for all periods presented.

     The supplemental consolidated financial statements have been prepared to give retroactive effect to the business combination with the Murrey Companies. Generally accepted accounting principles prohibit giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. The accompanying supplemental consolidated financial statements do not extend through the date of consummation, however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combinations are issued.

     In connection with the business combination with the Murrey Companies, the Company incurred transaction related costs of approximately $6.5 million which will be to charged to operations in the period during which the merger is consummated.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     The table below sets forth the combined revenues and net income (loss) for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998 (in thousands):

                                                   WASTE         THE MURREY   SUPPLEMENTAL
                                             CONNECTIONS, INC.   COMPANIES    CONSOLIDATED
                                             -----------------   ----------   ------------
YEAR ENDED DECEMBER 31, 1995:
  Revenues.................................       $    --         $27,786       $27,786
  Net income...............................            --           3,225         3,225
YEAR ENDED DECEMBER 31, 1996:
  Revenues.................................            --          25,024        25,024
  Net income...............................            --             663           663
YEAR ENDED DECEMBER 31, 1997:
  Revenues.................................         6,237          28,874        35,111
  Net income (loss)........................        (5,066)          1,316        (3,750)
NINE MONTHS ENDED SEPTEMBER 30, 1997
  (UNAUDITED):
  Revenues.................................            --          21,477        21,477
  Net income...............................            --             932           932
NINE MONTHS ENDED SEPTEMBER 30, 1998
  (UNAUDITED):
  Revenues.................................        35,336          24,532        59,868
  Net income...............................           802             751         1,553

  Browning-Ferris Industries Related

     On September 29, 1997, the Company purchased all of the outstanding stock of Browning-Ferris Industries of Washington, Inc. and Fibres International, Inc. from BFI (collectively the "Acquisitions"). The total purchase price for the Acquisitions was approximately $15,036, comprised principally of $11,493 in cash and promissory notes payable to BFI totaling $3,543. Of the combined $15,036 purchase price, $9,578 was recorded as goodwill and $150 was assigned to a non-competition agreement. The Acquisitions were accounted for in accordance with the purchase method of accounting and, accordingly, the net assets acquired were included in the Company's consolidated balance sheet based upon their estimated fair values on the date of the Acquisitions. The Company's consolidated statement of operations includes the revenues and expenses of the acquired businesses after the effective date of the transaction.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     Certain items affecting the purchase price and the allocation are preliminary. A summary of the preliminary purchase price allocation as of December 31, 1997 for the Acquisitions is as follows:

Acquired assets:
  Accounts receivable.....................................  $ 2,919
  Prepaid expenses and other current assets...............      287
  Property and equipment..................................    4,106
  Goodwill................................................    9,578
  Non-competition agreement...............................      150
Assumed liabilities:
  Deferred revenue........................................     (428)
  Accounts payable and accrued liabilities................      (26)
  Accrued losses on acquired contracts....................   (1,018)
  Deferred income taxes...................................     (532)
                                                            -------
                                                            $15,036
                                                            =======

     During the nine months ended September 30, 1998, the Company increased the accrual for losses on acquired contracts and goodwill by approximately $291 to reflect revised estimates of additional losses on the acquired contracts that are expected to be incurred.

  Madera Disposal Systems, Inc.

     On February 23, 1998, the Company purchased all of the outstanding stock of Madera Disposal Systems, Inc. ("Madera") effective February 1, 1998, pursuant to a Stock Purchase Agreement (the "Agreement"). The Agreement requires the Company to pay to the shareholders of Madera $9,579 in cash (a portion of which was used to repay Madera outstanding debt on the date of acquisition and which is subject to other adjustments as specified in the Agreement), 1,000,000 shares of the Company's common stock with a fair market value of $7,500 (the "Stock"), warrants to purchase 200,000 shares of the Company's common stock at $4.00 per share with a fair market value of $954 (the "Warrants") and other contingent consideration. The Agreement provides that in the event the Company does not complete an initial public offering ("IPO") of its stock by March 31, 1999, with aggregate gross proceeds of at least $5,000, the Company may be required to repurchase the Stock and the Warrants from the former shareholders of Madera for $2,800 in cash if certain other conditions are also met.

     The Madera acquisition has been accounted for in accordance with the purchase method of accounting. The total purchase price and the excess of the purchase price over the fair value of the net assets acquired in the Madera acquisition were approximately $18,213 and $14,580, respectively.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     Certain items affecting the purchase price and the allocation are preliminary. A summary of the preliminary purchase price allocation for the Madera acquisition is as follows:

Acquired assets:
  Cash....................................................  $ 1,388
  Accounts receivable.....................................      905
  Prepaid expenses and other current assets...............      141
  Property and equipment..................................    2,100
  Long-term franchise agreements and contracts............      725
  Goodwill................................................   14,580
Assumed liabilities:
  Accounts payable and accrued liabilities................   (1,120)
  Accrued losses on acquired contracts....................     (306)
  Notes payable...........................................     (200)
                                                            -------
                                                            $18,213
                                                            =======

  Arrow Sanitary Service, Inc.

     On June 17, 1998, the Company purchased all of the outstanding stock of Arrow Sanitary Service, Inc. ("Arrow") effective June 1, 1998, pursuant to a Stock Purchase Agreement (the "Arrow Agreement"). The Arrow Agreement required the Company to pay the shareholders of Arrow $7,944 in cash (a portion of which was used to repay the Arrow outstanding debt on the date of the acquisition and a portion of which is subject to other adjustments as specified in the Arrow Agreement), 213,750 shares of the Company's common stock with an estimated fair market value of $3,045.

     The Arrow acquisition has been accounted for in accordance with the purchase method of accounting. The total purchase price and the excess of the purchase price over the fair value of the net assets acquired in the Arrow acquisition were approximately $11,255 and $10,528, respectively.

     Certain items affecting the purchase price and the allocation are preliminary. A summary of the preliminary purchase price allocation for the Arrow acquisition is as follows:

Acquired assets:
  Accounts receivable.....................................  $   575
  Prepaid expenses and other current assets...............       10
  Property and equipment..................................      313
  Covenant not to compete.................................       50
  Goodwill................................................   10,528
Assumed liabilities:
  Accounts payable and accrued liabilities................     (221)
                                                            -------
                                                            $11,255
                                                            =======

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

  Island Disposal

     During 1997, the Murrey Companies purchased substantially all of the assets of Island Disposal (effective May 2, 1997) and Environmental Waste Systems and Olympic Disposal (both effective December 1, 1997) (collectively the "Murrey Acquisitions"). The total purchase price for the Murrey Acquisitions was approximately $3,100, comprised of $2,900 in cash and promissory notes payable to the sellers totaling $200. Of the combined $3,100 purchase price, $1,791 was recorded as goodwill and $80 was assigned to non-competition agreements. The Murrey Acquisitions were accounted for in accordance with the purchase method of accounting and, accordingly, the net assets acquired were included in the Murrey Companies' combined balance sheet based upon their estimated fair values on the date of the Acquisitions. The Murrey Companies' combined statement of operations includes the revenues and expenses of the acquired businesses after the effective date of the transactions.

     Certain items affecting the purchase price and the allocation are preliminary. A summary of the preliminary purchase price allocation as of December 31, 1997, for the Murrey Acquisitions is as follows:

Acquired assets:
  Property and equipment....................................  $1,229
  Goodwill..................................................   1,791
  Non-competition agreements................................      80
                                                              ------
                                                              $3,100
                                                              ======

     The following unaudited pro forma information shows the results of the supplemental consolidated operations as though the Murrey Acquisitions had occurred as of January 1, 1996:

                                                      YEARS ENDED
                                                     DECEMBER 31,
                                                   -----------------
                                                    1996      1997
                                                   -------   -------
                                                      (UNAUDITED)
Revenue..........................................  $27,485   $37,343
                                                   =======   =======
Net income (loss)................................  $   706   $(3,972)
                                                   =======   =======

     The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the actual results of operations had the Murrey Acquisitions occurred on January 1, 1996, or the results of future operations. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the Murrey Acquisitions.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

  Predecessor Acquisitions

     As described in Note 1, BFI acquired for cash and debt Fibres International, Inc. on November 30, 1995 and The Disposal Group Combined on July 31, 1996 in transactions that were accounted for as purchases. Accordingly, the respective purchase prices were allocated to the fair values of the assets acquired and liabilities assumed. The following presents purchase price information for these acquisitions:

                                                 FIBRES            THE DISPOSAL
                                           INTERNATIONAL, INC.    GROUP COMBINED
                                           -------------------    --------------
Tangible assets acquired.................        $5,076               $2,076
Goodwill.................................         4,187                2,671
Assumed liabilities......................          (969)                 (33)
                                                 ------               ------
                                                 $8,294               $4,714
                                                 ======               ======

3. INTANGIBLE ASSETS

     Intangible assets as of December 31, 1996 and 1997 and September 30, 1998 consist of the following:

                                  PREDECESSORS    WCI SUPPLEMENTAL CONSOLIDATED
                                    COMBINED      -----------------------------
                                  DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                      1996            1997            1998
                                  ------------    ------------    -------------
                                                                   (UNAUDITED)
Goodwill, net...................     $6,762         $11,191          $82,985
Long-term franchise agreements
  and contracts.................         --              --            1,048
Non-competition agreement, net..         --             221              652
                                     ------         -------          -------
                                     $6,762         $11,412          $84,685
                                     ======         =======          =======

     Related to certain of the acquisitions (Note 2), the Company acquired certain long-term franchise agreements and contracts. The estimated fair value of the acquired long-term franchise agreements and contracts was determined by management based on the discounted net cash flows associated with the agreements and contracts. The amounts assigned to the franchise agreements and contracts is being amortized on a straight-line method over the remaining term of the related agreements (11 years).

     Related to certain of the acquisitions (Note 2), the Company entered into non-competition agreements. The estimated fair value of the non-competition agreement was determined by management based on the discounted adjusted operating income stream that would have otherwise been subject to competition. The amount assigned to the non-competition agreement is being amortized on a straight-line method over the term of the agreement (five years).

     Accumulated amortization on intangible assets amounted to $81 as of December 31, 1997 ($279 in 1996) and $1,095 as of September 30, 1998.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

4. PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1996 and 1997 and September 30, 1998 consists of the following:

                           PREDECESSORS            WCI SUPPLEMENTAL CONSOLIDATED
                             COMBINED      ---------------------------------------------
                           DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                               1996            1996            1997            1998
                           ------------    ------------    ------------    -------------
                                                                            (UNAUDITED)
Land and buildings.......     $2,314         $ 6,316         $ 6,668         $  9,848
Machinery and equipment..        146           3,518           3,840            5,344
Rolling stock............      2,068           6,134           9,923           16,480
Containers...............      1,084           3,140           6,375           11,632
Furniture and fixtures...        137             231             322            1,093
                              ------         -------         -------         --------
                               5,749          19,339          27,128           44,397
Less accumulated
  depreciation...........       (680)         (6,810)         (8,124)         (11,588)
                              ------         -------         -------         --------
                              $5,069         $12,529         $19,004         $ 32,809
                              ======         =======         =======         ========

5. OTHER ASSETS

     Other assets as of December 31, 1996 and 1997 and September 30, 1998 consist of the following:

                           PREDECESSORS            WCI SUPPLEMENTAL CONSOLIDATED
                             COMBINED      ---------------------------------------------
                           DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                               1996            1996            1997            1998
                           ------------    ------------    ------------    -------------
                                                                            (UNAUDITED)
Restricted cash..........      $ --            $--             $--            $1,895
Other....................       369              3              58               326
                               ----            ---             ---            ------
                               $369            $ 3             $58            $2,221
                               ====            ===             ===            ======

6. SHORT-TERM BORROWINGS

     Short-term borrowings consist of various revolving and non-revolving lines-of-credit with banks, bearing interest at variable rates (ranging from 9.0% to 9.25% as of December 31, 1997) and mature at various dates through November 30, 1998. The lines of credit are secured by all cash accounts held with the banks by the Murrey Companies, which totaled $126 as of December 31, 1997. All available amounts under these lines-of-credit were outstanding as of December 31, 1997.

     Certain of these lines-of-credit contain certain restrictive covenants, which among other things require that specified financial balances and ratios be maintained by the Murrey Companies. As of December 31, 1997, the Murrey Companies were in compliance with the covenants.

7. LINE OF CREDIT

     On September 30, 1997, WCI obtained a revolving line of credit (the "Line") from a bank (the "Bank"). The maximum amount available under the terms of the Line was $2,000 and borrowings

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

bore interest based on the prime rate plus 1.5% (aggregating 10.0% at December 31, 1997). Interest was payable monthly and the Line was to expire on September 29, 1998. Borrowings under the Line were secured by substantially all of WCI's assets and were subordinate to the notes payable to BFI (Note 8) with respect to certain specified assets. The Line was personally guaranteed by certain officers and stockholders of WCI (Note 12). As of December 31, 1997, $600 was outstanding under the Line.

     Management of WCI used borrowings from a new credit facility obtained in January 1998 (Note 15) to pay off amounts outstanding under the Line, and as such, these amounts have been included in long-term debt as of December 31, 1997.

8. LONG-TERM DEBT

     Long-term debt consists of the following as of December 31, 1996 and 1997.

                                                               1996      1997
                                                              ------    -------
Term loan payable to the Bank bearing interest at the Bank's prime rate plus 2.0% (aggregating 10.5% as of December 31,
  1997); monthly principal payments of $76 plus interest
  beginning October 1997 through August 2002; all
  outstanding principal and interest are due September 2002;
  secured by substantially all of WCI's assets; subordinate
  to the notes payable to BFI with respect to certain
  specified assets..........................................  $   --    $ 5,343
Note payable to a bank bearing interest at a variable rate
  (approximately 8.5% as of December 31, 1997); monthly
  payments of principal and interest of $25; maturing in
  November, 2007; secured by certain cash accounts and a
  pledge of one of the Murrey Companies exclusive franchise
  agreements................................................      --      2,000
Notes payable to a bank bearing interest at various fixed
  rates (ranging from 9.1% to 9.2% as of December 31, 1997);
  monthly payments of principal and interest aggregating $25 and one-time payments of $470 and $751 in September, 2000
  and May, 2001, respectively; maturing at various dates
  between September, 2000 and May, 2001; secured by land and buildings with a net book value of approximately $2,548 as
  of December 31, 1997......................................   1,752      1,544
Equipment financing notes payable bearing interest at
  various rates (ranging from 8.6% to 8.8% as of December
  31, 1997); monthly payments of principal and interest
  aggregating $25; maturing at various dates through
  September, 2001; secured by equipment with an aggregate
  net book value of approximately $984 as of December 31,
  1997......................................................     567        822
Note payable to a bank bearing interest at 8.6%; monthly
  payments of principal and interest aggregating $13;
  maturing in October, 2001; secured by equipment with a net book value of approximately $533 as of December 31, 1997
  and certain cash accounts.................................      --        632

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

                                                               1996      1997
                                                              ------    -------
Notes payable to sellers bearing interest at various rates
  (ranging from 8.5% to 9.0% as of December 31, 1997);
  monthly principal and interest payments of $9; maturing at various dates between February, 2001 and October, 2007;
  secured by land and buildings with a net book value of
  approximately $908 as of December 31, 1997................     218        471
Note payable to BFI bearing interest at 6.0%; all
  outstanding principal and interest are due December 1997;
  secured by substantially all of WCI's accounts
  receivable................................................      --        319
Note payable to BFI bearing interest at 10.0%; quarterly
  payments of interest beginning December 1997; all
  outstanding principal and interest are due March 1998;
  secured by substantially all of WCI's assets..............      --        500
Unsecured notes payable to seller bearing interest at 8.0%
  as of December 31, 1997; monthly principal and interest
  payments of $4; maturing in June, 2002....................      --        189
Line of credit (Note 7).....................................      --        600
Others......................................................     242        122
                                                              ------    -------
                                                               2,779     12,542
Current portion.............................................     928        873
                                                              ------    -------
                                                              $1,851    $11,669
                                                              ======    =======

     The term loan payable to the Bank and the notes payable to BFI were personally guaranteed by certain officers and stockholders of the Company (Note
12).

     As of December 31, 1997, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:

1998......................................................  $ 2,609
1999......................................................    1,697
2000......................................................    1,973
2001......................................................    2,149
2002......................................................    1,325
Thereafter................................................    2,789
                                                            -------
                                                            $12,542
                                                            =======

     Management used borrowings from a new credit facility obtained in January 1998 (Note 15) to pay off all amounts outstanding under the term loan payable to the Bank and all notes payable to BFI, and as such, these amounts have been classified as long-term debt as of December 31, 1997.

     On June 16, 1998, the Company completed a $1.8 million tax-exempt bond financing for its Madera subsidiary. These funds will be used for specified capital expenditures and improvements, including installation of a landfill gas recovery system. The bonds issued mature on May 1, 2016 and bear interest at variable rates based on market conditions for California tax exempt bonds. The bonds are backed by a letter of credit issued by BankBoston under the Credit Facility for $1.8 million. Funds from the bond offering are held by a trustee until the capital expenditures are completed. The unused funds are classified as restricted cash and included in other assets on the accompanying

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

balance sheet. The capital expenditures funded by the bonds are expected to be substantially completed by December 31, 1998.

9. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Leases

     The Company leases its facilities and certain equipment under non-cancelable operating leases for periods ranging from one to five years. Combined rent expense for the predecessor operations was $398, $412, and $441 for the years ended December 31, 1995 and 1996, and the nine months ended September 30, 1997, respectively. The Company's supplemental consolidated rent expense under operating leases during the years ended December 31, 1995, 1996 and 1997 was $319, $170 and $235, respectively.

     As of December 31, 1997, future minimum lease payments under these leases, by calendar year, are as follows:

1998........................................................  $  393
1999........................................................     382
2000........................................................     359
2001........................................................     247
2002........................................................      97
Thereafter..................................................     355
                                                              ------
                                                              $1,833
                                                              ======

  Performance Bonds and Letters of Credit

     Municipal solid waste collection contracts may require performance bonds or other means of financial assurance to secure contractual performance. As of December 31, 1997, WCI had provided customers and various regulatory authorities with bonds and letters of credit of approximately $800 to secure its obligations. The Company's new credit facility (Note 15) provides for the issuance of letters of credit in an amount up to $5,000, but any letters of credit issued reduce the availability of borrowings for acquisitions or other general corporate purposes. If the Company were unable to obtain surety bonds or letters of credit in sufficient amounts or at acceptable rates, it could be precluded from entering into additional municipal solid waste collection contracts or obtaining or retaining landfill operating permits.

CONTINGENCIES

  Environmental Risks

     The Company is subject to liability for any environmental damage that its solid waste facilities may cause to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, and especially drinking water, including damage resulting from conditions existing prior to the acquisition of such facilities by the Company. The Company may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

substances whose transportation, treatment or disposal was arranged by the Company or its predecessors. Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company's financial condition, results of operations or cash flows. As of December 31, 1997 and September 30, 1998, the Company is not aware of any such environmental liabilities.

  Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens' groups or adjacent landowners or residents in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

     In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of December 31, 1997 and September 30, 1998 there is no current proceeding or litigation that the Company believes will have a material adverse impact on it's business, financial condition, results of operations or cash flows.

     During the period from January 1, 1996 through July 31, 1996, The Disposal Group won a lawsuit against the city of Vancouver, Washington relating to the city's annexation of certain territories served by The Disposal Group. The Disposal Group received approximately $2.6 million from the lawsuit, which is included in other income in the accompanying statement of operations.

  Disposal Site

     The Company has been informed that the Hidden Valley Landfill which is currently utilized by the Murrey Companies for disposal of waste collected in Pierce County, Washington is currently operating under a Consent Decree with the Washington State Department of Ecology and the Environmental Protection Agency. Under the terms of the Consent Decree the Hidden Valley Landfill is required to be closed on or before December 31, 1998; after which all of the waste collected by the Murrey Companies in Pierce County will be long hauled to an alternate disposal site until the new solid waste landfill in Pierce County is opened. The new landfill is projected to open in November 1999. Management of the Company does not believe that the closure of the Hidden Valley Landfill will have a material adverse impact on it's business, financial position, results of operations or cash flows.

  Employees

     Approximately 55 drivers and mechanics at WCI's Vancouver, Washington operation are represented by the Teamsters Union, with which Browning-Ferris Industries of Washington, Inc., the Company's predecessor in Vancouver, entered a four-year collective bargaining agreement in January 1997. Approximately 11 drivers at Arrow Sanitary Services, Inc. ("Arrow"), a wholly owned

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

subsidiary of the Company, are represented by the Teamsters Union, with which Arrow entered into a three-year collective bargaining agreement in March 1998. In addition, in July 1997, the employees at the Company's facility in Issaquah, Washington, adopted a measure to select a union to represent them in labor negotiations with management. The union and management operated under a one-year negotiating agreement, that ended July 27, 1998.

     Since July 27, 1998, negotiations have continued between the union and the Company, although the union is permitted to call a strike or call for arbitration of the outstanding issues. The employees at Issaquah have filed to decertify the union, and the union has filed a claim with the National Labor Relation Board to attempt to block the decertification. The Company is not aware of any other organizational efforts among its employees and believes that its relations with its employees are good.

     Approximately 44 of the Murrey Companies' route drivers are represented by the Teamsters Union. The Murrey Companies have a collective bargaining agreement that expires in June 1999. The Murrey Companies are not aware of any other organizational efforts among their employees and believes that their relations with their employees are good.

10. EMPLOYEE BENEFIT PLAN

     The Murrey Companies have a voluntary savings and investment plan (the "401(k) Plan"). The 401(k) Plan is available to all eligible, non-union employees of the Murrey Companies. Under the 401(k) Plan, the Murrey Companies' contributions are at the discretion of management. During the years ended December 31, 1995, 1996 and 1997, the Murrey Companies' 401(k) Plan expense was approximately $246, $267 and $316, respectively.

11. REDEEMABLE CONVERTIBLE PREFERRED STOCK

     In September 1997, the Company received net proceeds of $6,992 from the sale of 2,499,998 shares of redeemable convertible preferred stock (the "Preferred Stock"). The Preferred Stock accrues cumulative dividends at the rate of $.098 per share annually. Accumulated and unpaid dividends on Preferred Stock amounted to $61 as of December 31, 1997. The Preferred Stock and any accumulated and unpaid dividends are convertible at the holder's option into shares of the Company's common stock at the calculated rate of $2.80 per share divided by the "Conversion Price" subject to certain anti-dilution adjustments. Each share was automatically converted into common stock immediately upon the closing of the Company's initial public offering of common stock at a Conversion Price of $2.80 per share.

     Each share of Preferred Stock is redeemable, at the holder's option, during the period from April 1, 1999 through October 1, 1999 for $4.20 per share plus any accumulated and unpaid dividends. The difference between the carrying value of the Preferred Stock and the redemption value (including accumulated dividends) is being accreted using the interest method through the earliest redemption date. The redemption of the Preferred Stock is not mandatory if it would cause the Company to incur additional indebtedness or if it is prohibited under any of the Company's then existing debt agreements.

     The preferred stockholders are entitled to one vote for each share of common stock into which such shares can be converted, and are also entitled to liquidation preferences equal to the greater of

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

the initial purchase price per share ($2.80) plus any accumulated and unpaid dividends, plus the greater of $4.20 per share or an amount which equals an internal rate of return of 50% to the investor. After receiving such preference, the holders of the preferred stock share remaining proceeds with the common stockholders on an as converted basis.

12. STOCKHOLDERS' EQUITY

  Common Stock

     Of the 47,759,030 shares of common stock authorized but unissued as of December 31, 1997, the following shares were reserved for issuance:

Preferred Stock..........................................  2,521,874
Madera acquisition (Note 2)..............................  1,200,000
Stock option plan........................................  1,200,000
Stock purchase warrants..................................  1,056,000
                                                           ---------
                                                           5,977,874
                                                           =========

  Stockholder Notes Receivable

     In December 1997, the Company provided loans in the aggregate amount of $82 to certain employees, who are also common stockholders, for the purchase of shares of the Company's Preferred Stock. The notes bear interest at 8%, are due on January 1, 1999 and are secured by the Preferred Stock purchased and common stock owned by the employees.

  Stock Options

     In November 1997, WCI's Board of Directors adopted a stock option plan in which all officers, employees, directors and consultants may participate (the "Option Plan"). Options granted under the Option Plan may either be incentive stock options or nonqualified stock options (the "Options") and they will generally have a term of 10 years from the date of grant and will vest over periods determined at the date of grant. The exercise prices of the options are determined by the Company's Board of Directors and will be at least 100% or 110% of the fair market value of the Company's common stock on the date of grant as provided for in the Option Plan.

     In connection with the Option Plan, WCI's Board of Directors approved the reservation of 1,200,000 shares of common stock for issuance thereunder. As of December 31, 1997 and September 30, 1998, 35,000 options to purchase common stock were exercisable under the Option Plan. In addition, as of December 31, 1997 and September 30, 1998, options for 671,500 and 160,450 shares, respectively of common stock were available for future grants under the Option Plan.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

     A summary of WCI's stock option activity and related information during the period from inception (September 9, 1997) through December 31, 1997 and the nine months ended September 30, 1998 is presented below:

                                                 NUMBER OF       WEIGHTED AVERAGE
                                              SHARES (OPTIONS)    EXERCISE PRICE
                                              ----------------   ----------------
Outstanding at inception....................            --            $  --
Granted.....................................       528,500             4.92
Forfeited...................................            --               --
Exercised...................................            --               --
                                                 ---------
Outstanding as of December 31, 1997.........       528,500             4.92
Granted (unaudited).........................       511,050             9.59
Forfeited (unaudited).......................            --               --
Exercised (unaudited).......................            --               --
                                                 ---------
Outstanding as of September 30, 1998
  (unaudited)...............................     1,039,550             7.21
                                                 =========

     The following table summarizes information about stock options outstanding as of December 31, 1997 and September 30, 1998:

                                            DECEMBER 31, 1997      SEPTEMBER 30, 1998
                                            ------------------    --------------------
                                                      WEIGHTED                WEIGHTED
                                                      AVERAGE                 AVERAGE
                                                      EXERCISE                EXERCISE
              EXERCISE RANGE                SHARES     PRICE       SHARES      PRICE
              --------------                -------   --------    ---------   --------
                                                                      (UNAUDITED)
$ 2.80 to  5.00...........................  385,500     2.85        589,800     2.91
$ 6.00 to  9.50...........................       --       --         72,500     8.54
$10.50 to 12.50...........................  143,000    10.50        245,000    11.07
$15.19 to 19.00...........................       --       --         95,750    17.24
$21.00 to 22.13...........................       --       --         36,500    21.90
                                            -------    -----      ---------    -----
                                            528,500     4.92      1,039,550     7.21
                                            =======    =====      =========    =====

     The weighted average remaining contractual life of stock options outstanding as of December 31, 1997, was 9.4 years.

     Pro Forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the period from inception (September 9, 1997) through December 31, 1997: risk-free interest rate of 6%; dividend yield of zero; volatility factor of the expected market price of the Company's common stock of .40; and a weighted-average expected life of the option of 4 years.

     The Black-Scholes option valuation model was developed for us in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net loss and pro forma basic net loss per share for the year ended December 31, 1997 were $(3,754) and $(0.90) per share, respectively.

     During the nine months ended September 30, 1998, the Company recorded deferred stock compensation of $821 relating to stock options granted during the period with exercise prices less than the estimated fair value of the Company's common stock on the date of grant. The deferred stock compensation is being amortized into expense over the vesting periods of the stock options which generally range from 1 to 3 years. Compensation expense of $322 was recorded during the nine months ended September 30, 1998 relating to these options, and the remaining $499 will be amortized into expense in future periods.

  Stock Purchase Warrants

     In September 1997, the Company issued a warrant to purchase 200,000 shares of the Company's common stock to the Bank that provided the Line and term loan payable (Notes 7 and 8). The exercise price of the warrant is $.01 per share. The warrant was valued at $382 on its date of issuance using the Black-Scholes pricing model with an assumed stock price volatility of .40, risk-free interest rate of 6.0%, estimated fair value of the common stock of $1.92 per share and an expected life of 7 years. The value assigned to the warrant was reflected as a discount on long-term debt. The discount was fully accreted to interest expense using the straight-line method over the expected term of the debt agreements (approximately three months).

     In connection with their guarantee of certain of the Company's debt obligations (Notes 7 and 8), the Company issued warrants to purchase 841,000 shares of the Company's common stock to certain directors and stockholders of the Company. The exercise price of the warrants is $2.80 per share. The warrants were valued at $328 on their date of issuance using the Black-Scholes pricing model with an assumed stock price volatility of .40, risk-free interest rate of 6.0%, estimated fair value of the common stock of $1.92 per share and expected lives of 3 years. The value assigned to these warrants was fully amortized to interest expense over the expected term of the debt agreements (approximately three months).

     In December 1997, the Company issued to consultants warrants to purchase 15,000 shares of the Company's common stock. Warrants to purchase 10,000 and 5,000 shares of common stock had exercise prices of $5.00 per share and $2.80 per share, respectively.

     In February 1998, the Company granted warrants to an employee to purchase 50,000 shares of the Company's common stock at $2.80 per share. The Company recorded stock compensation expense of approximately $235 relating to these warrants.

  Initial Public Offering

     In May 1998, the Company sold in its initial public offering, a total of 2,300,000 shares of common stock at $12.00 per share. The net proceeds after underwriters' commissions and fees and

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

other costs associated with the offering were approximately $23,986. In connection with the offering, the redeemable convertible preferred stock was converted into common stock, and the redemption provisions of the common stock issued in connection with the Madera acquisition (Note 2) expired.

13. INCOME TAXES

     The provision (benefit) for income taxes for the years ended December 31, 1995, 1996 and 1997 consists of the following:

                                    PREDECESSORS
                      ----------------------------------------                          PREDECESSORS
                                                 FIBRES                              ------------------       WCI
                                           INTERNATIONAL, INC.                       THE DISPOSAL GROUP   SUPPLEMENTAL
                                               PERIOD FROM                                COMBINED        CONSOLIDATED
                      THE DISPOSAL GROUP     JANUARY 1, 1995     WCI SUPPLEMENTAL       PERIOD FROM        YEAR ENDED
                           COMBINED              THROUGH           CONSOLIDATED       JANUARY 1, 1996     DECEMBER 31,
                          YEAR ENDED          NOVEMBER 30,          YEAR ENDED            THROUGH         ------------
                      DECEMBER 31, 1995           1995           DECEMBER 31, 1995     JULY 31, 1996      1996    1997
                      ------------------   -------------------   -----------------   ------------------   ----    ----
Current:
  Federal............       $  --                  $29                 $543                 $207          $562    $716
  State..............          --                   --                   --                   --            --      --
Deferred:
  Federal............        (298)                  --                  147                  298           (19)   (414)
  State..............          --                   --                   --                   --            --      --
                            -----                  ---                 ----                 ----          ----    ----
                            $(298)                 $29                 $690                 $505          $543    $302
                            =====                  ===                 ====                 ====          ====    ====

     Significant components of deferred income tax assets and liabilities are as follows as of December 31, 1996 and 1997:

                                                            WCI SUPPLEMENTAL
                                            PREDECESSORS      CONSOLIDATED
                                              COMBINED      ----------------
                                                1996        1996      1997
                                            ------------    -----    -------
Deferred income tax assets:
  Accounts receivable reserves............     $   32       $  --    $     8
  Amortization............................         --          --        290
  Accrued expenses........................          4          --         --
  Vacation accrual........................          2          --         15
  Net operating losses....................        208          --         54
                                               ------       -----    -------
Total deferred income tax assets..........        246          --        367
Deferred income tax liability:
  Depreciation............................         --        (702)    (1,187)
                                               ------       -----    -------
Net deferred income tax asset
  (liability).............................        246
Less valuation allowance..................       (246)         --         --
                                               ------       -----    -------
                                               $   --       $(702)   $  (820)
                                               ======       =====    =======

     The differences between the Company's provision (benefit) for income taxes as presented in the accompanying statements of operations and benefit for income taxes computed at the federal

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

statutory rate is comprised of the items shown in the following table as a percentage of pre-tax income (loss):

                                                      PREDECESSORS
                       ---------------------------------------------------------------------------
                                                FIBRES                              THE DISPOSAL
                                            INTERNATIONAL,                              GROUP
                         THE DISPOSAL            INC.                                 COMBINED
                             GROUP            PERIOD FROM                            PERIOD FROM
                           COMBINED         JANUARY 1, 1995      PREDECESSORS      JANUARY 1, 1996
                          YEAR ENDED            THROUGH         ONE MONTH ENDED        THROUGH
                       DECEMBER 31, 1995   NOVEMBER 30, 1995   DECEMBER 31, 1995    JULY 31, 1996
                       -----------------   -----------------   -----------------   ---------------
Income tax provision
  (benefit) at the
  statutory rate.....        (34.0%)             34.0%                34.0%              34.0%
Effect of valuation
  allowance..........           --                 --                (34.0%)            (16.0%)
                             -----               ----                -----              -----
                             (34.0%)             34.0%                  --               18.0%
                             =====               ====                =====              =====

                                                              PREDECESSORS
                                                 ---------------------------------------
                                                   PREDECESSORS          PREDECESSORS
                                                     COMBINED              COMBINED
                                                   PERIOD ENDED       NINE MONTHS ENDED
                                                 DECEMBER 31, 1996    SEPTEMBER 30, 1997
                                                 -----------------    ------------------
Income tax benefit at the statutory rate.......        (34.0%)              (34.0%)
Effect of valuation allowance..................         34.0%                34.0%
Stock compensation expense.....................           --                   --
                                                       -----                -----
                                                          --                   --
                                                       =====                =====

                                                                  WCI SUPPLEMENTAL
                                                                    CONSOLIDATED
                                                              -------------------------
                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                               1995     1996      1997
                                                              ------    -----    ------
Income tax provision (benefit) at the statutory rate........   34.0%    34.0%    (34.0%)
Tax effect of companies reporting under Subchapter S........  (17.0%)   10.0%     (1.0%)
Stock compensation expense..................................     --       --      44.0%
Other.......................................................    1.0%     1.0%       --
                                                              -----     ----     -----
                                                               18.0%    45.0%      9.0%
                                                              =====     ====     =====

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

14. NET INCOME (LOSS) PER SHARE INFORMATION

     The following table sets forth the calculation of the numerator and denominator used in the computation of basic and diluted net loss per share and pro forma basic and diluted net income (loss) per share for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998. The pro forma basic and diluted net income (loss) per share calculations assume the conversion of all outstanding shares of redeemable convertible preferred stock for the period from inception (September 9, 1997) through December 31, 1997, and the conversion of all outstanding shares of redeemable convertible preferred stock and redeemable common stock for the nine months ended September 30, 1998, as if such conversions occurred as of the first day of each period presented or the actual date of issuance, if subsequent to the first day of the period presented.

                                    YEAR ENDED                YEAR ENDED             NINE MONTHS ENDED
                                   DECEMBER 31,            DECEMBER 31, 1997        SEPTEMBER 30, 1997
                              -----------------------   -----------------------   -----------------------
                                                                                        (UNAUDITED)
                                 1995         1996
                              ----------   ----------                PRO FORMA
                                BASIC        BASIC        BASIC        BASIC        BASIC       DILUTED
                              NET INCOME   NET INCOME    NET LOSS     NET LOSS    NET INCOME   NET INCOME
                              PER SHARE    PER SHARE    PER SHARE    PER SHARE    PER SHARE    PER SHARE
                              ----------   ----------   ----------   ----------   ----------   ----------
Numerator:
 Income (loss) before
   extraordinary item.......  $    3,225   $      663   $   (3,750)  $   (3,750)  $      932   $      932
 Redeemable convertible
   preferred stock
   accretion................          --           --         (531)          --           --           --
                              ----------   ----------   ----------   ----------   ----------   ----------
 Income (loss) applicable to
   common stockholders
   before extraordinary
   item.....................  $    3,225   $      663   $   (4,281)  $   (3,750)  $      932   $      932
                              ==========   ==========   ==========   ==========   ==========   ==========
 Extraordinary item.........          --           --           --           --           --           --
                              ----------   ----------   ----------   ----------   ----------   ----------
 Net income (loss)
   applicable to common
   stockholders.............  $    3,225   $      663   $   (4,281)  $   (3,750)  $      932   $      932
                              ==========   ==========   ==========   ==========   ==========   ==========
Denominator:
 Weighted average common
   shares outstanding.......   2,888,880    2,888,880    4,761,447    4,761,447    2,888,880    2,888,880
 Dilutive effect of stock
   options and warrants
   outstanding..............          --           --           --           --           --           --
 Incremental common shares
   issuable upon redemption
   of redeemable common
   stock....................          --           --           --           --           --           --
 Incremental common shares
   issuable upon conversion
   of preferred stock.......          --           --           --    2,499,998           --           --
                              ----------   ----------   ----------   ----------   ----------   ----------
                               2,888,880    2,888,880    4,761,447    7,261,445    2,888,880    2,888,880
                              ==========   ==========   ==========   ==========   ==========   ==========

                                               NINE MONTHS ENDED
                                              SEPTEMBER 30, 1998
                              ---------------------------------------------------
                                                  (UNAUDITED)

                                                         PRO FORMA     PRO FORMA
                                BASIC        DILUTED       BASIC        DILUTED
                              NET INCOME   NET INCOME    NET INCOME   NET INCOME
                              PER SHARE     PER SHARE    PER SHARE     PER SHARE
                              ----------   -----------   ----------   -----------
Numerator:
 Income (loss) before
   extraordinary item.......  $    2,368   $     2,368   $    2,368   $     2,368
 Redeemable convertible
   preferred stock
   accretion................        (917)         (917)          --            --
                              ----------   -----------   ----------   -----------
 Income (loss) applicable to
   common stockholders
   before extraordinary
   item.....................  $    1,451   $     1,451   $    2,368   $     2,368
                              ==========   ===========   ==========   ===========
 Extraordinary item.........        (815)         (815)        (815)         (815)
                              ----------   -----------   ----------   -----------
 Net income (loss)
   applicable to common
   stockholders.............  $      636   $       636   $    1,553   $     1,553
                              ==========   ===========   ==========   ===========
Denominator:
 Weighted average common
   shares outstanding.......   8,365,412     8,365,412    8,365,412     8,365,412
 Dilutive effect of stock
   options and warrants
   outstanding..............          --     1,584,836           --     1,584,836
 Incremental common shares
   issuable upon redemption
   of redeemable common
   stock....................          --       377,290      377,290       377,290
 Incremental common shares
   issuable upon conversion
   of preferred stock.......          --            --    1,263,735     1,263,735
                              ----------   -----------   ----------   -----------
                               8,365,412    10,327,538   10,006,437    11,591,273
                              ==========   ===========   ==========   ===========

     As of December 31, 1997, outstanding options to purchase 528,500 shares of common stock (with exercise prices ranging from $2.80 to $10.50), outstanding warrants to purchase 1,056,000 shares of common stock (with exercise prices from $0.01 to $5.00), and the outstanding Redeemable Convertible Preferred Stock could potentially dilute basic earnings per share in the future and have not been included in the computation of diluted net loss per share because to do so would have been antidilutive for the period presented.

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

15. NEW CREDIT FACILITY

     On January 30, 1998, the Company obtained a revolving credit facility from BankBoston (the "Credit Facility"). The maximum amount available under the Credit Facility was $25,000 including stand-by letters-of-credit and the borrowings bore interest at various fixed and/or variable rates at the Company's option. The Credit Facility allowed for the Company to issue up to $5,000 in stand-by letters-of-credit. The Credit Facility required quarterly payments of interest. The Credit Facility required the Company to pay an annual commitment fee equal to 0.5% of the unused portion of the Credit Facility. In connection with the Credit Facility the Company granted to an affiliate of BankBoston a warrant to purchase 140,000 shares of the Company's common stock with an exercise price of $2.80 per share and an expiration date of January 29, 2008.

     On May 28, 1998, the Company entered into a new revolving credit facility with a syndicate of banks for which BankBoston N.A. acts as agent (the "May Credit Facility"). The maximum amount available under the May Credit Facility was $60 million (including stand-by letters of credit) and the borrowings bore interest at various fixed and/or variable rates at the Company's option (approximately 7.49% as of September 30, 1998). The May Credit Facility replaced an existing revolving credit facility. The May Credit Facility allowed for the Company to issue up to $5 million in stand-by letters-of-credit. The May Credit Facility required quarterly payments of interest. Borrowings under the May Credit Facility were secured by virtually all of the Company's assets. The May Credit Facility required the Company to pay an annual commitment fee equal to 0.375% of the unused portion of the Credit Facility.


     On November 20, 1998, the Company entered into a new revolving credit facility with a syndicate of banks for which BankBoston N.A. acts as agent (the "November Credit Facility"). The maximum amount available under the November Credit Facility is $125 million (including stand-by letters of credit) and the borrowings bear interest at various fixed and/or variable rates at the Company's option (approximately 7.0% as of September 30, 1998). The November Credit Facility replaced an existing revolving credit facility. The November Credit Facility allows for the Company to issue up to $15 million in stand-by letters-of-credit. The November Credit Facility requires quarterly payments of interest and it matures in November 2003. Borrowings under the November Credit Facility are secured by virtually all of the Company's assets. The November Credit Facility requires the Company to pay an annual commitment fee equal to 0.375% of the unused portion of the November Credit Facility. The November Credit Facility places certain business, financial and operating restrictions on the Company relating to, among other things the incurrence of additional indebtedness, investments, acquisitions, asset sales, mergers, dividends, distributions and repurchase and redemption of capital stock. The November Credit Facility also requires that specified financial ratios and balances be maintained. Management of the Company expects to record an extraordinary charge of approximately $211 (net of income tax) in the fourth quarter of 1998 related to the extinguishment of the May Credit Facility.


16. RELATED PARTY TRANSACTIONS

     WCI has entered into certain transactions with Continental Paper, LLC ("Continental"), in which WCI delivers to Continental all of it's collected recyclable materials in areas in which Continental has processing facilities and Continental pays WCI market rates for the recyclable materials. Certain of WCI's stockholders are the majority owners of Continental. During the year

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                               DECEMBER 31, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                (INFORMATION RELATING TO SEPTEMBER 30, 1998 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

ended December 31, 1997, WCI received approximately $223 from Continental in these transactions.

  Operating Lease

     The Murrey Companies lease land (on which certain of their facilities are located) from a shareholder of the Murrey Companies. This lease is pursuant to an informal arrangement whereby the Murrey Companies pay all of the property taxes and other expenses associated with the leased land in lieu of monthly rent. These payments totaled approximately $10 during each of the years ended December 31, 1995, 1996, and 1997.

  Advances

     As of December 31, 1996 and 1997, the Murrey Companies any had non-interest bearing advances payable to one of their shareholders totaling $818 and $543, respectively.

  Disposal Fees

     During the years ended December 31, 1995, 1996 and 1997, the Murrey Companies paid $7,355, $7,730, and $8,592, respectively, in disposal fees to a landfill that is owned and operated by a company in which one of the Murrey Companies' shareholders has an approximate 33% ownership interest.

------------------------------------------------------
------------------------------------------------------

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WASTE CONNECTIONS HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL, AND IT DOES NOT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF WHEN THIS PROSPECTUS IS DELIVERED OR THESE SECURITIES ARE SOLD.

                               ------------------

                               TABLE OF CONTENTS


                                       PAGE
                                       ----
Prospectus Summary...................     3
Risk Factors.........................     9
Use of Proceeds......................    15
Price Range of Common Stock..........    16
Dividend Policy......................    16
Capitalization.......................    17
Dilution.............................    18
Selected Historical, Supplemental and
  Pro Forma Financial and Operating
  Data...............................    19
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    25
Business.............................    36
Management...........................    52
Certain Transactions.................    59
Principal Stockholders...............    62
Description of Capital Stock.........    64
Shares Eligible for Future Sale......    67
Plan of Distribution.................    69
Legal Matters........................    71
Experts..............................    71
Available Information................    72
Index to Financial Statements........   F-1


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                3,250,000 SHARES

                                     [LOGO]

                                  COMMON STOCK
                              -------------------
                                   PROSPECTUS
                              -------------------
                                 BT ALEX. BROWN
                                CIBC OPPENHEIMER
                                 FIRST ANALYSIS
                             SECURITIES CORPORATION
                                           , 1999

------------------------------------------------------
------------------------------------------------------

                  APPENDIX--DESCRIPTION OF GRAPHICAL MATERIALS

                                  INSIDE COVER

UPPER LEFT PHOTO

Caption above: "COLLECTION" - Picture of a rear end loader.

UPPER RIGHT PHOTO

Caption above: "TRANSFER" - Picture of a transfer station and transfer trailer.

LOWER LEFT PHOTO

Caption below: "DISPOSAL" - Picture of lined landfill.

LOWER RIGHT PHOTO

Caption below: "RECYCLING" - Picture of a recycling picking line.

                                INSIDE GATE-FOLD

OVERVIEW

Map of western United States with areas of operations highlighted and notations of locations of the company's facilities and types of operations.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee........................................  $   18,572.57
NASDAQ Listing Fee*.........................................  $   17,500.00
NASD Filing Fee.............................................  $    7,180.78
Accounting Fees and Expenses*...............................  $  600,000.00
Printing and Engraving Expenses*............................  $  200,000.00
Legal Fees and Expenses*....................................  $  200,000.00
Transfer Agent and Registrar Fees*..........................  $    2,500.00
Miscellaneous Expenses*.....................................  $   54,246.65
                                                              -------------
Total*......................................................  $1,100,000.00

---------------
* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Amended and Restated Certificate of Incorporation (the "Restated Certificate") of Waste Connections provides that a director will not be personally liable to Waste Connections or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "Delaware Law"), which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of Waste Connections will be eliminated or limited to the fullest extent permitted by the Delaware Law as amended.

     Section 145(a) of the Delaware Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Section 145(b) of the Delaware Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the Delaware Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145(d) of the Delaware Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

     Section 145(e) of the Delaware Law provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     Section 145(f) of the Delaware Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the Delaware Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

     Section 145(j) of the Delaware Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Pursuant to Section 145 of the Delaware Law, Waste Connections has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such. Waste Connections has entered into indemnification agreements with each of its directors and officers providing for mandatory indemnification and advancement of expenses to the maximum extent permitted by the Delaware Law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Set forth below is a listing of all sales by Waste Connections of unregistered securities since Waste Connections was incorporated on September 9, 1997. All such sales were exempt from registration under the Securities Act, pursuant to Section 4(2) of the Securities Act (and, as noted below, Regulation D or Rule 701 thereunder), as they were transactions not involving a public offering. The Company believes that each of the issuances made pursuant to
Section 4(2) was made to a sophisticated investor, who had the financial resources to bear the information concerning Waste Connections. The consideration paid to Waste Connections in respect of each issuance was cash, unless otherwise indicated. Waste Connections sales described below were made by Waste Connections without the issuance of any underwriters.

          1. In September and October 1997, Waste Connections in a private placement sold an aggregate of 2,300,000 shares of common stock at a price of $0.01 per share and 2,499,998 shares of Series A Preferred Stock at a price of $2.80 per share to 19 accredited investors, including certain officers and directors of Waste Connections. Such sales were made in accordance with Regulation D promulgated under the Securities Act.

          2. In February 1998, Waste Connections issued to the shareholders of Madera an aggregate of 1,000,000 shares of common stock and warrants to purchase 200,000 shares of common stock at an exercise price of $4.00 per share, all as part of the consideration for the acquisition of Madera. Such shares and warranties were issued pursuant to Regulation D under the Securities Act.

          3. In April 1998, Waste Connections issued to Jesse's Disposal and A-1 Disposal, Inc. an aggregate of 41,818 shares of common stock, valued at approximately $500,000, as part of the consideration for the acquisition of certain business assets of those companies. Such shares were issued pursuant to Regulation D under the Securities Act.

          4. In May 1998, Waste Connections issued to the shareholders of Sower's Sanitation, Inc. and Sunshine Sanitation Incorporated an aggregate of 27,272 shares of common stock, valued at approximately $300,000, as part of the consideration for Waste Connections' acquisition of those companies. Such shares were issued pursuant to Regulation D under the Securities Act.

          5. In May 1998, Waste Connections issued to the shareholders of T&T Disposal, Inc. an aggregate of 13,636 shares of common stock, valued at approximately $150,000, as part of the consideration for Waste Connections' acquisition of that company. Such shares were issued pursuant to Regulation D under the Securities Act.

          6. In June 1998, Waste Connections issued to Contractor's Waste Removal, L.C. an aggregate of 76,923 shares of common stock, valued at approximately $1,000,000, as part of the consideration for Waste Connections' acquisition of certain business assets of that company. Such shares were issued pursuant to Regulation D under the Securities Act.

          7. In June 1998, Waste Connections issued to the shareholders of Arrow Sanitary Services, Inc. an aggregate of 213,750 shares of common stock, valued at approximately $3,043,800, as part of the consideration for Waste Connections' acquisition of that company. Such shares were issued pursuant to Regulation D under the Securities Act.

          8. In July 1998, Waste Connections issued to the shareholders of Shrader Refuse and Recycling Services Company an aggregate of 146,608 shares of common stock, valued at approximately $1,345,660, as part of the consideration for Waste Connections' merger with that company. Such shares were issued pursuant to Regulation D under the Securities Act.

          9. In September 1998, Waste Connections issued to Youngclaus Enterprises 6,510 shares of common stock, valued at approximately $139,000, as part of the consideration for the acquisition of certain assets of that business. Such shares were issued pursuant to Regulation D under the Securities Act.


          10. From September 1997 through January 29, 1999, Waste Connections issued options to purchase an aggregate of 1,472,100 shares of common stock to various officers, directors and employees, with a weighted average exercise price per share of $10.37. Such options are exercisable on various dates at prices ranging from $2.80 to $22.125. Such options were issued pursuant to Rule 701 under the Securities Act.



          11. From September 1997 through January 19, 1999, Waste Connections issued warrants to purchase an aggregate of 1,463,935 shares to various consultants, with a weighted average exercise price of $3.31 per share. Such warrants are exercisable on various dates at prices ranging from $0.01 to $22.125. In December 1998, Imperial Bank exercised warrants to purchase 199,889 shares of Waste Connections' common stock. Such warrants and shares of common stock were issued pursuant to Regulation D under the Securities Act.


          12. In January 1999, Waste Connections issued to certain former shareholders of Madera an aggregate of 15,444 shares of common stock, valued at approximately $293,000, as part of the consideration for Waste Connections' acquisition of Madera. Such shares were issued pursuant to Regulation D under the Securities Act.


          13. In January 1999, Waste Connections issued to Los Tres Banditos, LLC 59,447 shares of common stock, valued at approximately $1,075,000, in payment of certain finder's fees under a consulting agreement. Such shares were issued pursuant to Regulation D under the Securities Act.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

(a) EXHIBITS.


     EXHIBIT
     NUMBER                       DESCRIPTION OF EXHIBITS
    ---------                     -----------------------
     1.1++      Form of Underwriting Agreement among the Registrant and the
                Underwriters
     3.1*       Amended and Restated Certificate of Incorporation of Waste
                Connections, in effect as of the date hereof
     3.2*       Amended and Restated By-laws of Waste Connections, in effect as of the date hereof
     4.1*       Form of Common Stock Certificate
     5.1++      Opinion of Shartsis, Friese & Ginsburg LLP
    10.1***+    Amended and Restating Revolving Credit Agreement, dated as of November 20, 1998, between Waste Connections and various banks represented by BankBoston, N.A.
    10.2*       1997 Stock Option Plan

     EXHIBIT
     NUMBER                       DESCRIPTION OF EXHIBITS
    ---------                     -----------------------
    10.3*       Form of Option Agreement(1)
    10.4*       Form of Warrant Agreement(2)
    10.5*       Warrant Agreement and related Anti-Dilution Agreement issued to Imperial Bank
    10.6*       Warrant Agreement and related Anti-Dilution Agreement issued to BankBoston, N.A.
    10.7*       Form of Stock Purchase Agreement dated as of September 30,
                1997(3)
    10.8***+    Form of Third Amended and Restated Investors' Rights
                Agreement dated as of December 31, 1998(3)
    10.9*       Employment Agreement among Waste Connections, J. Bradford
                Bishop, Frank W. Cutler, James N. Cutler, Jr. and Ronald J.
                Mittelstaedt, dated as of October 1, 1997
    10.10*      First Amended Employment Agreement between Waste Connections and Darrell Chambliss, dated as of October 1, 1997
    10.11*      First Amended Employment Agreement between Waste Connections and Michael Foos, dated as of October 1, 1997
    10.12*      First Amended Employment Agreement between Waste Connections and Eric Moser, dated as of October 1, 1997
    10.13*      Employment Agreement between Waste Connections and Steven
                Bouck, dated as of February 1, 1998
    10.14*      Employment Agreement between Waste Connections and Eugene V.
                Dupreau, dated as of February 23, 1998
    10.15*      Employment Agreement between Waste Connections and Charles
                B. Youngclaus, dated as of February 23, 1998
    10.16+*     Purchase and Sale Agreement, dated as of September 29, 1997, between Browning-Ferris Industries, Inc., Browning-Ferris,
                Inc. and Browning-Ferris Industries of Idaho, Inc., as
                Sellers, and Waste Connections, Waste Connections of Idaho,
                Inc. and Continental Paper Recycling, L.L.C. as Buyers
    10.17+*     Stock Purchase Agreement, dated as of January 26, 1998,
                among Waste Connections, Waste Connections of Idaho, Inc.
                and the shareholders of Waste Connections of Idaho, Inc.
    10.18+*     Stock Purchase Agreement, dated as of February 4, 1998,
                among Waste Connections and the shareholders of Madera
                Disposal Company, Inc.
    10.19+*     Asset Purchase Agreement, dated as of March 1, 1998, among
                Waste Connections, Waste Connections of Idaho, Inc., Hunter
                Enterprises, Inc. and the shareholder of Hunter Enterprises,
                Inc.
    10.20*      Form of Indemnification Agreement entered into by Waste
                Connections and each of its directors and officers
    10.21+*     Asset Purchase Agreement, dated as of April 8, 1998, between
                Waste Connections, Waste Connections of Wyoming, Inc., A-1
                Disposal, Inc., David Jones and Thomas Fries
    10.22+*     Asset Purchase Agreement, dated as of April 8, 1998, between
                Waste Connections, Waste Connections of Wyoming, Inc. and
                Gwendolyn L. Sullivan
    10.23+*     Stock Purchase Agreement, dated as of May 8, 1998, by and
                among Waste Connections, Sunshine Sanitation, Incorporated,
                Robert E. Ewing and Sherry D. Ewing

     EXHIBIT
     NUMBER                       DESCRIPTION OF EXHIBITS
    ---------                     -----------------------
    10.24+*     Stock Purchase Agreement, dated as of May 8, 1998, by and
                among Waste Connections, Sowers' Sanitation, Inc., James C.
                Sowers and Mildred A. Sowers
    10.25+*     Stock Purchase Agreement, dated as of May 11, 1998, by and among Waste Connections, T&T Disposal, Inc. and Timothy
                Thomas
    10.26+#     Asset Purchase Agreement, dated as of June 1, 1998, by and among Waste Connections, Waste Connections of Utah, Inc.,
                Contractor's Waste, L.C., and Brad Kitchen, Heath Johnston
                and R. Scott McQuarrie
    10.27+##    Stock Purchase Agreement, dated as of June 5, 1998, by and among Waste Connections, B&B Sanitation, Inc., Red Carpet
                Landfill, Inc., Darlin Equipment, Inc., Lyle J. Buller,
                Larue A. Buller, the Lyle J. Buller Revocable Trust dated
                10/11/96 and Larue A. Buller, Trustee of the Larue A. Buller
                Revocable Trust dated 10/11/96
    10.28+-     Stock Purchase Agreement dated as of June 17, 1998, by and among Waste Connections, Arrow Sanitary Service, Inc.,
                Steven Giusto, Dennis Giusto, John Giusto, Michael Giusto
                and Kenneth Giusto
    10.29+-     Stock Purchase Agreement dated as of June 25, 1998, by and among Waste Connections, Curry Transfer and Recycling,
                Oregon Waste Technology, Petty H. Smart and A. Lewis Rucker
    10.30**+    Purchase and Sale Agreement dated as of June 25, 1998, by
                and between Petty H. Smart and Waste Connections
    10.31**+    Loan Agreement dated as of June 1, 1998, between Madera
                Disposal Systems, Inc. and the California Pollution Control
                Financing Authority
    10.32**     Employment Agreement between Waste Connections and David M.
                Hall, dated as of July 8, 1998
    10.33**+    Asset Purchase Agreement, dated as of July 27, 1998, by and among Waste Connections, Waste Connections of Utah, Inc.,
                Miller Containers, Inc., and Douglas L. Miller
    10.34--     Agreement and Plan of Merger, dated as of July 30, 1998, by and among Waste Connections, WCI Acquisition Corporation,
                Shrader Refuse and Recycling Service Company, Duane E.
                Shrader, Myrlen A. Shrader, Daniel L. Shrader, Mark S.
                Shrader, Michael D. Shrader and Daren L. Shrader
    10.35++-    Purchase and Sale Agreement dated as of July 31, 1998, by
                and between Ambler Vincent Development Company and Shrader
                Refuse and Recycling Service Company
    10.36**+    Asset Purchase Agreement dated as of August 21, 1998, among
                Waste Connections, Waste Connection of Utah, Inc. and Joseph
                E. Cunningham and Scott L. Helm
    10.37**+    Asset Purchase Agreement, dated as of August 10, 1998, by
                and among Waste Connections, Waste Connections of Utah,
                Inc., ABC Waste Inc., and David Boren
    10.38**     Form of Investors' Rights Agreement, dated as of July 31,
                1998(4)
    10.39**+    Purchase Agreement, dated as of July 31, 1998, by and among
                Waste Connections, Waste Connections of Nebraska, Inc., J &
                J Sanitation Inc., Big Red Roll Off Inc., Garry L. Jeffords,
                Darin R. Mueller, Leslie J. Jeffords, Leland J. Jeffords,
                Bradley Rowan, Great Plains Recycling, Inc., Roma L.
                Jeffords, Kristie K. Mueller, Sheri L. Jeffords and Betty L.
                Hargis

     EXHIBIT
     NUMBER                       DESCRIPTION OF EXHIBITS
    ---------                     -----------------------
    10.40***+   Asset Purchase Agreement, dated as of September 18, 1998, by and among Waste Connections, Waste Connections of Nebraska,
                Inc., Affiliated Waste Services, L.L.C., Leroy's Sanitary
                Service, Inc., Elden's Sanitary Service, Inc., Dennis'
                Sanitary Service, Inc., LeRoy Hintz and Janice Hintz, Dennis
                J. Mrsny and Mary Mrsny, and Elden W. Mrsny and Doris Mrsny
    10.41***+   Asset Purchase Agreement, dated as of September 9, 1998, by and among Waste Connections, Madera Disposal Systems, Inc.
                and Charles B. Youngclaus
    10.42***+   Asset Purchase Agreement, dated as of September 21, 1998, by and among Waste Connections, Waste Connections of Utah,
                Inc., Country Garbage Service Inc., Jay Mecham, Karl
                Bankowski, and Robert Lopez
    10.43***+   Asset Purchase Agreement, dated as of September 18, 1998, by and among Waste Connections, Waste Connections of Nebraska,
                Inc., Gary D. Wolff and Elizabeth L. Wolff
    10.44***+   Agreement and Plan of Merger, dated as of September 21,
                1998, by and among Waste Connections, WCI Acquisition
                Corporation, Evergreen Waste Systems Inc., Keith H.
                Alexander and Todd D. Alexander
    10.45***+   Asset Purchase Agreement, dated as of September 22, 1998, by and among Waste Connections, Curry Transfer & Recycling,
                Inc., Harrell's Septic, Ralph Hirt and Renate Hirt
    10.46***+   Asset Purchase Agreement, dated as of September 25, 1998, by and among Waste Connections, Curry Transfer & Recycling,
                Inc., Westlane Disposal, Loren Parker and Roberta Parker
    10.47***+   Asset Purchase Agreement, dated as of October 15, 1998, by and among Waste Connections, Waste Connections of Idaho,
                Inc., R&N LLC, Rumsey Sanitation, Inc., NADL Sanitation
                Inc., Bradley D. Rumsey, Emil Nejdl, and Kathy K. Rumsey
    10.48***+   Purchase and Sale Agreement, dated as of October 15, 1998, by and between R&N LLC and Waste Connections of Idaho, Inc.
    10.49***+   Agreement and Plan of Merger dated as of October 22, 1998, by and among Waste Connections, WCI Acquisition Corporation
                I, WCI Acquisition Corporation II, WCI Acquisition
                Corporation III, WCI Acquisition Corporation IV, Murrey's
                Disposal Company, Inc., American Disposal Company, Inc.,
                D.M. Disposal Co., Inc., Tacoma Recycling Company, Inc., the
                Murrey Trust UTA August 5, 1993, as amended, the Bonnie L.
                Murrey Revocable Trust UTA August 5, 1993, as amended,
                Donald J. Hawkins and Irmgard R. Wilcox
    10.50+      Purchase Agreement dated as of December 11, 1998, by and
                among Waste Connections, Butler County Landfill, Inc., Kobus
                Construction, Inc., Tom Kobus and Debbie Kobus
    21.1++      Subsidiaries of the Registrant
    23.1        Consent of Shartsis, Friese & Ginsburg LLP (included in
                Exhibit 5.1)
    23.2        Consent of Ernst & Young LLP, Independent Auditors
    23.3        Consent of Grant Thornton LLP, Independent Auditors
    23.4        Consent of PricewaterhouseCoopers LLP, Independent Auditors
    23.5++      Consent of Williams, Kastner & Gibbs PLLC
    24.1        Power of Attorney (included in Part II of the Registration
                Statement under the caption "Signatures")

---------------
  * Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 333-48029.

 ** Incorporated by reference to the exhibits filed with the Registrant's
    Registration Statement on Form S-4, Registration No. 333-59199.

*** Incorporated by reference to the exhibits filed with the Registrant's
    Registration Statement on Form S-4, Registration No. 333-65615.

  # Incorporated by reference to the exhibit filed with the Registrant's Form
    8-K filed on June 15, 1998.

## Incorporated by reference to the exhibit filed with the Registrant's Form 8-K filed on June 22, 1998.

  - Incorporated by reference to the exhibit filed with the Registrant's Form 8-K filed on July 1, 1998.

 -- Incorporated by reference to the exhibit filed with the Registrant's Form
    8-K filed on August 11, 1998.


  + Filed without exhibits and schedules (to be provided supplementally on request of the Commission).


 ++ Previously filed.

(1) Pursuant to the 1997 Stock Option Plan, Waste Connections issued options in this form to the following officers of Waste Connections (or in certain cases to an entity controlled by such individual) for the number of shares of Common Stock indicated: Darrell W. Chambliss (150,000); Michael R. Foos (150,000); Ronald J. Mittelstaedt (100,000); Eric J. Moser (85,000); Steven
    F. Bouck (200,000); Eugene V. Dupreau (10,000) and Charles B. Youngclaus (10,000). Waste Connections also issued options in this form to the following directors of Waste Connections: Michael W. Harlan (15,000); and William J. Razzouk (15,000).

(2) Waste Connections issued warrants in this form to the following directors of Waste Connections (or in certain cases to an entity controlled by such individual) for the number of shares of Common Stock indicated: James N. Cutler, Jr. (247,000); J. Bradford Bishop (247,000); Ronald J. Mittelstaedt (100,000). Waste Connections also issued warrants in this form as follows: warrants to purchase 247,000 shares of Common Stock to Board consultant Frank W. Cutler; warrants to purchase an aggregate of 200,000 shares of Common Stock to the shareholders of Madera in connection with Waste Connections's acquisition of Madera; warrants to purchase 66,794 shares of Common Stock to four consultants to Waste Connections; and warrants to purchase 50,000 shares of Common Stock to Steven Bouck.

(3) Each purchaser of shares in Waste Connections' September 1997 private placement of 2,300,000 shares of Common Stock and 2,499,998 shares of Series A Preferred Stock entered into a Stock Purchase Agreement and an Investors' Rights Agreement in these forms with respect to the shares purchased. Subsequent holders of Waste Connections' Common Stock have also become parties to the Investors' Rights Agreement.

(4) Each of the selling shareholders of Shrader Refuse and Recycling Service Company is a party to this Investors' Rights Agreement.

(b) FINANCIAL STATEMENT SCHEDULE.

     The following Financial Statement Schedule is filed herewith and made a part hereof:

        Schedule II -- Valuation and Quantifying Accounts.

     All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on January 29, 1999.


                                          WASTE CONNECTIONS, INC.

                                          By:  /s/ RONALD J. MITTELSTAEDT
                                            ------------------------------------
                                                   Ronald J. Mittelstaedt
                                             President, Chief Executive Officer
                                                        and Chairman


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 29, 1999.



                      SIGNATURE                                     TITLE                   DATE
                      ---------                                     -----                   ----
             /s/ RONALD J. MITTELSTAEDT                  President, Chief Executive   January 29, 1999
-----------------------------------------------------    Officer and Chairman
               Ronald J. Mittelstaedt

               /s/ EUGENE V. DUPREAU*                    Director and Vice            January 29, 1999
-----------------------------------------------------    President -- Madera
                  Eugene V. Dupreau

               /s/ MICHAEL W. HARLAN*                    Director                     January 29, 1999
-----------------------------------------------------
                  Michael W. Harlan

               /s/ WILLIAM J. RAZZOUK*                   Director                     January 29, 1999
-----------------------------------------------------
                 William J. Razzouk

                /s/ STEVEN F. BOUCK*                     Executive Vice President     January 29, 1999
-----------------------------------------------------    and Chief Financial Officer
                   Steven F. Bouck

                /s/ MICHAEL R. FOOS*                     Vice President and           January 29, 1999
-----------------------------------------------------    Corporate Controller
                   Michael R. Foos

            * /s/ RONALD J. MITTELSTAEDT                                              January 29, 1999
-----------------------------------------------------
               Ronald J. Mittelstaedt
                  Attorney-in-Fact

                    WASTE CONNECTIONS, INC. AND PREDECESSORS

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                             ADDITIONS
                                                      -----------------------    DEDUCTIONS
                                         BALANCE AT   CHARGED TO   CHARGED TO   (WRITE-OFFS,    BALANCE
                                         BEGINNING    COSTS AND      OTHER         NET OF       AT END
              DESCRIPTION                OF PERIOD     EXPENSES     ACCOUNTS    COLLECTIONS)   OF PERIOD
              -----------                ----------   ----------   ----------   ------------   ---------
Deducted from asset accounts:
  Allowance for doubtful accounts:
     Fibres International, Inc.:
       January 1, 1995 through November
          30, 1995.....................     $ 18         $ 10         $--           $ --         $ 28
     The Disposal Group Combined:
       Year ended December 31, 1995....       73          139          --            (99)         113
       Period from January 1, 1996
          through July 31, 1996........      113           72          --            (94)          91
     Predecessors Combined:
       One month ended December 31,
          1995.........................       28           --          --             --           28
       Period ended December 31,
          1996.........................       28           61          --             (8)          81
       Nine months ended September 30,
          1997.........................       81          139          --            (97)         123
     Waste Connections, Inc.:
       Period from inception (September
          9, 1997) through December 31,
          1997.........................       --           19          --                          19

                                 EXHIBIT INDEX


 EXHIBIT                                                                    PAGE
 NUMBER                        DESCRIPTION OF EXHIBITS                     NUMBER
 -------                       -----------------------                     ------
 1.1++       Form of Underwriting Agreement among the Registrant and the
             Underwriters................................................
 3.1*        Amended and Restated Certificate of Incorporation of Waste
             Connections, in effect as of the date hereof................
 3.2*        Amended and Restated By-laws of Waste Connections, in effect as of the date hereof.......................................
 4.1*        Form of Common Stock Certificate............................
 5.1++       Opinion of Shartsis, Friese & Ginsburg LLP..................
10.1***+     Amended and Restating Revolving Credit Agreement, dated as of November 20, 1998, between Waste Connections and various banks represented by BankBoston, N.A. ......................
10.2*        1997 Stock Option Plan......................................
10.3*        Form of Option Agreement(1).................................
10.4*        Form of Warrant Agreement(2)................................
10.5*        Warrant Agreement and related Anti-Dilution Agreement issued to Imperial Bank............................................
10.6*        Warrant Agreement and related Anti-Dilution Agreement issued to BankBoston, N.A. ........................................
10.7*        Form of Stock Purchase Agreement dated as of September 30,
             1997(3).....................................................
10.8***+     Form of Third Amended and Restated Investors' Rights
             Agreement dated as of December 31, 1998(3)..................
10.9*        Employment Agreement among Waste Connections, J. Bradford
             Bishop, Frank W. Cutler, James N. Cutler, Jr. and Ronald J.
             Mittelstaedt, dated as of October 1, 1997...................
10.10*       First Amended Employment Agreement between Waste Connections and Darrell Chambliss, dated as of October 1, 1997..........
10.11*       First Amended Employment Agreement between Waste Connections and Michael Foos, dated as of October 1, 1997...............
10.12*       First Amended Employment Agreement between Waste Connections and Eric Moser, dated as of October 1, 1997.................
10.13*       Employment Agreement between Waste Connections and Steven
             Bouck, dated as of February 1, 1998.........................
10.14*       Employment Agreement between Waste Connections and Eugene V.
             Dupreau, dated as of February 23, 1998......................
10.15*       Employment Agreement between Waste Connections and Charles
             B. Youngclaus, dated as of February 23, 1998................
10.16+*      Purchase and Sale Agreement, dated as of September 29, 1997, between Browning-Ferris Industries, Inc., Browning-Ferris,
             Inc. and Browning-Ferris Industries of Idaho, Inc., as
             Sellers, and Waste Connections, Waste Connections of Idaho,
             Inc. and Continental Paper Recycling, L.L.C. as Buyers......

 EXHIBIT                                                                    PAGE
 NUMBER                        DESCRIPTION OF EXHIBITS                     NUMBER
 -------                       -----------------------                     ------
10.17+*      Stock Purchase Agreement, dated as of January 26, 1998,
             among Waste Connections, Waste Connections of Idaho, Inc.
             and the shareholders of Waste Connections of Idaho, Inc. ...
10.18+*      Stock Purchase Agreement, dated as of February 4, 1998,
             among Waste Connections and the shareholders of Madera
             Disposal Company, Inc. .....................................
10.19+*      Asset Purchase Agreement, dated as of March 1, 1998, among
             Waste Connections, Waste Connections of Idaho, Inc., Hunter
             Enterprises, Inc. and the shareholder of Hunter Enterprises,
             Inc. .......................................................
10.20*       Form of Indemnification Agreement entered into by Waste
             Connections and each of its directors and officers..........
10.21+*      Asset Purchase Agreement, dated as of April 8, 1998, between
             Waste Connections, Waste Connections of Wyoming, Inc., A-1
             Disposal, Inc., David Jones and Thomas Fries................
10.22+*      Asset Purchase Agreement, dated as of April 8, 1998, between
             Waste Connections, Waste Connections of Wyoming, Inc. and
             Gwendolyn L. Sullivan.......................................
10.23+*      Stock Purchase Agreement, dated as of May 8, 1998, by and
             among Waste Connections, Sunshine Sanitation, Incorporated,
             Robert E. Ewing and Sherry D. Ewing.........................
10.24+*      Stock Purchase Agreement, dated as of May 8, 1998, by and
             among Waste Connections, Sowers' Sanitation, Inc., James C.
             Sowers and Mildred A. Sowers................................
10.25+*      Stock Purchase Agreement, dated as of May 11, 1998, by and among Waste Connections, T&T Disposal, Inc. and Timothy
             Thomas......................................................
10.26+#      Asset Purchase Agreement, dated as of June 1, 1998, by and among Waste Connections, Waste Connections of Utah, Inc.,
             Contractor's Waste, L.C., and Brad Kitchen, Heath Johnston
             and R. Scott McQuarrie......................................
10.27+##     Stock Purchase Agreement, dated as of June 5, 1998, by and among Waste Connections, B&B Sanitation, Inc., Red Carpet
             Landfill, Inc., Darlin Equipment, Inc., Lyle J. Buller,
             Larue A. Buller, the Lyle J. Buller Revocable Trust dated
             10/11/96 and Larue A. Buller, Trustee of the Larue A. Buller
             Revocable Trust dated 10/11/96..............................
10.28+-      Stock Purchase Agreement dated as of June 17, 1998, by and among Waste Connections, Arrow Sanitary Service, Inc.,
             Steven Giusto, Dennis Giusto, John Giusto, Michael Giusto
             and Kenneth Giusto..........................................
10.29+-      Stock Purchase Agreement dated as of June 25, 1998, by and among Waste Connections, Curry Transfer and Recycling,
             Oregon Waste Technology, Petty H. Smart and A. Lewis
             Rucker......................................................
10.30**+     Purchase and Sale Agreement dated as of June 25, 1998, by
             and between Petty H. Smart and Waste Connections............
10.31**+     Loan Agreement dated as of June 1, 1998, between Madera
             Disposal Systems, Inc. and the California Pollution Control
             Financing Authority.........................................
10.32**      Employment Agreement between Waste Connections and David M.
             Hall, dated as of July 8, 1998..............................
10.33**+     Asset Purchase Agreement, dated as of July 27, 1998, by and among Waste Connections, Waste Connections of Utah, Inc.,
             Miller Containers, Inc., and Douglas L. Miller..............

 EXHIBIT                                                                    PAGE
 NUMBER                        DESCRIPTION OF EXHIBITS                     NUMBER
 -------                       -----------------------                     ------
10.34--      Agreement and Plan of Merger, dated as of July 30, 1998, by and among Waste Connections, WCI Acquisition Corporation,
             Shrader Refuse and Recycling Service Company, Duane E.
             Shrader, Myrlen A. Shrader, Daniel L. Shrader, Mark S.
             Shrader, Michael D. Shrader and Daren L. Shrader............
10.35--      Purchase and Sale Agreement dated as of July 31, 1998, by
             and between Ambler Vincent Development Company and Shrader
             Refuse and Recycling Service Company........................
10.36**+     Asset Purchase Agreement dated as of August 21, 1998, among
             Waste Connections, Waste Connection of Utah, Inc. and Joseph
             E. Cunningham and Scott L. Helm.............................
10.37**+     Asset Purchase Agreement, dated as of August 10, 1998, by
             and among Waste Connections, Waste Connections of Utah,
             Inc., ABC Waste Inc., and David Boren.......................
10.38**      Form of Investors' Rights Agreement, dated as of July 31,
             1998(4).....................................................
10.39**+     Purchase Agreement, dated as of July 31, 1998, by and among
             Waste Connections, Waste Connections of Nebraska, Inc., J &
             J Sanitation Inc., Big Red Roll Off Inc., Garry L. Jeffords,
             Darin R. Mueller, Leslie J. Jeffords, Leland J. Jeffords,
             Bradley Rowan, Great Plains Recycling, Inc., Roma L.
             Jeffords, Kristie K. Mueller, Sheri L. Jeffords and Betty L.
             Hargis......................................................
10.40***+    Asset Purchase Agreement, dated as of September 18, 1998, by and among Waste Connections, Waste Connections of Nebraska,
             Inc., Affiliated Waste Services, L.L.C., Leroy's Sanitary
             Service, Inc., Elden's Sanitary Service, Inc., Dennis'
             Sanitary Service, Inc., LeRoy Hintz and Janice Hintz, Dennis
             J. Mrsny and Mary Mrsny, and Elden W. Mrsny and Doris
             Mrsny.......................................................
10.41***+    Asset Purchase Agreement, dated as of September 9, 1998, by and among Waste Connections, Madera Disposal Systems, Inc.
             and Charles B. Youngclaus...................................
10.42***+    Asset Purchase Agreement, dated as of September 21, 1998, by and among Waste Connections, Waste Connections of Utah,
             Inc., Country Garbage Service Inc., Jay Mecham, Karl
             Bankowski, and Robert Lopez.................................
10.43***+    Asset Purchase Agreement, dated as of September 18, 1998, by and among Waste Connections, Waste Connections of Nebraska,
             Inc., Gary D. Wolff and Elizabeth L. Wolff..................
10.44***+    Agreement and Plan of Merger, dated as of September 21,
             1998, by and among Waste Connections, WCI Acquisition
             Corporation, Evergreen Waste Systems Inc., Keith H.
             Alexander and Todd D. Alexander.............................
10.45***+    Asset Purchase Agreement, dated as of September 22, 1998, by and among Waste Connections, Curry Transfer & Recycling,
             Inc., Harrell's Septic, Ralph Hirt and Renate Hirt..........
10.46***+    Asset Purchase Agreement, dated as of September 25, 1998, by and among Waste Connections, Curry Transfer & Recycling,
             Inc., Westlane Disposal, Loren Parker and Roberta Parker....
10.47***+    Asset Purchase Agreement, dated as of October 15, 1998, by and among Waste Connections, Waste Connections of Idaho,
             Inc., R&N LLC, Rumsey Sanitation, Inc., NADL Sanitation
             Inc., Bradley D. Rumsey, Emil Nejdl, and Kathy K. Rumsey....

 EXHIBIT                                                                    PAGE
 NUMBER                        DESCRIPTION OF EXHIBITS                     NUMBER
 -------                       -----------------------                     ------
10.48***+    Purchase and Sale Agreement, dated as of October 15, 1998, by and between R&N LLC and Waste Connections of Idaho,
             Inc.........................................................
10.49***+    Agreement and Plan of Merger dated as of October 22, 1998, by and among Waste Connections, WCI Acquisition Corporation
             I, WCI Acquisition Corporation II, WCI Acquisition
             Corporation III, WCI Acquisition Corporation IV, Murrey's
             Disposal Company, Inc., American Disposal Company, Inc.,
             D.M. Disposal Co., Inc., Tacoma Recycling Company, Inc., the
             Murrey Trust UTA August 5, 1993, as amended, the Bonnie L.
             Murrey Revocable Trust UTA August 5, 1993, as amended,
             Donald J. Hawkins and Irmgard R. Wilcox.....................
10.50+       Purchase Agreement dated as of December 11, 1998, by and
             among Waste Connections, Butler County Landfill, Inc., Kobus
             Construction, Inc., Tom Kobus and Debbie Kobus..............
21.1++       Subsidiaries of the Registrant..............................
23.1         Consent of Shartsis, Friese & Ginsburg LLP (included in
             Exhibit 5.1)................................................
23.2         Consent of Ernst & Young LLP, Independent Auditors..........
23.3         Consent of Grant Thornton LLP, Independent Auditors.........
23.4         Consent of PricewaterhouseCoopers LLP, Independent
             Auditors....................................................
23.5++       Consent of Williams, Kastner & Gibbs PLLC...................
24.1         Power of Attorney (included in Part II of the Registration
             Statement under the caption "Signatures")...................


---------------
  * Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 333-48029.

 ** Incorporated by reference to the exhibits filed with the Registrant's
    Registration Statement on Form S-4, Registration No. 333-59199.

*** Incorporated by reference to the exhibits filed with the Registrant's
    Registration Statement on Form S-4, Registration No. 333-65615.

  # Incorporated by reference to the exhibit filed with the Registrant's Form
    8-K filed on June 15, 1998.

## Incorporated by reference to the exhibit filed with the Registrant's Form 8-K filed on June 22, 1998.

  - Incorporated by reference to the exhibit filed with the Registrant's Form 8-K filed on July 1, 1998.

 -- Incorporated by reference to the exhibit filed with the Registrant's Form
    8-K filed on August 11, 1998.


  + Filed without exhibits and schedules (to be provided supplementally on request of the Commission).


 ++ Previously filed.